UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant     ☒

Filed by a Party other than the Registrant     ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Nile Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

NILE THERAPEUTICS, INC.

63 Bovet Rd., Suite 421

San Mateo, California 94402

Telephone: (650) 918-7489

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON                         , 2013

To Our Stockholders:

You are cordially invited to attend a Special Meeting of Stockholders of Nile Therapeutics, Inc., a Delaware corporation (the “Company”). The Special Meeting will be held at             , on            , 2013, at            .m. (PDT), or at any adjournment or postponement thereof.

On July 8, 2013, the Company announced that it had entered into an Agreement and Plan of Merger and Reorganization with Capricor, Inc., a Delaware corporation (“Capricor”), pursuant to which a wholly-owned subsidiary of the Company will merge with and into Capricor and Capricor will remain as the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger”). Capricor is a company whose mission is to improve the treatment of heart disease by commercializing cardiac stem cell therapies for patients.

In order to facilitate the Merger, there are four matters scheduled for a vote at the Special Meeting. Stockholders are being asked:

•	to authorize the amendment of our certificate of incorporation to effect a combination (reverse split) of our common stock at a ratio not to exceed 1:100 (the “Reverse Stock Split”), and to reduce the total number of shares of common stock that we are authorized to issue from 100 million to 50 million and reduce the total number of shares of preferred stock that we are authorized to issue from 10 million to 5 million (the “Share Reduction”);

•	to authorize the amendment of our certificate of incorporation to change our name from “Nile Therapeutics, Inc.” to “Capricor Therapeutics, Inc.” (the “Name Change” and, together with the Reverse Stock Split and Share Reduction, the “Charter Amendment Proposals”);

•	to approve adjournments of the Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes to approve the Charter Amendment Proposals; and

•	to approve, on a nonbinding, advisory basis, the “golden parachute” compensation that may be paid or become payable to our named executive officers in connection with the consummation of the Merger.

Our Board of Directors has fixed the close of business on September      , 2013, as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting and at any adjournment or postponement thereof.

You may vote your shares at the Special Meeting only if you are present in person or represented by proxy. All stockholders are invited to attend the Special Meeting in person. Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy and return it in the enclosed envelope, as promptly as possible. If you attend the meeting, you may withdraw the proxy and vote in person. If you have any questions regarding the completion of the enclosed proxy or would like directions to the Special Meeting, please call (650) 918-7489.

By Order of the Board of Directors,

NILE THERAPEUTICS, INC.

/s/ Darlene Horton, M.D.

Darlene Horton, M.D.
President & Chief Executive Officer

San Mateo, California

               , 2013

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING	3

Why am I receiving these materials?	3
What am I voting on?	3
Who can vote at the Special Meeting?	4
How do I vote?	4
How many votes do I have?	5
What is a broker non-vote?	5
What are the Board’s recommendations?	5
What vote is required to approve each proposal?	6
Who is paying for this proxy solicitation?	6
What does it mean if I receive more than one proxy card?	6
Can I change my vote after submitting my proxy?	6
What is the quorum requirement?	7
How can I find out the results of the voting at the Special Meeting?	7

SUMMARY TERM SHEET	8

The Parties to the Merger	8
The Merger	9
Effect on Capital Stock	9
Effect on Equity Awards	9
Directors and Officers	9
The Merger Agreement	9
Recommendation of our Board of Directors	11
Interests of our Directors and Executive Officers in the Merger	11
Vote Required	12
Market Price and Dividend Data	12
Regulatory Matters	12
Appraisal Rights	12

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	13

RISK FACTORS	13

Risks Relating to the Merger	13

THE MERGER	29

General Description of the Merger	29
Merger Consideration	29
Background to the Merger	29
Recommendation of our Board of Directors	34
Interests of our Executive Officers and Directors in the Merger	35
Regulatory Matters	35
Appraisal Rights	35

THE MERGER AGREEMENT	36

The Merger	36
Closing; Effective Time	36
Certificate of Incorporation and Bylaws	36
Directors and Officers	36
Effect on Capital Stock	36

1

Effect on Equity Awards	37
Representations and Warranties	37
Covenants Relating to the Conduct of Our Business	38
No Solicitation of Alternative Transactions	40
Indemnification	42
Conditions to Completion of the Merger	42
Termination	43
Termination Fee	43

PROPOSAL NO. 1: APPROVAL OF AMENDMENT OF CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AND SHARE REDUCTION	44

PROPOSAL NO. 2: APPROVAL OF AMENDMENT OF CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY’S NAME	49

PROPOSAL NO. 3: APPROVAL OF ADJOURNMENT OF SPECIAL MEETING	50

PROPOSAL NO. 4: ADVISORY VOTE ON “GOLDEN PARACHUTE” COMPENSATION	51

CERTAIN INFORMATION REGARDING THE COMPANY	52

CERTAIN INFORMATION REGARDING CAPRICOR	92

OTHER MATTERS	123

WHERE YOU CAN FIND MORE INFORMATION	123

CERTAIN INFORMATION REGARDING THE COMPANY AND CAPRICOR	123

INDEX TO FINANCIAL STATEMENTS OF NILE THERAPEUTICS, INC.	F-1

INDEX TO FINANCIAL STATEMENTS OF CAPRICOR, INC.	F-39

Appendices

Appendix A: Agreement and Plan of Merger and Reorganization (as amended)

Appendix B: Form of Amendment of Certificate of Incorporation

2

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Nile Therapeutics, Inc., a Delaware corporation (the “Company,” “Nile,” “we,” “us,” or “our”), for use at the Special Meeting of Stockholders to be held on            , 2013, at         ..m. PDT (the “Special Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting. The Special Meeting will be held at                            . We intend to first mail this proxy statement and the enclosed proxy card on or about                 , 2013, to all stockholders entitled to notice of, and to vote at, the Special Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The proxy statement and the enclosed proxy card are available at http://www.nilethera.com/inv_sec.html

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement, as well as the enclosed proxy card, because our Board is soliciting your proxy to vote at the Special Meeting. You are invited to attend the Special Meeting to vote on the proposals described in this proxy statement. The Special Meeting will be held on                    , 2013 at        .m. (PDT) at            . However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We intend to mail this proxy statement and accompanying proxy card on or about             , 2013, to all stockholders entitled to notice of and to vote at the Special Meeting.

What am I voting on?

There are four matters scheduled for a vote at the Special Meeting. Stockholders are being asked:

1.	to authorize the amendment of our certificate of incorporation to effect a combination (reverse split) of our common stock at a ratio not to exceed 1:100 (the “Reverse Stock Split”), and to reduce the total number of shares of common stock that we are authorized to issue from 100 million to 50 million and reduce the total number of shares of preferred stock that we are authorized to issue from 10 million to 5 million (the “Share Reduction”);

2.	to authorize the amendment of our certificate of incorporation to change our name from “Nile Therapeutics, Inc.” to “Capricor Therapeutics, Inc.” (the “Name Change” and, together with the Reverse Stock Split and Share Reduction, the “Charter Amendment Proposals”);

3.	to approve adjournments of the Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes to approve the Charter Amendment Proposals; and

4.	to approve, on a nonbinding, advisory basis, the “golden parachute” compensation that may be paid or become payable to our named executive officers in connection with the consummation of the Merger.

Why am I being asked to approve these proposals?

On July 7, 2013, we entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Capricor, Inc., a Delaware corporation (“Capricor”), pursuant to which our wholly-owned subsidiary, Bovet Merger Corp. (“Merger Sub”), will merge with and into Capricor and Capricor will remain as the surviving corporation and our wholly-owned subsidiary (the “Merger”). As consideration for their shares of Capricor capital stock, we will issue to Capricor’s stockholders aggregate consideration consisting of a number of shares of our common stock (the “Merger Shares”) such that, immediately following the completion of the Merger, the Capricor stockholders will hold 90 percent of our issued and outstanding shares of common stock on a fully-diluted basis.

3

While our stockholders are not required to approve the Merger itself, stockholder approval of the Charter Amendment Proposals is required in order for us to consummate the Merger. In particular, the Reverse Stock Split is necessary because, under our certificate of incorporation, we do not currently have a sufficient number of authorized but unissued shares of common stock to allow us to issue the Merger Shares to Capricor’s stockholders upon consummation of the Merger. Our certificate of incorporation currently authorizes the issuance of 100 million shares of common stock. On July 5, 2013, the last business day immediately prior to the execution of the Merger Agreement, there were 43,062,231 shares of our common stock issued and outstanding, not including shares issuable upon exercise of outstanding options and warrants or upon conversion of outstanding convertible promissory notes. By combining our common stock at a ratio of up to 1:100, we will sufficiently reduce the number of outstanding shares of common stock, as well as the number of shares issuable upon exercise or conversion of derivative instruments, so as to allow us to issue the Merger Shares to Capricor’s stockholders in connection with the Merger.

Because we will be unable to consummate the Merger without stockholder approval of the Charter Amendment Proposals, stockholders are also being asked to approve a proposal granting us the flexibility to adjourn the Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes to approve the Charter Amendment Proposals.

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are required to hold a nonbinding, advisory vote on the “golden parachute” compensation that may be paid or become payable to our named executive officers in connection with the consummation of the Merger. The results of this vote will not be binding on us.

Who can vote at the Special Meeting?

Only stockholders of record at the close of business on September      , 2013, will be entitled to vote at the Special Meeting. On this record date, there were 43,520,563 shares of our common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on September        , 2013, your shares were registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on September      , 2013, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

How do I vote?

You may vote “For” or “Against” or “Abstain” from voting on each of the four proposals. The procedures for voting are as follows:

4

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Special Meeting, or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the Special Meeting, where a ballot will be made available to you.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank, if your broker or bank makes telephone or Internet voting available. To vote in person at the Special Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

You have one vote for each share of common stock you own as of the close of business on September      , 2013.

What is a broker non-vote?

Under the rules that govern brokers and banks who have record ownership of our shares of common stock that are held in street name for their clients who are the beneficial owners of the shares, brokers and banks have the discretion to vote such shares on routine matters. For non-routine matters, brokers and banks do not have such discretion, resulting in a broker non-vote.

What are the Board’s recommendations?

The Board’s recommendations are set forth after the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

•	FOR the Reverse Stock Split and Share Reduction (see Proposal No. 1 on page 44).

•	FOR the Name Change (see Proposal No. 2 on page 49).

•	FOR the approval of adjournments of the Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes to approve the Charter Amendment Proposals (see Proposal No. 3 on page 50).

•	FOR the approval, on a nonbinding, advisory basis, of the “golden parachute” compensation that may be paid or become payable to our named executive officers in connection with the consummation of the Merger (see Proposal No. 4 on page 51).

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted in accordance with the recommendations of the Board.

In considering the Board’s recommendations, you should be aware that some of our directors and officers have interests in the Merger that are different from, or in addition to, those of our stockholders generally. See the section of this proxy statement entitled “Summary Term Sheet—Interests of our Executive Officers and Directors in the Merger” beginning on page 11.

5

What vote is required to approve each proposal?

•	Proposal No. 1. Stockholder approval of the proposal to authorize the amendment of our certificate of incorporation to effect the Reverse Stock Split and Share Reduction requires the affirmative vote of a majority of our outstanding shares of common stock as of the record date. You may vote either “FOR” or “AGAINST” the proposed amendment, or you may “ABSTAIN.” Abstentions and broker non-votes will have the same effect as “AGAINST” votes.

•	Proposal No. 2 Stockholder approval of the proposal to authorize the amendment of our certificate of incorporation to effect the Name Change requires the affirmative vote of a majority of our outstanding shares of common stock as of the record date. You may vote either “FOR” or “AGAINST” the proposed amendment, or you may “ABSTAIN.” Abstentions and broker non-votes will have the same effect as “AGAINST” votes.

•	Proposal No. 3. Stockholder approval of the proposal to authorize adjournments of the Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes to approve the Charter Amendment Proposals requires the number of votes cast in favor of the proposal to exceed the number of votes cast against the proposal. You may vote either “FOR” or “AGAINST” the proposal, or you may “ABSTAIN.” Abstentions and broker non-votes will have no effect on the outcome of the vote.

•	Proposal No. 4. Stockholder approval of the proposal to approve, on a nonbinding, advisory basis, the “golden parachute” compensation that may be paid or become payable to our named executive officers in connection with the consummation of the Merger requires the number of votes cast in favor of the proposal to exceed the number of votes cast against the proposal. You may vote either “FOR” or “AGAINST” the proposal, or you may “ABSTAIN.” Abstentions and broker non-votes will have no effect on the outcome of the vote.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to the following address: Corporate Secretary, Nile Therapeutics, Inc., c/o Fredrikson & Byron, P.A. at 200 South Sixth Street, Suite 4000, Minneapolis, MN 55402.

6

•	You may attend the meeting and vote in person. Simply attending the Special Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of at least a majority of the outstanding shares of common stock are present at the meeting in person or by proxy. On the record date, there were 43,520,563 shares of common stock outstanding and entitled to vote. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairman of the meeting or a majority of the votes present may adjourn the meeting to another date.

How can I find out the results of the voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. Final voting results will be disclosed in a Current Report on Form 8-K within four business days of the Special Meeting.

7

SUMMARY TERM SHEET

This summary term sheet highlights the most material terms of the proposed merger, or the Merger. While this summary term sheet describes the principal terms of the Merger, this summary term sheet may not contain all of the information that is important to you. To understand the Merger fully and for a more complete description of the legal terms of the Merger, you should carefully read this entire proxy statement and the documents to which we have referred you. In particular, you should read the appendices to this proxy statement, including the Agreement and Plan of Merger and Reorganization, dated as of July 7, 2013,as amended, by and among Nile, Merger Sub, and Capricor, or the Merger Agreement, which is attached as Appendix A to this proxy statement. We have included page references in parentheses to direct you to a more complete description of the topics presented in this summary term sheet. See the section of this proxy statement entitled “Where You Can Find More Information” beginning on page 123.

The Parties to the Merger

Nile Therapeutics, Inc.

63 Bovet Rd., Suite 421

San Mateo, California 94402

Telephone: (650) 918-7489

We were originally incorporated under Delaware law in August 2005 under the name Nile Pharmaceuticals, Inc. and we changed our name to Nile Therapeutics, Inc. in January 2007. On September 17, 2007, we were acquired by SMI Products, Inc., or SMI, which was then a public shell company, in a reverse merger transaction whereby a wholly-owned subsidiary of SMI merged with and into Nile Therapeutics, Inc., with Nile Therapeutics, Inc. remaining as the surviving corporation and a wholly-owned subsidiary of SMI. In accordance with the terms of this transaction, the stockholders of Nile Therapeutics, Inc. exchanged all of their shares of Nile Therapeutics, Inc. common stock for shares of SMI common stock, which, immediately following the transaction, represented approximately 95 percent of the issued and outstanding common stock of SMI. Upon completion of the merger, the sole officer and director of SMI resigned and was replaced by the officers and directors of Nile Therapeutics, Inc.. Additionally, following the merger, Nile Therapeutics, Inc., or Old Nile, was merged into SMI, and SMI changed its name to Nile Therapeutics, Inc., or Nile, and adopted the business plan of Old Nile. We develop innovative products for the treatment of cardiovascular diseases. Our common stock trades on the OTC Markets under the symbol “NLTX.” Additional information regarding Nile is contained in our filings with the Securities and Exchange Commission, or the SEC. See the section of this proxy statement entitled “Where You Can Find More Information” beginning on page 123.

Bovet Merger Corp.

c/o Nile Therapeutics, Inc.

63 Bovet Rd., Suite 421

San Mateo, California 94402

Telephone: (650) 918-7489

Bovet Merger Corp., or Merger Sub, is a Delaware corporation and a wholly-owned subsidiary of Nile. Merger Sub exists solely to facilitate the Merger and has not engaged in any operations other than in connection with its formation and the negotiation and execution of the Merger Agreement.

Capricor, Inc.

8840 Wilshire Boulevard, 2nd Floor

Beverly Hills, California 90211

Telephone: (310) 358-3200

Capricor, Inc., or Capricor, is a company whose mission is to improve the treatment of heart disease by commercializing cardiac stem cell therapies for patients.

8

The Merger (See Page 29)

This proxy statement relates to the transactions contemplated by an Agreement and Plan of Merger and Reorganization, dated as of July 7, 2013, among Nile, Merger Sub, and Capricor, as amended on September 27, 2013. We have attached a copy of this agreement (as amended), which we refer to as the Merger Agreement, as Appendix A to this proxy statement. We encourage you to read the Merger Agreement in its entirety. Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into Capricor and Capricor will remain as the surviving corporation and our wholly-owned subsidiary.

Effect on Capital Stock (See Page 36)

The Merger will have no effect on the shares of our common stock that are currently issued and outstanding. If the Merger is completed, as consideration for their shares of Capricor capital stock, we will issue to Capricor’s stockholders aggregate consideration consisting of a number of shares of our common stock, which we refer to as the Merger Shares, such that, immediately following the completion of the merger, the Capricor stockholders will hold 90 percent of our issued and outstanding shares of common stock on a fully-diluted basis.

Effect on Equity Awards (See Page 37)

The Merger will have no effect on the options and warrants to purchase shares of our common stock that are currently outstanding. If the Merger is completed, we will assume all outstanding options to purchase shares of Capricor’s common stock, which options will be converted into options to purchase shares of our common stock. All outstanding warrants to purchase shares of Capricor’s common stock will automatically be terminated upon completion of the Merger in accordance with their terms.

Directors and Officers (See Page 36)

As of the effective time of the Merger, Nile’s current directors and officers will resign from their respective positions. At the effective time of the Merger, Nile’s board of directors, or the Board, will be reconstituted to consist of nine directors, seven of whom shall be designated by Capricor and two of whom shall be designated by Nile and Capricor by mutual consent. It is expected that the reconstituted board of directors will appoint Capricor’s current executive officers to serve as executive officers of Nile.

The Merger Agreement (See Page 36)

Conditions to the Merger

The obligations of each of Nile and Merger Sub, on the one hand, and Capricor, on the other hand, to complete the Merger depend on the satisfaction or waiver, on or prior to the effective time of the Merger, of a number of conditions, including:

•	our receipt of the required stockholder votes to amend our certificate of incorporation to: (i) effect a combination (reverse split) of our common stock at a ratio not to exceed 1:100, or the Reverse Split, and reduce the total number of authorized shares of common stock and preferred stock of the Company, or the Share Reduction, and (ii) change our name from “Nile Therapeutics, Inc.” to “Capricor Therapeutics, Inc.”, or the Name Change;

•	Capricor’s receipt of the required stockholder votes to adopt the Merger Agreement and approve the Merger;

•	there being no restraining orders, injunctions or other orders preventing completion of the Merger, and there being no law enacted or deemed applicable to the Merger that makes consummation of the Merger illegal;

9

•	for each party, specified levels of compliance by the other with its representations, warranties and obligations under the Merger Agreement; and

•	for each party, the other party shall not have suffered a material adverse effect (as defined in the Merger Agreement), and no event shall have occurred or circumstance exist that, in combination with any other events or circumstances, could reasonably be expected to have such a material adverse effect.

The obligation of Capricor to complete the Merger is subject to the following additional conditions:

•	our delivery to Capricor of a written strategic plan, in form and substance satisfactory to Capricor, regarding the movement of cenderitide forward for a Phase IB and Phase II program that includes, among other things, clinical and scientific development plans and budgets, all with appropriate timelines;

•	our entry into amendments to our license agreements for cenderitide and CU-NP with the Mayo Foundation for Medical Education and Research, or the Mayo Foundation, in form and substance satisfactory to Capricor, and our terminating certain agreements and receiving full releases from certain parties; and

•	our outstanding payables to employees and third parties shall not exceed $100,000.

Termination

Regardless of whether our stockholders have voted to amend our certificate of incorporation to effect the Reverse Stock Split, Share Reduction and Name Change, which we refer to as the Charter Amendment Proposals, the Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the effective time of the Merger:

•	by mutual written consent of Capricor and us;

•	by either Capricor or us, if the Merger has not occurred on or before November 15, 2013, for any reason other than delay, nonperformance or breach of the Merger Agreement, or any other agreement contemplated by the Merger Agreement, by the party seeking such termination;

•	by Capricor, under circumstances that involve any of the following:

o	our uncured, or an incurable, breach of any of our representations, warranties, covenants or agreements contained in the Merger Agreement, or any representation or warranty becoming untrue after the date of the signing of the Merger Agreement, which would result in the conditions to Capricor’s obligation to complete the Merger not being satisfied; or

o	our violation or breach of our obligations under the nonsolicitation provisions of the Merger Agreement;

•	by us, under circumstances that involve any of the following:

o	Capricor’s uncured, or an incurable, breach of any of its representations, warranties, covenants or agreements in the Merger Agreement, or any representation or warranty becoming untrue after the date of the signing of the Merger Agreement, which would result in the conditions to our obligation to complete the Merger not being satisfied; or

o	our Board’s determination to enter into a definitive acquisition agreement providing for a superior proposal in compliance with our nonsolicitation obligations, and we concurrently enter into a definitive agreement for such superior proposal and pay to Capricor of the $350,000 termination fee.

Termination Fee

The Merger Agreement provides that we will be required to pay Capricor a termination fee of $350,000 under circumstances that involve any of the following:

10

•	Capricor terminates the Merger Agreement for either of the following reasons, and we enter into an agreement with respect to, or consummate within 18 months after termination, any competing “acquisition transaction” (as defined in the Merger Agreement) in connection with an “acquisition proposal” (as defined in the Merger Agreement) received by our Board prior to such termination: (i) because of our uncured, or an incurable, breach of any of our representations, warranties, covenants or agreements in the Merger Agreement, which would result in the conditions to Capricor’s obligation to complete the Merger not being satisfied; or (ii) because the Merger has not occurred on or before November 15, 2013, for any reason other than the delay, nonperformance or breach of the Merger Agreement, or any other agreement contemplated by the Merger Agreement, by Capricor;

•	Capricor terminates the Merger Agreement as a result of our violation or breach of our obligations under the nonsolicitation provisions of the Merger Agreement; or

•	we terminate the Merger Agreement in connection with accepting a superior proposal (as defined in the Merger Agreement).

No Solicitation of Alternative Transactions

The Merger Agreement contains restrictions on our ability to solicit or engage in discussions or negotiations with a third party with respect to a competing acquisition transaction. Notwithstanding these restrictions, the Merger Agreement provides that if, under specified circumstances and if prior to the consummation of the Merger, we receive an unsolicited acquisition proposal from a third party that is or is reasonably likely to result in a superior proposal (as defined in the Merger Agreement), we may, if our Board determines in good faith (after taking into account the advice of outside legal counsel) that the failure to take such action would constitute a breach of the Board’s fiduciary duties to our stockholders, and if we provide Capricor with at least two business days’ advance notice, furnish nonpublic information to that third party and engage in negotiations with that third party.

Recommendation of our Board of Directors (See Page 34)

After careful consideration of the factors described in the section of this proxy statement entitled “The Merger—Recommendation of our Board of Directors” beginning on page 34, our Board unanimously:

•	determined that the Merger is advisable and fair to, and in the best interests of, Nile and its stockholders;

•	authorized and approved the Merger Agreement and the other transactions contemplated by the Merger Agreement; and

•	recommends that our stockholders approve the Charter Amendment Proposals in order to facilitate the Merger.

Our Board also recommends that our stockholders: (i) vote “FOR” the approval of adjournments of the Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes to approve the Charter Amendment Proposals; and (ii) vote “FOR” the approval, on a nonbinding, advisory basis, of the “golden parachute” compensation that may be paid or become payable to our named executive officers in connection with the consummation of the Merger.

Interests of our Executive Officers and Directors in the Merger (See Page 35)

When considering the recommendation by our Board to vote in favor of the Charter Amendment Proposals in order to facilitate the Merger, you should be aware that our executive officers and directors have interests in the Merger that are different from yours, including, among others:

•	Darlene Horton, M.D., our President and Chief Executive Officer and a member of our Board, will be entitled to receive, immediately prior to the effective time of the Merger, a number of shares of our common stock equal to 5% of the shares of common stock then outstanding on a fully-diluted basis; and

11

•	Daron Evans, our Chief Financial Officer, will be entitled to receive, immediately prior to the effective time of the Merger, a number of shares of our common stock equal to 4.5% of the shares of common stock then outstanding on a fully-diluted basis.

Vote Required (See Page 48)

While our stockholders are not required to approve the Merger itself, stockholder approval of the Charter Amendment Proposals is required in order for us to consummate the Merger. In particular, the Reverse Stock Split is necessary because, under our certificate of incorporation, we do not currently have a sufficient number of authorized but unissued shares of common stock to allow us to issue the Merger Shares to Capricor’s stockholders. The affirmative vote of holders of a majority of our outstanding common stock is required to approve the Charter Amendment Proposals.

Market Price and Dividend Data (See Page 62)

Prior to May 12, 2011, our common stock traded on the NASDAQ Capital Market under the symbol “NLTX.” Since May 12, 2011, our common stock has traded on the OTC Markets under the symbol “NLTX.” On July 5, 2013, the last full trading day prior to the public announcement of the proposed Merger, our common stock closed at a price of $0.06. On , 2013 the last practicable trading day prior to the printing of this proxy statement, our common stock closed at a price of $ . To date, we have not paid any dividends on our common stock.

Regulatory Matters (See Page 35)

We are not aware of any federal, state or local regulatory requirements that must be complied with or approvals that must be obtained prior to consummation of the Merger pursuant to the Merger Agreement, other than compliance with applicable federal and state securities laws and the filing of a certificate of merger with the Secretary of State of the State of Delaware in accordance with the General Corporation Law of the State of Delaware after all conditions to the completion of the Merger have been satisfied.

Appraisal Rights (See Page 35)

Under the General Corporation Law of the State of Delaware, because the approval of our stockholders is not required in order for us to consummate the Merger, our stockholders are not entitled to appraisal rights in connection with the Merger.

12

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement and the documents to which we refer you in this proxy statement contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are based upon current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this proxy statement include statements concerning the proposed Merger. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. For example, if we do not receive the required stockholder approvals or fail to satisfy other conditions to closing, the Merger will not be consummated. All forward-looking statements included in this proxy statement are based on information available to us on the date hereof. We undertake no obligation (and expressly disclaim any such obligation) to update forward-looking statements made in this proxy statement to reflect events or circumstances after the date of this proxy statement or to update reasons why actual results could differ from those anticipated in such forward-looking statements.

RISK FACTORS

You should carefully consider the following risk factors and the other information contained elsewhere in this proxy statement before making a decision regarding approval of the four matters scheduled for a vote at the Special Meeting.

Risks Relating to the Merger

The ratio by which the shares of Capricor capital stock are exchanged for shares of Nile common stock is not adjustable based on the market price of Nile common stock and if the market price of Nile common stock fluctuates, the market value of the shares of Nile common stock to be received by the Capricor stockholders in connection with the Merger is subject to change prior to the completion of the Merger.

The aggregate percentage of shares of Nile common stock to be issued to Capricor stockholders will represent 90% of the outstanding shares of common stock of Nile calculated on a fully diluted basis as of immediately following the completion of the Merger. The Exchange Ratio, as such ratio is calculated pursuant to the formula set forth in the Merger Agreement, is based on the number of shares of Nile common stock and Capricor capital stock outstanding, in each case calculated on a fully diluted basis as of immediately prior to the completion of the Merger, and as a result will not be determined until that time.

No adjustments to the exchange ratio will be made based on changes in the trading price of Nile common stock or the value of Capricor capital stock prior to the completion of the Merger. Changes in the trading price of Nile common stock or the value of Capricor capital stock may result from a variety of factors, including, among others, general market and economic conditions, changes in Nile’s or Capricor’s respective businesses, operations, and prospects, market assessment of the likelihood that the Merger will be completed as anticipated or at all, and regulatory considerations. Many of these factors are beyond Nile’s or Capricor’s control. As a result, the value of the shares of Nile common stock issued to Capricor stockholders in connection with the Merger could be substantially less or substantially more than the current market value of Nile’s common stock.

The announcement and pendency of the Merger could have an adverse effect on Nile’s stock price and/or the business, financial condition, results of operations, or business prospects for Nile and/or Capricor.

The announcement and pendency of the Merger could disrupt Nile’s and/or Capricor’s businesses. For example, Nile and Capricor management may need to focus additional attention on the completion of the Merger and related matters, thereby diverting their attention from the day-to-day business operations of their respective companies. Should these disruptions occur, any of these matters could adversely affect the stock price of Nile or harm the financial condition, results of operations, or business prospects of Nile, Capricor, and/or Capricor Therapeutics.

13

Some of the directors and executive officers of Nile and Capricor have interests in the Merger that are different from, or in addition to, those of the other Nile and Capricor stockholders.

When considering the recommendation by the Nile Board that the Nile stockholders approve the proposed amendments to the Company’s certificate of incorporation, which is a condition to the completion of the Merger, the Nile stockholders should be aware that certain of the directors and executive officers of Nile and Capricor have arrangements that provide them with interests in the Merger that are different from, or in addition to, those of the stockholders of Nile and Capricor.

In accordance with the terms of their respective employment agreements, the employment of Darlene Horton, M.D., our current President and Chief Executive Officer, and Daron Evans, our current Chief Financial Officer, will terminate immediately prior to the consummation of the Merger and they will each be entitled to stock issuances of 5% and 4.5%, respectively, of the common stock of Nile on a fully diluted basis prior to the Merger.

During the period from September 2009 until October 2012, Frank Litvack, M.D., Capricor’s Executive Chairman, served as a director of Nile and received grants of stock options, all of which have since expired. Additionally, Dr. Litvack is a non-managing member of Calmedica LLC, the general partner of Calmedica L.P., which owns 200,000 shares of Nile common stock and 200,000 Nile warrants, and Dr. Litvack is also a limited partner of Calmedica L.P.

Capricor’s director, David Musket, has a financial interest in ProMed Partners LP. ProMed owns 19,500 publicly traded Nile warrants that were acquired as part of a unit offering of Nile in April 2010.

The following current directors of Capricor will serve as directors on the Board of Capricor Therapeutics, Inc. (“Capricor Therapeutics”) following the completion of the Merger: Dr. Frank Litvack, Louis Manzo, Louis Grasmick, David Musket, George Dunbar, Earl Collier, Jr., and Linda Marbán, Ph.D. Joshua Kazam and Gregory Schafer, who are both current directors of Nile, will also serve as directors on the Board of Capricor Therapeutics following completion of the Merger. Likewise, certain officers of Capricor will continue to serve as executive officers of Capricor Therapeutics following the completion of the Merger.

The directors and executive officers of Nile and Capricor also have certain rights to indemnification and to directors’ and officers’ liability insurance that will be provided by Capricor Therapeutics following the completion of the Merger.

Our Board was aware of these potential interests and considered them in making their respective recommendations to approve the Charter Amendment Proposals.

During the pendency of the Merger, we may not be able to enter into a business combination with a third party, even if on better terms than the proposed Merger with Capricor, because of restrictions in the Merger Agreement.

The Merger Agreement restricts our ability to make acquisitions of or be acquired by another company. While the Merger Agreement is in effect, subject to limited exceptions, we are prohibited from soliciting, initiating, encouraging or taking actions designed to facilitate any inquiries or the making of any proposal or offer that could lead to us entering into certain extraordinary transactions with a third party, such as a sale of our company or other business combination transaction, even if such transactions would be beneficial to our stockholders.

We do not have the necessary resources to develop our product candidates. Our ability to increase stockholder value is dependent on our ability to successfully complete a strategic transaction or transactions for the sale of our company or the sale of the rights to our product candidates, which we may be unable to complete.

We have been developing cenderitide, our lead product candidate, for the treatment of patients for up to 90 days following hospital admission for acutely decompensated heart failure, or ADHF. In October 2011, we completed a Phase I clinical trial in collaboration with Medtronic, Inc. We believe the next step in the development of cenderitide is a Phase II clinical trial to test the safety and tolerability of cenderitide when administered to patients for up to 90 days following admission for ADHF. However, we do not have the capital resources necessary to initiate or complete this clinical trial and have been unsuccessful in raising such capital in either a financing or collaboration or other strategic transaction. We believe the proposed Merger with Capricor represents our only alternative to continue the development of cenderitide and to otherwise preserve our ability to increase stockholder value. If we are unable to complete the Merger, we would likely lose our rights to our product candidates and be forced to liquidate our business, in which case our common stockholders will lose their entire investment.

14

Risks Relating to Capricor Therapeutics if the Merger Is Completed

The failure to integrate successfully the businesses of Nile and Capricor in the expected timeframe could adversely affect Capricor Therapeutics’ future results following the completion of the Merger.

The success of the Merger will depend, in large part, on the ability of Capricor Therapeutics following the completion of the Merger to realize the anticipated benefits from combining the businesses of Nile and Capricor. The continued operation of the two companies will be complex.

The failure to integrate successfully and to manage successfully the challenges presented by the integration process may result in the combined company’s failure to achieve some or all of the anticipated benefits of the Merger.

Potential difficulties that may be encountered in the integration process include the following:

•	using the combined company’s cash and other assets efficiently to develop the business of Capricor Therapeutics;

•	appropriately managing the liabilities of Capricor Therapeutics;

•	potential unknown or currently unquantifiable liabilities associated with the Merger and the operations of the combined company;

•	potential unknown and unforeseen expenses, delays or regulatory conditions associated with the Merger; and

•	performance shortfalls at one or both of the companies as a result of the diversion of management’s attention caused by completing the Merger and integrating the companies’ operations.

The Merger will result in changes to the Nile Board of Directors that may affect the combined company’s operations.

If the parties complete the Merger, the composition of the Nile Board will change in accordance with the Merger Agreement. Following the completion of the Merger, Nile’s Board will consist of nine members, including two of the current directors of Nile and seven of the current directors of Capricor. This new composition of the Board may affect the business strategy and operating decisions of the combined company upon completion of the Merger.

Ownership of Nile’s common stock may be highly concentrated, and it may prevent you and other stockholders from influencing significant corporate decisions and may result in conflicts of interest that could cause Capricor Therapeutics’ stock price to decline.

Upon completion of the Merger, Capricor’s executive officers and directors continuing with Capricor Therapeutics, together with their respective affiliates, are expected to beneficially own or control a significant portion of Nile. Accordingly, these executive officers, directors and their affiliates, acting individually or as a group, will have substantial influence over the outcome of a corporate action of Capricor Therapeutics requiring stockholder approval, including the election of directors, any merger, consolidation or sale of all or substantially all of Capricor Therapeutics’ assets or any other significant corporate transaction. These stockholders may also exert influence in delaying or preventing a change in control of Capricor Therapeutics, even if such change in control would benefit the other stockholders of Capricor Therapeutics. In addition, the significant concentration of stock ownership may adversely affect the market value of Capricor Therapeutics’ common stock due to investors’ perception that conflicts of interest may exist or arise.

15

If Capricor Therapeutics is unable to retain and recruit qualified scientists and advisors, or if any of its key executives, key employees or key consultants discontinues his or her employment or consulting relationship with Capricor Therapeutics, it may delay Capricor Therapeutics’ development efforts or otherwise harm its business.

The loss of any of Capricor’s key employees or key consultants could impede the achievement of Capricor Therapeutics’ research and development objectives. Furthermore, recruiting and retaining qualified scientific personnel to perform research and development work in the future is critical to Capricor Therapeutics’ success. Capricor Therapeutics may be unable to attract and retain personnel on acceptable terms given the competition among biotechnology, biopharmaceutical, and health care companies, universities, and non-profit research institutions for experienced scientists. Certain of Capricor Therapeutics’ officers, directors, scientific advisors, and/or consultants or certain of the officers, directors, scientific advisors, and/or consultants hereafter appointed may from time to time serve as officers, directors, scientific advisors, and/or consultants of other biopharmaceutical or biotechnology companies. Capricor Therapeutics may not maintain “key man” insurance policies on any of its officers or employees. All of Capricor Therapeutics’ employees will be employed “at will” and, therefore, each employee may leave the employment of Capricor Therapeutics at any time. If Capricor Therapeutics is unable to retain Capricor’s existing employees, including qualified scientific personnel, and attract additional qualified candidates, Capricor Therapeutics’ business and results of operations could be adversely affected.

The success of Capricor Therapeutics will depend in part on relationships with third parties, which relationships may be affected by third-party preferences or public attitudes about the Merger. Any adverse changes in these relationships could adversely affect Capricor Therapeutics’ business, financial condition, or results of operations.

Capricor Therapeutics’ success will be dependent on its ability to maintain and renew the business relationships of both Nile and Capricor and to establish new business relationships. There can be no assurance that the management of Capricor Therapeutics will be able to maintain such business relationships, or enter into or maintain new business contracts and other business relationships, on acceptable terms, if at all. The failure to maintain important business relationships could have a material adverse effect on the business, financial condition, or results of operations of Capricor Therapeutics.

Capricor Therapeutics’ ability to utilize Nile’s net operating loss and tax credit carryforwards in the future is subject to substantial limitations and may be further limited as a result of the Merger.

Federal and state income tax laws impose restrictions on the utilization of net operating loss, or NOL, and tax credit carryforwards in the event that an “ownership change” occurs for tax purposes, as defined by Section 382 of the Code. In general, an ownership change occurs when shareholders owning 5% or more of a “loss corporation” (a corporation entitled to use NOL or other loss carryforwards) have increased their aggregate ownership of stock in such corporation by more than 50 percentage points during any three-year period. If an “ownership change” occurs, Section 382 of the Code imposes an annual limitation on the amount of post-ownership change taxable income that may be offset with pre-ownership change NOLs of the loss corporation experiencing the ownership change. The annual limitation is calculated by multiplying the loss corporation’s value immediately before the ownership change by the greater of the long-term tax-exempt rate determined by the IRS in the month of the ownership change or the two preceding months. This annual limitation may be adjusted to reflect any unused annual limitation for prior years and certain recognized built-in gains and losses for the year. Section 383 of the Code also imposes a limitation on the amount of tax liability in any post-ownership change year that can be reduced by the loss corporation’s pre-ownership change tax credit carryforwards.

It is expected that the Merger will result in another “ownership change” of Nile. Accordingly, Capricor Therapeutics’ ability to utilize Nile’s NOL and tax credit carryforwards may be substantially limited. These limitations could, in turn, result in increased future tax payments for Capricor Therapeutics, which could have a material adverse effect on the business, financial condition, or results of operations of Capricor Therapeutics.

16

The price of Nile common stock after the Merger is completed may be affected by factors different from those currently affecting the shares of Nile.

Upon completion of the Merger, holders of Capricor capital stock will become holders of Nile common stock. The business of Nile differs significantly from the business of Capricor and, accordingly, the results of operations of the combined company and the trading price of Nile common stock following the completion of the Merger may be significantly affected by factors different from those currently affecting the independent results of operations of Nile because the combined company will be conducting costly drug development activities not undertaken by Nile prior to the completion of the Merger.

Because Capricor Therapeutics’ common stock will be primarily traded on the OTC Pink tier of the OTC Markets, the volume of shares traded and the prices at which such shares trade may result in lower prices than might otherwise exist if its common stock was traded on a national securities exchange.

Trading of Nile’s common stock on the NASDAQ Capital Market was suspended in May 2011 and trading in Nile’s common stock has since been conducted on the OTC Markets, an automated quotation system. Trading in Nile’s common stock was moved to the lower OTC Pink tier of the OTC markets. Capricor Therapeutics’ shares after the Merger will similarly be traded on the OTC Pink tier of the OTC Markets. Stock traded on the OTC Pink tier of the OTC Markets is often less liquid than stock traded on national securities exchanges, not only in terms of the number of shares that can be bought and sold at a given price, but also in terms of delays in the timing of transactions and reduced coverage of Capricor Therapeutics by security analysts and media. This may result in lower prices for Capricor Therapeutics’ common stock than might otherwise be obtained if the common stock were traded on a national securities exchange, and could also result in a larger spread between the bid and asked prices for Capricor Therapeutics’ common stock. There is no guarantee that Capricor Therapeutics will be able to re-list its common stock on the NASDAQ Capital Market or any other market after the Merger, if at all.

Capricor Therapeutics’ management will be required to devote substantial time to comply with public company regulations.

As a public company, Capricor Therapeutics will incur significant legal, accounting and other expenses that Capricor did not incur as a private company. The Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley, as well as rules implemented by the SEC and any market on which Capricor Therapeutics’ shares may be listed in the future, impose various requirements on public companies, including those related to corporate governance practices. Capricor Therapeutics’ management and other personnel will need to devote a substantial amount of time to these requirements. Most members of Capricor’s management, which will substantially continue as the management of Capricor Therapeutics, do not have experience in addressing these requirements. Moreover, these rules and regulations will increase Capricor Therapeutics’ legal and financial compliance costs relative to those of Capricor and will make some activities more time consuming and costly.

Material weaknesses may exist when Capricor Therapeutics reports on the effectiveness of its internal control over financial reporting for purposes of its reporting requirements.

Capricor has not been subject to Sarbanes-Oxley. Therefore, Capricor’s management and independent registered public accounting firm did not perform an evaluation of Capricor’s internal control over financial reporting as of December 31, 2012 in accordance with the provisions of Sarbanes-Oxley. Material weaknesses may exist when Capricor Therapeutics reports on the effectiveness of its internal control over financial reporting for purposes of its reporting requirements under the Exchange Act. The existence of one or more material weaknesses would preclude a conclusion that Capricor Therapeutics maintains effective internal control over financial reporting. Such a conclusion would be required to be disclosed in Capricor Therapeutics’ future Annual Reports on Form 10-K and could impact the accuracy and timing of its financial reporting and the reliability of its internal control over financial reporting, which could harm Capricor Therapeutics’ reputation and cause the market price of its common stock to drop.

17

Nile and Capricor do not expect Capricor Therapeutics to pay cash dividends.

Nile and Capricor anticipate that Capricor Therapeutics will retain its earnings, if any, for future growth and therefore does not anticipate paying cash dividends in the future. Investors seeking cash dividends should not invest in Capricor Therapeutics’ common stock for that purpose.

Because the lack of a public market for Capricor’s capital stock makes it difficult to evaluate the fairness of the Merger, Capricor’s stockholders may receive consideration in the Merger that is greater than or less than the fair market value of Capricor’s capital stock.

The outstanding capital stock of Capricor is privately held and is not traded in any public market. The lack of a public market makes it difficult to determine the fair market value of Capricor. Since the percentage of Nile common stock to be issued to Capricor’s stockholders was determined based on negotiations between the parties, it is possible that the value of the Nile common stock to be issued in connection with the Merger will be greater than the fair market value of Capricor. Alternatively, it is possible that the value of the shares of Nile common stock to be issued in connection with the Merger will be less than the fair market value of Capricor.

Risks Relating to Capricor and its Business

Capricor’s technology is not yet proven, and Capricor is still in an early stage of its product development.

Each of Capricor’s product candidates, CAP-1001, CAP-1002 and cardiospheres, is in an early stage of development and requires extensive clinical testing before it will be approved by the U.S. Food and Drug Administration, or FDA, or another regulatory authority in a jurisdiction outside the United States. The effectiveness of Capricor’s technology has not been definitively proven in completed human clinical trials or preclinical studies. Capricor’s failure to establish the efficacy of its technology would have a material adverse effect on Capricor. Capricor cannot predict with any certainty the results of such clinical testing, including the results of its planned Phase I/II ALLSTAR clinical trial. Capricor cannot predict with any certainty if, or when, it might commence Phase II of such clinical trial or whether such trials will yield sufficient data to permit Capricor to proceed with additional clinical development and ultimately submit an application for regulatory approval of its product candidates in the United States or abroad, or whether such applications will be accepted by the appropriate regulatory agencies.

Capricor’s products will require substantial time and resources in order to be developed, and there is no guarantee that Capricor will develop them successfully.

Capricor has not completed the development of any products and may not have products to sell commercially for many years, if at all. Its potential products will require substantial additional research and development time and expense, as well as extensive clinical trials and perhaps additional preclinical testing, prior to commercialization, which may never occur. There can be no assurance that products will be developed successfully, perform in the manner anticipated, or be commercially viable.

Capricor has a limited operating history, and has experienced losses.

Capricor has a limited operating history and it expects a number of factors to cause its operating results to fluctuate on a quarterly and annual basis, which may make it difficult to predict its future performance. Capricor’s operations to date have been primarily limited to organizing and staffing its company, developing its technology, and undertaking preclinical studies and clinical trials of its product candidates. Capricor has not yet obtained regulatory approvals for any of its product candidates. Consequently, any predictions made about Capricor’s future success or viability may not be as accurate as they could be if it had a longer operating history. Specifically, Capricor’s financial condition and operating results have varied significantly in the past and will continue to fluctuate from quarter-to-quarter and year-to-year in the future due to a variety of factors, many of which are beyond its control. Capricor has a history of net losses, expects to continue to incur substantial and increasing net losses for the foreseeable future, and may never achieve or maintain profitability.

18

Capricor’s performance will likely fluctuate significantly in the future.

Factors relating to Capricor’s business that may contribute to these fluctuations include the following factors, as well as other factors described elsewhere in these Risk Factors:

•	the need for substantial additional capital to fund Capricor’s development programs;
•	delays in the commencement, enrollment and timing of clinical testing;
•	the success of Capricor’s clinical trials through all phases of clinical development;
•	the success of Capricor’s ALLSTAR clinical trial and other trials for other product candidates or future product candidates;
•	any delays in regulatory review and approval of Capricor’s product candidates in clinical development;
•	Capricor’s ability to receive regulatory approval or commercialize its product candidates within and outside the United States;
•	potential side effects of Capricor’s current or future products and product candidates that could delay or prevent commercialization;
•	Capricor’s ability to establish an effective sales and marketing infrastructure once its products are commercialized;
•	competition from existing products or new products that may emerge;
•	the impact of competition in the market in which Capricor competes on the commercialization of its product candidates;
•	guidelines and recommendations of therapies published by various organizations;
•	the ability of patients to obtain coverage of or sufficient reimbursement for Capricor products;
•	Capricor’s ability to maintain adequate insurance policies;
•	Capricor’s ability to maintain its current manufacturing facility and secure other facilities as determined to be necessary;
•	Capricor’s dependency on third parties to formulate and manufacture its product candidates;
•	Capricor’s ability to establish or maintain collaborations, licensing or other arrangements;
•	Capricor’s ability and the ability of third parties to protect intellectual property rights;
•	costs related to and outcomes of potential intellectual property litigation;
•	compliance with obligations under intellectual property licenses with third parties;
•	Capricor’s ability to adequately support future growth;
•	Capricor’s ability to attract and retain key personnel to manage its business effectively;
•	Capricor’s ability to continue to undertake pre-clinical development and clinical trials for its product candidates;
•	Capricor’s ability to seek regulatory approvals for its product candidates;
•	Capricor’s ability to in-license or otherwise acquire additional products or product candidates; and
•	Capricor’s ability to implement additional internal systems and infrastructure.

Capricor has received government grants and a loan award which impose certain conditions on Capricor’s operations.

Commencing in 2009, Capricor received several grants from the NIH to fund various projects, including Phase I of Capricor’s ALLSTAR trial. These awards are subject to annual and quarterly reporting requirements. If Capricor fails to meet these requirements, the NIH could cease further funding.

On February 5, 2013, Capricor entered into a Loan Agreement with the California Institute for Regenerative Medicine, or CIRM, pursuant to which CIRM has agreed to disburse $19,782,136 to Capricor over a period of three and one-half years to support Phase II of Capricor’s ALLSTAR clinical trial. Under the Loan Agreement, Capricor is required to repay the CIRM loan with interest at maturity. The loan also provides for the payment of a risk premium whereby Capricor is required to pay CIRM a premium up to 500% of the loan amount upon the achievement of achieving certain revenue thresholds. The loan has a term of five years and is extendable annually up to ten years from the original issuance at Capricor’s option if certain conditions are met. CIRM has the right to cease disbursements if a no-go milestone occurs. The timing of the distribution of funds pursuant to the Loan Agreement is contingent upon the availability of funds in the California Stem Cell Research and Cures Fund in the State Treasury, as determined by CIRM in its sole discretion. So long as Capricor is not in default, the loan may be forgiven during the term of the project period if Capricor abandons the trial due to the occurrence of a no-go milestone. After the end of the project period, the loan may be forgiven if Capricor elects to abandon the project. Under the Loan Agreement, Capricor is also required to meet certain financial milestones by demonstrating to CIRM prior to each disbursement of loan proceeds that it has funds available sufficient to fund all costs and expenses anticipated to be required to continue Phase II of the ALLSTAR trial for at least the following 12-month period, less the costs budgeted to be covered by planned loan disbursements. There is no assurance that Capricor will meet its milestones under the Loan Agreement or that CIRM will not discontinue the disbursement of funds.

19

Capricor will need substantial additional funds for its programs.

As of June 30, 2013, Capricor only had approximately $3.3 million in cash and cash resources. Capricor believes that its currently available cash resources are only sufficient to fund its operations into the middle of 2014. As a result, Capricor’s financial statements reflect an uncertainty about its ability to continue as a going concern, which is also reflected in the report from Capricor’s auditors on the audit of its financial statements as of and for the year ended December 31, 2012 included elsewhere in this proxy statement. The development and operation of Capricor’s business and especially company-sponsored clinical trials, such as its late stage Phase II and III trials, will require substantial additional capital resources. Accordingly, Capricor will need to raise additional capital to fund its activities. While it may be able to obtain additional funds through corporate partnering arrangements, strategic alliances, additional equity offerings, or other sources of future equity or debt financing, there can be no assurance that such funds will be available to Capricor when required or on terms acceptable to it, if at all. The current global economy and capital markets have been challenging for any issuer to raise capital through public offerings or private placements of securities, and especially so with respect to the biotechnology sector in which Capricor operates. This situation makes the timing and potential for future equity financings uncertain. Future equity or debt financings may result in significant dilution to then-existing stockholders. In the event Capricor is unable to raise additional funds, it may be required to delay, scale back, or eliminate certain research and development programs or relinquish marketing, distribution, development, manufacturing, or other rights to its products under development. Any of these actions could have a material adverse effect on Capricor’s current operations and future viability.

Capricor’s forecasts regarding the sufficiency of its financial resources to support its current and planned operations are forward-looking statements and involve significant risks and uncertainties, and actual results could vary as a result of a number of factors, including the factors discussed elsewhere in this “Risk Factors” section. Capricor has based these estimates on assumptions that may prove to be wrong, and Capricor could utilize its available capital resources sooner than currently expected.

Capricor’s future funding requirements will depend on many factors, including, but not limited to:

•	the scope, rate of progress, cost and results of Capricor’s research and development activities, especially its planned Phase I/II ALLSTAR clinical trial;

•	the costs and timing of regulatory approval;

•	the costs of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights;

•	the effect of competing technological and market developments;

•	the terms and timing of any collaboration, licensing or other arrangements that Capricor may establish;

•	the cost and timing of completion of clinical and commercial-scale outsourced manufacturing activities; and

•	the costs of establishing sales, marketing and distribution capabilities for any product candidates for which Capricor may receive regulatory approval.

Capricor has limited experience in conducting clinical trials.

Capricor has limited human clinical trial experience with respect to its product candidates. The clinical testing process is governed by stringent regulation and is highly complex, costly, and time-consuming (and products in the regeneration of tissue may invite particularly close scrutiny and requirements from the FDA and other regulatory bodies). Capricor’s failure or the failure of its collaborators to conduct human clinical trials successfully or its failure to capitalize on the results of human clinical trials for its product candidates would have a material adverse effect on Capricor. If its clinical trials of its product candidates or future product candidates do not produce results necessary to support regulatory approval in the United States or elsewhere, or if they show undesirable side effects, Capricor will be unable to commercialize these product candidates.

20

To receive regulatory approval for the commercial sale of its product candidates, Capricor must conduct adequate and well-controlled clinical trials to demonstrate efficacy and safety in humans. Clinical testing is expensive, takes many years and has an uncertain outcome. Clinical failure can occur at any stage of the testing. Capricor’s clinical trials may produce negative or inconclusive results, and it may decide, or regulators may require it, to conduct additional clinical and/or non-clinical testing. In addition, the results of Capricor’s clinical trials may show that its product candidates may cause undesirable side effects, which could interrupt, delay or halt clinical trials, resulting in the denial of regulatory approval by the FDA and other regulatory authorities. In addition, negative or inconclusive results may result in:

•	the withdrawal of clinical trial participants;

•	the termination of clinical trial sites or entire trial programs;

•	costs of related litigation;

•	substantial monetary awards to patients or other claimants;

•	decreased demand for Capricor’s product candidates;

•	impairment of Capricor’s business reputation;

•	loss of revenues; and

•	the inability to commercialize Capricor’s product candidates.

If there are delays in clinical testing, Capricor’s future financial performance may suffer.

Delays in the commencement or completion of clinical testing could significantly affect Capricor’s product development costs. A clinical trial may be suspended or terminated by Capricor, the FDA, or other regulatory authorities due to a number of factors. Capricor does not know whether planned clinical trials will begin on time or be completed on schedule, if at all. The commencement and completion of clinical trials can be delayed for a number of reasons, including, but not limited to, delays related to:

•	findings in preclinical studies;

•	obtaining regulatory approval to commence a clinical trial, complying with conditions imposed by a regulatory authority regarding the scope or term of a clinical trial, or being required to conduct additional trials before moving on to the next phase of trials;

•	reaching agreement on acceptable terms with prospective contract research organizations, or CROs, and trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

•	manufacturing sufficient quantities of a product candidate for use in clinical trials;

•	breaches in quality of manufacturing runs that compromise all or some of the doses made, or positive results in FDA-required viral testing; karyotypic abnormalities in the cells; either event which would necessitate disposal of all cells made from that source;

•	availability of adequate amounts of tissue for preparation of master cell banks;

•	obtaining institutional review board or ethics committee approval to conduct a clinical trial at a prospective site;

•	recruiting and enrolling patients to participate in clinical trials for a variety of reasons, including size of patient population, nature of trial protocol, screening failures, the availability of approved effective treatments for the relevant disease and competition from other clinical trial programs for similar indications;

•	severe or unexpected drug-related side effects experienced by patients in a clinical trial;

•	retaining patients who have enrolled in a clinical trial but may be prone to withdraw due to rigors of the trial, lack of efficacy, side effects, or personal issues, or who are lost to further follow-up;

•	maintaining and supplying clinical trial material on a timely basis;

•	complying with design protocols of any applicable special protocol assessment received from the FDA;

•	inability to find a tissue source with an HLA haplotype that is compatible with the recipient may lead to limited utility of the product in a broad population;

21

•	collecting, analyzing and reporting final data from the clinical trials;

•	failure to conduct the clinical trial in accordance with regulatory requirements or Capricor’s clinical protocols;

•	inspection of the clinical trial operations or trial sites by the FDA or other regulatory authorities resulting in the imposition of a clinical hold;

•	unexpected delays in approvals of protocol amendments by regulatory authorities;

•	unforeseen safety issues or any determination that a trial presents unacceptable health risks;

•	lack of adequate funding to continue the clinical trial, including the incurrence of unforeseen costs due to enrollment delays; or

•	requirements to conduct additional trials and studies, and increased expenses associated with the services of Capricor’s CROs and other third parties.

In addition, if Capricor is required to conduct additional clinical trials or other testing of its product candidates beyond those that are currently contemplated, Capricor or its development partners, if any, may be delayed in obtaining, or may not be able to obtain, marketing approval for these product candidates. Capricor may not be able to obtain approval for indications that are as broad as intended, or we may be able to obtain approval only for indications that are entirely different than those indications for which it sought approval.

Capricor’s products face a risk of failure due to adverse immunological reactions.

A potential risk of an allogeneic therapy is that patients might develop an immune response to the cells being infused. Such an immune response may induce adverse clinical effects which would impact the safety of Capricor’s product and the success of Capricor’s trials. Additionally, if patients have pre-existing antibodies or other immune sensitization to Capricor’s cells, there is a potentiality that Capricor’s cells and the therapy would be rendered ineffective.

Capricor has limited manufacturing capability, and may not be able to maintain its manufacturing licenses.

Capricor presently maintains its lab and research facilities in leased premises located at CSMC. Such premises are being leased on a month-to month basis and may be terminated upon thirty days’ notice to Capricor. Capricor presently manufactures its cells in an accredited GMP facility which is owned by and located within CSMC. Capricor’s intention is to manufacture cells at this facility for the Phase I/II trials. If the lease is terminated or if CSMC revokes its permission to allow Capricor to utilize the GMP facility, Capricor would have to secure alternative facilities in which to operate its research and development activities and/or manufacture its products which would involve a significant monetary investment and would negatively impact the progress of its clinical trials and regulatory approvals. In addition, Capricor will have to build out its own manufacturing facility for the Phase III trial or establish a collaboration agreement with a third party.

Capricor is required to obtain and maintain certain licenses in connection with its manufacturing facilities and activities. Capricor has been issued a Manufacturing License and a Tissue Bank License from the State of California. There is no guarantee that any licenses issued to Capricor will not be revoked or forfeited by operation of law. If Capricor were denied any required license or if any of its licenses were to be revoked or forfeited, Capricor could suffer significant harm. Additionally, in the event a serious adverse event in Capricor’s clinical trial were to occur during the period in which any required license was not in place, Capricor could be exposed to additional liability if it were determined that the event was due to the fault of Capricor and Capricor had not secured the required license.

22

Capricor’s business faces significant government regulation, and there is no guarantee that Capricor’s products will receive regulatory approval.

Capricor’s research and development activities, preclinical studies, anticipated human clinical trials, and anticipated manufacturing and marketing of its potential products are subject to extensive regulation by the FDA and other regulatory authorities in the United States, as well as by regulatory authorities in other countries. In the United States, Capricor’s product candidates are subject to regulation as biological products under the Public Health Service Act or as combination biological products/medical devices. Different regulatory requirements may apply to its products depending on how they are categorized by the FDA under these laws. These regulations can be subject to substantial and significant interpretation, addition, amendment or revision by the FDA and by the legislative process. The FDA may determine that Capricor will need to undertake clinical trials beyond those currently planned. Furthermore, the FDA may determine that results of clinical trials do not support approval for the product. Similar determinations may be encountered in foreign countries. The FDA will continue to monitor products in the market after approval, if any, and may determine to withdraw its approval or otherwise seriously affect the marketing efforts for any such product. The same possibilities exist for trials to be conducted outside of the United States that are subject to regulations established by local authorities and local law. Any such determinations would delay or deny the introduction of Capricor’s product candidates to the market and have a material adverse effect on its business, financial condition, and results of operations.

Drug manufacturers are subject to ongoing periodic unannounced inspection by the FDA, the Drug Enforcement Agency, and corresponding state agencies to ensure strict compliance with good manufacturing practice and other government regulations and corresponding foreign standards. Capricor does not have control over third-party manufacturers’ compliance with these regulations and standards. Other risks include:

•	regulatory authorities may require the addition of labeling statements, specific warnings, a contraindication, or field alerts to physicians and pharmacies;

•	regulatory authorities may withdraw their approval of the product;

•	Capricor may be required to change the way the product is administered, conduct additional clinical trials or change the labeling of the product;

•	Capricor may have limitations on how it promotes its products;

•	regulatory authorities may require Capricor to take its approved product off the market;

•	sales of products may decrease significantly;

•	Capricor may be subject to litigation or product liability claims; and

•	Capricor’s reputation may suffer.

Even if Capricor’s product candidates receive regulatory approval in the United States, it may never receive approval or commercialize its product candidates outside of the United States. In order to market and commercialize any product candidate outside of the United States, Capricor must establish and comply with numerous and varying regulatory requirements of other countries regarding safety and efficacy. Approval procedures vary among countries and can involve additional product testing and additional administrative review periods. For example, European regulatory authorities generally require a trial comparing the efficacy of the new drug to an existing drug prior to granting approval. The time required to obtain approval in other countries might differ from that required to obtain FDA approval. The regulatory approval process in other countries may include all of the risks detailed above regarding FDA approval in the United States as well as other risks. Regulatory approval in one country does not ensure regulatory approval in another, but a failure or delay in obtaining regulatory approval in one country may have a negative effect on the regulatory approval process in others. Failure to obtain regulatory approval in other countries or any delay or setback in obtaining such approval could have the same adverse effects detailed above regarding FDA approval in the United States. Such effects include the risks that Capricor’s product candidates may not be approved for all indications requested, which could limit the uses of its product candidates and have an adverse effect on product sales and potential royalties, and that such approval may be subject to limitations on the indicated uses for which the product may be marketed or require costly, post-marketing follow-up studies.

Even if Capricor can commercialize its products, it will face uncertainty in health care reimbursement policies.

Capricor’s ability to commercialize its products successfully will depend in large part on the extent to which the cost of such products and related treatments will be reimbursed by government health administrative authorities, private health insurers, and other organizations in both the United States and other countries (particularly the willingness to fund the banking of cells for individuals at risk). Since significant uncertainty exists as to the reimbursement of newly approved health care products, there can be no assurance that adequate third-party insurance coverage will be available for Capricor to establish and maintain price levels sufficient for realization of an appropriate return on its investment in developing new therapies. Failure by payers to cover adequately and reimburse usage of Capricor’s products would have a material adverse effect on its ability to generate revenues.

23

Capricor’s growth depends in part upon strategic relationships and these relationships face their own uncertainties, which Capricor will not be able to control.

If Capricor does not establish strategic partnerships, it will have to undertake development and commercialization efforts on its own, which would be costly and delay its ability to commercialize any future products or product candidates.

If Capricor enters into strategic partnerships, it may be required to relinquish important rights to and control over the development of its product candidates or otherwise be subject to unfavorable terms.

If Capricor enters into any strategic partnerships with pharmaceutical, biotechnology or other life sciences companies, it will be subject to a number of risks, including:

•	delays in the commercialization of, and Capricor’s ability to derive product revenues from, its product candidates;

•	the imposition of costly procedures on Capricor;

•	diminishing any competitive advantages that Capricor may otherwise enjoy;

•	Capricor may not be able to control the amount and timing of resources that its strategic partners devote to the development or commercialization of product candidates; strategic partners may delay clinical trials, provide insufficient funding, terminate a clinical trial or abandon a product candidate, repeat or conduct new clinical trials or require a new version of a product candidate for clinical testing;

•	strategic partners may not pursue further development and commercialization of products resulting from the strategic partnering arrangement or may elect to discontinue research and development programs;

•	strategic partners may not commit adequate resources to the marketing and distribution of any future products, limiting Capricor’s potential revenues from these products;

•	disputes may arise between Capricor and its strategic partners that result in the delay or termination of the research, development or commercialization of its product candidates or that result in costly litigation or arbitration that diverts management’s attention and consumes resources;

•	strategic partners may experience financial difficulties;

•	strategic partners may not properly maintain or defend Capricor’s intellectual property rights or may use Capricor’s proprietary information in a manner that could jeopardize or invalidate its proprietary information or expose it to potential litigation;

•	business combinations or significant changes in a strategic partner’s business strategy may also adversely affect a strategic partner’s willingness or ability to complete its obligations under any arrangement; and

•	strategic partners could independently move forward with a competing product candidate developed either independently or in collaboration with others, including Capricor’s competitors.

Capricor’s products will likely face intense competition.

Capricor is engaged in fields that are characterized by extensive worldwide research and competition by pharmaceutical companies, medical device companies, specialized biotechnology companies, hospitals, physicians and academic institutions, both in the United States and abroad. Capricor will experience intense competition with respect to its existing and future product candidates. The pharmaceutical industry is highly competitive, with a number of established, large pharmaceutical companies, as well as many smaller companies. Many of these organizations competing with Capricor have substantially greater financial resources, larger research and development staffs and facilities, longer drug development history in obtaining regulatory approvals, and greater manufacturing and marketing capabilities than Capricor does. There are many pharmaceutical companies, biotechnology companies, public and private universities, government agencies, and research organizations actively engaged in research and development of products which may target the same indications as Capricor’s product candidates. Capricor expects any future products and product candidates it develops to compete on the basis of, among other things, product efficacy and safety, time to market, price, extent of adverse side effects, and convenience of treatment procedures. One or more of Capricor’s competitors may develop products based upon the principles underlying its proprietary technologies earlier than Capricor, obtain approvals for such products from the FDA more rapidly than Capricor, or develop alternative products or therapies that are safer, more effective and/or more cost effective than any products developed by Capricor. Competitors may seek to develop alternative formulations of Capricor’s product candidates that address its targeted indications. The commercial opportunity for Capricor’s product candidates could be significantly harmed if competitors are able to develop alternative formulations outside the scope of Capricor’s product candidates. Capricor’s competitors may obtain regulatory approval of their products more rapidly than Capricor is able to or may obtain patent protection or other intellectual property rights that limit Capricor’s ability to develop or commercialize its product candidates. Capricor competitors may also develop drugs that are more effective, useful, and less costly than those of Capricor, and may also be more successful than Capricor in manufacturing and marketing their products.

24

Capricor possesses intellectual property related to the nature of its cells and their processing for clinical use. Other companies as well as individual investigators have deployed human cells for identical or similar indications. It is possible that one or more of these individuals or groups may commercialize human cells in competition with Capricor’s products.

Capricor’s future success will depend in part on its ability to maintain a competitive position with respect to evolving cell therapies as well as other novel technologies. There can be no assurance that existing or future therapies developed by others will not render Capricor’s potential products obsolete or noncompetitive. The biotechnology and pharmaceutical industries are subject to rapid and significant technological change. The drugs that Capricor is attempting to develop will have to compete with existing therapies. In addition, companies pursuing different but related fields represent substantial competition. These organizations also compete with Capricor to attract qualified personnel and parties for acquisitions, joint ventures, or other collaborations.

If any of Capricor’s product candidates for which it receives regulatory approval do not achieve broad market acceptance, the revenues that Capricor generates from their sales will be limited. The commercial viability of Capricor’s product candidates for which it obtains marketing approval from the FDA or other regulatory authorities will depend upon their acceptance among physicians, the medical community, and patients, and coverage and reimbursement of them by third party payors, including government payors. The degree of market acceptance of any of Capricor’s approved products will depend on a number of factors, including:

•	capital resources;

•	limitations or warnings contained in a product’s FDA-approved labeling;

•	changes in the standard of care for the targeted indications for any of Capricor’s product candidates, which could reduce the marketing impact of any claims that it could make following FDA approval;

•	limitations inherent in the approved indication for any of Capricor’s product candidates compared to more commonly understood or addressed conditions; lower demonstrated clinical safety and efficacy compared to other products;

•	prevalence and severity of adverse effects;

•	ineffective marketing and distribution efforts;

•	lack of availability of reimbursement from managed care plans and other third-party payors;

•	lack of cost-effectiveness;

•	timing of market introduction and perceived effectiveness of competitive products;

•	availability of alternative therapies at similar costs; and

•	potential product liability claims.

Capricor’s business faces great uncertainty produced by the rapid technology changes that occur in the biotechnology industry generally, and the cardiac therapeutic industry specifically.

Capricor conducts its research and development activities in an environment of rapidly evolving biotechnology. Its cardiac stem cell technology is still being developed and refined. The physiology of cardiac tissue repair is complex and the biological processes involved are not fully understood. Capricor’s competitors and other entities are pursuing related avenues of research and development that are likely to affect the commercial viability of Capricor’s cardiac stem cell technology (whether in cardiac stem cell or other stem cell approaches) and the course of its future research and development activities. There can be no assurance that Capricor will be able to remain abreast of the evolving knowledge, research, and technologies having significant implications for its own research and development activities, and failure to do so would adversely affect its ability to develop and market commercially useful products.

25

Capricor may face uncertainty and difficulty in obtaining and enforcing its patents and other proprietary rights.

Capricor’s success will depend in large part on its ability to obtain, maintain, and defend patents on its products, obtain licenses to use third party technologies, protect its trade secrets and operate without infringing the proprietary rights of others. Legal standards regarding the scope of claims and validity of biotechnology patents are uncertain and evolving. There can be no assurance that Capricor’s pending, licensed-in patent applications will be approved, or that challenges will not be instituted against the validity or enforceability of any patent licensed-in or owned by Capricor. Additionally, Capricor has entered into various confidentiality agreements with employees and third parties. There is no assurance that such agreements will be honored by such parties or enforced in whole or part by the courts. The cost of litigation to uphold the validity and prevent infringement of a patent is substantial. Furthermore, there can be no assurance that others will not independently develop substantially equivalent technologies not covered by patents to which Capricor owns rights or obtain access to Capricor’s know-how. In addition, the laws of certain countries may not adequately protect Capricor’s intellectual property. Capricor’s competitors may possess or obtain patents on products or processes that are necessary or useful to the development, use, or manufacture of its products. There can also be no assurance that Capricor’s proposed technology will not infringe patents or proprietary rights owned by others, with the result that others may bring infringement claims against Capricor and require it to license such proprietary rights, which may not be available on commercially reasonable terms, if at all. Any such litigation, if instituted, will have a material adverse effect, including monetary penalties, diversion of management resources, and injunction against continued manufacture, use, or sale of certain products or processes. Certain of Capricor’s technology has resulted and will result from research funded by agencies of the United States government and the State of California. As a result of such funding, the United States government and the State of California have certain rights in the technology developed with the funding. These rights include a non-exclusive, paid-up, worldwide license under such inventions for any governmental purpose. In addition, under certain conditions, the government has the right to require Capricor to grant third parties licenses to such technology. Capricor also relies upon non-patented proprietary know-how. There can be no assurance that Capricor can adequately protect its rights in such non-patented proprietary know-how, or that others will not independently develop substantially equivalent proprietary information or techniques or gain access to Capricor’s proprietary know-how. Any of the foregoing events could have a material adverse effect on Capricor. In addition, if any of Capricor’s trade secrets, know-how or other proprietary information is disclosed, the value of its trade secrets, know-how and other proprietary rights would be significantly impaired and Capricor’s business and competitive position would suffer.

Capricor’s products may expose it to potential product liability, and there is no guarantee that Capricor will be able to obtain and maintain adequate insurance to cover these liabilities.

The testing, marketing, and sale of human cell therapeutics, pharmaceuticals, and services entail an inherent risk of adverse effects or medical complications to patients and, as a result, product liability claims may be asserted against Capricor. A future product liability claim or product recall could have a material adverse effect on Capricor. There can be no assurance that product liability insurance will be available to Capricor in the future on acceptable terms, if at all, or that coverage will be adequate to protect Capricor against product liability claims. In the event of a successful claim against Capricor, insufficient or lack of insurance or indemnification rights could result in liability to it, which could have a material adverse effect on Capricor and its future viability. The use of Capricor’s product candidates in clinical trials and the sale of any products for which it obtains marketing approval, if at all, expose Capricor to the risk of product liability claims. Product liability claims might be brought against it by consumers, health care providers or others using, administering or selling Capricor’s products. If Capricor cannot successfully defend itself against these claims, it will incur substantial liabilities. Capricor has obtained clinical trial insurance coverage for its clinical trials. However, such insurance coverage may not reimburse Capricor or may not be sufficient to reimburse it for any expenses or losses it may suffer. Moreover, insurance coverage is becoming increasingly expensive, and, in the future, Capricor may not be able to maintain insurance coverage at a reasonable cost or in sufficient amounts to protect it against losses due to liability. Capricor intends to expand its insurance coverage to include the sale of commercial products if it obtains marketing approval for its product candidates in development, but Capricor may be unable to obtain commercially reasonable product liability insurance for any products approved for marketing. On occasion, large judgments have been awarded in class action lawsuits based on drugs that had unanticipated side effects. A successful product liability claim or series of claims brought against Capricor could have a material adverse effect on it and, if judgments exceed Capricor’s insurance coverage, could decrease its cash and adversely affect its business.

26

Capricor is dependent on its relationships with its licensors and collaborators and there is no guarantee that such relationships will be maintained or continued.

Capricor has entered into certain license agreements for certain intellectual property rights which are essential to enable Capricor to develop and commercialize its products. Agreements have been entered into with the University of Rome, JHU and CSMC, which is a shareholder of Capricor. Each of those agreements provides for an exclusive license to certain patents and other intellectual property and requires the payment of fees, milestone payments and/or royalties to the institutions that will reduce the net revenues of Capricor, if and to the extent that Capricor has future revenues. Each of those agreements also contains additional obligations that Capricor is required to satisfy. There is no guarantee that Capricor will be able to satisfy all of its obligations under its license agreements to each of the institutions and that such license agreements will not be terminated. Each of the institutions receives funding from independent sources such as the NIH and other private non-for-profit sources and are investigating scientific and clinical questions of interest to their own principal investigators as well as the scientific and clinical communities at large. These investigators (including Capricor’s founder, Dr. Eduardo Marbán, who is the Director of the Heart Institute at CSMC) are under no obligation to conduct, continue, or conclude either current or future studies utilizing Capricor’s stem cell technology, and they are not compelled to license any further technologies or intellectual property rights to Capricor except as may be stated in the applicable licensing agreements between those institutions and Capricor. Changes in these collaborators’ research interests or their funding sources away from Capricor’s technology would have a material adverse effect on Capricor. Capricor is substantially dependent on its relationships with these institutions from which it licenses the rights to its technologies and know-how. If requirements under its license agreements are not met, Capricor could suffer significant harm, including losing rights to its product candidates.

In addition to Dr. Eduardo Marbán, Capricor’s Chief Executive Officer, Dr. Linda Marbán and several other Capricor employees render services on a part time basis to CSMC. In addition, the Chairman of the Board of Capricor is an emeritus member of the medical staff of CSMC. These employees may discover products and other patentable inventions to which CSMC could claim ownership instead of Capricor if such work were done on CSMC property outside of Capricor’s leased premises. In those instances, Capricor would not have ownership or license rights to the products or other technologies unless otherwise provided under the License Agreement.

Capricor’s future success depends on attracting and retaining top talent, and Capricor’s business would suffer from the loss of key personnel.

Because of the specialized nature of Capricor’s technology and its contribution to the development of future products and services, Capricor is dependent upon existing key personnel and on its ability to attract and retain qualified executive officers and scientific personnel for research, clinical studies, and development activities conducted or sponsored by Capricor. There is intense competition for qualified personnel in Capricor’s fields of research and development, and there can be no assurance that Capricor will be able to continue to attract additional qualified personnel necessary for the development and commercialization of its product candidates or retain its current personnel. Capricor’s Chief Executive Officer also provides services on a part-time basis to CSMC as do several other Capricor employees and Capricor’s Chairman of the Board is only a part-time consultant to Capricor and provides services to other non-competing enterprises. These individuals’ multiple responsibilities on behalf of Capricor and other entities could cause Capricor harm in that such employees are unable to devote their full time and attention to Capricor.

Capricor’s business involves risk associated with handling hazardous and other dangerous materials.

Capricor’s research and development activities involve the controlled use of hazardous materials, chemicals, human blood and tissue, animal blood and blood products, and animal tissue, biological waste, and various radioactive compounds. The risk of accidental contamination or injury from these materials cannot be completely eliminated. The failure to comply with current or future regulations could result in the imposition of substantial fines against Capricor, suspension of production, alteration of its manufacturing processes, or cessation of operations.

27

Capricor’s business depends on compliance with ever-changing environmental laws.

Capricor cannot accurately predict the outcome or timing of future expenditures that it may be required to expend to comply with comprehensive federal, state and local environmental laws and regulations. Capricor must comply with environmental laws that govern, among other things, all emissions, waste water discharge and solid and hazardous waste disposal, and the remediation of contamination associated with generation, handling and disposal activities. To date, it has not incurred significant costs and is not aware of any significant liabilities associated with its compliance with federal, state and local laws and regulations. However, environmental laws have changed in recent years and Capricor may become subject to stricter environmental standards in the future and may face large capital expenditures to comply with environmental laws. Capricor has limited capital and is uncertain whether it will be able to pay for significantly large capital expenditures. Also, future developments, administrative actions or liabilities relating to environmental matters may have a material adverse effect on Capricor’s financial condition or results of operations.

Capricor has no experience in selling, marketing or distributing products.

Capricor has no experience selling, marketing, or distributing products and no internal capability to do so. If it is unable to establish an effective and focused sales force and marketing infrastructure, Capricor will not be able to commercialize its product candidates successfully.

Capricor currently has no sales, marketing, or distribution capabilities. It does not anticipate having resources in the foreseeable future to allocate to the sales and marketing of its proposed products. Capricor’s future success depends, in part, on its ability to enter into and maintain sales and marketing collaborative relationships, or on its ability to build sales and marketing capabilities internally. If Capricor enters into a sales and marketing collaborative relationship, then it will be dependent upon the collaborator’s strategic interest in the products under development, and such collaborator’s ability to successfully market and sell any such products. Capricor intends to pursue collaborative arrangements regarding the sales and marketing of its products, however, there can be no assurance that it will be able to establish or maintain such collaborative arrangements, or if able to do so, that they will have effective sales forces. To the extent that Capricor decides not to, or is unable to, enter into collaborative arrangements with respect to the sales and marketing of its proposed products, significant capital expenditures, management resources, and time will be required to establish and develop an in-house marketing and sales force with technical expertise. There can also be no assurance that Capricor will be able to establish or maintain relationships with third-party collaborators or develop in-house sales and distribution capabilities. To the extent that Capricor depends on third parties for marketing and distribution, any revenues it receives will depend upon the efforts of such third parties, and there can be no assurance that such efforts will be successful. In addition, there can also be no assurance that Capricor will be able to market and sell its products in the United States or overseas.

28

THE MERGER

The following discussion summarizes the material terms of the proposed Merger. Stockholders should read the Merger Agreement, which is attached as Appendix A to this proxy statement, carefully and in its entirety.

General Description of the Merger

Pursuant to the Merger Agreement, at the effective time of the Merger, Merger Sub will merge with and into Capricor and Capricor will remain as the surviving corporation and our wholly-owned subsidiary.

Merger Consideration

As consideration for their shares of Capricor capital stock, we will issue to Capricor’s stockholders aggregate consideration consisting of a number of shares of our common stock such that, immediately following the completion of the Merger, the Capricor stockholders will hold 90 percent of our issued and outstanding shares of common stock on a fully-diluted basis.

Background to the Merger

Historical Background for Nile

Our historical operations have been focused on the development of cenderitide, our lead product candidate, for the treatment of heart failure. Cenderitide is a novel chimeric natriuretic peptide in clinical development for the treatment of heart failure. We hold exclusive, worldwide rights to develop and commercialize cenderitide pursuant to a January 2006 license agreement with Mayo Foundation for Medical Education and Research, or the Mayo Foundation.

In October 2011, we completed dosing of a 58 patient, open-label, placebo-controlled Phase I clinical trial that was designed to understand the doses required to achieve pre-determined plasma levels of cenderitide when delivered through a subcutaneous infusion pump. The target cenderitide plasma levels were based on Phase II clinical trials that we had previously conducted in 2009 and 2010, in which cenderitide was delivered through continuous i.v. infusion. Our 2011 Phase II study enrolled patients in three parts. In Part A of the trial, 12 patients received two subcutaneous bolus injections of cenderitide. In Part B of the trial, 34 patients received a 24-hour continuous subcutaneous infusion of either of two fixed doses of cenderitide or placebo. In Part C, 12 patients received a 24-hour continuous subcutaneous infusion of either a weight-based dose of cenderitide, or placebo. All infusions were delivered through subcutaneous pump technology of Medtronic, Inc. pursuant to our February 2011 collaboration agreement with Medtronic. In accordance with the terms of that agreement, Medtronic agreed to reimburse us for certain expenses of this Phase I study and provided the subcutaneous pumps used in the study. As a result of this Phase I study, we learned the following:

•	The primary end-point was met – cenderitide achieved target pharmacokinetic, or PK, levels when delivered through Medtronic’s subcutaneous pump technology;

•	24 hour subcutaneous delivery of cenderitide through Medtronic’s pump technology was well-tolerated, with no injection site irritation;

•	Subcutaneously delivered cenderitide has an acceptable bioavailability profile;

•	Cenderitide’s PK profile achieved steady-state when delivered through subcutaneous infusion for 24 hours;

•	Weight-based dosing reduced PK variability, as compared to a fixed dosing regimen.

29

We believe the next step in the clinical development of cenderitide is a Phase II single-blind, placebo-controlled, dose ranging study in post-acute patients, with the primary objective of ensuring that patients can tolerate subcutaneous infusion for up to 90 days in an outpatient setting. We estimate the costs to conduct this Phase II study, up to 296 patients, will be approximately $15 million to $20 million and will take approximately 30 months to complete. However, since completing the 2011 Phase I clinical trial, we have lacked the necessary capital to conduct any additional development activities of cenderitide. In April 2012, we completed an offering of shares of our common stock and warrants to purchase additional shares of common stock pursuant to which we realized net proceeds of approximately $1.2 million. We used those proceeds to fund our basic ongoing organizational expenses, as well as to fund activities relating to planning and designing of the planned Phase II clinical trial of cenderitide.

Following completion of the 2011 Phase I clinical trial, we had ongoing discussions with Medtronic concerning its interest in further collaborating on a Phase II trial of cenderitide. However, on or about April 9, 2012, representatives of Medtronic informed us that they were no longer interested in pursuing a collaboration with us concerning further development of cenderitide. At a meeting of our board of directors on April 10, 2012, our board reviewed potential alternatives to consider for the further clinical development of cenderitide, which included securing strategic transactions, additional financing or a liquidation of the business. Our board of directors determined to first pursue seeking additional financing to fund the planned Phase II trial. Our board also established a special committee to consider and approve the engagement of a financial advisor to assist with such efforts. On April 13, 2012, the special committee approved the engagement of Ladenburg Thallman & Co., Inc. as our financial advisor for the purposes of raising additional financing to fund our planned Phase II trial of cenderitide.

From mid-April 2012 through August 2012, our management and financial advisor contacted potential investors concerning their interest in participating in a potential financing transaction with us. Many investors contacted were not interested in making an investment due to the early stage of the cenderitide program. Other investors indicated possible interest, but only to the extent we were able to secure a lead investor for the transaction or, in other cases, to the extent we were able to secure a strategic partner with which to co-develop cenderitide. During this same period, we also engaged in preliminary discussions with two strategic parties in the cardiovascular therapy space in order to gauge their interest in either collaborating on the development of cenderitide or otherwise entering into a strategic transaction with us.

In early September 2012, our management met with several additional potential financing parties in New York to discuss a potential financing transaction. Around this period, our management also made contact and engaged in preliminary discussions with several additional pharmaceutical and biotechnology companies concerning a potential collaboration or other strategic transaction. As a result of such discussions, several additional strategic parties began undertaking due diligence activities relating to cenderitide.

Between April 2012 and December 2012, our management and financial advisor contacted more than 110 potential investors to ascertain their interest and willingness to make an investment in Nile or to otherwise participate in a transaction that would provide the capital we needed to conduct the next phases of development of cenderitide. Of such total number of potential investors, our management had more detailed discussions with 8 institutional life science investors. None of such parties was willing to move forward with a financing transaction that would enable us to continue the development of cenderitide.

Background of Transaction Between Nile and Capricor

In early Fall of 2012, Dr. Frank Litvack, a director of Nile and the Executive Chairman of Capricor, approached the Capricor board of directors and management about the possibility of a reverse merger with us. After speaking with certain members of Capricor’s board of directors and Dr. Linda Marbán, Capricor’s Chief Executive Officer, and following a meeting of our board of directors on September 28, 2012, Dr. Litvack informed our management that Capricor may have potential interest in a strategic transaction with us and that he intended to discuss such matters with the Capricor board of directors. As a result of such potential interest, Dr. Litvack declined to participate in two meetings of our board of directors held in October 2012 as he and Capricor considered a potential transaction. In late October 2012, Dr. Litvack informed our management that Capricor did wish to explore a potential business combination transaction with us. Because of that interest, and to avoid any potential conflict of interest, Dr. Litvack notified us of his resignation from our board on October 28, 2012.

30

In early November 2012, our management attended the American Heart Association, or AHA, Scientific Sessions conference in Los Angeles. During such conference, our management met with representatives of Capricor, including Dr. Litvack and Dr. Marbán, as well as two other interested strategic parties. In the weeks immediately following the AHA conference, both of such parties informed our management that they were not interested in pursuing a collaboration or other strategic transaction with us. However, shortly after the AHA conference, our management was contacted by a representative of another interested strategic party, referred to as Party A, concerning a potential strategic transaction with us.

On November 5, 2012, Capricor and Nile executed a Mutual Nondisclosure Agreement.

On November 13, 2012, the Capricor board of directors held a meeting at which Dr. Litvack presented the idea of Capricor entering into a reverse merger with us. The Capricor board of directors was updated on cenderitide and CU-NP. The Capricor board of directors was also made aware that Dr. Litvack had recently resigned from our board and had options and a financial interest in Calmedica, one of our shareholders and warrant holders. The Capricor board of directors also discussed the pros and cons of being a public company, and how the new combined company can possibly increase shareholder value, as it adds a new product to the pipeline and capitalizes on the cardiology expertise of both of the companies. Capricor’s board of directors adopted a resolution to pursue additional due diligence review.

On or about November 26, 2012, Capricor submitted a due diligence request list to us. We began to submit documents to Capricor for their due diligence review. In November 2012, Capricor’s management and members of Nile engaged in negotiations as to how the deal would be structured.

During November 2012, as Capricor continued its due diligence of our company, our cash resources were nearly exhausted. In order to preserve our remaining cash, our board of directors determined not to prepare and file our quarterly report on Form 10-Q for the quarter ended September 30, 2012, which was required to be filed with the SEC by November 14, 2012. In addition, we undertook additional measures to reduce all other operating expenses, including the reduction of our Chief Executive Officer’s and Chief Financial Officer’s salaries to $100 per month after October 31, 2012 and January 31, 2013, respectively.

In December, 2012, we sent Capricor our due diligence request list and documents were provided to us pursuant to that request. On December 20, 2012, Capricor sent to us an initial draft of a non-binding term sheet that outlined the terms of a potential business combination transaction whereby Capricor would merge into Nile, or a subsidiary of Nile, and the holders of Capricor’s capital stock would receive a number of shares of our common stock, or options or warrants to purchase our common stock, such that the Capricor holders would own 92% of our total outstanding shares of common stock on a fully-diluted basis. Following receipt of the initial draft term sheet, our management and representatives of Capricor held discussions concerning various aspects of the proposed transaction. During such discussions, our management informed Capricor of the need to increase the ownership percentage of our stockholders following the proposed transaction.

On January 7, 2013, our board of directors met to further discuss the proposed Capricor terms. At such meeting, the board authorized our management to submit to Capricor a counterproposal pursuant to which Nile stockholders would retain 15% of the fully-diluted ownership of the company after giving effect to the transaction and two of seven seats of the combined company’s board of directors. Our management sent a revised draft of the term sheet with such provision to Capricor on the evening of January 7, 2013.

On January 9, 2013, Darlene Horton, M.D., our chief executive officer, and Daron Evans, our chief financial officer, met with representatives of Party A at the JPMorgan Global Healthcare Conference in San Francisco to further discuss cenderitide and the potential for a collaboration or other strategic transaction. In the course of such discussion, Party A informed Dr. Horton and Mr. Evans that Party A was interested in pursuing further discussions and that it intended to commence due diligence activities. On January 18, 2013, we entered into a confidentiality agreement with Party A in order to facilitate its due diligence review.

Following the transmission of the revised term sheet to Capricor on January 7, 2013, our management had additional discussions with representatives of Capricor concerning the terms of the proposed transaction. During a conversation on January 18, 2013, Capricor communicated to our management that it was willing to provide for two board seats to be held by designees of Nile, and that it would agree to increase the ownership by Nile’s stockholders to 10% on a fully-diluted basis.

31

On January 21, 2013, our board of directors met again to consider the further revised offer from Capricor. Our board agreed to accept Capricor’s revised offer for a merger transaction that would result in our stockholders retaining 10% of the fully-diluted common stock of the resulting company. In addition, we included a condition to the merger that our stockholders approve an amendment to our certificate of incorporation that provides us with a sufficient number of authorized shares of common stock with which to issue in the merger. Our management thereafter communicated such agreement to representatives of Capricor.

In January 2013, Capricor commenced internal discussions with our patent attorneys to assess the portfolio and license agreements in place. Over the next few months, we, with input from Capricor, pursued efforts to revise the License Agreements with the Mayo Foundation and the Clinical Trial Funding agreement with Medtronic. Several telephone conferences were had regarding the renegotiation of such agreements. In January 2013, we provided Capricor with copies of the proposed amendments to the Mayo Foundation and Medtronic agreements.

On February 4, 2013, Capricor’s board of directors had a teleconference, whereby it was resolved that Dr. Marbán was authorized to execute a non-binding term sheet and to deliver the same to our management. On February 8, 2013, Capricor’s board of directors had another teleconference, whereby the board of directors agreed that it would be in the best interests of Capricor to proceed with the proposed reverse merger with us but that, if possible, the board of directors would like the deal to be structured with an 8%/92% split. Dr. Marbán was again authorized to execute a non-binding term sheet on the most favorable terms possible and to deliver the same to our management. On February 11, 2013, Capricor informed us that its board of directors had reconsidered its most recent offer and determined to revert to its initial offer of a transaction whereby Nile stockholders would retain only 8% of the fully-diluted common stock of the resulting company. Following several additional discussions in late January and early February 2013, Capricor agreed to the 90%-10% fully-diluted equity split between the two companies’ stockholder groups. On February 13, 2013, we and Capricor signed a non-binding term sheet providing for the terms of such a merger transaction between the companies.

During late January 2013 and through February 2013, Party A continued its due diligence activities and engaged in several discussions with members of our management concerning the cenderitide program and terms of a potential transaction. On February 26, 2013, Party A submitted to our management a written offer to acquire 100% of the outstanding equity of Nile for a total cash payment of $15 million. Party A’s offer indicated that its proposal was subject to the satisfactory completion of its due diligence activities.

On February 22, 2013, the Capricor board of directors held a meeting at which the directors discussed, among other things, the progress of the reverse merger transaction with us. Also included in the discussion was a summary of the Mayo Foundation and Medtronic license agreements, as well as an update on the draft merger agreement, which was being prepared. Capricor continued to perform internal due diligence on us.

On February 28, 2013, Dr. Horton, Mr. Evans and representatives of Fredrikson & Byron, P.A., our legal counsel, held a telephone conference with representatives of Party A pursuant to which Party A further reviewed its proposal with us.

On February 28, 2013, our board of directors met to consider Party A’s proposal. The board directed management to further discuss with Party A the basis for its valuation of our company and to seek certain other clarifications concerning the proposed transaction that were not addressed in Party A’s written offer.

On March 1, 2013, Dr. Horton and Mr. Evans held a telephone discussion with a representative of Party A to obtain further clarification of Party A’s transaction proposal and to determine the extent to which the aggregate consideration could be increased. The Party A representative agreed to consider such request and also informed our management that Party A was nearing completion of its scientific due diligence review of the cenderitide program.

On March 7, 2013, we received from Capricor the initial draft of a definitive merger agreement. Our board of directors held a meeting on March 15, 2013 in order to review and discuss the draft agreement. At such meeting, our legal counsel reviewed the proposed terms and answered questions from the board concerning the draft agreement.

32

On March 15, 2013, we entered into a convertible note purchase agreement with certain accredited investors pursuant to which we sold an aggregate principal amount of $450,000 of secured convertible promissory notes for an aggregate original issue price of $382,500, representing a 15% original issue discount. The purpose of the issuance and sale of these notes was to provide us with capital to fund the expenses we expected to incur in order to consummate a transaction with either Party A or Capricor.

On March 20, 2013, representatives of Capricor and its counsel, Paul Hastings LLP, met by telephone conference with Dr. Horton, Mr. Evans and Fredrikson & Byron to discuss the draft merger agreement.

On March 22, 2013, a representative of Party A telephoned Mr. Evans and informed him that Party A had completed its scientific due diligence review and concluded that it was no longer interested in pursuing the proposed transaction with us.

Between March 2013 and late June 2013,we and Capricor exchanged several drafts of the merger agreement, related disclosure schedules and other ancillary documents. During this period, each party also continued its due diligence review of the other. Several telephonic meetings were held with respect to the Medtronic Clinical Trial Funding Agreement and the Mayo Foundation Licenses Agreements. Negotiations with Medtronic did not result in any revisions to its agreement. Negotiations with the Mayo Foundation were productive and are continuing to date. In addition, Capricor informed us that it would require us to become current in our period reporting with the SEC. In particular, prior to signing the merger agreement, Capricor informed us that it would require all delinquent reports to be filed, which would include the 2012 third quarter Form 10-Q, our annual report on Form 10-K for the year ended December 31, 2012, as well as any subsequent reports that would become due prior to signing the merger agreement. As a result, from between late March to late June 2013, our management focused significant attention on preparing all such periodic reports for filing with the SEC.

On May 14, 2013, the Capricor board of directors held a teleconference whereby the board of directors was presented with a summary of the merger agreement, as well as a draft of the merger agreement, and an update on the license agreement amendments for Nile. Capricor’s management also reported that the audit of its financial statements as of and for the years ended December 31, 2012 and 2011 had been completed.

On June 10, 2013, we filed a Certificate of Incorporation for Bovet Merger Corp. with the Secretary of State of the State of Delaware.

On June 12, 2013, the Capricor board of directors held a teleconference discussing various issues surrounding the proposed merger, including the merger agreement, timing of the close, stock split and various other issues.

On or about June 20, 2013, we and Capricor had completed our substantive negotiations of the merger agreement and ancillary documents.

On June 20, 2013, our board of directors held a telephone conference meeting to discuss the final terms of the proposed merger with Capricor. Prior to the meeting, our board received the most recent draft of the merger agreement and related documents. Our management and legal counsel reviewed the terms of the proposed transaction and answered all questions of directors. After a discussion, our board of directors unanimously approved the merger.

On June 26, 2013, the Capricor board of directors had a call to finalize the merger agreement and obtain final approval to execute the document. It was voted unanimously to enter into a definitive agreement subject to certain conditions and terms.

On July 7, 2013, we entered into an Agreement and Plan of Merger and Reorganization with Capricor and Bovet Merger Corporation. On July 8, 2013, we issued a press release announcing the execution of the Agreement and Plan of Merger and Reorganization with Capricor.

33

Recommendation of Our Board of Directors

Reasons for the Merger. In the course of reaching its decision to approve the Merger and enter into the Merger Agreement, our Board consulted with our management and outside legal counsel, and reviewed a significant amount of information and considered a number of factors, including, among others, the following factors:

•	Since April 2012, our management and advisors contacted more than 110 potential investors in order to secure additional capital to fund the next clinical study of cenderitide, a Phase II trial. None of the investors contacted were willing to participate in a financing transaction that would enable us to continue the development of cenderitide and to otherwise remain an independent company.

•	In addition, since April 2012, our management contacted more than 20 biotechnology and pharmaceutical companies in order to discuss with them the possibility of either collaborating on the further development of cenderitide or acquiring Nile. Other than Capricor, no party has indicated an interest in completing an acquisition or other strategic transaction.

•	As a result of the financial condition of Nile, including the fact that the amount of our liabilities exceeds the amount of our assets, a liquidation of Nile would be unlikely to return any value to our stockholders. The proposed Merger with Capricor has emerged as our only viable alternative to continue the development of cenderitide and to preserve any potential for future value to our stockholders.

•	Our Board considered the status of the development of Capricor’s lead product candidate, cardiosphere-derived stem cell, or CDC, technology, which is currently enrolling in a Phase 1/II clinical trial. Our Board also considered the status of Capricor’s Phase I clinical trial of its CDC technology, and the fact that Capricor’s Phase II clinical trial is being funded in large part with an approximately $19.8 million loan award from the California Institute for Regenerative Medicine (“CIRM”).

•	Our Board believes that the combined company will provide stockholders with two product candidates that have the potential to allow Nile stockholders to realize future value.

In the course of its deliberations, our Board also identified and considered a variety of risks and other countervailing factors, including:

•	Capricor’s technology is novel and unproven and Capricor will face significant competition in developing its CDC technology.

•	Capricor faces significant risks associated with protecting its intellectual property and creating a validated manufacturing process for its CDC technology.

•	Capricor faces risks relating to potential safety issues that it may encounter in developing its CDC technology. In addition, Capricor may be adversely affected by safety issues experienced by its competitors developing CDC technologies.

•	Our stockholders may not approve the Charter Amendment Proposals and other items to be considered at the Special Meeting, which are necessary to satisfy conditions to the parties’ obligations to consummate the Merger.

While our Board considered potentially negative and potentially positive factors, the Board concluded that, overall, the potentially positive factors outweighed the potentially negative factors.

The preceding discussion is not meant to be an exhaustive description of the information and factors considered by our Board, but is believed to address the material information and factors considered. Our Board collectively reached the unanimous decision to approve the Merger Agreement in light of the factors described above and other factors that each member of the Board felt were appropriate. In view of the wide variety of factors considered in connection with its evaluation of the Merger and the complexity of these matters, many of which are qualitative or difficult to quantify, and the quality and amount of information considered, our Board did not find it practicable to and did not make specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In considering the factors described above, individual members of the Board may have given different weight to different factors.

34

Board of Directors’ Recommendation. After careful consideration, and taking into account all of the factors outlined above, our Board unanimously determined that the Merger is advisable and fair to, and in the best interests of, Nile and its stockholders, and authorized and approved the Merger Agreement and the other transactions contemplated by the Merger Agreement, and our Board unanimously recommends that our stockholders approve the Charter Amendment Proposals in order to facilitate the Merger. Our Board also recommends that our stockholders: (i) vote “FOR” the approval of adjournments of the Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes to approve the Charter Amendment Proposals; and (ii) vote “FOR” the approval, on a nonbinding, advisory basis, of the “golden parachute” compensation that may be paid or become payable to our named executive officers in connection with the consummation of the Merger.

Interests of our Executive Officers and Directors in the Merger

In considering the recommendation of our Board in favor of the adoption of the Merger Agreement and approval of the Merger, you should be aware that our executive officers and members of our Board have interests in the Merger that are different from, or in addition to, yours.

Apart from the interests described below, such persons have, to our knowledge, no material interest in the Merger apart from those of stockholders generally. Our Board was aware of, and considered the interests of, our executive officers and directors in adopting the Merger Agreement and approving the Merger.

Darlene Horton, M.D., our President and Chief Executive Officer and a member of our Board, will be entitled to receive, immediately prior to the effective time of the Merger, a number of shares of our common stock equal to 5% of the shares of common stock then outstanding on a fully-diluted basis, and Daron Evans, our Chief Financial Officer, will be entitled to receive, immediately prior to the effective time of the Merger, a number of shares of our common stock equal to4.5% of the shares of common stock then outstanding on a fully-diluted basis.

On                        , 2013, the last practicable trading day prior to the printing of this proxy statement, there were 52,671,963 shares of our common stock issued and outstanding on a fully-diluted basis. In addition, assuming a conversion price relating to our 2013 bridge notes in the principal amount of $450,000 $0.05 per share, which is the approximately trailing volume weighted average price of our common stock from July 8, 2013 to September 30, 2013, we will issue an additional 9,000,000 shares of common stock and warrants to purchase 9,000,000 shares of common stock, which will bring our total fully-diluted number of outstanding shares of common stock to 70,671,963. Accordingly, if the Merger had been completed on         , 2013, Dr. Horton would have been entitled to receive approximately [3,533,598] shares of our common stock, having a value of approximately $176,680, and Mr. Evans would have been entitled to receive approximately [3,180,238] shares of our common stock, having a value of approximately $159,012.

For additional information regarding our agreements with Dr. Horton and Mr. Evans, please the section of this proxy statement entitled “Certain Information Regarding the Company—Executive Compensation— Employment—Employment Agreements and Post-Termination Benefits” beginning on page 89.

Regulatory Matters

We are not aware of any federal, state or local regulatory requirements that must be complied with or approvals that must be obtained prior to consummation of the Merger pursuant to the Merger Agreement, other than compliance with applicable federal and state securities laws and the filing of a certificate of merger with the Secretary of State of the State of Delaware in accordance with the General Corporation Law of the State of Delaware after all conditions to the completion of the Merger have been satisfied.

Appraisal Rights

Under the General Corporation Law of the State of Delaware, because the approval of our stockholders is not required in order for us to consummate the Merger, our stockholders are not entitled to appraisal rights in connection with the Merger and we will not independently provide our stockholders with any such right.

35

THE MERGER AGREEMENT

The following is a description of the material aspects of the Merger Agreement, but does not purport to describe all of the terms of the Merger Agreement. While we believe that the following description covers the material terms of the Merger Agreement, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire document, including the Merger Agreement attached to this proxy statement as Appendix A, for a more complete understanding of the Merger. The following description is subject to, and is qualified in its entirety by reference to, the Merger Agreement.

The Merger Agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about Nile or its business. Such information can be found elsewhere in this proxy statement and in the other public filings we make with the SEC, which are available without charge at www.sec.gov.

The Merger

Pursuant to the Merger Agreement, Merger Sub will merge with and into Capricor, with Capricor surviving as a wholly-owned subsidiary of Nile. At the effective time of the Merger, all of Capricor’s property, rights, privileges, powers and franchises before the Merger will vest in the surviving corporation and all of Capricor’s debt, liabilities and duties before the Merger will become the debts, liabilities and duties of the surviving corporation.

Closing; Effective Time

The consummation of the Merger will take place on the second business day following the satisfaction or waiver of the conditions to the closing of the Merger set forth in the Merger Agreement and described in this proxy statement, or on such other day as Nile and Capricor may mutually agree. The Merger will become effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware, or at such later time as is agreed by Nile and Capricor and specified in the certificate of merger.

Certificate of Incorporation and Bylaws

The Merger Agreement provides that at the effective time of the Merger, the certificate of incorporation of Capricor in effect immediately prior to the effective time will be amended as a result of the Merger and, as so amended, will be the certificate of incorporation of the surviving corporation, and the bylaws of Capricor as in effect immediately prior to the effective time of the Merger will be amended and, as so amended, will be the bylaws of the surviving corporation.

Directors and Officers

The directors and officers of Capricor immediately prior to the effective time of the Merger will be the initial directors and officers, respectively, of Capricor Therapeutics.

As of the effective time of the Merger, Nile’s current directors and officers will resign from their respective positions. At the effective time of the Merger, Nile’s Board will be reconstituted to consist of nine directors, seven of whom shall be designated by Capricor and two of whom shall be designated by Nile and Capricor by mutual consent. It is expected that the reconstituted Board will appoint Capricor’s current executive officers to serve as executive officers of Capricor Therapeutics.

Effect on Capital Stock

The Merger will have no effect on the shares of our common stock that are currently issued and outstanding. If the Merger is completed, as consideration for their shares of Capricor capital stock, we will issue to Capricor’s stockholders aggregate consideration consisting of a number of shares of our common stock, which we refer to as the Merger Shares, such that, immediately following the completion of the Merger, the Capricor stockholders will hold 90 percent of our issued and outstanding shares of common stock on a fully-diluted basis.

36

Effect on Equity Awards

The Merger will have no effect on the options and warrants to purchase shares of our common stock that are currently outstanding. If the Merger is completed, we will assume all outstanding options to purchase shares of Capricor’s common stock, which options will be converted into options to purchase shares of our common stock. All outstanding warrants to purchase shares of Capricor’s common stock will automatically be terminated upon completion of the Merger in accordance with their terms.

Representations and Warranties

The Merger Agreement contains representations and warranties made by us to Capricor and by Capricor to us, and may be subject to important limitations and qualifications agreed to by the parties in connection with negotiating the terms of the Merger Agreement. The statements embodied in those representations and warranties are qualified by information in a confidential disclosure schedule that we have exchanged in connection with signing the Merger Agreement, or as otherwise provided in the Merger Agreement. While we do not believe that the confidential disclosure schedule contains information that securities laws require us to publicly disclose other than information that has already been so disclosed, the confidential disclosure schedule does contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached Merger Agreement. In addition, the representations and warranties may have been included in the Merger Agreement for the purpose of allocating risk between Nile and Capricor, rather than to establish matters as facts. The confidential disclosure schedule contains information that has been included in our general prior public disclosures, as well as potential additional nonpublic information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement, which subsequent information may or may not be fully reflected in our public disclosures. For the foregoing reasons, you should not rely on the representations and warranties contained in the Merger Agreement as statements of factual information.

At the effective time of the Merger, the representations and warranties contained in the Merger Agreement are only required to be true and correct subject to the materiality standards contained in the Merger Agreement, which may differ from what may be viewed as material by stockholders. The representations and warranties will not survive consummation of the Merger and cannot be the basis for any claim under the Merger Agreement by any party thereto after consummation of the Merger. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Nile and the Merger that is contained in this proxy statement as well as in the filings that Nile makes and has made with the SEC.

The representations and warranties contained in the Merger Agreement may or may not have been accurate as of the date they were made and we make no assertion herein that they are accurate as of the date of this proxy statement.

We made representations and warranties to Capricor regarding, among other things:

•	corporate matters, including due organization and qualification to do business;

•	authority relative to the execution and delivery of, and performance of obligations under, the Merger Agreement;

•	consents, notices and filings required to consummate the Merger;

•	our capitalization;

•	title to our assets;

•	real property matters, including leased properties;

•	intellectual property matters, including our rights to use owned and licensed intellectual property;

•	matters relating to material contracts;

•	compliance with applicable laws and governmental authorizations;

37

•	tax matters;

•	environmental matters;

•	reports filed with the SEC since January 1, 2010, and the financial statements included therein;

•	the absence of undisclosed liabilities;

•	internal controls over financial reporting, disclosure controls and procedures and required certifications;

•	the valid issuance of the Merger Shares and our ownership of all outstanding shares of Merger Sub;

•	the absence of pending or threatened litigation;

•	the absence of any brokerage, finder’s or other fee or commission in connection with the Merger; and

•	the absence of bribes or other questionable payments.

Capricor made representations and warranties to us regarding, among other things:

•	corporate matters, including due organization and qualification to do business;

•	authority relative to the execution and delivery of, and performance of obligations under, the Merger Agreement;

•	consents, notices and filings required to consummate the Merger;

•	Capricor’s capitalization;

•	Capricor’s title to its assets;

•	real property matters, including leased properties;

•	intellectual property matters;

•	matters relating to material contracts;

•	compliance with applicable laws and governmental authorizations;

•	tax matters;

•	environmental matters;

•	Capricor’s financial statements and the absence of undisclosed liabilities;

•	pending or threatened litigation;

•	the absence of any brokerage, finder’s or other fee or commission in connection with the Merger; and

•	the absence of bribes or other questionable payments.

Covenants Relating to the Conduct of Our Business

From the date of the Merger Agreement through the effective time of the Merger, we have agreed to conduct our business and operations in the ordinary course and in accordance with past practice, and in compliance with the requirements of all contracts, governmental authorizations and applicable laws, and to use our best efforts to preserve intact our current business organization, keep available the services of our current officers and employees and maintain our relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other parties with whom we have business relationships. During the same period, we have also agreed that we will not, among other things, do any of the following without the prior written consent of Capricor, subject to certain exceptions:

38

•	declare, accrue, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, our capital stock or other equity or voting interests;

•	authorize for issuance or issue and deliver any additional shares of our capital stock;

•	other than the Reverse Stock Split in a ratio not to exceed 1-for-100 that is contemplated by this proxy statement, split, combine or reclassify any shares of our capital stock or other equity or voting interests, or issue or authorize the issuance of any other equity or voting interests;

•	purchase, redeem or otherwise acquire any shares of our capital stock or other securities, including shares of Merger Sub;

•	take any action that would result in any change of any term (including any conversion price thereof) of any of our debt securities;

•	other than the Charter Amendment Proposals contemplated by this proxy statement, amend or permit the adoption of any amendments of our certificate of incorporation or bylaws;

•	become a party to or authorize any acquisition transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

•	except as required by applicable law, adopt or enter into any collective bargaining agreement or other labor union contract applicable to our employees;

•	adopt a plan of complete or partial liquidation or dissolution or resolutions providing for or authorizing such a liquidation or dissolution;

•	form any subsidiary or acquire any interest in any other entity;

•	make any capital expenditure outside the ordinary course of business, make any single capital expenditure in excess of $1,000, or make capital expenditures in excess of $5,000 in the aggregate;

•	except in the ordinary course of business and consistent with past practice, enter into or become bound by, or permit any of the assets owned or used by us to become bound by, any contract, or amend or terminate, or waive or exercise any material right or remedy under, any contract;

•	acquire, lease or license any right or other asset from any third party or sell or otherwise dispose of, or lease, license or encumber, any right or other asset to any third party (except in each case for assets acquired, leased, licensed, encumbered or disposed of by us in the ordinary course of business and not having a value, or not requiring payments to be made or received, in excess of $1,000 individually, or $5,000 in the aggregate), or waive or relinquish any claim or right;

•	repurchase, prepay or incur any indebtedness or guarantee any indebtedness of any third party, guarantee any debt securities of any third party, enter into any “keep well” or other agreement to maintain any financial statement condition of any third party or enter into any arrangement having the economic effect of any of the foregoing;

•	grant, create, incur or suffer to exist any encumbrance on our assets that did not exist on the date of the Merger Agreement or write down the value of any asset or investment on our books or records, except for depreciation and amortization in the ordinary course of business and consistent with past practice;

•	make any loans, advances or capital contributions to, or investments in, any third party;

39

•	increase in any manner the compensation or benefits of, or pay any bonus to, any of our employees, officers, directors or independent contractors, except as required by applicable law;

•	hire any new employee or engage any independent contractor whose relationship may not be terminated by us on 30 days’ notice or less;

•	except as required by generally accepted accounting principles or applicable laws, change our fiscal year, revalue any of our material assets or make any changes in financial or tax accounting methods, principles or practices;

•	settle or compromise any litigation related to or in connection with our business;

•	dispose of or permit to lapse any ownership and/or right to the use of, or fail to protect, defend and maintain the ownership, validity and registration of, our intellectual property;

•	dispose of or disclose to any third party, any of our confidential information;

•	take or omit to take any action that could, or is reasonably likely to, result in any of our representations and warranties set forth in the Merger Agreement or any certificate delivered in connection with the closing of the Merger being or becoming untrue in any material respect at any time at or prior to the effective time of the Merger, result in any of the conditions to the consummation of the Merger set forth in the Merger Agreement not being satisfied, or breach any provision of the Merger Agreement;

•	cancel any insurance policy covering us or any of our current and future subsidiaries; or

•	authorize, agree, commit or enter into any contract to take any of the actions described above.

No Solicitation of Alternative Transactions

The Merger Agreement provides that we will not, and will direct and use our reasonable best efforts to cause our officers, directors, employees, agents, attorneys, accountants, advisors and representatives not to, directly or indirectly:

•	solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any competing acquisition proposal;

•	furnish any information to any third party in connection with or in response to any competing acquisition proposal or any inquiry or indication of interest that could reasonably be expected to lead to a competing acquisition proposal;

•	engage in discussions or negotiations with any third party with respect to a competing acquisition proposal;

•	approve, endorse or recommend any competing acquisition proposal; or

•	enter into any letter of intent or similar document or any contract contemplating or otherwise relating to any competing acquisition proposal.

However, we may provide information to or enter into discussions with a third party that makes an unsolicited acquisition proposal that did not result from our breach of our nonsolicitation obligations, so long as the third party has executed a confidentiality agreement at least as restrictive in all material respects as the confidentiality agreement entered into by us and Capricor, if:

•	our Board concludes in good faith, after having taken into account the advice of our outside legal counsel, that such action is required in order for our Board to comply with its fiduciary obligations to our stockholders under applicable law;

40

•	at least two business days prior to furnishing any such nonpublic information to, or entering into discussions with, such third party, we give Capricor written notice of the identity of such third party and of our intention to furnish nonpublic information to, or enter into discussions with, such third party; and

•	at least two business days prior to furnishing any nonpublic information to such third party, we furnish such nonpublic information to Capricor (to the extent such nonpublic information has not been previously furnished by us to Capricor).

We have also agreed to promptly (within 48 hours) advise Capricor of any competing acquisition proposal, any inquiry or indication of interest that could lead to an acquisition proposal or any request for nonpublic information (including the identity of the third party making or submitting such acquisition proposal, inquiry, indication of interest or request, and the terms thereof) that is made or submitted by any third party during the period between the signing of the Merger Agreement and completion of the Merger. We have agreed to keep Capricor fully informed with respect to the status of any such acquisition proposal, inquiry, indication of interest or request and any modification or proposed modification thereto.

Notwithstanding anything in the Merger Agreement to the contrary, at any time prior to the consummation of the Merger, we may terminate the Merger Agreement and enter into an agreement with a third party to effect a superior proposal (as defined in the Merger Agreement), if:

•	an unsolicited, bona fide, written offer to effect a transaction of the type referred to below in the definition of the term superior proposal is made to us and is not withdrawn;

•	such unsolicited, bona fide, written offer was not obtained or made as a direct or indirect result of a breach of (or any action inconsistent with) the Merger Agreement, the nondisclosure agreement between us and Capricor, or any “standstill” or similar agreement under which we have any rights or obligations;

•	at least two business days prior to any meeting of our Board at which our directors will consider whether such offer is a superior proposal, we provide Capricor with a written notice specifying the date and time of such meeting, the reasons for holding such meeting, the terms and conditions of the offer that is the basis of the potential action by our Board (including a copy of any draft definitive agreement reflecting the offer), and the identity of the third party making the offer;

•	our Board determines in good faith, after obtaining and taking into account the advice of an independent financial advisor of nationally recognized reputation and after consultation with outside legal counsel, that such offer constitutes a superior proposal;

•	we do not terminate the Merger Agreement for at least five business days after we provide written notice to Capricor confirming that our Board has determined that such offer is a superior proposal;

•	during such five business day period, if requested by Capricor, we engage in good faith negotiations with Capricor to amend the Merger Agreement in such a manner that the offer that was determined to constitute a superior proposal no longer constitutes a superior proposal;

•	at the end of such five business day period, such offer has not been withdrawn and continues to constitute a superior proposal; and

•	our Board determines in good faith, after consultation with outside legal counsel, that, in light of such superior proposal, terminating the Merger Agreement and entering into a definitive agreement with respect to such superior proposal is required in order for our Board to comply with its fiduciary obligations to our stockholders under applicable law.

A competing “acquisition proposal” is defined in the Merger Agreement as any proposal relating to a transaction or series of transactions involving (i) any merger, consolidation, share exchange, business combination, issuance of securities, direct or indirect acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction involving us; (ii) any direct or indirect sale, lease, exchange, transfer, license, acquisition or disposition of a material portion of our business or assets; or (iii) our liquidation or dissolution.

41

A “superior proposal” is defined in the Merger Agreement as any unsolicited, bona fide written offer made by a third party to acquire, directly or indirectly, by merger or otherwise, all of the outstanding shares of our common stock or all or substantially all of our assets, which our Board determines in its reasonable judgment, taking into account, among other things, all legal, financial, regulatory, and other aspects of the proposal and the third party making the proposal and an opinion of an independent financial advisor of nationally recognized reputation (a) is more favorable from a financial point of view to our stockholders than the terms of the Merger with Capricor, and (b) is reasonably capable of being consummated; provided, however, that any such offer shall not be deemed to be a “superior proposal” if any financing required to consummate the transaction contemplated by such offer is not committed and is not reasonably capable of being obtained by such third party.

Indemnification

We have agreed that all rights to indemnification, exculpation and advancement of expenses existing in favor of Capricor’s current or former directors, officers, and employees as provided in its certificate of incorporation and bylaws and in various agreements, as in effect on the date of the Merger Agreement with respect to matters occurring at or prior to the effective time of the Merger, will survive and continue in full force and effect after the effective time of the Merger.

Conditions to Completion of the Merger

The obligations of each of Nile and Merger Sub, on the one hand, and Capricor, on the other hand, to complete the Merger depend on the satisfaction or waiver, on or prior to the effective time of the Merger, of a number of conditions, including:

•	our receipt of the required stockholder votes to amend our certificate of incorporation to effect (i) the Reverse Stock Split and Share Reduction, and (ii) the Name Change;

•	Capricor’s receipt of the required stockholder votes to adopt the Merger Agreement and approve the Merger;

•	there being no legal or regulatory restraints or prohibitions preventing completion of the Merger;

•	for each party, specified levels of compliance by the other with its representations, warranties and obligations under the Merger Agreement; and

•	for each party, the other shall not have suffered a material adverse effect (as defined in the Merger Agreement), and no event shall have occurred or circumstance exist that, in combination with any other events or circumstances, could reasonably be expected to have such a material adverse effect.

The obligation of Capricor to complete the Merger is subject to the following additional conditions:

•	our delivery to Capricor of a written strategic plan, in form and substance satisfactory to Capricor, regarding the movement of cenderitide forward for a Phase IB and Phase II program that includes, among other things, clinical and scientific development plans and budgets, all with appropriate timelines; and

•	our entry into amendments to our license agreements for cenderitide and CU-NP with the Mayo Foundation, in form and substance satisfactory to Capricor, and our terminating certain agreements and receiving full releases from certain third parties. For additional information regarding our license agreements for cenderitide and CU-NP, please refer to the section of this proxy statement entitled “Certain Information Regarding the Company—Management’s Discussion and Analysis of Financial Condition and Results of Operations—License Agreement Commitments” beginning on page 71; and

•	our outstanding payables to employees and third parties shall not exceed $100,000.

42

Termination

Regardless of whether our stockholders have voted to amend our certificate of incorporation to effect the Reverse Stock Split, Share Reduction and Name Change, which we refer to as the Charter Amendment Proposals, the Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the effective time of the Merger:

•	by the mutual written consent of Capricor and us;

•	by either Capricor or us, if the Merger has not occurred on or before November 15, 2013, for any reason other than delay, nonperformance or breach of the Merger Agreement by the party seeking such termination;

•	by Capricor, under circumstances that involve any of the following:

o	our uncured, or an incurable breach, of any of our representations, warranties, covenants or agreements in the Merger Agreement, which would result in the conditions to Capricor’s obligation to complete the Merger not being satisfied; or

o	our violation or breach of our obligations under the nonsolicitation provisions of the Merger Agreement;

•	by us, under circumstances that involve any of the following:

o	Capricor’s uncured, or an incurable breach, of any of its representations, warranties, covenants or agreements in the Merger Agreement, which would result in the conditions to our obligation to complete the Merger not being satisfied; or

o	our acceptance of a superior proposal in compliance with our nonsolicitation obligations, and payment to Capricor of the $350,000 termination fee.

Termination Fee

The Merger Agreement provides that we will be required to pay Capricor a termination fee of $350,000 under circumstances that involve any of the following:

•	Capricor terminates the Merger Agreement for either of the following reasons, and we enter into an agreement with respect to, or consummate within 18 months after termination, any competing “acquisition transaction” (as defined in the Merger Agreement) with respect to an “acquisition proposal” (as defined in the Merger Agreement) received by our Board prior to such termination: (i) because of our uncured, or an incurable breach, of any of our representations, warranties, covenants or agreements in the Merger Agreement, which would result in the conditions to Capricor’s obligation to complete the Merger not being satisfied; or (ii) because the Merger has not occurred on or before November 15, 2013, for any reason other than delay, nonperformance or breach of the Merger Agreement by Capricor;

•	Capricor terminates the Merger Agreement as a result of our violation or breach of our obligations under the nonsolicitation provisions of the Merger Agreement; or

•	we terminate the Merger Agreement in connection with accepting a superior proposal (as defined in the Merger Agreement).

For the purposes of the above termination fee discussion, “acquisition transaction” means any transaction of the type referred to in the definition of a competing “acquisition proposal” set forth above under “The Merger Agreement—No Solicitation of Alternative Transactions.”

43

PROPOSAL NO. 1:

APPROVAL OF AMENDMENT OF CERTIFICATE OF INCORPORATION

TO EFFECT A REVERSE STOCK SPLIT AND SHARE REDUCTION

Overview

Stockholder approval of Proposal No.1 is a condition to our completion of the Merger. If Proposal No. 1 is approved and enacted, the reverse stock split will result in the combination of our common stock at a ratio not to exceed 1-for-100. This means that, at the greatest split ratio, every 100 shares of common stock outstanding prior to the effective time of the reverse stock split will represent only one share of common stock after the reverse stock split. The Share Reduction will decrease the number of shares of our common stock authorized for issuance from 100 million shares to 50 million shares, and will decrease the number of shares of our preferred stock authorized for issuance from 10 million shares to 5 million shares. Because the reduction in the authorized number of shares of our common stock and preferred stock will not be effected on a 1-for-100 basis, the reverse stock split will have the effect of creating additional unreserved shares of our authorized common stock. The par value of our common stock will remain unchanged at $0.001 per share following the reverse stock split. Except for any changes resulting from the treatment of fractional shares as discussed below, each stockholder will hold the same percentage of common stock outstanding immediately after the reverse stock split as such stockholder did immediately prior to the reverse stock split.

Reasons for the Reverse Stock Split and Share Reduction

In addition to the reasons discussed above with respect to the Merger, the Board believes that a reverse stock split and reduction in the number of authorized shares of our common stock and preferred stock is desirable and should be approved by our stockholders for a number of reasons, including:

•	Increase in Shares Available for Issuance. Because the reduction in the number of authorized shares of our common stock and preferred stock is not being effected on a 1-for-100 basis, the reverse stock split will have the effect of providing us with an increased number of shares of common stock available for future issuance.

•	Increase in Eligible Investors. A reverse stock split will allow a broader range of institutions to invest in our stock (namely, funds that are prohibited from buying stocks whose price is below a certain threshold), potentially increasing the trading volume and liquidity of our common stock.

•	Increased Analyst and Broker Interest. A reverse stock split will help increase analyst and broker interest in our stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have adopted internal policies and practices that either prohibit or discourage them from investing in such stocks or recommending such stocks to their customers. Some of those policies and practices may also function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on transactions in low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.

•	Increased Possibility of Regaining NASDAQ Listing. We were delisted from the NASDAQ Capital Market in May 2011 and trading in our common stock has since been conducted on the OTC Markets. Stocks traded on the OTC Markets are often less liquid than stocks traded on national securities exchanges, not only in terms of the number of shares that can be bought and sold at a given price, but also in terms of delays in the timing of transactions and reduced coverage of us by security analysts and the media. Among other things, one hurdle to our ability to regain listing on the NASDAQ Capital Market is the requirement that the bid price of our common stock, which was $ on the record date for the Special Meeting, must exceed $4.00 per share. By potentially increasing our stock price, the reverse stock split may increase the possibility that our stock could again be listed on the NASDAQ Capital Market.

44

Certain Risks Associated With the Reverse Stock Split

There can be no assurance that the total market capitalization of our common stock after the proposed reverse stock split will be equal to or greater than the total market capitalization before the proposed reverse stock split or that the per share market price of our common stock following the reverse stock split will either exceed or remain higher than the current per share market price.

There can be no assurance that the market price per share of our common stock after the reverse stock split will rise or remain constant in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split. For example, based on the market price of our common stock on        , 2013 of $      per share, following a 1-for-100 reverse stock split, there can be no assurance that the post-split market price of our common stock will be $     per share or greater. Accordingly, the total market capitalization of our common stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split and, in the future, the market price of our common stock following the reverse stock split may not exceed or remain higher than the market price prior to the proposed reverse stock split. In many cases, the total market capitalization of a company following a reverse stock split is lower than the total market capitalization before the reverse stock split.

A decline in the market price for our common stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of our common stock could be adversely affected following a reverse stock split.

The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If a reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. In many cases, both the total market capitalization of a company and the market price of a share of such company’s common stock following a reverse stock split are lower than they were before the reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split. If approved and effected, the reverse stock split will result in some stockholders owning “odd lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

The proposed reverse stock split may not increase our stock price, which would prevent us from realizing some of the anticipated benefits of the reverse stock split, including the possibility of regaining listing on the NASDAQ Capital Market.

The effect of a reverse stock split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar stock splits for companies in like circumstances is varied. It is possible that the per share price of our common stock after the reverse stock split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the reverse stock split. In particular, there can be no assurance that the market price per post-reverse split share will exceed the $4.00 minimum bid price that is required to regain listing on the NASDAQ Capital Market. Even if the market price per post-reverse split share does exceed $4.00, there can be no assurance that we will be able to satisfy the other listing standards of the NASDAQ Capital Market.

Principal Effects of the Reverse Stock Split

Corporate Matters. If approved by our stockholders, the reverse stock split will have the following effects:

•	the number of shares of our common stock issued and outstanding will be reduced proportionately based on the reverse split ratio;

•	based on the reverse split ratio, proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders thereof to purchase shares of our common stock, which will result in approximately the same aggregate price being required to be paid for such options or warrants upon exercise of such options or warrants immediately preceding the reverse stock split; and

45

•	the number of shares of common stock reserved for issuance under our existing stock option plans will be reduced proportionately based on the reverse split ratio.

The following table contains approximate pro forma information relating to our outstanding common stock, comparing (i) current information as of the record date and assuming the completion of the Merger, and (ii) the effectiveness of the reverse stock split at possible ratios of 1-for-25, 1-for-50, 1-for-75 and 1-for-100, a reduction in the number of authorized shares of common stock to 50,000,000 shares, and assuming the completion of the Merger.

	Current	1-for-25	1-for-50	1-for-75	1-for-100
Authorized shares	100,000,000	50,000,000	50,000,000	50,000,000	50,000,000
Issued and outstanding shares	43,520,563	1,740,823	870,411	580,274	435,206
Reserved for issuance pursuant to Nile common stock warrants	8,049,695	321,988	160,994	107,329	80,497
Reserved for options outstanding under 2005 Plan	1,101,705	44,068	22,034	14,689	11,017
Shares issuable to Nile management upon the Merger	6,713,836	268,553	134,277	89,518	67,138
Shares issuable upon conversion of Nile 2013 bridge notes, including shares underlying warrants issuable upon such conversion (1)	18,000,000	720,000	360,000	240,000	180,000
Shares to be issued in the Merger	428,741,131	17,149,645	8,574,823	5,716,548	4,287,411
Shares reserved for issuance pursuant to Capricor options and warrants	267,731,065	10,709,243	5,354,621	3,569,748	2,677,311
Authorized and unreserved shares	(673,857,995)	19,045,680	34,522,840	39,681,893	42,261,420

(1)	For purposes of this table, numbers assume the bridge notes issued by us in March 2013 in the principal amount of $450,000 will convert into shares of our common stock at a price of $0.05 per share (which represents the approximate volume weighted average price of our common stock from July 8, 2013 through September 30, 2013), or 9,000,000 shares, plus an additional 9,000,000 shares that will be issuable upon the exercise of warrants to be issued to the holders of such notes.

When effected, the reverse stock split will be effected simultaneously for all of our common stock and the ratio will be the same for all of our common stock. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interest in our company, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. As described below, stockholders holding fractional shares will be entitled to cash payments in lieu of such fractional shares. Such cash payments will reduce the number of post-split stockholders to the extent there are stockholders presently holding fewer shares than the size of the ratio of the reverse split. For example, if the reverse split is effected at a ratio of 1-for-100, any stockholder who currently holds fewer than 100 shares will no longer hold any shares of our common stock following the effective time of the reverse split. This, however, is not the purpose for which we are effecting the reverse stock split. Common stock outstanding following the reverse stock split will remain fully paid and non-assessable. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

46

Fractional Shares. No scrip or fractional certificates will be issued in connection with any reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold, as of a date prior to the effective time of the reverse split, a number of shares of our common stock not evenly divisible by the reverse split ratio will be entitled, upon surrender of certificate(s) representing such shares, to a cash payment in lieu thereof. The cash payment will equal the product obtained by multiplying (a) the fraction to which the stockholder would otherwise be entitled by (b) the last quoted bid price of our common stock on the day immediately prior to the effective time of the reverse stock split, as reported on the OTC Markets. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefor as described herein.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where our stockholders reside, where we are domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Accounting Matters. Any reverse stock split will not affect the par value of our common stock, which is $0.001 per share. As a result, as of the effective time of any reverse stock split, the stated capital on our balance sheet attributable to our common stock will be reduced proportionately based on the reverse split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be restated because there will be fewer shares of common stock outstanding.

Procedure for Effecting Reverse Stock Split and Share Reduction and Exchange of Stock Certificates

In order to effect a reverse stock split and reduction in the total number of authorized shares, we will file an amendment to our certificate of incorporation with the Secretary of State of the State of Delaware to amend our existing certificate of incorporation in substantially the form attached hereto as Appendix B. The reverse stock split and reduction in the total number of authorized shares will become effective at the time specified in the amendment. Beginning at the effective time of the Merger, each certificate representing shares of common stock prior to the effective time of the reverse stock split will be deemed for all corporate purposes to evidence ownership of the resulting combined number of shares following such reverse stock split.

As soon as practicable after the effective time, stockholders will be notified that the reverse stock split has been effected. We expect that our transfer agent, American Stock Transfer & Trust Company, LLC, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split common shares will be asked to surrender to the exchange agent certificates representing such shares in exchange for certificates representing post-split shares of common stock in accordance with the procedures to be set forth in the letter of transmittal that we send to our stockholders. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. Any pre-split share certificates submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for certificates representing post-split shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material federal income tax consequences of the reverse stock split, does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-split shares of common stock were, and the post-split shares of common stock will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder's own tax advisor with respect to the tax consequences of the reverse stock split.

47

Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a stockholder upon such stockholder's exchange of certificates representing pre-split shares for post-split shares pursuant to the reverse stock split. The aggregate tax basis of the post-split shares received in the reverse stock split (including any fraction of a post-split share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the pre-split shares exchanged therefore. In general, stockholders who receive cash in exchange for their fractional share interests in the post-split shares as a result of the reverse stock split will recognize gain or loss based on their adjusted basis in the fractional share interests redeemed. The stockholder’s holding period for the post-split shares will include the period during which the stockholder held the pre-split shares surrendered in the reverse stock split.

Our view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.

Effective Date of Amendment to Certificate of Incorporation

As discussed above under “Procedure for Effecting Reverse Stock Split and Share Reduction and Exchange of Stock Certificates,” if approved by the stockholders, it is anticipated that the amendment to the certificate of incorporation contemplated by Proposal No. 1 will become effective upon the filing of a certificate of amendment, in substantially the form attached hereto as Appendix B, with the Secretary of State of the State of Delaware, which such filing is expected to occur as soon as practicable after the Special Meeting.

Reservation of Rights by the Board of Directors

If approved, the Board reserves the right to abandon the amendment contemplated by Proposal No. 1.

No Appraisal Rights

Under the General Corporation Law of the State of Delaware, our stockholders are not entitled to appraisal rights with respect to Proposal No. 1, and we will not independently provide stockholders with any such rights.

Vote Required and Recommendation of the Board

The amendment to our certificate of incorporation contemplated by Proposal No. 1 requires the affirmative vote of a majority of our outstanding shares of common stock as of the record date for the Special Meeting. You may vote either “FOR” or “AGAINST” Proposal No. 1, or you may “ABSTAIN.” Abstentions and broker non-votes will have the same effect as “AGAINST” votes.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

YOU VOTE “FOR” PROPOSAL NO. 1.

48

PROPOSAL NO. 2:

APPROVAL OF AMENDMENT OF CERTIFICATE OF INCORPORATION

TO CHANGE THE COMPANY’S NAME

Overview; Reasons for the Name Change

Stockholder approval of Proposal No.2 is a condition to our completion of the Merger. If Proposal No. 2 is approved and enacted, and contingent upon consummation of the Merger, our corporate name will be changed from “Nile Therapeutics, Inc.” to “Capricor Therapeutics, Inc.” We, together with Capricor’s management, believe that the corporate name change will better align our corporate name with our business and mission if the Merger is consummated.

Procedure for Effecting the Name Change

In order to effect the name change, we will file an amendment to our certificate of incorporation with the Secretary of State of the State of Delaware to amend our existing certificate of incorporation in substantially the form attached hereto as Appendix B. The name change will become effective at the time specified in the amendment.

Principal Effects of the Name Change

The change of our name to Capricor Therapeutics, Inc. will not affect in any way the validity of currently outstanding stock certificates or the trading of our securities. Our stockholders will not be required to surrender or exchange any of the Nile stock certificates that they currently hold. Stockholders with certificated shares may continue to hold their existing certificates or may elect to receive new certificates reflecting the name change by tendering the old certificates to our transfer agent, American Stock Transfer & Trust Company, LLC.

If the Merger is consummated and the name change is effected, we intend to change our OTC Markets trading symbol from “NLTX” to “CAPR.”

Effective Date of Amendment to Certificate of Incorporation

As discussed above under “Procedure for Effecting the Name Change,” if approved by the stockholders, it is anticipated that the amendment to the certificate of incorporation contemplated by Proposal No. 2 will become effective upon the filing of a certificate of amendment, in substantially the form attached hereto as Appendix B, with the Secretary of State of the State of Delaware, which such filing is expected to occur as soon as practicable after the Special Meeting.

Reservation of Rights by the Board of Directors

If approved, the Board reserves the right to abandon the amendment contemplated by Proposal No. 2.

No Appraisal Rights

Under the General Corporation Law of the State of Delaware, our stockholders are not entitled to appraisal rights with respect to Proposal No. 2, and we will not independently provide stockholders with any such rights.

Vote Required and Recommendation of the Board

The amendment to our certificate of incorporation contemplated by Proposal No. 2 requires the affirmative vote of a majority of our outstanding shares of common stock as of the record date for the Special Meeting. You may vote either “FOR” or “AGAINST” Proposal No. 2, or you may “ABSTAIN.” Abstentions and broker non-votes will have the same effect as “AGAINST” votes.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

YOU VOTE “FOR” PROPOSAL NO. 2.

49

PROPOSAL NO. 3:

APPROVAL OF ADJOURNMENT OF SPECIAL MEETING

Overview

Because stockholder approval of Proposal No.1 and Proposal No. 2, which we refer to as the Charter Amendment Proposals, are conditions to our completion of the Merger, we are asking our stockholders to approve a proposal authorizing us to adjourn the Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes to approve the Charter Amendment Proposals.

Vote Required and Recommendation of the Board

Stockholder approval of Proposal No. 3 requires the number of votes cast in favor of Proposal No. 3 to exceed the number of votes cast against Proposal No. 3. You may vote either “FOR” or “AGAINST” Proposal No. 3, or you may “ABSTAIN.” Abstentions and broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

YOU VOTE “FOR” PROPOSAL NO. 3.

50

PROPOSAL NO. 4:

ADVISORY VOTE ON “GOLDEN PARACHUTE” COMPENSATION

Overview

The Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act require that we provide our stockholders the opportunity to vote on a nonbinding, advisory resolution regarding the compensation that may be paid or become payable to our named executive officers in connection with the consummation of the Merger. The description of the payments contained in the section of this proxy statement entitled “Summary Term Sheet—Interests of our Executive Officers and Directors in the Merger” is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure regarding the compensation that may be paid or become payable to our named executive officers in connection with the consummation of the Merger.

Accordingly, our stockholders are being asked to approve the following resolution:

“RESOLVED, that the stockholders approve, on a nonbinding, advisory basis, the compensation that may be paid or become payable to our named executive officers in connection with the consummation of the Merger as disclosed pursuant to Item 402(t) of Regulation S-K and as further described in the section of this proxy statement entitled “Summary Term Sheet—Interests of our Directors and Executive Officers in the Merger.”

Approval of this proposal is not a condition to completion of the Merger, and the vote with respect to this proposal is advisory only and will not be binding on us. If the Merger is completed, the “golden parachute” compensation may be paid to our named executive officers in accordance with the terms of their respective compensation arrangements even if our stockholders fail to approve this proposal.

Vote Required and Recommendation of the Board

Stockholder approval of Proposal No. 4 requires the number of votes cast in favor of Proposal No. 4 to exceed the number of votes cast against Proposal No. 4. You may vote either “FOR” or “AGAINST” Proposal No. 4, or you may “ABSTAIN.” Abstentions and broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

YOU VOTE “FOR” PROPOSAL NO. 4.

51

CERTAIN INFORMATION REGARDING THE COMPANY

OUR BUSINESS

Company Overview

We are a development stage, biopharmaceutical company developing innovative products for the treatment of cardiovascular and renal diseases, with an initial focus on heart failure. We currently have exclusive rights to develop two drug candidates:

•	Cenderitide (formerly CD-NP), our lead product candidate, is a chimeric natriuretic peptide that we are developing for the treatment of heart failure. To date, we have developed cenderitide for the treatment of patients for up to 90 days following admission for acutely decompensated heart failure, or ADHF. We refer to this setting as the “post-acute” period. In 2011, we completed a 58-patient Phase I clinical trial of cenderitide in the post-acute setting. We conducted this clinical trial in collaboration with Medtronic, Inc., delivering cenderitide through continuous intravenous infusion using Medtronic’s pump technology. Following that Phase I clinical trial, we had planned to initiate a Phase II clinical trial of cenderitide, pending availability of capital resources. However, to date, we have been unable to raise the capital necessary to conduct the next phase of development of cenderitide. Any further development of cenderitide is subject to our ability to either raise additional capital or enter into a strategic transaction in which an acquiror or strategic partner provides the capital necessary to continue development activities. In addition to treating heart failure, we believe cenderitide may be useful in several other cardiovascular and renal indications.

•	CU-NP, is a pre-clinical rationally-designed natriuretic peptide that consists of amino acid chains identical to those produced by the human body, specifically the ring structure of C-type natriuretic peptide, or CNP, and the N- and C-termini of Urodilatin, or URO. All development of CU-NP is on hold pending the results of our efforts to pursue additional financing or strategic alternatives.

We were originally incorporated under Delaware law in August 2005 under the name Nile Pharmaceuticals, Inc. and we changed our name to Nile Therapeutics, Inc. in January 2007. On September 17, 2007, we were acquired by SMI Products, Inc., or SMI, which was then a public shell company, in a reverse merger transaction whereby a wholly-owned subsidiary of SMI merged with and into Nile Therapeutics, Inc., with Nile Therapeutics, Inc. remaining as the surviving corporation and a wholly-owned subsidiary of SMI. In accordance with the terms of the transaction, the stockholders of Nile Therapeutics, Inc. exchanged all of their shares of Nile Therapeutics, Inc. common stock for shares of SMI common stock, which, immediately following the transaction, represented approximately 95 percent of the issued and outstanding common stock of SMI. Upon completion of the merger, the sole officer and director of SMI resigned and was replaced by the officers and directors of Nile Therapeutics, Inc.. Additionally, following the merger, Nile Therapeutics, Inc., or Old Nile, was merged with and into SMI, and SMI changed its name to Nile Therapeutics, Inc., or Nile, and adopted the business plan of Old Nile. Because the merger was accounted for as a reverse acquisition under generally accepted accounting principles, the financial statements for periods prior to September 17, 2007 reflect only the operations of Old Nile.

We do not currently own or lease any real property. Our mailing address is 63 Bovet Rd., Suite 421, San Mateo, California 94402. Our telephone number is 650-918-7489 and our Internet address is www.nilethera.com. The information on, or accessible through, our website is not part of this proxy statement.

52

Our Product Candidates

The following table summarizes our product development programs:

Product	Indications	Commercial Rights	Ongoing Studies / Status

Cenderitide	Heart failure	Nile

Completed single-blind, placebo-controlled Phase I study of cenderitide in chronic heart failure patients in October 2011. The primary objective of the study was to assess the pharmacokinetics of cenderitide delivered through a subcutaneous micro-needle pump to patients in the post-acute heart failure setting. All future studies are on hold pending the results of our efforts to pursue additional financing or strategic alternatives.

CU-NP	Cardiovascular / Renal	Nile	Preclinical. All development is on hold pending the results of our efforts to pursue additional financing or strategic alternatives.

Background on Heart Failure

Heart failure, or HF, is a condition that exists when the heart cannot pump blood to the body as quickly as needed. Blood returning to the heart faster than the heart can eject it congests the system behind it. Decreased blood flow to organs, such as the kidneys, causes the body to retain more fluid, which further complicates the problem. As a result, HF can often cause damage to the kidneys and other organs, which in turn can worsen the condition of the heart.

HF is the fastest-growing clinical cardiac disease in the United States according to the American Heart Association, affecting over 5 million Americans. Over 1.2 million patients in the U.S. each year are hospitalized with ADHF, an acute exacerbation of their condition. This hospitalization rate is almost double the rate seen 15 years ago. HF is the most frequent cause of hospital admission in the U.S. for patients older than age 65, generating annual inpatient costs of more than $35 billion, according to the American Heart Association. We believe that approval of a novel agent with safety and efficacy improvements over existing therapies could significantly expand the HF market.

Patients with heart failure are treated with a combination of drugs in an attempt to improve cardiac output and reverse fluid overload. Diuretics, such as furosemide, are used as a first-line treatment to relieve the symptoms of ADHF patients by helping to remove excess fluid from the body, which then helps to increase cardiac output. However, some studies have correlated high doses of intravenous (i.v.) furosemide, a diuretic, with a decreased kidney function and some patients can become resistant to the effects of furosemide. Second-line treatments are often palliative, and can come at the cost of an increased mortality rate. Despite aggressive therapy, 1 in 3 patients die of the disease within a year of diagnosis, reflecting a substantial need for novel treatments.

Only one new treatment for ADHF patients has been approved by the FDA in over 20 years: nesiritide, which is also known as Natrecor®, or B-type natriuretic peptide, or BNP. Nesiritide, a drug marketed by Johnson & Johnson, is a natriuretic peptide that targets the A-type natriuretic peptide receptor and was approved in 2001 by the FDA.

Within 90 days following hospital admission for ADHF, which we refer to as the “post-acute” period, approximately 40% of patients with ADHF return to the hospital or pass away. To prevent a return to the hospital, post-acute patients need sustained cardiac and renal function support to prevent a recurrence of their acute symptoms. While this post-acute indication is a novel indication in the HF space, we believe that post-acute patients represent one of the greatest areas of unmet need in the HF market.

Cenderitide Program

Cenderitide is a novel chimeric natriuretic peptide in clinical development for the treatment of HF patients. Cenderitide was rationally designed by scientists at the Mayo Clinic’s cardio-renal research labs. Current therapies for ADHF, including nesiritide, have been associated with favorable pharmacologic effects, but have also been associated with hypotension, which limit their utility outside the hospital setting. Cenderitide was designed to preserve the favorable effects of existing natriuretic peptide therapies while reducing or attenuating the hypotensive response and enhancing or preserving renal function. We believe that cenderitide has potential utility in multiple cardio-renal indications, including preservation of cardiac function following acute myocardial infarction and prevention of renal damage following cardiac surgery.

53

Prior Clinical Studies

In 2007, we completed a Phase I dose-escalation study in healthy volunteers to examine the safety and pharmacodynamic effects of various doses of cenderitide. The study placed particular emphasis on the effects of cenderitide on blood pressure and renal function. Data from the completed Phase I study in healthy volunteers was consistent with several pre-clinical findings, including that cenderitide was associated with increased levels of plasma current good manufacturing practices, or cGMP, a secondary messenger of the target receptor, preserved renal function, increased urinary excretion of sodium, or natriuresis, and increased urination, or diuresis. The study also showed that cenderitide had a minimal effect on mean arterial pressure, a measurement of pumped blood flow in the arteries.

In 2008, we initiated two additional dose-escalation studies to assess the safety and pharmacodynamic profile of cenderitide in heart failure patients. The first study was a Phase I study in chronic heart failure patients with signs of fluid overload designed to understand the maximum tolerated dose of the product candidate. Patients with chronic heart failure with signs of fluid overload were enrolled into the study. The effects of 24 hours of cenderitide, delivered through intravenous (i.v.) infusion, was compared to the patient’s baseline established in the 24 hours prior to cenderitide infusion. The patient’s oral diuretic and vasoactive medications were withheld during the cenderitide infusion. While the study was not powered for statistical analysis, data from the Phase I study indicated the following:

•	Cenderitide was tolerated at doses of up to 20 ng/kg/min;

•	Cenderitide blood pressure effects were dose-dependent and well characterized;

•	Cenderitide infusion resulted in increases in diuresis at doses of 3, 10 and 20 ng/kg/min, as compared to each patient’s base-line, which included oral diuretic medication;

•	With a 24-hour infusion, cenderitide produced decreases in serum creatinine and cystatin-c in stable heart failure patients, consistent with enhanced renal function; and

•	As expected, the limiting toxicity of cenderitide was shown to be symptomatic hypotension, which was experienced by one of six patients at the maximum tolerated dose of 20 ng/kg/min, and by two of two patients at a dose of 30 ng/kg/min.

The second study initiated in 2008 was a Phase II study in acute heart failure patients designed to better understand the hemodynamic properties of cenderitide, or how cenderitide affected blood circulation. The subjects were enrolled 24-48 hours after admission to the hospital for acute heart failure. In the first 24-48 hours after admission, subjects were treated with the standard of care. The subjects were enrolled into the study only after an investigator had determined that the patient needed a Swan-Ganz catheter to better monitor pulmonary capillary wedge pressure, or PCWP, and after the patient’s acute condition had stabilized. All patients received a continuous i.v. infusion of furosemide throughout the administration of cenderitide. Data from this Phase II study indicated the following:

•	Cenderitide was tolerated at all study doses, including 1, 3, 10 and 20 ng/kg/min;

•	Cenderitide had minimal blood pressure effects at all doses;

•	In the first cohort, where patients were dosed at 3 and then 10 ng/kg/min, the cenderitide infusions produced clinically relevant reductions in PCWP;

•	In the second cohort, where patients were dosed at 1 and 20 ng/kg/min, the cenderitide infusions did not result in clinically relevant reductions in PCWP;

•	Cenderitide produced a clinically relevant increase in diuresis at doses of 3, 10 and 20 ng/kg/min when administered concurrently with i.v. furosemide; and

•	There was no clinically relevant change in serum creatinine and there were no cases of symptomatic hypotension in any subject.

In March 2009, the FDA placed a clinical hold on the cenderitide program. The FDA requested additional data on our Phase II clinical trial, which was finalized in March 2009, and modifications to cenderitide’s current investigator brochure. We submitted a full response to the FDA in April 2009 and the cenderitide program was released from clinical hold in May 2009.

54

In June 2010, we completed dosing of a 77 patient, open-label, placebo-controlled Phase II study of cenderitide in patients with ADHF and mild to moderate renal dysfunction. Cenderitide infusion at 1.25, 2.5 and 3.75 ng/kg/min appeared to be well tolerated. A dose-related effect on blood pressure was observed, with minimal or mild blood pressure reduction at 1.25 and 2.5 ng/kg/min, and moderate blood pressure reduction at 3.75 ng/kg/min. Dose escalation was limited by significant blood pressure reduction at 5 ng/kg/min. Secondary and exploratory analyses demonstrated favorable effects of cenderitide on renal function, particularly at the 1.25 and 2.5 ng/kg/min doses. At these doses, cenderitide appeared to preserve or enhance renal function compared to placebo, as evidenced by favorable trends in several biomarkers correlated with kidney function, including creatinine and cystatin-c.

In March 2011, the FDA granted Fast Track designation to our post-acute heart failure development program for cenderitide.

In October 2011, we completed dosing of a 58 patient, open-label, placebo-controlled Phase I clinical trial that was designed to understand the doses required to achieve pre-determined plasma levels of cenderitide when delivered through a subcutaneous infusion pump. The target cenderitide plasma levels were based on our previous Phase II clinical trials, in which cenderitide was delivered through continuous i.v. infusion. The Phase II study enrolled patients in three parts. In Part A of the trial, 12 patients received two subcutaneous bolus injections of cenderitide. In Part B of the trial, 34 patients received a 24-hour continuous subcutaneous infusion of either of two fixed doses of cenderitide or placebo. In Part C, 12 patients received a 24-hour continuous subcutaneous infusion of either a weight-based dose of cenderitide, or placebo. All infusions were delivered through subcutaneous pump technology of Medtronic, Inc. pursuant to the parties’ February 2011 collaboration agreement. In accordance with the terms of that agreement, Medtronic agreed to reimburse us for certain expenses of this Phase I study and provided the subcutaneous pumps used in the study.

The top line results from the Phase I trial are as follows:

•	The primary end-point was met – cenderitide achieved target pharmacokinetic, or PK, levels when delivered through Medtronic’s subcutaneous pump technology;

•	24 hour subcutaneous delivery of cenderitide through Medtronic’s pump technology was well-tolerated, with no injection site irritation;

•	Subcutaneously delivered cenderitide has an acceptable bioavailability profile;

•	Cenderitide’s PK profile achieved steady-state when delivered through subcutaneous infusion;

•	Weight-based dosing reduced PK variability, as compared to a fixed dosing regimen.

In addition to our own studies, in July 2008, the Mayo Clinic initiated a Phase I study, under an investigator-sponsored investigational new drug application, or IND, to better understand cenderitide’s renal properties.

Future Clinical Studies

We believe the next step in the clinical development of cenderitide is a Phase II single-blind, placebo-controlled, dose-ranging study in post-acute patients, with the primary objective of ensuring that patients can tolerate subcutaneous infusion for up to 90 days in an outpatient setting. We estimate the costs to conduct this Phase II study, with up to 296 patients, will be approximately $15 million to $20 million and will take approximately 30 months to complete. However, we have lacked the necessary capital to conduct any additional development activities of cenderitide, and until we obtain such capital, we will not proceed with any further development. For more than 12 months, we have sought either additional financing to fund such activities or a collaboration or other strategic agreement with another company that would provide the capital needed to fund further development of our product candidates. Prior to our entry into the Merger Agreement with Capricor, we had been unsuccessful in securing such additional capital. The proposed Merger with Capricor is subject to several conditions, including the approval of our stockholders of a reverse split of our common stock at a ratio not to exceed 1-for-100. If such conditions are not satisfied, we may be unable to complete the proposed Merger and would be forced to liquidate the Company. See “Risk Factors – Risks Relating to the Merger – We do not have the necessary resources to develop our product candidates….”

55

CU-NP Program

CU-NP is our novel natriuretic peptide rationally designed by scientists at the Mayo Clinic’s cardio-renal research labs. CU-NP was designed to combine the favorable hemodynamic venodilating effects of CNP generated via NPR-B receptor agonism, with the beneficial renal effects of Urodilatin generated via NPR-A receptor agonism. In animal models, CU-NP was shown to increase natriuresis, diuresis and glomerular filtration rate in a dose dependent manner, decrease cardiac filling pressure and inhibit the renin-angiotensin system without inducing significant hypotension. As with cenderitide, all development of CU-NP is on hold pending the results of our efforts to pursue strategic alternatives.

Intellectual Property, License and Collaboration Agreements

Our goal is to obtain, maintain and enforce patent protection for our products, formulations, processes, methods and other proprietary technologies, preserve our trade secrets, and operate without infringing on the proprietary rights of other parties, both in the United States and abroad. Our policy is to actively seek to obtain, where appropriate, the broadest intellectual property protection possible for our current product candidates and any future product candidates, proprietary information and proprietary technology through a combination of contractual arrangements and patents, both in the United States and abroad. Even patent protection, however, may not always afford us with complete protection against competitors who seek to circumvent our patents. If we fail to adequately protect or enforce our intellectual property rights or secure rights to patents of others, the value of our intellectual property rights would diminish.

We have depended upon the skills, knowledge and experience of scientific and technical personnel, as well as that of advisors, consultants and other contractors, none of which is patentable. To help protect such proprietary know-how, which is not patentable, and inventions for which patents may be difficult to enforce, we have relied, and will in the future rely~~.~~ on trade secret protection and confidentiality agreements to protect our interests. To this end, we require all of our employees, consultants, advisors and other contractors to enter into confidentiality agreements that prohibit the disclosure of confidential information and, where applicable, require disclosure and assignment to us of the ideas, developments, discoveries and inventions important to our business.

License Agreements

Cenderitide

On January 20, 2006, we entered into an exclusive, worldwide, royalty-bearing license agreement, or the Cenderitide License Agreement, with Mayo Foundation for Medical Education and Research, or the Mayo Foundation, for the rights to issued patents, patent applications and know-how relating to the use of cenderitide in all therapeutic uses. We were also entitled to rights to improvements to cenderitide that arose out of the laboratory of Dr. John Burnett, the co-inventor of cenderitide, until January 19, 2009.

Under the terms of the Cenderitide License Agreement, we paid the Mayo Foundation an up-front cash payment and reimbursed it for past patent expenses. We issued to the Mayo Foundation 1,379,419 shares of our common stock. Additionally, we agreed to make contingent cash payments up to an aggregate of $31.9 million upon successful completion of specified clinical and regulatory milestones relating to cenderitide. This aggregate amount is subject to increase upon the receipt of regulatory approval for each additional indication of cenderitide as well as for additional compounds or analogues contained in the intellectual property. In July 2008, we made a milestone payment of $400,000 to the Mayo Foundation upon the dosing of the first patient in a Phase II trial. There were no such milestone payments due for the year ended December 31, 2012. Based on the current stage of research, we do not expect to make any milestone payments for the year ending December 31, 2013. Pursuant to the Cenderitide License Agreement, we are required to pay the Mayo Foundation an annual maintenance fee and a percentage of net sales of licensed products, as well as $50,000 per year for the consulting services of Dr. Burnett, as long as Dr. Burnett continues to serve as chairman of our Scientific Advisory Board.

In addition to the potential milestone payments discussed above, the Cenderitide License Agreement requires us to issue shares of our common stock to the Mayo Foundation for an equivalent dollar amount of grants received in excess of $300,000, but not to exceed $575,000. For the period from August 1, 2005 (inception) through December 31, 2008, we received $482,235 in grant income for which we issued to the Mayo Foundation 63,478 shares (representing $182,236) of our common stock. No such shares have been issued since the year ended December 31, 2008.

56

The Cenderitide License Agreement, unless earlier terminated, will continue in full force and effect until January 20, 2026. However, to the extent any patent covered by the license is issued with an expiration date beyond January 20, 2026, the term of the agreement will continue until such expiration date. The Mayo Foundation may terminate the agreement earlier (i) for our material breach of the agreement that remains uncured after 90 days’ written notice to us, (ii) for our insolvency or bankruptcy, or (iii) if we challenge the validity or enforceability of any of the patents in any manner. We may terminate the Cenderitide License Agreement without cause upon 90 days’ written notice.

Pursuant to the Cenderitide License Agreement, we have exclusive rights to 3 issued U.S. patents and 3 pending U.S. patent applications, 16 issued foreign patents and 3 pending foreign applications, covering composition of matter and methods of use. These patents and patent applications cover cenderitide, and other similar natriuretic peptides, as well as methods of use of the peptides in the treatment of multiple cardiovascular and renal indications. The issued composition of matter patent expires in 2019 and, if allowed, the last of the pending U.S. patents would expire in 2028.

As of the end of 2012, we were not in compliance with several terms of the Cenderitide License Agreement, including, but not limited to, provisions requiring us to pay the Mayo Foundation an annual maintenance fee and actively pursue the development of cenderitide. We are in discussions with the Mayo Foundation to amend the agreement, but we cannot guarantee that we will be able to reach an agreement with the Mayo Foundation that allows us to maintain our rights to cenderitide.

CU-NP

On June 13, 2008, we entered into an exclusive, worldwide, royalty-bearing license agreement, or the CU-NP License Agreement, with the Mayo Foundation for certain rights to intellectual property and to develop commercially CU-NP for all therapeutic indications. We were also entitled to rights to improvements to CU-NP that arose out of the Mayo Clinic laboratory of Dr. John Burnett and Dr. Candace Lee, the inventors of CU-NP, until June 12, 2011.

Under the terms of the CU-NP License Agreement, we made an up-front cash payment to the Mayo Foundation and agreed to make future contingent cash payments up to an aggregate of $24.3 million upon achievement of specific clinical and regulatory milestones relating to CU-NP, including a milestone payment due in connection with the initiation of the first Phase II clinical trial of the licensed product. The aggregate amount of $24.3 million is subject to increase upon the receipt of regulatory approval for each additional indication of CU-NP, as well as for additional compounds or analogues contained in the intellectual property. There were no such milestone payments due for the year ended December 31, 2012. Based on the current stage of research, we do not expect to make any milestone payments for the year ending December 31, 2013. Pursuant to the agreement, we must also pay the Mayo Foundation an annual maintenance fee and a percentage of net sales of licensed products.

In addition to these cash payments payable with respect to the CU-NP License Agreement, we also agreed to issue shares of our common stock and warrants to the Mayo Foundation. In June 2008, we issued 49,689 shares of common stock to the Mayo Foundation having a fair market value as of June 13, 2008 equal to $250,000. Additionally, Dr. Burnett has applied for funding through the Mayo Foundation’s Discovery-Translation Program. In the event Dr. Burnett is awarded funding through this program, and the funding is used for the development of the licensed product based on the patent applications, we agreed to grant to the Mayo Foundation an equivalent dollar value in warrants to purchase shares of our common stock. The number of shares purchasable under these warrants will be calculated using the Black-Scholes option-pricing model and the warrants will include a cashless exercise provision with language to be negotiated in good faith between the parties.

The CU-NP License Agreement, unless earlier terminated, will continue in full force and effect until June 13, 2028. However, to the extent any patent covered by the license is issued with an expiration date beyond June 13, 2028, the term of the agreement will continue until such expiration date. The Mayo Foundation may terminate the agreement earlier (i) for our material breach of the agreement that remains uncured after 90 days’ written notice to us, (ii) for our insolvency or bankruptcy, (iii) if we challenge the validity or enforceability of any of the patents in any manner, or (iv) upon receipt of notice from us that we have terminated all development efforts under the agreement. We may terminate the CU-NP License Agreement without cause upon 90 days’ written notice.

57

Pursuant to the CU-NP License Agreement, we have exclusive rights to one U.S. patent and three pending foreign applications, covering composition of matter and methods of use. These patents and patent applications cover CU-NP, and other similar natriuretic peptides, as well as methods of use of the peptides in the treatment of multiple cardiovascular and renal indications. If allowed, the pending U.S. patent would expire in 2028.

As of the end of 2012, we were not in compliance with several terms of the CU-NP License Agreement, including, but not limited to, provisions requiring us to pay the Mayo Foundation an annual maintenance fee and actively pursue the development of CU-NP. We are in discussions with the Mayo Foundation to amend the CU-NP License Agreement, but we cannot guarantee that we will be able to reach an agreement with the Mayo Foundation that allows us to maintain our rights to CU-NP.

Medtronic Collaboration Agreement

In February 2011, we entered into a Clinical Trial Funding Agreement with Medtronic. Pursuant to the agreement, Medtronic provided the funding and equipment necessary for us to conduct our Phase I clinical trial to assess the pharmacokinetics and pharmacodynamics of cenderitide when delivered to heart failure patients through continuous subcutaneous infusion using Medtronic’s diabetes pump technology.

Under the agreement with Medtronic, we agreed not to enter into an agreement with a third party to develop or commercialize cenderitide or any drug/device combination developed under the agreement until the earlier of: (i) three months following delivery to Medtronic of a final database with respect to the Phase I trial; and (ii) 15 months after the date of the agreement. The final database was delivered to Medtronic on November 19, 2011.

The agreement provides that intellectual property conceived in or otherwise resulting from the performance of the Phase 1 clinical trial shall be jointly owned by us and Medtronic, and that we shall pay royalties to Medtronic based on the net sales of any Nile product, the manufacture, use or sale of which is covered or claimed in one or more issued patents constituting such jointly-owned intellectual property. The agreement further provides that, if the parties fail to enter into a definitive commercial license agreement with respect to cenderitide, then each party shall have a right of first negotiation to license exclusive rights to any jointly-owned intellectual property.

Pursuant to its terms, the agreement expired in February 2012, following the completion of the Phase I clinical trial and the delivery of data and reports related to such study, but remains subject to certain provisions that are intended to survive expiration of the agreement.

Government Regulation

The research, development, testing, manufacture, labeling, promotion, advertising, distribution, and marketing, among other things, of our product candidates are extensively regulated by governmental authorities in the United States and other countries. In the United States, the FDA regulates drugs under the Federal Food, Drug, and Cosmetic Act, or the FDCA, and it’s implementing regulations. Failure to comply with the applicable United States requirements may subject us to administrative or judicial sanctions, such as FDA refusal to approve a pending NDA, warning letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, and/or criminal prosecution.

Drug Approval Process

A drug or drug candidate may not be marketed or sold in the United States until it has received FDA approval. The process to receiving such approval is long, expensive and risky, and includes the following steps:

•	pre-clinical laboratory tests, animal studies, and formulation studies;
•	submission to the FDA of an investigational new drug application, or IND, for human clinical testing, which must become effective before human clinical trials may begin;

58

•	adequate and well-controlled human clinical trials to establish the safety and efficacy of the drug for each indication;
•	submission to the FDA of an NDA;
•	satisfactory completion of an FDA inspection of the manufacturing facility or facilities at which the drug is produced to assess compliance with cGMPs; and
•	FDA review and approval of the NDA.

Pre-clinical tests include laboratory evaluation of product chemistry, toxicity, and formulation, as well as animal studies. The conduct of the pre-clinical tests and formulation of the compounds for testing must comply with federal regulations and requirements. The results of the pre-clinical tests, together with manufacturing information and analytical data, are submitted to the FDA as part of an IND, which must become effective before human clinical trials may begin. An IND will automatically become effective 30 days after receipt by the FDA, unless before that time the FDA raises concerns or questions about issues such as the conduct of the trials as outlined in the IND. In such a case, the IND sponsor and the FDA must resolve any outstanding FDA concerns or questions before clinical trials can proceed. There can be no assurance that submission of an IND will result in the FDA allowing clinical trials to begin.

Clinical trials involve the administration of the investigational drug to human subjects under the supervision of qualified investigators. Clinical trials are conducted under protocols detailing the objectives of the study, the parameters to be used in monitoring safety, and the effectiveness criteria to be evaluated. Each protocol must be submitted to the FDA as part of the IND.

Clinical trials are typically conducted in three sequential “Phases”, although the Phases may overlap. The study protocol and informed consent information for study subjects in clinical trials must also be approved by an Institutional Review Board for each institution where the trials will be conducted. Study subjects must sign an informed consent form before participating in a clinical trial. Phase I usually involves the initial introduction of the investigational drug into human patients to evaluate its short-term safety, dosage tolerance, metabolism, pharmacokinetics and pharmacologic actions and, if possible, to gain an early indication of its effectiveness. Phase II usually involves trials in a limited patient population to (i) evaluate dosage tolerance and appropriate dosage; (ii) identify possible adverse effects and safety risks; and (iii) evaluate preliminarily the efficacy of the drug for specific indications. Phase III trials usually further evaluate clinical efficacy and test further for safety by using the drug in its final form in an expanded patient population. There can never be any assurance that Phase I, Phase II, or Phase III testing will be completed successfully within any specified period of time, if at all. Furthermore, clinical trials may be suspended at any time on various grounds, including a finding that the subjects or patients are being exposed to an unacceptable health risk.

The FDCA permits the FDA and the IND sponsor to agree in writing on the design and size of clinical studies intended to form the primary basis of an effectiveness claim in an NDA. This process is known as Special Protocol Assessment. These agreements may not be changed after the clinical studies begin, except in limited circumstances.

Assuming successful completion of the required clinical testing, the results of the pre-clinical studies and of the clinical studies, together with other detailed information, including information on the manufacture and composition of the drug, are submitted to the FDA in the form of an NDA requesting approval to market the product for one or more indications. The testing and approval process requires substantial time, effort and financial resources. The FDA reviews the application and may deem it to be inadequate to support the registration, and companies cannot be sure that any approval will be granted on a timely basis, if at all. The FDA may also refer the application to the appropriate advisory committee, typically a panel of clinicians, for review, evaluation, and a recommendation as to whether the application should be approved. The FDA is not bound by the recommendations of the advisory committee.

The FDA has various programs, including fast track, priority review, and accelerated approval, that are intended to expedite or simplify the process for reviewing drugs, and/or provide for approval on the basis of surrogate endpoints. Generally, drugs that may be eligible for one or more of these programs are those for serious or life-threatening conditions, those with the potential to address unmet medical needs, and those that provide meaningful benefit over existing treatments. There can be no assurance that a drug will qualify for any of these programs, or that, if a drug does qualify, the review time will be reduced.

59

Section 505(b)(2) of the FDCA allows the FDA to approve a follow-on drug on the basis of data in the scientific literature or a prior FDA approval of an NDA for a related drug. This procedure potentially makes it easier for generic drug manufacturers to obtain rapid approval of new forms of drugs based on proprietary data of the original drug manufacturer.

Before approving an NDA, the FDA usually will inspect the facility or the facilities at which the drug is manufactured and will not approve the product unless cGMP compliance is satisfactory. If the FDA evaluates the NDA and the manufacturing facilities as acceptable, the FDA may issue an approval letter, or in some cases, an approvable letter followed by an approval letter. Both letters usually contain a number of conditions that must be met in order to secure final approval of the NDA. When and if those conditions have been met to the FDA’s satisfaction, the FDA will issue an approval letter. The approval letter authorizes commercial marketing of the drug for specific indications. As a condition of NDA approval, the FDA may require post-marketing testing and surveillance to monitor the drug’s safety or efficacy, or impose other conditions.

After approval, certain changes to the approved product, such as adding new indications, making certain manufacturing changes, or making certain additional labeling claims, are subject to further FDA review and approval. Before we can market our product candidates for additional indications, we must obtain additional approvals from the FDA. Obtaining approval for a new indication generally requires that additional clinical studies be conducted. We cannot be sure that any additional approvals for new indications for any product candidate will be approved on a timely basis, or at all.

Post-Approval Requirements

Often times, even after a drug has been approved by the FDA for marketing and sales of the approved product, the FDA may require that certain post-approval requirements be satisfied, including the conduct of additional clinical studies. If such post-approval requirements are not satisfied, the FDA may withdraw its approval of the drug. In addition, holders of an approved NDA are required to report certain adverse reactions to the FDA, comply with certain requirements concerning advertising and promotional labeling for their products, and continue to have quality control and manufacturing procedures conform to cGMP after approval. The FDA periodically inspects the sponsor’s records related to safety reporting and/or manufacturing facilities. This latter effort includes assessment of compliance with cGMP. Accordingly, manufacturers must continue to expend time, money and effort in the area of production and quality control to maintain cGMP compliance. If we obtain the capital necessary for us to continue the development of our product candidates, whether through a strategic transaction or otherwise, we intend to use third-party manufacturers to produce our products in clinical and commercial quantities and future FDA inspections may identify compliance issues at the facilities of our contract manufacturers that may disrupt production or distribution, or require substantial resources to correct. In addition, discovery of problems with a product after approval may result in restrictions on a product, manufacturer or holder of an approved NDA, including withdrawal of the product from the market.

Manufacturing

We do not currently have our own manufacturing facilities. If we obtain the capital necessary for us to continue the development of our product candidates, whether through a strategic transaction or otherwise, we intend to continue to use our financial resources to accelerate development of our product candidates rather than diverting resources to establish our own manufacturing facilities. To date, we have met our pre-clinical and clinical trial manufacturing requirements by establishing relationships with third-party manufacturers and other service providers to perform these services for us. We have historically relied on individual proposals and purchase orders to meet our needs and have typically relied on terms and conditions proposed by the third party or us to govern our rights and obligations under each order (including provisions with respect to intellectual property, if any). We do not have any long-term agreements or commitments for these services. Likewise, we do not have any long-term agreements or commitments with vendors to supply the underlying component materials of our product candidates, some of which are available from only a single supplier.

60

Competition

Even if we obtain the capital necessary for us to continue the development of our product candidates, whether through a strategic transaction or otherwise, we will face significant competition from companies with substantial financial, technical and marketing resources, which could limit our future revenues from sales of cenderitide and CU-NP. Our success will depend, in part, upon our ability to achieve market share at the expense of existing and future products in the relevant target markets. Existing and future products, therapies, technologies, technological innovations and delivery systems will likely compete directly with our products.

The development and commercialization of new products to treat cardiovascular diseases is highly competitive, and there will be considerable competition from major pharmaceutical, biotechnology and other companies. With respect to cenderitide, many therapeutic options are available for patients with ADHF, including, without limitation, nitroglycerine, inotropic agents and diuretics, as well as Natrecor®. Some of our competitors include, without limitation, Scios (a Johnson & Johnson company), Bayer, Merck, Zealand Pharma and Novartis. We are not currently aware of other compounds being developed to treat ADHF patients in the post-acute period. However, we are aware that Zumbro Discovery, Inc., a privately-held start-up company based in Rochester, Minnesota and founded by researchers at Mayo Clinic, has rights to and is developing a pre-clinical compound in the same class as cenderitide for the treatment of hypertension. Daron Evans, our Chief Financial Officer, currently serves as interim chief executive officer of Zumbro Discovery on a consulting basis. Mr. Evans does not receive any cash compensation from Zumbro Discovery for his services, but was granted shares of common stock of Zumbro Discovery. In addition, prior to the formation of Zumbro Discovery, Mr. Evans provided consulting services to Mayo Clinic relating to the technology subsequently licensed to Zumbro Discovery, for which he was paid fees of approximately $17,000.

With respect to CU-NP, competitors would include many of the same companies included as competitors for cenderitide. If CU-NP demonstrates a potential for chronic administration, additional competitors could include, without limitation, Teva Pharmaceuticals and Palatin Technologies.

Our competitors generally have substantially more resources than we do, including both financial and technical resources. In addition, many of these companies have more experience than Nile in pre-clinical and clinical development, manufacturing, regulatory, and global commercialization. We also face competition from academic institutions, governmental agencies and private organizations that are conducting research in the field of cardiovascular disease. In addition to competition with respect to our product candidates, competition for highly qualified employees is intense.

Research and Development Expenses

Research and development, or R&D, expenses consist primarily of salaries and related personnel costs, fees paid to consultants and outside service providers for pre-clinical, clinical, and manufacturing development, legal expenses resulting from intellectual property prosecution, contractual review, and other expenses relating to the design, development, testing, and enhancement of our product candidates.

R&D expenses for the years ended December 31, 2012 and 2011 were approximately $1.0 million and $4.1 million, respectively.

Employees

As of December 31, 2012, we had two full-time employees. None of our employees are covered by a collective bargaining agreement. We believe our relations with our employees are satisfactory.

We have historically retained several consultants to serve in various operational and administrative capacities, and have utilized clinical research organizations and third parties to perform our pre-clinical studies, clinical studies and manufacturing.

61

Properties

As of December 31, 2012, our principal offices were located at 4 West 4th Ave., Suite 400, San Mateo, California 94402. We moved out of the offices as of February 28, 2013, and do not currently own or lease any real property. Our mailing address is 63 Bovet Rd., Suite 421, San Mateo, California 94402.

Legal Proceedings

We are not involved in any pending legal proceedings and are not aware of any threatened legal proceedings against us.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

Prior to May 12, 2011, our common stock traded on the NASDAQ Capital Market under the symbol “NLTX.” Since May 12, 2011, our common stock has traded on the OTC Markets under the symbol “NLTX.” On July 5, 2013, the last full trading day prior to the public announcement of the proposed Merger, our common stock closed at a price of $0.06. On , 2013 the last practicable trading day prior to the printing of this proxy statement, our common stock closed at a price of $ . The following table lists the high and low sale prices for our common stock as quoted, in U.S. dollars, by the NASDAQ Capital Market and the OTC Markets, as applicable, during each quarter within the last two completed fiscal years and the current fiscal year.

	High	Low
Year ended December 31, 2011
First Quarter	$0.97	$0.50
Second Quarter	1.02	0.53
Third Quarter	0.82	0.59
Fourth Quarter	0.64	0.45

Year ended December 31, 2012
First Quarter	$0.59	$0.44
Second Quarter	0.50	0.07
Third Quarter	0.15	0.09
Fourth Quarter	0.11	0.02

Year ended December 31, 2013
First Quarter	$0.04	$0.20
Second Quarter	0.11	0.05
Third Quarter	0.03	0.07

Holders

According to the records of our transfer agent, American Stock Transfer & Trust Company, as of           , 2013, we had 152 holders of record of common stock, not including those held in “street name.”

Dividends

We have never declared or paid a dividend on our common stock and do not anticipate paying any cash dividends in the foreseeable future.

62

Securities Authorized for Issuance Under Equity Compensation Plans

Our Amended and Restated 2005 Stock Option Plan (the “Plan”), which is currently our only equity compensation plan, has been approved by our stockholders. The following table sets forth certain information as of December 31, 2012 with respect to the Plan:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
Equity compensation plans approved by security holders:
Amended and Restated 2005 Stock Option Plan	4,582,636	$1.24	4,525,932
Total	4,582,636	$1.24	4,525,932

Description of Our Capital Stock

General

Our certificate of incorporation authorizes us to issue 110,000,000 shares of capital stock, par value $0.001 per share, comprised of 100,000,000 shares of common stock, and 10,000,000 shares of preferred stock, none of which is currently outstanding.

Our board of directors has the authority to issue the authorized but unissued shares of our common stock without action by our stockholders. The issuance of such shares would reduce the percentage ownership held by current stockholders. Our board of directors also has the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that is senior to the common stock and that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends, additional registration rights, anti-dilution protection, and the right to the redemption of such shares, together with other rights, none of which would be afforded holders of our common stock.

As of September      , 2013, we have issued and outstanding approximately:

•	43,520,563 shares of our common stock;

•	options to purchase 1,101,705 shares of our common stock at a weighted average exercise price of $1.01 per share; and

•	warrants to purchase 8,049,695 shares of our common stock at a weighted average exercise price of $1.13 per share.

During July and August 2013, we issued an aggregate of 458,332 shares of our common stock in consideration of the cancellation of previously outstanding warrants to purchase an aggregate of 2,750,000 shares of our common stock.

Common Stock

The holders of our common stock are entitled to one vote for each share on all matters voted on by stockholders, including elections of directors, and, except as otherwise required by law or provided in any resolution adopted by our board with respect to any series of preferred stock, the holders of such shares possess all voting power. Our certificate of incorporation does not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of our preferred stock created by our board from time to time, the holders of common stock are entitled to such dividends as may be declared from time to time by our board from funds available therefore and upon liquidation are entitled to receive pro rata all assets available for distribution to such holders. Our common stock is not redeemable.

63

The holders of our common stock have no preemptive rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and the notes to those statements included elsewhere in this proxy statement. This discussion includes forward-looking statements that involve risks and uncertainties. As a result of many factors, such as those set forth under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2012 and in Item 1A of Part II of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, our actual results may differ materially from those anticipated in these forward-looking statements.

Overview

We are a development stage, biopharmaceutical company developing innovative products for the treatment of cardiovascular and renal diseases, with an initial focus on heart failure. We currently have exclusive rights to develop two drug candidates:

•	Cenderitide (formerly CD-NP), our lead product candidate, is a chimeric natriuretic peptide that we are developing for the treatment of heart failure. To date, we have developed cenderitide for the treatment of patients for up to 90 days following admission for acutely decompensated heart failure, or ADHF. We refer to this setting as the “post-acute” period. In 2011, we completed a 58-patient Phase I clinical trial of cenderitide in the post-acute setting. We conducted this clinical trial in collaboration with Medtronic, Inc., delivering cenderitide through continuous intravenous infusion using Medtronic’s pump technology. Following that Phase I clinical trial, we had planned to initiate a Phase II clinical trial of cenderitide, pending availability of capital resources. However, to date we have been unable to raise the capital necessary to conduct the next phase of development of cenderitide. Any further development of cenderitide is subject to our ability to either raise additional capital or enter into a strategic transaction in which an acquiror or strategic partner provides the capital necessary to continue development activities. In addition to treating heart failure, we believe cenderitide may be useful in several other cardiovascular and renal indications.

•	CU-NP, is a pre-clinical rationally designed natriuretic peptide that consists of amino acid chains identical to those produced by the human body, specifically the ring structure of C-type natriuretic peptide, or CNP, and the N- and C-termini of Urodilatin, or URO. All development of CU-NP is on hold pending the results of our efforts to pursue strategic alternatives.

We have no product sales to date and we will not generate any product revenue until we receive approval from the FDA, or equivalent foreign regulatory bodies, to begin selling our pharmaceutical product candidates. Developing pharmaceutical products is a lengthy and very expensive process. Even if we obtain the capital necessary for us to continue the development of our product candidates, whether through a strategic transaction or otherwise, we do not expect to complete the development of a product candidate for several years, if ever. To date, most of our development expenses have related to our lead product candidate, cenderitide. As we proceed with the clinical development of cenderitide and as we further develop CU-NP, our second product candidate, our research and development expenses will further increase. To the extent we are successful in acquiring additional product candidates for our development pipeline, our need to finance further research and development activities will continue increasing. Accordingly, our success depends not only on the safety and efficacy of our product candidates, but also on our ability to finance the development of the products. Our major sources of working capital have been proceeds from private and public sales of our common stock, and debt financings.

64

On July 7, 2013, we entered into the Merger Agreement with Capricor, a privately held company based in Los Angeles, California, and Bovet Merger Corp., a Delaware corporation and our wholly-owned subsidiary (“Merger Sub”). Upon completion of the Merger, each outstanding share of Capricor capital stock, and each security convertible into Capricor common stock, will automatically convert into the right to receive a number of shares of our common stock or, as applicable, securities convertible into our common stock, such that, after giving effect to the Merger, the holders of Capricor capital stock immediately prior to the Merger will hold, in the aggregate, 90% of the total number of shares of our common stock on a fully-diluted basis. Capricor is a company whose mission is to improve the treatment of heart disease by commercializing cardiac stem cell therapies for patients.

The Merger Agreement contains customary representations and warranties by us and Capricor with respect to each company’s business and the transactions contemplated by the Merger Agreement. Closing of the Merger is conditioned on, among other things, accuracy of such representations and warranties, approval of the Merger Agreement by the requisite number of Capricor’s stockholders, conversion of each share of Capricor preferred stock into Capricor common stock, and stockholder approval of an amendment to our certificate of incorporation authorizing a reverse split of our common stock at a ratio not to exceed 1-for-100 and a reduction in the authorized capital of the company. In addition, the closing of the Merger is conditioned on us entering into an amendment to our technology license agreement with the Mayo Foundation and evidence of payment or other satisfaction in full (including releases) of our accrued liabilities and obligations (with the exception of obligations not to exceed the aggregate amount of $100,000, which may remain outstanding through the effective time of the Merger). The Merger Agreement may be terminated for certain reasons, including by either party if the closing thereof does not occur on or prior to November 15, 2013. The Merger Agreement also contains other customary terms and provisions as are common in similar agreements.

We do not have the capital resources available to continue the development of our product development programs or to otherwise remain in business. For more than 12 months, we have sought either additional financing to fund such activities or a collaboration or other strategic agreement with another company that would provide the capital needed to fund further development of our product candidates. Prior to our entry into the Capricor Merger Agreement, we had been unsuccessful in securing such additional capital. The proposed Merger with Capricor is subject to several conditions, including the approval of our stockholders of a reverse split of our common stock at a ratio not to exceed 1-for-100. If such conditions are not satisfied, we may be unable to complete the proposed Merger, in which case we would be forced to liquidate the Company.

Research and development, or R&D, expenses consist primarily of salaries and related personnel costs, fees paid to consultants and outside service providers for pre-clinical, clinical and manufacturing development, legal expenses resulting from intellectual property prosecution, contractual review, and other expenses relating to the design, development, testing, and enhancement of our product candidates. We expense our R&D costs as they are incurred.

General and administrative, or G&A, expenses consist primarily of salaries and related expenses for executive, finance and other administrative personnel, personnel recruiting fees, accounting, legal and other professional fees, business development expenses, rent, business insurance and other corporate expenses.

Our results include non-cash compensation expense as a result of the issuance of stock, stock options, and warrants. We expense the fair value of stock options and warrants over the vesting period. When more precise pricing data is unavailable, we determine the fair value of stock options using the Black-Scholes option-pricing model. The terms and vesting schedules for share-based awards vary by type of grant and the employment status of the grantee. Generally, the awards vest based upon time-based or performance-based conditions. Performance-based conditions generally include the attainment of goals related to our financial performance and product development. Stock-based compensation expense is included in the respective categories of expense in the statements of operations. We expect to record additional non-cash compensation expense in the future, which may be significant.

65

Results of Operations

Three and Six Months Ended June 30, 2013 Compared to Three and Six Months Ended June 30, 2012

General and Administrative Expenses. G&A expenses for the three months ended June 30, 2013 and 2012 were approximately $0.4 million and $0.4 million, respectively. There were no significant changes in G&A expenses for the three months ended June 30, 2013 as compared to the three months ended June 30, 2012.

G&A expenses for the six months ended June 30, 2013 and 2012 were approximately $0.6 million and $0.9 million, respectively. The decrease in G&A expenses compared to the same period in 2012 is primarily due to a decrease of approximately $0.1 million in stock compensation costs and a decrease of approximately $0.1 million in reduced professional fees due to the reduced use of outside management consultants during the first quarter of 2013 compared to the same period of 2012. Additionally, there was a decrease of approximately $0.1 million in general operating expenses during the six months ended June 30, 2013 as compared to the same period in 2012. This was primarily due to reduced operating activities in 2013 as we cut as many costs as possible to preserve remaining funds.

Research and Development Expenses. R&D expenses for the three months ended June 30, 2013 and 2012 were approximately $0.04 million and $0.3 million, respectively. This decrease of approximately $0.3 million over the same period of 2012 is primarily due to the fact that during the second quarter of 2012, we were still conducting some clinical development activities of cenderitide while during the second quarter of 2013, we had almost no development activities as we have wound down development of our products. This resulted in a decrease of approximately $0.2 million in development costs. Additionally, we had a reduction of approximately $0.1 million in compensation costs, including stock compensation, due to having no R&D employees during the three months ended June 30, 2013, compared to one employee during the same period in 2012.

R&D expenses for the six months ended June 30, 2013 and 2012 were approximately $0.1 million and $0.8 million, respectively. This decrease of approximately $0.7 million over the same period of 2012 is primarily due to the fact that during the six months ended June 30, 2012, we were still conducting some clinical development activities of cenderitide, while during the second quarter of 2013, we had almost no development activities as we have wound down development of our products. This resulted in a decrease of approximately $0.5 million in development costs. Additionally, we had a reduction of approximately $0.2 million in compensation costs, including stock compensation, due to having no R&D employees during the six months ended June 30, 2013, compared to one employee during the same period in 2012.

Cenderitide. Since acquiring our rights to cenderitide in 2006, we have incurred approximately $19.9 million in expenses directly relating to the program through June 30, 2013. All development of cenderitide is on hold pending the results of our efforts to pursue strategic alternatives, including the proposed Merger with Capricor. After consummation of the proposed Merger with Capricor, the new management of Capricor Therapeutics will determine whether to continue the development of cenderitide.

CU-NP. Since acquiring our rights to CU-NP in June 2008, we have incurred a total of approximately $0.7 million in expenses directly relating to the program through June 30, 2013. All development of CU-NP is on hold pending the results of our efforts to pursue strategic alternatives, including the proposed Merger with Capricor. After consummation of the proposed Merger with Capricor, the new management of Capricor Therapeutics will determine whether to continue the development of CU-NP.

Our expenditures on current and future clinical development programs, particularly our cenderitide program, are expected to be substantial, and to increase particularly in relation to our available capital resources. In addition, assuming we complete the proposed Merger with Capricor, the research and development expenditures of the resulting company will increase substantially with the addition of Capricor’s R&D programs. However, these planned expenditures are subject to many uncertainties, including the results of clinical trials and whether we develop any of our drug candidates with a partner or independently. As a result of such uncertainties, we cannot predict with any significant degree of certainty the duration and completion costs of our research and development projects or whether, when and to what extent we will generate revenues from the commercialization and sale of any of our product candidates. The duration and cost of clinical trials may vary significantly over the life of a project as a result of unanticipated events arising during clinical development and a variety of factors, including, among other things:

66

•	the number of trials and studies in a clinical program;
•	the number of patients who participate in the trials;
•	the number of sites included in the trials;
•	the rates of patient recruitment and enrollment;
•	the duration of patient treatment and follow-up;
•	the costs of manufacturing our drug candidates; and
•	the costs, requirements, timing of, and the ability to secure regulatory approvals.

Interest Income. Interest income for the three and six months ended June 30, 2013 and 2012 was approximately $104, $144, $596 and $840, respectively. This decrease in interest income in 2013 over the same periods in 2012 is primarily due to lower average cash balances in 2013 than 2012 levels.

Collaboration Income. As a result of our February 2011 collaboration agreement with Medtronic pursuant to which Medtronic reimbursed us for R&D expenditures that we made in connection with our Phase I trial of cenderitide, we recognized income of $0, $0, $0 and $0.2 million for the three and six months ended June 30, 2013 and 2012, respectively. All amounts due under the agreement were paid as of February 2012, at which time the agreement expired.

Interest Expense. Interest expense for the three and six months ended June 30, 2013 and 2012 was approximately $0.1 million, $0.1 million, $0 and $0, respectively. The increase in interest expense in 2013 as compared to the same periods in 2012 of approximately $0.1 million is due to the convertible notes issued in March 2013. During 2012, there were no interest bearing notes outstanding.

Other Income (Expense). Other expense for the three months ended June 30, 2013 was approximately $0.1 million, as compared to other income of approximately $0.4 million for the three months ended June 30, 2012, due primarily to an approximately $0.2 million increase in the warrant liability in connection with the 2013 convertible notes during the three months ended June 30, 2013. This increase in the warrant liability valuation was driven primarily by the increased probability of issuance as a result of the announced merger with Capricor. There was no such warrant liability in connection with the convertible notes during the same period of 2012 as the notes were not issued until March 2013. Offsetting this increase in other expense for the three months ended June 30, 2013 was other income of approximately $0.1 million relating to a decrease in the April 2012 warrant liability, primarily as a result of the decrease in the Company’s stock price. During the second quarter of 2012, there was other income of approximately $0.4 million as a result of a decrease in the warrant liability relating to the April 2012 warrants. This decrease in the warrant liability during the three months ended June 30, 2012 was primarily driven by a decrease in the Company’s stock price.

Other expense for the six months ended June 30, 2013 was approximately $0.2 million, as compared to other income of approximately $0.4 million for the six months ended June 30, 2012, due primarily to an approximately $0.2 million increase in the warrant liability in connection with the 2013 convertible notes issued in March 2013. This increase in the warrant liability valuation was driven primarily by the increased probability of issuance as a result of the announced merger with Capricor. There was no such warrant liability in connection with the convertible notes during the six months ended June 30, 2012 as the notes were not issued until March 2013. During the six months ended June 30, 2012, there was other income of approximately $0.4 million as a result of a decrease in the warrant liability relating to the April 2012 warrants. This decrease in the warrant liability during the six months ended June 30, 2012 was primarily driven by a decrease in the Company’s stock price.

Year Ended December 31, 2012 Compared to Year Ended December 31, 2011

General and Administrative Expenses. G&A expenses for the years ended December 31, 2012 and 2011 were approximately $1.6 million and $2.1 million, respectively. This decrease of approximately $0.5 million compared to the same period of 2011 is primarily attributable to a decrease of approximately $0.2 million in compensation costs, primarily from reduced stock compensation expense. Additionally, there was a reduction in professional fees of approximately $0.2 million for the year ended December 31, 2012 compared to the same period of 2011 due to requiring reduced services from outside consultants due to limited operations. There was also an approximately $0.1 million savings for the year ended December 31, 2012 compared to the same period in 2011 as a result of no longer being listed on the NASDAQ Capital Market as of May 2011.

67

Research and Development Expenses. R&D expenses for the years ended December 31, 2012 and 2011 were approximately $1.0 million and $4.1 million, respectively. This decrease of approximately $3.1 million over the same period of 2011 is primarily due to the fact that during 2011, we were actively conducting clinical development activities of cenderitide and in 2012, we were winding down clinical activities and had almost no development activities for most of the year. This resulted in a decrease of approximately $2.4 million in development costs. Additionally, we had a reduction of approximately $0.5 million in compensation costs, including stock compensation, compared to 2011 due to having no R&D employees for approximately half of 2012, compared to one employee during all of 2011. There was also a reduction in R&D professional fees of approximately $0.2 million compared to 2011 as a result of the decrease in R&D activities.

Cenderitide (formerly CD-NP). All development of cenderitide is on hold pending the results of our efforts to pursue strategic alternatives.

CU-NP. Since acquiring our rights to CU-NP in June 2008, we have incurred a total of approximately $0.6 million in expenses directly relating to the program through December 31, 2011. All development of CU-NP is on hold pending the results of our efforts to pursue strategic alternatives.

Collaboration income. Collaboration income for the years ended December 31, 2012 and 2011 was approximately $0.2 million and $1.4 million, respectively, all of which represents the funds paid to us by Medtronic as reimbursement of expenses we incurred in connection with our Phase I clinical trial of cenderitide in accordance with the terms of our February 2011 clinical trial funding agreement with Medtronic. All amounts due under the agreement were paid as of February 2012, at which time the agreement expired.

Interest Income. Interest income for the years ended December 31, 2012 and 2011 was approximately $1,227 and $6,006, respectively. This decrease in interest income over 2011 is due to lower interest rates earned on cash in bank accounts, and lower average cash balances in 2012 than 2011 levels.

Other Income. Other income for the years ended December 31, 2012 and 2011 was approximately $0.5 million and $8,338, respectively. This increase is attributable to changes in the fair value of the warrant liability associated with the warrants issued in conjunction with the April 2012 financing.

Liquidity and Capital Resources

The following table summarizes our liquidity and capital resources as of June 30, 2013 and December 31, 2012, and our net decrease in cash and cash equivalents for the six months ended June 30, 2013 and 2012 (the amounts stated are expressed in thousands):

Liquidity and capital resources	June 30, 2013	December 31, 2012
Cash and cash equivalents	$229	$47
Working capital deficiency	$(726)	$(159)
Stockholders’ equity (deficit)	$(1,223)	$(167)

	Six Months Ended June 30,
Cash flow data	2013	2012
Cash used in:
Operating activities	$(200)	$(1,456)
Investing activities	-	-
Cash provided by:
Financing activities	383	1,194
Net increase (decrease) in cash and cash equivalents	$183	$(262)

68

Our total cash resources as of June 30, 2013 was $0.2 million compared to $0.05 million as of December 31, 2012. As of June 30, 2013, we had approximately $1.5 million in liabilities, of which approximately $0.5 million represented a noncash warrant liability, and $0.7 million in net working capital deficit. We incurred a net loss of approximately $1.1 million and had negative cash flow from operating activities of approximately $0.2 million for the six months ended June 30, 2013. Since August 1, 2005 (inception) through June 30, 2013, we have incurred an aggregate net loss of approximately $47.8 million, while negative cash flow from operating activities has amounted to $35.1 million. To the extent we obtain sufficient capital and are able to continue developing our product candidates, we expect to continue to incur substantial and increasing losses, which will continue to generate negative net cash flows from operating activities as we expand our technology portfolio and engage in further research and development activities, particularly the conducting of pre-clinical studies and clinical trials.

We need substantial additional capital in order to continue the development of cenderitide, for which the next step is a Phase II trial. We estimate that this Phase II trial will cost approximately $15 million to $20 million and take approximately 30 months to complete. During the last 12 months, we have attempted, unsuccessfully, to complete a financing transaction that would provide us with the capital necessary to fund the Phase II trial, and it is doubtful that we will ever be able to complete such a financing transaction. We have also pursued, and continue to pursue, alternative strategic transactions that would provide for the means to continue development of cenderitide. Such alternatives could include collaborating with another biotechnology or pharmaceutical company to further develop cenderitide, or engaging in a merger or other corporate transaction in which the control of cenderitide’s development would be assumed by a purchaser of our company. As discussed above, in July 2013, we entered into the Merger Agreement with Capricor, a company whose mission is to improve the treatment of heart disease by commercializing cardiac stem cell therapies for patients. Although the resulting company will be primarily focused on the development of Capricor’s current technologies, we believe the resulting company will also be able to eventually continue the development of our cenderitide and CU-NP programs if the new management determines that it is in the best interests of the company to do so. Other than our Merger Agreement with Capricor, we have not been able to secure an agreement or other commitment from any collaboration partner with respect to the continued development of our cenderitide and CU-NP programs. All further clinical and other development activities for our cenderitide and CU-NP programs are on hold pending the completion of the proposed Merger with Capricor, and thereafter at such time as the resulting company has the additional capital needed to fund such activities and determines that such programs should be reinstated.

From inception through June 30, 2013, we have financed our operations through public and private sales of our equity and debt securities. As we have not generated any revenue from operations to date, and we do not expect to generate revenue for several years, if ever, we will need to raise substantial additional capital in order to fund our immediate general corporate activities and, thereafter, to fund our research and development, including our long-term plans for clinical trials and new product development. We may seek to raise additional funds through various potential sources, such as equity and debt financings, or through strategic collaborations and license agreements. We can give no assurances that we will be able to secure such additional sources of funds to support our operations or, if such funds are available to us, that such additional financing will be sufficient to meet our needs. Moreover, to the extent that we raise additional funds by issuing equity securities, our stockholders may experience additional significant dilution, and debt financing, if available, may involve restrictive covenants. To the extent that we raise additional funds through collaboration and licensing arrangements, it may be necessary to relinquish some rights to our technologies or our product candidates, or grant licenses on terms that may not be favorable to us.

On March 15, 2013, we entered into a convertible note purchase agreement with certain purchasers under which we agreed to sell secured convertible promissory notes to such purchasers in consideration for an aggregate purchase price of $382,500. See “—Financing Activities,” below. We believe that the net proceeds from this offering, together with our existing cash resources, only provides us with sufficient capital to fund our minimal operating expenses until the middle of the third quarter of 2013. Further, beyond our general corporate activities, we need substantial additional capital to fund our planned Phase II clinical trial of cenderitide. If we are unable to obtain the capital necessary for us to continue the development of our product candidates, whether through a financing, strategic or other transaction, we will be forced to cease operations altogether.

Our estimates regarding the sufficiency of our financial resources are based on assumptions that may prove to be wrong. We may need to obtain additional funds sooner than planned or in greater amounts than we currently anticipate. The actual amount of funds we will need to operate is subject to many factors, some of which are beyond our control. These factors include the following:

69

•	the progress of our research activities;
•	the number and scope of our research programs;
•	the progress of our pre-clinical and clinical development activities;
•	the progress of the development efforts of parties with whom we have entered into research and development agreements;
•	our ability to maintain current research and development programs and to establish new research and development and licensing arrangements;
•	the costs involved in prosecuting and enforcing patent claims and other intellectual property rights; and
•	the cost and timing of regulatory approvals.

Financing Activities

March 2013 Financing. On March 15, 2013, we entered into a convertible note purchase agreement with certain accredited investors pursuant to which we agreed to sell an aggregate principal amount of up to $500,000 of secured convertible promissory notes (the “2013 Notes”) for an aggregate original issue price of $425,000, representing a 15% original issue discount. The closing of the private placement also occurred on March 15, 2013 and resulted in the sale of 2013 Notes in the aggregate principal amount of $450,000 for an aggregate original issue price of $382,500.

The 2013 Notes, which have a maturity date of March 15, 2014, do not bear interest and may be prepaid by us without penalty upon 30 days’ written notice, on the terms set forth in the 2013 Notes. The 2013 Notes are secured by a blanket lien on our assets pursuant to a security agreement dated March 15, 2013.

The 2013 Notes contain an optional conversion feature that enables the holder to convert all outstanding shares into shares of our common stock at a conversion price per share equal to the average daily Closing Price (as defined in the 2013 Notes) over the ten consecutive trading days preceding the date of such prepayment notice. The optional conversion feature goes into effect only if the Company chooses to prepay the 2013 Notes in whole or in part without penalty upon 30 days’ prior written notice to the holder (and conversion must occur within this 30 day period).

Upon a Change of Control (as defined in the 2013 Notes) in which either (i) the outstanding shares of our common stock are exchanged for securities of another corporation, or (ii) we issue shares of common stock, with no securities or other consideration paid or payable to holders of our common stock (e.g., a merger transaction in which we acquire another corporation in exchange for shares of our common stock), then (A) the entire unpaid principal under the applicable 2013 Note will automatically convert, as of immediately prior to the effective time of the Change of Control, into shares of our common stock at an automatic conversion price per share equal to the volume weighted average price of our common stock from July 8, 2013 through September 30, 2013, and (B) we will also issue to each 2013 Note holder a five-year warrant entitling the holder to purchase, at an exercise price equal to the automatic conversion price applicable to the 2013 Notes, that number of shares of our common stock obtained by dividing (1) the sum of the outstanding principal under the applicable 2013 Note by (2) the automatic conversion price applicable to the 2013 Notes.

Upon a Change of Control other than as described in the preceding paragraph, we would be obligated to pay to each 2013 Note holder an amount in cash equal to 175% of the principal amount then outstanding under the applicable 2013 Note. Upon payment of such amount to the 2013 Note holders, all of the obligations under the 2013 Notes will be deemed paid and satisfied in full.

April 2012 Financing. On April 4, 2012, we closed an offering with certain purchasers pursuant to which we sold an aggregate of 3,350,000 shares of our common stock to such purchasers for a purchase price of $0.40 per share. In addition, for each share purchased, each purchaser also received three-fourths of a five-year warrant to purchase an additional share of our common stock at an exercise price of $0.50 per share, which resulted in the issuance of warrants to purchase an aggregate of 2,512,500 shares of our common stock. The total gross proceeds from the offering were $1.34 million, before deducting selling commissions and other offering expenses of approximately $0.2 million. In connection with the offering, we engaged Roth Capital Partners, LLC, or Roth, to serve as the placement agent. Pursuant to the terms of the placement agent agreement, we paid Roth a cash fee equal to 7% of the gross proceeds received by us, or approximately $0.1 million, plus a non-accountable expense allowance of $35,000. Richard B. Brewer, our Executive Chairman, Joshua A. Kazam, our former President and Chief Executive Officer and a current director, Daron Evans, our Chief Financial Officer, and Hsiao Lieu, M.D., our former Executive VP of Clinical Development, participated in the offering on the same terms as the unaffiliated purchasers and collectively purchased 275,000 shares of common stock and warrants to purchase 206,250 shares of common stock for an aggregate purchase price of $110,000.

70

The offer and sale of the shares of common stock and warrants was made pursuant to our shelf registration statement on Form S-3 (SEC File No. 333-165167), which became effective on March 12, 2010. Pursuant to the subscription agreements that we entered into with the purchasers in the April 2012 financing, we agreed to file, within 15 business days after the closing of the offering, a registration statement covering the issuance of the shares of our common stock upon exercise of the warrants and the subsequent resale of such shares (the “Additional Registration Statement”), and to cause such registration statement to be declared effective within 90 days following the closing of the offering. In the event the Additional Registration Statement was not declared effective by the SEC within such 90-day period, we agreed to pay liquidated damages to each purchaser in the amount of 1% of such purchaser’s aggregate investment amount for each 30-day period until the Additional Registration Statement is declared effective, subject to an aggregate limit of 12% of such purchaser’s aggregate investment amount. The Additional Registration Statement was filed on April 25, 2012 and was declared effective by the SEC on May 7, 2012.

License Agreement Commitments

Cenderitide License Agreement

Pursuant to our license agreement with the Mayo Foundation for Medical Education and Research (the “Mayo Foundation”) for cenderitide, in July 2008 we made a milestone payment of $400,000 to the Mayo Foundation upon the dosing of the first patient in a Phase II trial. Subsequent milestones achieved will require us to make additional milestone payments to the Mayo Foundation. We agreed to make contingent cash payments up to an aggregate amount of $31.9 million upon successful completion of specified clinical and regulatory milestones relating to cenderitide. This aggregate amount is subject to increase upon the receipt of regulatory approval for each additional indication of cenderitide as well as for additional compounds or analogues contained in the intellectual property.

The cenderitide license agreement with the Mayo Foundation, unless earlier terminated, will continue in full force and effect until January 20, 2026. However, to the extent any patent covered by the license is issued with an expiration date beyond January 20, 2026, the term of the agreement will continue until such expiration date. The Mayo Foundation may terminate the agreement earlier (i) for our material breach of the agreement that remains uncured after 90 days’ written notice to us, (ii) for our insolvency or bankruptcy, or (iii) if we challenge the validity or enforceability of any of the patents in any manner. We may terminate the license agreement without cause upon 90 days’ written notice.

As of June 30, 2013, we were not in compliance with several terms of the cenderitide license agreement with the Mayo Foundation, including, but not limited to, provisions requiring us to pay the Mayo Foundation an annual maintenance fee and actively pursue the development of cenderitide. We are in discussions with the Mayo Foundation to amend the agreement, but we cannot guarantee that we will be able to reach an agreement with the Mayo Foundation that allows us to maintain our rights to cenderitide.

CU-NP License Agreement

On June 13, 2008, we entered into a second license agreement with the Mayo Foundation pursuant to which we acquired the rights to CU-NP. Under the terms of the agreement, the Mayo Foundation granted us a worldwide, exclusive license for the rights to commercially develop CU-NP for all therapeutic indications. We also were granted the rights to improvements to CU-NP and the know-how that arose out of the laboratory of Dr. John Burnett and Dr. Candace Lee, the inventors of CU-NP and employees of the Mayo Clinic, prior to June 12, 2011.

Under the terms of the CU-NP license agreement, we made an up-front cash payment to the Mayo Foundation and agreed to make future contingent cash payments up to an aggregate amount of $24.3 million upon achievement of specific clinical and regulatory milestones relating to CU-NP, including a milestone payment due in connection with the initiation of the first Phase II clinical trial of the licensed product. This aggregate amount of $24.3 million is subject to increase upon the receipt of regulatory approval for each additional indication of CU-NP, as well as for additional compounds or analogues contained in the intellectual property. Pursuant to the CU-NP license agreement, we must also pay the Mayo Foundation an annual maintenance fee and a percentage of net sales of licensed products.

71

The CU-NP license agreement, unless earlier terminated, will continue in full force and effect until June 13, 2028. However, to the extent any patent covered by the license is issued with an expiration date beyond June 13, 2028, the term of the agreement will continue until such expiration date. The Mayo Foundation may terminate the agreement earlier (i) for our material breach of the agreement that remains uncured after 90 days’ written notice to us, (ii) for our insolvency or bankruptcy, (iii) if we challenge the validity or enforceability of any of the patents in any manner, or (iv) upon receipt of notice from us that we have terminated all development efforts under the agreement. We may terminate the CU-NP license agreement without cause upon 90 days’ written notice.

As of June 30, 2013, we were not in compliance with several terms of the CU-NP license agreement, including, but not limited to, provisions requiring us to pay the Mayo Foundation an annual maintenance fee and actively pursue the development of CU-NP. We are in discussions with the Mayo Foundation to amend the agreement, but we cannot guarantee that we will be able to reach an agreement with the Mayo Foundation that allows us to maintain our rights to cenderitide.

Collaboration Agreement

In February 2011, we entered into a Clinical Trial Funding Agreement with Medtronic. Pursuant to the agreement, Medtronic provided the funding and equipment necessary for us to conduct a Phase I clinical trial to assess the pharmacokinetics and pharmacodynamics of cenderitide when delivered to heart failure patients through continuous subcutaneous infusion using Medtronic’s diabetes pump technology.

Under the agreement with Medtronic, we agreed not to enter into an agreement with a third party to develop or commercialize cenderitide or any drug/device combination developed under the Medtronic agreement until the earlier of: (i) three months following delivery to Medtronic of a final database with respect to the Phase I trial; and (ii) 15 months after the date of the agreement. The final database was delivered to Medtronic on November 19, 2011.

The agreement also provided that intellectual property conceived in or otherwise resulting from the performance of the Phase 1 clinical trial will be jointly owned by us and Medtronic, and that we will pay royalties to Medtronic based on the net sales of any Nile product, the manufacture, use or sale of which is covered or claimed in one or more issued patents constituting jointly-owned intellectual property. The agreement further provided that, if the parties fail to enter into a definitive commercial license agreement with respect to cenderitide, then each party will have a right of first negotiation to license exclusive rights to any jointly-owned intellectual property. As of May 2012, three filed patent applications are considered jointly-owned intellectual property.

Pursuant to its terms, the agreement expired in February 2012, following the completion of the Phase I clinical trial and the delivery of data and reports related to such study, but remains subject to certain provisions that are intended to survive expiration of the agreement. We received the final reimbursement of $195,500 in February 2012 and a total of $1,550,000 over the life of the Medtronic agreement. All amounts are recorded as collaboration income in our condensed statement of operations.

Merger Agreement with Capricor, Inc.

On July 7, 2013, we entered into the Merger Agreement with Capricor, which was amended on September 27, 2013. Upon completion of the Merger, each outstanding share of Capricor common stock, and each security convertible into Capricor common stock, will automatically convert into the right to receive a number of shares of our common stock or, as applicable, securities convertible into our common stock, such that, after giving effect to the Merger, the holders of Capricor capital stock immediately prior to the Merger will hold, in the aggregate, 90% of the total number of shares of the Company’s common stock on a fully-diluted basis. See the discussions set forth in this proxy statement under the captions “The Merger” and “The Merger Agreement.”

72

Off -Balance Sheet Arrangements

There were no off-balance sheet arrangements as of June 30, 2013.

Critical Accounting Policies and Estimates

Our financial statements are prepared in accordance with generally accepted accounting principles. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosures. We evaluate our estimates and assumptions on an ongoing basis, including research and development and clinical trial accruals, and stock-based compensation estimates. Our estimates are based on historical experience and various other assumptions that we believe to be reasonable under the circumstances. Our actual results could differ from these estimates. We believe the following critical accounting policies reflect the more significant judgments and estimates used in the preparation of our financial statements and accompanying notes.

Collaboration Income

In February 2011, we entered into a collaboration agreement whereby we were reimbursed for work performed on behalf of the collaborator upon the achievement of certain milestones. We recorded all of these expenses as research and development expenses and the reimbursements upon the achievement of the milestones as income.

We recognize milestone payments as income upon achievement of the milestone only if (1) the milestone payment is non-refundable, (2) substantive effort is involved in achieving the milestone, (3) the amount of the milestone is reasonable in relation to the effort expended or the risk associated with achievement of the milestone and (4) the milestone is at risk for both parties. If any of these conditions are not met, we defer the milestone payment and recognize it as income over the remaining estimated period of performance under the contract as we complete our performance obligations.

Research and Development Expenses and Accruals

R&D expenses consist primarily of salaries and related personnel costs, fees paid to consultants and outside service providers for pre-clinical, clinical and manufacturing development, legal expenses resulting from intellectual property prosecution, contractual review, and other expenses relating to the design, development, testing and enhancement of our product candidates. Except for capitalized patent expenses, R&D costs are expensed as incurred. Amounts due under such arrangements may be either fixed fee or fee for service, and may include upfront payments, monthly payments, and payments upon the completion of milestones or receipt of deliverables.

Our cost accruals for clinical trials and other R&D activities are based on estimates of the services received and efforts expended pursuant to contracts with numerous clinical trial centers and contract research organizations, or CROs, clinical study sites, laboratories, consultants, or other clinical trial vendors that perform the activities. Related contracts vary significantly in length, and may be for a fixed amount, a variable amount based on actual costs incurred, capped at a certain limit, or for a combination of these elements. Activity levels are monitored through close communication with the CROs and other clinical trial vendors, including detailed invoice and task completion review, analysis of expenses against budgeted amounts, analysis of work performed against approved contract budgets and payment schedules, and recognition of any changes in scope of the services to be performed. Certain CRO and significant clinical trial vendors provide an estimate of costs incurred but not invoiced at the end of each quarter for each individual trial. The estimates are reviewed and discussed with the CRO or vendor as necessary, and are included in R&D expenses for the related period. For clinical study sites, which are paid periodically on a per-subject basis to the institutions performing the clinical study, we accrue an estimated amount based on subject screening and enrollment in each quarter. All estimates may differ significantly from the actual amount subsequently invoiced, which may occur several months after the related services were performed.

In the normal course of business we contract with third parties to perform various R&D activities in the on-going development of our product candidates. The financial terms of these agreements are subject to negotiation and vary from contract to contract and may result in uneven payment flows. Payments under the contracts depend on factors such as the achievement of certain events, the successful enrollment of patients, and the completion of portions of the clinical trial or similar conditions. The objective of our accrual policy is to match the recording of expenses in our financial statements to the actual services received and efforts expended. As such, expense accruals related to clinical trials and other R&D activities are recognized based on our estimate of the degree of completion of the event or events specified in the specific contract.

73

No adjustments for material changes in estimates have been recognized in any period presented.

Stock-Based Compensation

Our results include non-cash compensation expense as a result of the issuance of stock, stock options and warrants. We have issued stock options to employees, directors, consultants and Scientific Advisory Board members under our Amended and Restated 2005 Stock Option Plan.

We expense the fair value of stock-based compensation over the vesting period. When more precise pricing data is unavailable, we determine the fair value of stock options using the Black-Scholes option-pricing model. This valuation model requires us to make assumptions and judgments about the variables used in the calculation. These variables and assumptions include the weighted-average period of time that the options granted are expected to be outstanding, the volatility of our common stock, the risk-free interest rate and the estimated rate of forfeitures of unvested stock options.

Stock options or other equity instruments issued to non-employees (including consultants and all members of our Scientific Advisory Board) as consideration for goods or services received by us are accounted for based on the fair value of the equity instruments issued (unless the fair value of the consideration received can be more reliably measured). The fair value of stock options is determined using the Black-Scholes option-pricing model and is periodically re-measured as the underlying options vest. The fair value of any options issued to non-employees is recorded as expense over the applicable service periods.

The terms and vesting schedules for share-based awards vary by type of grant and the employment status of the grantee. Generally, the awards vest based upon time-based or performance-based conditions. Performance-based conditions generally include the attainment of goals related to our financial and development performance. Stock-based compensation expense is included in the respective categories of expense in our statements of operations. We expect to record additional non-cash compensation expense in the future, which may be significant.

Warrant Liability

We account for the warrants issued in connection with the April 2012 financing and the embedded derivative warrant liability contained in the 2013 Notes in accordance with the guidance on Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, which provides that we classify the warrant instrument as a liability at its fair value and adjust the instrument to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized as a component of other income or expense. The fair value of warrants issued in connection with the April 2012 financing has been estimated by management using a binomial option pricing model. The binomial option pricing model is a generally accepted valuation model used to generate a defined number of stock price paths in order to develop a reasonable estimate of the range of our future expected stock prices, and their resulting probabilistic valuation. The fair value of the embedded derivative warrant liability contained in the 2013 Notes was estimated by management using the Black-Scholes option-pricing model.

74

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

The following table lists our executive officers and directors and their respective ages and positions as of the date of this proxy statement:

Name	Age	Positions Held
Darlene Horton, M.D.	51	President, Chief Executive Officer and Director
Daron Evans	39	Chief Financial Officer
Arie S. Belldegrun, M.D.	63	Director
Pedro Granadillo	66	Director
Peter M. Kash, Ed.D.	51	Director
Joshua A. Kazam	36	Director
Paul A. Mieyal, Ph.D.	43	Director
Gregory W. Schafer	49	Director

Darlene Horton, M.D. has served as our President, Chief Executive Officer, and Director since August 2012, and previously served as our Chief Medical Officer from June 2012 until her appointment as President and Chief Executive Officer. Previously, she served as Chief Medical Officer of Itero Biopharmaceuticals, Inc., a venture-backed biosimilar company. As a co-founder of Itero, she helped raise $17 million in capital and lead the development team. The product was successfully out-licensed to Watson Pharmaceuticals. Previous to Itero, Dr. Horton served as Senior Vice President, Clinical Research at Scios, Inc., a Johnson & Johnson (J&J) company. During her 12 year tenure at Scios, she was the clinical lead for Natrecor®, a commercial product indicated for the treatment of acute heart failure. Dr. Horton led the Natrecor® program from late-stage development through FDA approval and commercialization, and was also part of the senior management team at the time of Scios’s $2.4 billion acquisition by J&J. Dr. Horton also served as the Head of the Cardiovascular Therapeutic Area Center of Excellence for J&J pharmaceutical companies. Dr. Horton completed her fellowship in Pediatric Cardiology at the Cardiovascular Research Institute at the University of California San Francisco (UCSF), her residency in Pediatrics at UCSF, her M.D. at the University of Florida (UF) College of Medicine, and a B.S. in microbiology at UF. She is currently Assistant Clinical Professor in Pediatrics at UCSF.

Daron Evans has been our Chief Financial Officer since September 2007 and was our Chief Operating Officer from February 2007 to September 2007. Mr. Evans has over 15 years of professional experience in drug development, corporate strategy and financial management. From 2006 to 2007, Mr. Evans served as Director of Business Assessment at Vistakon, a Johnson & Johnson company, where he led efforts to improve R&D efficiency and speed to market. From 2004 to 2006, he was a Director of Portfolio & Business Analytics for Scios R&D, a Johnson & Johnson company, where he was responsible for financial controls and reporting for a portfolio of six clinical stage programs and five preclinical stage programs. While at Scios, Mr. Evans also served as Project Manager for the European Registration Trial of NATRECOR® (nesiritide), a peptide indicated for the treatment of acute decompensated heart failure. Mr. Evans also has experience as co-founder of a biotechnology diagnostic company, and has worked as a Management Consultant in the pharmaceutical industry with Booz Allen Hamilton. Mr. Evans received his M.B.A. from The Fuqua School of Business at Duke University, his M.S. in Biomedical Engineering from Southwestern Medical School and University of Texas at Arlington and his B.S. in Chemical Engineering from Rice University.

75

Arie S. Belldegrun, M.D., FACS has been a director of Nile since September 2009. Dr. Belldegrun is Director of the Institute of Urologic Oncology at UCLA, Professor of Urology and Chief of the Division of Urologic Oncology. He holds the Roy and Carol Doumani Chair in Urologic Oncology at the David Geffen School of Medicine at the University of California, Los Angeles (UCLA). In 1997, Dr. Belldegrun founded Agensys, Inc., an early-stage privately-held biotechnology company based in Los Angeles, California, that is focused on the development of fully human monoclonal antibodies to treat solid tumor cancers in a variety of cancer targets. Dr. Belldegrun served as founding Chairman of Agensys from 1997 to 2002 and then as a director until December 2007, when the company was acquired by Astellas Pharma. Dr. Belldegrun served as Vice Chairman of the Board and Chairman of the Scientific Advisory Board of Cougar Biotechnology, Inc., a Los Angeles-based biopharmaceutical company, from December 2003 until its acquisition by Johnson & Johnson in July 2009. Since March 2008, Dr. Belldegrun has served as a director of Arno Therapeutics, Inc., a publicly-held, New Jersey-based biopharmaceutical company focused on the treatment of cancer patients. Since February 2013, Dr. Belldegrun has also served as a director of Teva Pharmaceutical Industries Ltd., a publicly-held, Israeli-based pharmaceutical company. Dr. Belldegrun has also served as Executive Chairman of the Board of Directors of Kite Pharma, Inc., a privately-held, California-based biotechnology company dedicated to the development of pioneering immune-based cancer therapies, since its inception in 2009. From February 2004 to December 2009, Dr. Belldegrun also served on the Board of Directors of Hana Biosciences, Inc., a publicly-held biopharmaceutical company. Dr. Belldegrun also serves as an officer of the managing member of Two River Consulting, LLC, an organization that provides management, consulting and operational services for development stage biotechnology companies, including Nile. Dr. Belldegrun’s prior experience also includes serving as principal investigator of more than 50 clinical trials of anti-cancer drug candidates and therapies. Dr. Belldegrun completed his M.D. at the Hebrew University Hadassah Medical School in Jerusalem, his post graduate fellowship at the Weizmann Institute of Science and his residency in Urological Oncology at Harvard Medical School. Prior to UCLA, Dr. Belldegrun was at the National Cancer Institute/NIH as a research fellow in surgical oncology under Steven A. Rosenberg, M.D., Ph.D. He is certified by the American Board of Urology and is a Fellow of the American College of Surgeons and the American Association of Genitourinary Surgeons.

Pedro Granadillo has served as a director of the Company since October 2007, and also serves as Chairman of the Compensation Committee and as a member of the Audit Committee. Mr. Granadillo served as Senior Vice President for Eli Lilly and Company, or Lilly, until 2004 when he retired after 34 years of service. He was a member of Lilly’s Executive Committee and, as Lilly’s top human resources, manufacturing and quality executive, he was responsible for policies affecting a global workforce of more than 45,000 employees, as well as a broad network of manufacturing facilities for an extensive line of products. He also oversaw more than 20 sites and 13,000 employees involved in the manufacturing of Lilly’s conventional “small-molecule” pharmaceuticals and “large-molecule” biotech therapies. Mr. Granadillo currently serves as a director of Dendreon Corp., Noven Pharmaceuticals, Inc., and Haemonetics Corporation, all of which are publicly-held biopharmaceutical companies, and First Indiana Bank. Mr. Granadillo received his B.S. in Industrial Engineering from Purdue University.

Peter M. Kash, Ed.D. has served as a director of Nile since its inception in August 2005, and also currently serves as the Chairman of the Nominating & Corporate Governance Committee and as a member of the Compensation Committee. Dr. Kash has also served as a director of Arno Therapeutics, Inc., a publicly-held, New Jersey-based biopharmaceutical company focused on the treatment of cancer patients, since its inception in August 2005. From December 2004 to December 2006, Dr. Kash served as a director of Javelin Pharmaceuticals, Inc., a publicly-held biopharmaceutical company focused on pain management. Dr. Kash is also the President and Chairman of Riverbank Capital Securities, Inc., a broker-dealer registered with the Financial Industry Regulatory Authority, or FINRA. From 1992 until 2004, Dr. Kash was a Senior Managing Director of Paramount BioCapital, Inc., a FINRA member broker-dealer, specializing in conducting private financings for public and private development stage biotechnology companies as well as Paramount BioCapital Investments, LLC, a venture capital company. Dr. Kash also served as Director of Paramount Capital Asset Management, Inc., the general partner of several biotechnology-related hedge funds and as member of the General Partner of the Orion Biomedical Fund, LP, a private equity fund. Dr. Kash received his B.S. in Management Science from SUNY Binghamton, his M.B.A. in Banking and International Finance from Pace University, and his doctorate in education at Yeshiva University.

Joshua A. Kazam has served as a director of Nile since its inception in August 2005, and previously served as our non-employee President and Chief Executive Officer from June 2009 until August 2012. Mr. Kazam also serves as an officer of the managing member of Two River Consulting, LLC, an organization that provides management, consulting and operational services for development stage biotechnology companies, including Nile. Mr. Kazam also serves as an officer and director of Riverbank Capital Securities, Inc. From 1999 to 2004, Mr. Kazam was a Managing Director of Paramount BioCapital, Inc. where he was responsible for ongoing operations of venture investments, and the Director of Investment for the Orion Biomedical Fund, LP., a private equity fund. Mr. Kazam also co-founded and served as a director of Arno Therapeutics, Inc., a publicly-held, New Jersey-based biopharmaceutical company focused on the treatment of cancer patients, from its inception in August 2005 until September 2010. Mr. Kazam currently serves as a director of Kirax Corporation (formerly Tigris Pharmaceuticals, Inc.) and Kite Pharma, Inc., both privately-held biotechnology companies, and Velcera, Inc., a privately-held specialty pharmaceutical company. Mr. Kazam is a graduate of the Wharton School of the University of Pennsylvania.

76

Paul Mieyal, Ph.D., CFA has served as a director of Nile since September 2007, and also serves as a member of the Audit Committee and the Compensation Committee. Since 2006, Dr. Mieyal has served as a Vice President of Wexford Capital LP, an SEC registered investment advisor located in Greenwich, CT. Prior to that, from 2000 to 2006, he was Vice President in charge of healthcare investments for Wechsler & Co., Inc., a private investment firm and registered broker-dealer. Dr. Mieyal serves as a director of Nephros, Inc., a publicly held company, and as chairman of its compensation committee. Dr. Mieyal received his Ph.D. in Pharmacology from New York Medical College, a B.A. in chemistry and psychology from Case Western Reserve University, and is a Chartered Financial Analyst.

Gregory W. Schafer has served as a director of Nile since January 2008, and also serves as Chairman of the Audit Committee. Mr. Schafer has served as Chief Financial Officer of Jennerex, a biotherapeutics company focused in oncology, since June 2010. From April 2009 to June 2010, Mr. Schafer served as an independent consultant to private and public biotechnology companies. From April 2006 to January 2009, Mr. Schafer served as the Vice President and Chief Financial Officer of Onyx Pharmaceuticals, Inc., a publicly-held, California-based biopharmaceutical company dedicated to developing innovative therapies that target the molecular mechanisms that cause cancer. Prior to Onyx, from 2004 to 2006, Mr. Schafer served as a consultant to several private and public biotechnology companies. From 1997 to 2004, Mr. Schafer held various executive positions at Cerus Corporation, a public biotechnology company, including Vice President and Chief Financial Officer. Prior to joining Cerus, Mr. Schafer worked as a management consultant for Deloitte & Touche LLP. Mr. Schafer holds an M.B.A from the Anderson Graduate School of Management at UCLA and a BSE in Mechanical Engineering from the University of Pennsylvania.

Experience, Qualifications, Attributes and Skills of Directors

We look to our directors to lead us through our continued growth as an early-stage public biopharmaceutical company. Our directors bring their leadership experience from a variety of life science companies and professional backgrounds which we require to continue our growth and to bring value to our stockholders. Dr. Horton brings a wealth of clinical and operational expertise to us, including a deep knowledge of the heart failure space in particular, and her position as our President and Chief Executive Officer allows her to provide a unique insight into our development and growth. Dr. Kash, Mr. Kazam and Dr. Mieyal have venture capital or investment banking backgrounds and offer expertise in financing and growing small biopharmaceutical companies. Each of Dr. Belldegrun, Dr. Kash, Mr. Kazam, Dr. Mieyal and Mr. Schafer have significant experience with early stage private and public companies and bring depth of knowledge in building stockholder value, growing a company from inception and navigating significant corporate transactions and the public company process. Mr. Granadillo has extensive experience in the pharmaceutical industry, allowing him to contribute his significant operational experience. As a result of his experience in the role of chief financial officer of public companies, Mr. Schafer also brings extensive finance, accounting and risk management knowledge to us.

Independence of the Board of Directors

In determining whether the members of our board of directors and its committees are independent, we have elected to use the definition of “independence” set forth in the listing standards of the NASDAQ Stock Market. After considering all relevant relationships and transactions, our Board, in consultation with legal counsel, has determined that Messrs. Granadillo and Schafer and Drs. Kash and Mieyal are “independent” within the meaning of the applicable listing standards of the NASDAQ Stock Market. In making this determination with respect to Dr. Kash, the Board considered Dr. Kash’s status as a principal of Riverbank Capital Securities, Inc., or Riverbank, which we engaged as our placement agent in connection with a private placement financing transaction in 2011. In connection with the 2011 private placement, we issued to Riverbank a five-year warrant to purchase 250,000 shares of our common stock, of which Dr. Kash was allocated a warrant relating to 19,500 shares, which had a value of approximately $16,000 based on a Black-Scholes analysis. Given the value of the warrant issued to Dr. Kash for his services on behalf of Riverbank in connection with the 2011 financing, the Board concluded that the warrant would not impair Dr. Kash’s ability to exercise independent judgment.

77

Board Leadership Structure and Risk Management

Following the death of our former executive chairman of the Board in August 2012, we have not had a chairperson of the Board due to the changed focus of our management team. Since early 2012 we have not had sufficient capital with which to continue development activities relating to our cenderitide and CU-NP programs. Instead, our executive management was focused almost entirely on securing additional capital, whether through a financing or strategic transaction. During this period, our CEO has remained in close contact with the Board, both on an informal basis and through frequent telephone meetings in order to keep the Board apprised of developments in our pursuit of additional capital. As a result of the changed focus of our management team and the lack of clinical development activities, the Board did not believe it was necessary to appoint a successor to the role of Board chair. We believe this structure has allowed the Board to fulfill its oversight responsibility and fiduciary duties to our stockholders.

The Board of Directors believes that oversight of Nile’s risk management efforts is a key responsibility that is shared by the entire Board. The Board regularly reviews risk management information regarding Nile’s liquidity and operations. Board members regularly receive financial statements which are then discussed at the quarterly meetings of the Board. In addition, management frequently has informal discussions with Board members regarding risk management.

Board Committees and Meetings

The Board held 12 meetings (all by telephone conference) in 2012. All directors attended at least 75% of the aggregate meetings of the Board and of the committees on which they served. A director who is unable to attend a meeting is expected to notify the Chairman of the Board or the Chairman of the appropriate Committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference. In addition, directors are expected to make reasonable efforts to attend annual meetings of stockholders. One member of the Board attended our last annual meeting of stockholders, which was held on May 10, 2011.

The Board has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating & Corporate Governance Committee. Each Committee of the Board has a charter that has been assessed and approved by the Board. The charters of these Committees are available on our website at www.nilethera.com. The following table provides membership for each of the Board committees:

Name of Committee	Membership
Audit	Mr. Granadillo, Dr. Mieyal and Mr. Schafer (Chair)

Compensation	Mr. Granadillo (Chair), Dr. Kash and Dr. Mieyal

Nominating & Corporate Governance	Dr. Kash (Chair)

Audit Committee

The current members of our Audit Committee are Mr. Schafer (Chair), Mr. Granadillo and Dr. Mieyal. Our Board has determined that Mr. Schafer qualifies as an “audit committee financial expert,” as defined by applicable rules of the SEC. The Board has further determined that Mr. Schafer is “independent” within the meaning of the applicable listing standard of the NASDAQ Stock Market. The Audit Committee held three meetings (all by telephone conference) in 2012.

Report of the Audit Committee

The following is the report of our Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2012.

78

The purpose of the Audit Committee is to assist the Board in its general oversight of our financial reporting, internal controls and audit functions. The Audit Committee Charter describes in greater detail the full responsibilities of the Committee. The Audit Committee is comprised solely of independent directors as defined by the listing standards of the NASDAQ Stock Market.

Management is responsible for the preparation, presentation and integrity of our financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Nile’s independent registered public accounting firm, Crowe Horwath LLP, is responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board. The primary function of the Audit Committee is to assist the Board of Directors in its oversight of Nile’s financial reporting, internal controls, and audit functions.

The Audit Committee has reviewed and discussed our audited financial statements with management and Crowe Horwath LLP, our independent registered public accounting firm. The Audit Committee has also discussed with Crowe Horwath LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, which includes, among other items, matters related to the conduct of the audit of our financial statements. The Audit Committee has also received written disclosures and the letter from Crowe Horwath LLP required by Rule 3526 of the Public Company Accounting Oversight Board, which relates to the auditor’s independence from us and our related entities, and has discussed with Crowe Horwath LLP their independence from us.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Gregory W. Schafer (Chair)
Pedro Granadillo
Paul A. Mieyal, Ph.D.

Compensation Committee

The current members of our Compensation Committee are Mr. Granadillo (Chair), Dr. Kash and Dr. Mieyal. The Compensation Committee oversees our compensation policies, plans and programs. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; reviews and recommends to the Board the compensation and other terms of employment of our Chief Executive Officer and our other executive officers; and makes recommendations to the Board concerning the issuance of awards pursuant to our equity incentive plans. In making its compensation decisions and recommendations, the Compensation Committee may take into account the recommendations of our Chief Executive Officer. Other than giving such recommendations, however, the Chief Executive Officer has no formal role and no authority to determine the amount or form of executive compensation. The Compensation Committee is authorized to engage compensation consultants to provide advice or recommendations with respect to executive or director compensation. However, no compensation consultants were engaged during 2012. The Compensation Committee held three meetings (either in person or by telephone conference) in 2012.

Nominating & Corporate Governance Committee

Dr. Kash is currently the only member of our Nominating & Corporate Governance Committee. The Nominating & Corporate Governance Committee did not meet in 2012.

79

Process for Identifying and Evaluating Director Nominees

The Board is responsible for nominating directors for election at annual meetings of stockholders or to fill vacancies on the Board. The Board has delegated the selection and nomination process to the Nominating & Corporate Governance Committee, with the expectation that other members of the Board, and of management, will be requested to take part in the process as appropriate.

Procedures for Re-Nomination of a Current Director

The Nominating & Corporate Governance Committee reviews, at least annually, the performance of each current director and considers the results of such evaluation when determining whether or not to re-nominate such director for an additional term. In addition to reviewing the qualifications outlined in the “Director Qualifications” section below, in determining whether to recommend a director for re-election, the Nominating & Corporate Governance Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board. As part of this analysis, the Nominating & Corporate Governance Committee will also take into account the nature of and time involved in a director’s service on other boards or committees. Following this review, the Nominating & Corporate Governance Committee nominated and recommended that all current members of the Board of Directors be elected to the Board of Directors.

New Candidates

Generally, the Nominating & Corporate Governance Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisers, through recommendations submitted by stockholders or through such other methods as the Nominating & Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating & Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating & Corporate Governance Committee. The Nominating & Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires regarding experience, background and independence, comprehensive background checks from a qualified company of its choosing, or any other means that the Nominating & Corporate Governance Committee deems to be helpful in the evaluation process.

An initial reviewing member of the Nominating & Corporate Governance Committee will make a preliminary determination regarding whether a potential candidate is qualified to fill a vacancy or satisfy a particular need. If so, the full Nominating & Corporate Governance Committee will make an investigation and interview the potential candidate, as necessary, to make an informed final determination. The Nominating & Corporate Governance Committee will meet as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. The policy of the Nominating & Corporate Governance Committee is that there be no difference in the manner by which it evaluates director nominees, whether nominated by management, by a member of the Board or by a stockholder. Based on the results of the evaluation process, the Nominating & Corporate Governance Committee recommends candidates for the Board’s approval as director nominees for election to the Board. The Nominating & Corporate Governance Committee also recommends candidates for the Board’s appointment to the Committees of the Board.

Director Qualifications

The Nominating & Corporate Governance Committee is responsible for reviewing with the Board from time to time the appropriate qualities, skills and characteristics desired of members of the Board in the context of the needs of the business and current make-up of the Board. In evaluating the suitability of individual candidates (both new candidates and current members of the Board), the Nominating & Corporate Governance Committee, in nominating candidates for election, or the Board, in approving (and, in the case of vacancies, appointing) such candidates, takes into account many factors, including:

•	personal and professional integrity, ethics and values;

80

•	experience in corporate management, such as serving as an officer or former officer of a publicly-held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment;

•	experience in our industry and with relevant social policy concerns;

•	experience as a board member of another publicly-held company;

•	academic expertise in an area of our operations; and

•	practical and mature business judgment, including ability to make independent analytical inquiries.

Each candidate nominee must possess fundamental qualities of intelligence, honesty, good judgment, high ethics and standards of integrity, fairness and responsibility. A candidate must also have substantial or significant business or professional experience or an understanding of life sciences, finance, marketing, financial reporting, international business or other disciplines relevant to our business.

The Nominating & Corporate Governance Committee and the Board evaluate each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. We do not have a diversity policy; however, as summarized above, the Nominating & Corporate Governance Committee seeks to nominate candidates with a diverse range of knowledge, experience, skills, expertise and other qualities that will contribute to the overall effectiveness of the Board.

Procedures for Recommendation of Director Nominees by Stockholders

The Nominating & Corporate Governance Committee will consider director candidates who are recommended by our stockholders. Stockholders, in submitting recommendations to the Nominating & Corporate Governance Committee for director candidates, must comply with our bylaws as well as the procedures established by the Nominating & Corporate Governance Committee, which provide that the person or group submitting the recommendation must provide the Nominating & Corporate Governance Committee with a notice that sets forth:

•	all information relating to each nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or that is otherwise required, in each case, pursuant to Regulation 14A under the Exchange Act;

•	information regarding the relationship between the recommending stockholder or recommending stockholder group and the nominee;

•	whether the nominee or any immediate family member of the nominee has, during the year of the nomination or the preceding three fiscal years, accepted directly or indirectly certain consulting, advisory or other compensatory fees from the recommending stockholder or any member of the group of recommending stockholders or any affiliate of any such holder or member;

•	such information as may be reasonably required to determine whether the nominee is qualified to serve on the Audit Committee of the Board;

•	such information as may be reasonably required to determine whether the nominee complies with the standards of independence established by the NASDAQ Stock Market, if applicable;

•	each nominee’s written consent to being named in a proxy statement as a nominee and to serving as a director if elected;

•	the name and address of the recommending stockholder or recommending stockholder group giving the notice (and the beneficial owner, if any, on whose behalf the nomination is made);

•	the class and number of shares of our capital stock that are owned beneficially and of record by such recommending stockholder or recommending stockholder group (and such beneficial owner, if applicable);

81

•	a representation that the recommending stockholder or members of the recommending stockholder group are holders of record of our stock entitled to vote at such meeting and intend to appear in person or by proxy at the meeting to propose such nomination; and

•	a representation whether the recommending stockholder or recommending stockholder group (or such beneficial owner, if any), intends to solicit proxies from stockholders in support of such nomination.

We may request from the recommending stockholder or recommending stockholder group such other information as may reasonably be required to determine whether each person recommended by a stockholder or stockholder group as a nominee meets the minimum director qualifications established by the Board and to enable us to make appropriate disclosures to stockholders entitled to vote in the next election of directors. Nominees are required to make themselves reasonably available to be interviewed by the Nominating & Corporate Governance Committee and members of management, as determined appropriate by the Nominating & Corporate Governance Committee. We will not accept a stockholder recommendation for a nominee if the recommended candidate’s candidacy or, if elected, Board membership, would violate applicable state law, federal law or the rules of any exchange or market on which our securities are listed or traded.

Notices should be directed to the attention of the Corporate Secretary, Nile Therapeutics, Inc., 63 Bovet Rd., Suite 421, San Mateo, California 94402.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, officers and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of the forms submitted to us during the last fiscal year, we believe that, during the last fiscal year, all such reports were timely filed.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics, or the Code, that applies to all directors, officers, employees, consultants, contractors and agents, wherever they are located and whether they work for us on a full- or part-time basis. The Code was designed to help such directors, employees and other agents resolve ethical issues encountered in the business environment. The Code covers topics such as conflicts of interest, compliance with laws, confidentiality of Company information, encouraging the reporting of any illegal or unethical behavior, fair dealing and use of Company assets.

A copy of the Code, as adopted by the Board, is available at the Corporate Governance page of our website at www.nilethera.com. Please note that information contained on our website is not incorporated by reference in, or considered to be a part of, this proxy statement. We may post amendments to or waivers of the provisions of the Code, if any, made with respect to any directors and employees on that website.

Communications with the Board of Directors

We provide a process for stockholders to send communications to the Board, the non-management members as a group, or any of the directors individually. Stockholders may contact any of the directors, including the non-management directors, by writing to: c/o the Corporate Secretary, Nile Therapeutics, Inc., 63 Bovet Rd., Suite 421, San Mateo, California 94402. All communications will be compiled by our Corporate Secretary and submitted to the Board or the individual directors, as applicable, on a periodic basis.

Communications from our officers or directors and proposals submitted by stockholders to be included in our definitive proxy statement, pursuant to Rule 14a-8 of the Exchange Act (and related communications) will not be viewed as a stockholder communication. Communications from our employees or agents will be viewed as stockholder communications only if such communications are made solely in such employee’s or agent’s capacity as a stockholder.

82

EXECUTIVE COMPENSATION

The following summary compensation table reflects cash and non-cash compensation for the 2012 and 2011 fiscal years awarded to or earned by (i) each individual serving as a principal executive officer during the fiscal year ended December 31, 2012; (ii) each individual that served as an executive officer at the end of the fiscal year ended December 31, 2012 and whose total compensation during such fiscal year exceeded $100,000; and (iii) one additional individual whose total compensation during such fiscal year exceeded $100,000 but who was not serving as an executive officer at the end of such fiscal year. We refer to these individuals as our “named executive officers.”

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards($)(1)	All Other Compensation ($)		Total ($)

Darlene Horton, M.D. (2)	2012	$81,439	$–	$–	$–		$81,439
President & CEO

Daron Evans	2012	$275,000	$–	$–	$30,805	(3)	$305,805
Chief Financial Officer	2011	$252,083	$87,500	$20,893	$530	(3)	$361,006

Richard B. Brewer (4)	2012	$–	$–	$–	$–		$–
Former Executive Chairman	2011	$240,000	$–	$82,626	$–		$322,626

Joshua A. Kazam (5)	2012	$–	$–	$–	$–		$–
Former President & CEO	2011	$–	$–	$35,321	$–		$35,321

(1)	Amounts reflect the grant date fair value of awards granted under our Amended and Restated 2005 Stock Option Plan, computed pursuant to Financial Accounting Standards Board’s Accounting Standards Codification 718 “Compensation – Stock Compensation”. Assumptions used in the calculation of these amounts are included in Note 10 of the Notes to Audited Financial Statements included elsewhere in this proxy statement. For awards that are subject to performance conditions, amounts reflect the assumption that the highest level of performance conditions will be achieved. See the “Outstanding Equity Awards at Fiscal Year-End” table, below, for information regarding all option awards outstanding as of December 31, 2012.

(2)	Dr. Horton was appointed President and Chief Executive Officer on August 6, 2012. Prior to her appointment as President and Chief Executive Officer, Dr. Horton served as our Chief Medical Officer pursuant to the terms of a consulting agreement dated June 18, 2012. Dr. Horton does not receive additional compensation for her service as a director of the Company. Dr. Horton’s 2012 salary excludes $56,428 in deferred compensation as the payment of this amount is not guaranteed and is contingent on the occurrence of certain events.

(3)	In 2012, represents $30,275 in accrued vacation paid and $530 in premiums paid for life insurance. In 2011, the amount represents premiums paid for life insurance.

(4)	Mr. Brewer served as our Executive Chairman from July 21, 2010 until his death on August 15, 2012. Mr. Brewer did not receive additional compensation for his service as a director of the Company.

(5)	Pursuant to the terms of our services agreement with Two River Consulting, LLC, or TRC, Mr. Kazam served as our non-employee President and Chief Executive Officer from June 2009 until Dr. Horton’s appointment as President and Chief Executive Officer on August 6, 2012. Mr. Kazam received no direct compensation for his services as President and Chief Executive Officer, though, as a principal owner of TRC, he indirectly received a portion of the monthly cash fees paid to TRC under the services agreement. See the section of this proxy statement entitled “Certain Relationships and Related Transactions” beginning on page 91. Mr. Kazam also serves as a director of Nile, and amounts reflected in the summary compensation table represent compensation received solely for his services as a director in accordance with the standard compensation applicable to our other non-employee directors.

83

Employment Agreements and Post-Termination Benefits

Darlene Horton, M.D. — President and Chief Financial Officer

Dr. Horton’s employment with us is governed by a letter agreement dated August 3, 2012, as amended on November 5, 2012 and March 21, 2013, which provides for Dr. Horton’s employment as our President and Chief Executive Officer for an indefinite term. The agreement provides for an initial monthly base salary of $28,314 and, if she remains employed as of the date of a “compensation adjustment event,” then (i) her annualized base salary will be increased to $400,000, (ii) she will become eligible to receive an annual performance cash bonus in an amount up to 30% of her annualized base salary, and (iii) she will be granted a 10-year stock option to purchase a number of shares of our common stock equal to 5% of the then issued and outstanding shares of common stock at an exercise price equal to the current market price of the common stock on the date of grant. The stock option will vest ratably over a three-year period with respect to 50% of the underlying shares and over a three-year period upon the achievement of specified performance criteria with respect to the remaining 50% of the shares. For purposes of the agreement, the term “compensation adjustment event” means the date on which we secure sufficient capital, whether by a financing or strategic transaction (or any combination thereof) or another means, in order to enable us to initiate and fund to completion a Phase II clinical trial of cenderitide.

On November 5, 2012, Dr. Horton agreed to reduce her monthly salary to $100 effective November 1, 2012, and defer the balance of her $28,314 monthly base salary until such time as we complete an Interim Financing Event. The term “Interim Financing Event” means the consummation on or before December 31, 2013, of one or more transactions pursuant to which we receive, whether by a financing, strategic transaction or another means (or any combination thereof), an aggregate of at least $1,000,000 in gross proceeds.

The agreement provides that if we terminate Dr. Horton’s employment without “cause” at any time after the date of a compensation adjustment event, then she will be entitled to continue receiving her then current annualized base salary and medical benefits (the “Severance Benefits”) for a period of six months following such termination; provided, however, that if such termination occurs more than one year after the compensation adjustment event, then Dr. Horton will be entitled to receive the Severance Benefits for one year following such termination. For purposes of the agreement, the term “cause” means the following conduct or actions taken by Dr. Horton: (i) breach of any material term of the agreement or the confidentiality, non-competition and invention assignment agreement executed by Dr. Horton as a condition of her employment; (ii) conviction of any felony or other crime of moral turpitude; (iii) any act of fraud or dishonesty injurious to us or our reputation; (iv) continual failure or refusal to perform her employment duties; (v) any act or omission that, in our reasonable determination, indicates alcohol or drug abuse by Dr. Horton; or (vi) engagement in any form of harassment prohibited by law.

The agreement originally provided that if, prior to the date of a compensation adjustment event, we completed a Change of Control Transaction (as defined in the agreement) and Dr. Horton’s employment was terminated by us (or any successor entity) without cause during the period beginning on the effective date of the Change of Control Transaction and ending on the six-month anniversary of such effective date, then she would be entitled to receive a cash payment equal to 5% of the applicable Change of Control Proceeds (as defined in the agreement).

On March 21, 2013, the payment terms described in the preceding paragraph were amended to provide that if, prior to December 31, 2013, we complete a Change of Control Transaction in which either (i) the outstanding shares of our common stock are exchanged for securities of another corporation, or (ii) we issue shares of our common stock, with no securities or other consideration paid or payable to holders of our common stock (e.g., a merger transaction in which we acquire another corporation in exchange for shares of our common stock), then Dr. Horton will be entitled to receive, immediately prior to the effective time of the Change of Control Transaction, a number of shares of our common stock equal to 5% of the shares of common stock then outstanding on a fully-diluted basis. The proposed Merger with Capricor will trigger the issuance of such shares to Dr. Horton.

The March 21, 2013 amendment further provides that if, prior to December 31, 2013, we complete a Change of Control Transaction other than as described in the preceding paragraph, then Dr. Horton will be entitled to receive a cash payment, on the date of such Change of Control Transaction, equal to 5% of the applicable Change of Control Proceeds (as defined in the agreement).

84

Prior to her appointment as President and Chief Executive Officer, Dr. Horton served as our Chief Medical Officer pursuant to the terms of a consulting agreement dated June 18, 2012, which agreement was terminated upon Dr. Horton’s appointment as President and Chief Executive Officer.

On July 3, 2013, Dr. Horton signed a letter agreement acknowledging and confirming that, upon consummation of the Merger, the sole compensation that Dr. Horton is entitled to receive is the shares of our common stock described in the March 21, 2013 amendment, and further acknowledging and confirming that Dr. Horton is not entitled to any other compensation, including any deferred compensation or employee benefits.

Daron Evans — Chief Financial Officer

Mr. Evans’ employment with us was initially governed by an employment agreement dated January 19, 2007, as amended on August 19, 2007 and March 4, 2008. The employment agreement, which initially provided for Mr. Evans’ employment as Chief Operating Officer of our predecessor entity, a privately-held Delaware corporation(Old Nile), provided for a term that expired on February 13, 2010. Despite the expiration of the employment agreement, Mr. Evans’ employment with us continues on an indefinite basis on substantially the same compensation terms. Under his former employment agreement, Mr. Evans was initially entitled to an annual base salary of $175,000. Mr. Evans’ annual base salary was increased to $200,000 as of January 1, 2009, to $250,000 as of July 15, 2010, and to $275,000 as of December 1, 2011. In addition, Mr. Evans is eligible to receive an annual performance bonus of up to 30% of his annual base salary upon the successful completion of annual corporate and individual milestones.

Mr. Evans’ former employment agreement also provided for the awarding of certain stock options, referred to as Employment Options, Performance Options and Technology Options. On September 17, 2007, Mr. Evans was granted Employment Options to purchase 239,896 shares of our common stock at an exercise price of $2.71, vesting in three equal installments on the day before each anniversary of his employment agreement. Mr. Evans was also granted Performance Options to purchase 288,458 shares of our common stock at an exercise price of $2.71, vesting up to one-third in each calendar year, or a pro-rata portion thereof for a period less than a full year, based on the successful completion of annual corporate and individual milestones as determined by our Board or its Compensation Committee. To the extent our Board or Compensation Committee declines to vest the maximum amount of Performance Options in any given calendar year, or a pro-rata portion thereof for a period less than a full year, such unvested amount is deemed forfeited by Mr. Evans. On March 4, 2008, the Compensation Committee determined that, for the pro-rated period ending December 31, 2007, Mr. Evans’ Performance Options would vest in the amount of 76,528 shares out of a possible 84,562 shares, resulting in the forfeiture of Performance Options to purchase 8,034 shares. On January 16, 2009, the Compensation Committee determined that, for the calendar year ending December 31, 2008, Mr. Evans’ Performance Options would vest in the amount of 43,269 shares out of a possible 96,153 shares, resulting in the forfeiture of Performance Options to purchase 52,884 shares. On January 19, 2010, the Compensation Committee determined that, for the calendar year ending December 31, 2009, Mr. Evans’ Performance Options would vest in the amount of 50,000 shares out of a possible 96,153 shares, resulting in the forfeiture of Performance Options to purchase 46,153 shares. On July 8, 2010, Mr. Evans was granted a 10-year opt ion to purchase 200,000 shares of our common stock at an exercise price of $0.301 per share, which vests and becomes exercisable in 12 equal quarterly installments commencing September 30, 2010. On July 26, 2010, Mr. Evans was granted a 10-year option to purchase 250,000 shares of our common stock at an exercise price of $0.37 per share, which vests and becomes exercisable in 12 equal quarterly installments commencing September 30, 2010. On April 18, 2011, Mr. Evans was granted a 10-year option to purchase 50,000 shares of our common stock at an exercise price of $0.69 per share, which option was fully-vested and immediately-exercisable upon the date of grant.

Pursuant to a Severance Benefits Agreement dated July 24, 2010, if Mr. Evans’ employment had been terminated by us other than for cause, Mr. Evans would have been entitled, upon execution of a customary release, to continued payment of his then-current base salary for a period of six months. As discussed below, we have no further obligations to Mr. Evans pursuant to the Severance Benefits Agreement.

85

On March 21, 2013, we entered into a letter agreement with Mr. Evans, pursuant to which he agreed to reduce his monthly salary to $100 effective February 1, 2013, and defer the balance of his $22,917 monthly base salary until such time as we complete an Interim Financing Event (as defined above).

The March 21, 2013 agreement further provides that if, prior to December 31, 2013, we complete a Change of Control Transaction in which either (i) the outstanding shares of our common stock are exchanged for securities of another corporation, or (ii) we issue shares of our common stock, with no securities or other consideration paid or payable to holders of our common stock (e.g., a merger transaction in which we acquire another corporation in exchange for shares of our common stock), then Mr. Evans will be entitled to receive, immediately prior to the effective time of the Change of Control Transaction, a number of shares of our common stock equal to 4.5% of the shares of common stock then outstanding on a fully-diluted basis.

The agreement further provides that if, prior to December 31, 2013, we complete a Change of Control Transaction other than as described in the preceding paragraph, then Mr. Evans will be entitled to receive a cash payment, on the date of such Change of Control Transaction, equal to 4.5% of the applicable Change of Control Proceeds (as defined in the agreement). The proposed Merger with Capricor will trigger the issuance of such shares to Mr. Evans.

In consideration of the foregoing, the March 21, 2013 agreement provides that we shall have no further obligations pursuant to the Severance Benefits Agreement dated July 24, 2010.

On July 3, 2013, Mr. Evans signed a letter agreement acknowledging and confirming that, upon consummation of the Merger, the sole compensation that Mr. Evans is entitled to receive is the shares of our common stock described in the March 21, 2013 amendment, and further acknowledging and confirming that Mr. Evans is not entitled to any other compensation, including any deferred compensation or employee benefits.

Richard B. Brewer — Former Executive Chairman

Mr. Brewer served as our Executive Chairman until his death on August 15, 2012. Mr. Brewer’s employment as our Executive Chairman was subject to the terms of a letter agreement dated July 15, 2010. In accordance with the agreement, Mr. Brewer was entitled to an annual salary of $240,000. In addition, upon Mr. Brewer’s appointment, we issued to him a 10-year stock option to purchase 450,000 shares of our common stock at an exercise price of $0.32 per share and which was immediately exercisable. In addition, following the effective date of the amendment to our 2005 Stock Option Plan, we issued to Mr. Brewer a second 10-year option to purchase 900,000 shares of our common stock at an exercise price of $0.37 per share, vesting and becoming exercisable in eight equal quarterly installments commencing September 30, 2011, with such vesting accelerating in the event of a “change of control” (as defined under our 2005 Stock Option Plan). Both stock options were awarded pursuant to our 2005 Stock Option Plan and terminated pursuant to their terms on November 13, 2012, ninety days after Mr. Brewer’s death.

On May 14, 2012, we entered into a letter agreement with Mr. Brewer, terminating Mr. Brewer’s status as a part-time employee, but providing that he would continue serving as our Executive Chairman as a non-employee. In addition, the letter agreement provided that Mr. Brewer’s compensation would be reduced from $240,000 per year to $100,000 per year. The change in Mr. Brewer’s status from employee to non-employee resulted from his acceptance of full-time employment as chief executive officer of Myrexis, Inc.

Outstanding Equity Awards at December 31, 2012

The following table sets forth information concerning stock options held by the named executive officers at December 31, 2012. Each of Mr. Evans and Mr. Kazam has agreed to the cancellation of the options listed below, effective immediately prior to the effective time of the proposed Merger with Capricor.

86

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date
Darlene Horton, M.D.	—	—	—	—	—

Daron G. Evans	421,283	—	—	2.71	09/17/2017
	49,020	—	—	0.88	01/15/2019
	85,628	—	—	0.89	06/24/2019	(1)
	166,667	33,333	—	0.30	07/08/2020	(2)
	208,333	41,667	—	0.37	07/26/2020	(2)
	50,000	—	—	0.69	04/18/2021

Richard B. Brewer (3)	—	—	—	—	—

Joshua A. Kazam (4)	50,000	—	—	4.50	01/25/2018
	25,000	—	—	0.93	12/22/2018
	65,000	—	—	1.77	07/21/2019
	80,000	—	—	0.37	07/26/2020
	80,000	—	—	0.73	05/10/2021

(1)	Option granted on June 24, 2009 to purchase up to a maximum of 100,000 shares, of which the right to purchase 25,000 vested immediately and the right to purchase remaining shares vested subject to the performance of specified clinical development milestones in two installments of up to 50,000 shares and up to 25,000 shares. On February 15, 2010, Mr. Evans’ right to purchase 42,500 shares of such 50,000-share installment vested and the remaining 7,500 shares of such installment were forfeited. On January 3, 2011, Mr. Evans’ right to purchase 18,128 shares of the final 25,000-share installment vested and the remaining 6,872 shares were forfeited.
(2)	Option vests in 12 equal quarterly installments commencing September 30, 2010.
(3)	All stock options previously held by Mr. Brewer terminated pursuant to their terms on November 13, 2012, 90 days after Mr. Brewer’s death.
(4)	All stock options held by Mr. Kazam were awarded as compensation for his services as a director.

Compensation of Directors

On July 8, 2010, the Compensation Committee of our Board amended the compensation plan applicable to our non-employee directors. As amended, our non-employee directors receive an annual stock option grant pursuant to our 2005 Stock Option Plan relating to 80,000 shares of common stock, and the chairs of the Board’s Audit and Compensation Committees each receive an additional annual stock option grant relating to 20,000 shares. All of such stock options are awarded upon each director’s re-election by our stockholders and vest in their entirety on the first anniversary of the grant date. Newly-appointed non-employee directors are entitled to receive a stock option to purchase 130,000 shares of our common stock, which option vests in three equal annual installments commencing on the first anniversary of the grant date.

Prior to the adoption of this plan, our non-employee directors did not receive any cash fees for their service, but were periodically awarded stock options. No option awards were granted to our directors for their service in 2012. Further, all of the directors below have agreed to the cancellation of all of the stock options held by them, effective immediately prior to the completion of the proposed Merger with Capricor.

87

Name (1)	Fees Earned or Paid in Cash	Option Awards (2)	Total
Arie S. Belldegrun, M.D.	$—	$—	$—
Pedro Granadillo	—	—	—
Peter M. Kash, Ed.D.	—	—	—
Joshua A. Kazam (3)	—	—	—
Frank Litvack, M.D. (4)	—	—	—
Paul A. Mieyal, Ph.D.	—	—	—
Gregory W. Schafer	—	—	—

(1)	Darlene Horton, M.D., our President and Chief Executive Officer, has been omitted from this table since she receives no additional compensation for serving on our Board. Richard B. Brewer, our Executive Chairman until his death on August 15, 2012, has also been omitted from this table since he received no additional compensation for serving on our Board.
(2)	Amounts reflect the grant date fair value of awards granted under our Amended and Restated Stock Option Plan, computed pursuant to Financial Accounting Standards Board’s Accounting Standards Codification 718 “Compensation – Stock Compensation”. Assumptions used in the calculation of these amounts are included in Note 10 of the Notes to Audited Financial Statements included in this Annual Report.
(3)	Pursuant to the terms of our services agreement with Two River Consulting, LLC, or TRC, Mr. Kazam served as our non-employee President and Chief Executive Officer from June 2009 until Dr. Horton’s appointment as President and Chief Executive Officer on August 6, 2012. Mr. Kazam received no direct compensation for his services as President and Chief Executive Officer, though, as a principal owner of TRC, he indirectly received a portion of the monthly cash fees paid to TRC under the services agreement. See the section of this proxy statement entitled “Certain Relationships and Related Transactions” beginning on page 90. Amounts reflected in the table above represent compensation received solely for Mr. Kazam’s services as a director in accordance with the standard compensation applicable to our other non-employee directors.
(4)	Dr. Litvack resigned from the Board effective as of October 28, 2012.

88

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of September , 2013 by:

•	each of our directors,

•	each named executive officer as defined and named in the Summary Compensation Table appearing herein,

•	all of our current directors and executive officers as a group, and

•	each person known by us to beneficially own more than five percent of our common stock (based on information supplied in Schedules 13D and 13G filed with the Securities and Exchange Commission).

Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table below possesses sole voting and investment power with respect to all capital stock shown to be held by that person. The address of each named executive officer and director, unless indicated otherwise, is c/o Nile Therapeutics, Inc., 63 Bovet Rd., Suite 421, San Mateo, California 94402.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned (1)	Percentage of Common Stock Beneficially Owned (1)
Named Executive Officers and Directors:
Darlene Horton	—	—
Richard B. Brewer	—	—
Joshua A. Kazam (2)	2,736,157	6.2
Daron Evans (3)	49,579	*
Arie S. Belldegrun (4)	1,311,420	3.0
Pedro Granadillo (5)	27,588	*
Peter M. Kash (6)	2,485,391	5.7
Paul A. Mieyal	—	—
Gregory W. Schafer (5)	100	*
Directors and executive officers as a group (8 individuals)	6,444,705	14.4

5% Stockholders:
Wexford Capital LP (7)	2,623,619	6.0
411 West Putnam Avenue
Greenwich, CT 06830

* Represents less than 1%.

(1)	Based on 43,520,563 shares of our common stock outstanding as of September , 2013. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, and includes any shares as to which the security or stockholder has sole or shared voting power or investment power, and also any shares which the security or stockholder has the right to acquire within 60 days, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the security or stockholder that he, she or it is a direct or indirect beneficial owner of those shares.

(2)	Includes (i) 338,028 shares issuable upon the exercise of outstanding warrants held by Mr. Kazam; (ii) 613,841 shares held by the Kazam Family Trust, of which Mr. Kazam’s spouse is the trustee and his children are beneficiaries, and as to which Mr. Kazam disclaims beneficial ownership except to the extent of any pecuniary interest therein; (iii) 165,530 shares held by Mr. Kazam’s spouse as custodian for the benefit of their minor children, to which Mr. Kazam disclaims beneficial ownership except to the extent of his pecuniary interest therein; and (iv) 165,530 shares held by the Kash Family Foundation, of which Mr. Kazam is trustee but as to which he has no pecuniary interest. Does not include options to purchase 300,000 shares of our common stock, which Mr. Kazam has agreed to cancel immediately prior to the effective time of the Merger.

89

(3)	Includes (i) 13,327 shares issuable upon the exercise of warrants held by Mr. Evans; and (ii) a total of 10,600 shares held by Mr. Evans’ spouse and minor children. Does not include 1,006,844 shares issuable upon the exercise of stock options held by Mr. Evans which Mr. Evans has agreed to cancel immediately prior to the effective time of the Merger.
(4)	Includes (i) 76,935 shares held by Leumi Overseas Trust Corp. Ltd. as Trustee of the BTL Trust, (ii) 129,600 shares held by the Belldegrun Family Trust, of which 64,800 shares are issuable upon the exercise of warrants, (iii) 486,400 shares held by the Arie S. Belldegrun M.D. Inc. Profit Sharing Plan, including 243,200 shares issuable upon the exercise of warrants, (iv) 584,000 shares held by Leumi Overseas Trust Corp. Ltd. as Trustee of the Tampere Trust, of which 292,000 shares are issuable upon the exercise of warrants, and (v) 34,485 shares held by Bellco Capital, LLC. Dr. Belldegrun disclaims beneficial ownership of the shares and warrants held by Leumi Overseas Trust Corp. Ltd. as Trustee of each of the BTL Trust and the Tampere Trust, except to the extent of his beneficiary interest therein. Does not include 246,666 shares issuable upon the exercise of stock options held by Dr. Belldegrun which Dr. Belldegrun has agreed to cancel immediately prior to the effective time of the Merger.

(5)	Does not include 375,000 shares issuable upon the exercise of stock options held by Mr. Granadillo which Mr. Granadillo has agreed to cancel immediately prior to the effective time of the Merger.
(6)	Includes (i) 223,814 shares issuable upon the exercise of warrants held by Dr. Kash, (ii) 496,589 shares held by Dr. Kash’s spouse as custodian for the benefit of their minor children under the Uniform Gifts to Minors Act, to which Dr. Kash disclaims beneficial ownership except to the extent of his pecuniary interest therein, and (iii) 165,530 shares held by the Kash Family Foundation. Does not include 335,000 shares issuable upon the exercise of stock options held by Dr. Kash which Dr. Kash has agreed to cancel immediately prior to the effective time of the Merger.

(7)	Includes (i) 1,910,103 shares held by Iota Investors LLC, a Delaware limited liability company (“Iota Investors”), (ii) five year warrants to purchase 16,841 shares at an exercise price of $2.71 per share held by Iota Investors, and (iii) 696,675 shares held by Wexford Spectrum Investors LLC, a Delaware limited liability company (“Wexford Spectrum”). Wexford Capital LP, a Delaware limited partnership (“Wexford Capital”), is a registered Investment Advisor and also serves as an investment advisor or sub-advisor to the members of Iota Investors and Wexford Spectrum. Wexford GP LLC, a Delaware limited liability company (“Wexford GP”), is the general partner of Wexford Capital. Mr. Charles E. Davidson is chairman, a managing member and a controlling member of Wexford GP and Mr. Joseph M. Jacobs is president, a managing member and a controlling member of Wexford GP. Beneficial ownership does not include 300,000 shares issuable upon the exercise of stock options that have been assigned to Wexford Capital by Dr. Mieyal, a director of Nile and vice president of Wexford Capital, but which Wexford Capital has agreed to cancel immediately prior to the effective time of the Merger.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Two River Consulting, LLC

On June 24, 2009, we entered into a services agreement with Two River Consulting, LLC, or TRC, to provide us with various clinical development, operational and administrative services, including the services of Joshua A. Kazam as our President and Chief Executive Officer, for a period of one year. As compensation for such services, we paid to TRC a monthly cash fee of $65,000 and we issued stock options to purchase up to an aggregate of 750,000 shares of our common stock at a price per share equal to $0.89, the closing sale price of our common stock on June 24, 2009. Shares relating to 25% of this option vested immediately and the remaining shares were scheduled to vest pursuant to the achievement of certain milestones relating to the development of cenderitide. In February 2010, an additional 318,750 shares subject to this option vested and 56,250 shares subject to the option were forfeited. On January 3, 2011, an additional 135,957 shares vested and the remaining 51,543 shares lapsed and were forfeited. Instead of issuing the stock option to TRC, at TRC’s direction, the options were issued to designated employees of TRC who are engaged in performing the services under the services agreement. On August 12, 2010, we and TRC entered into an amendment to the services agreement to extend the term of the agreement and provide that it will continue on a month-to-month basis until otherwise terminated by one of the parties upon 30 days’ notice. We also agreed to issue to designees of TRC a 5-year stock option to purchase 250,000 shares of our common stock at a price per share of $0.38, the closing sale price of the common stock on August 12, 2010. The stock option was fully vested and immediately exercisable at the time of grant. On March 17, 2011, we and TRC entered into a second amendment to the services agreement, pursuant to which the level of services to be provided by TRC was reduced and the monthly cash fee payable to TRC was reduced to $31,702. The monthly cash fee was further reduced to $30,082 in July 2011 and to $28,600 in April 2012 when certain services were eliminated. On August 1, 2012, we and TRC agreed that, upon the appointment of Dr. Horton as our full-time President and Chief Executive Officer, the monthly fee payable under the services agreement would be reduced to $6,600 to reflect the termination of Mr. Kazam’s services as our President and Chief Executive Officer.

90

Mr. Kazam, our former President & Chief Executive Officer and a current director, Arie S. Belldegrun, a current director, and David M. Tanen, a director of Nile until September 2009, are the principal owners of TRC. None of Messrs. Kazam and Tanen and Dr. Belldegrun received any of the stock options issued by us pursuant to the services agreement. The terms of the services agreement with TRC, including the amendments thereto, were reviewed and approved by a special committee of our Board of Directors consisting of Pedro Granadillo, Paul Mieyal and Greg Schafer. None of the members of the special committee has any interest in TRC or the services agreement.

Riverbank Capital Securities, Inc.

In connection with our June 2011 private placement, we engaged Riverbank Capital Securities, Inc., or Riverbank, to serve as our placement agent, and Riverbank subsequently engaged Ladenburg Thalmann & Co. Inc. as a sub-placement agent. We agreed to pay Riverbank a cash fee equal to 7% of the gross proceeds resulting from the private placement, plus issue a five-year warrant to purchase a number of shares equal to 5% of the shares of our common stock sold in the private placement. Pursuant to such terms, we paid the placement agents a cash fee of $175,000 and issued five-year warrants to purchase 250,000 shares of common stock at an exercise price of $0.60 per share.

Peter M. Kash, a current director, and Joshua A. Kazam, our former President and Chief Executive Officer and a current director, are each officers of Riverbank. Dr. Kash was allocated a portion of the warrants issuable to Riverbank representing the right to purchase 19,500 shares of our common stock. In light of our relationships with Dr. Kash and Mr. Kazam, the selection of Riverbank as a placement agent and the terms of the engagement were reviewed and approved by a special committee of our Board consisting of disinterested directors with no affiliation to Riverbank or its affiliates.

91

CERTAIN INFORMATION REGARDING CAPRICOR

Description of Capricor’s Business

Overview

Capricor’s mission is to improve the treatment of heart disease by commercializing novel cardiac stem cell therapies for patients. The Company was founded in 2005 as a Delaware corporation based on the innovative work of its founder, Eduardo Marbán, M.D., Ph.D and his collaborators. First located in Baltimore, Maryland, adjacent to The Johns Hopkins University where Dr. Marbán was chief of cardiology, Capricor moved to Los Angeles, California in 2007 when Dr. Marbán was recruited to become Director of the Heart Institute at Cedars-Sinai Medical Center. Capricor’s labs are located in space that the Company leases from Cedars-Sinai in the Davis Research Building at Cedars-Sinai Medical Center.

The initial discovery by Dr. Marbán and his colleagues was that a novel progenitor cell type called a CDC, or cardiosphere derived cell, can be isolated from the heart and expanded into doses that can be delivered directly to the patient. These cells come from the heart and are potentially well-suited to treat the heart. The Company believes that CDCs are anti-fibrotic, anti-apoptotic and angiogenic-functions that may reduce damage and encourage blood vessel development in areas of injury. This combination of properties may be able to treat disease processes that involve scar tissue. Capricor is evaluating the possibilities of applying these cells or similar cells into other therapeutic opportunities. Capricor has exclusively licensed the relevant intellectual property to isolate, expand and deliver the CDCs and Capricor’s other product, cardiospheres, or CSps.

Capricor’s proprietary methods center on producing therapeutic doses of cardiac-derived stem cells to boost the regenerative capacity of the heart. A significant number of patients who suffer a heart attack eventually go on to develop heart failure. Indeed, heart attacks are one of the most common causes of heart failure. In patients with heart failure, the main pumping function of the heart is often diminished and results in symptoms and signs of poor cardiac function including shortness of breath, pulmonary congestion, diminished daily functionality and in some cases death.

When a patient suffers a heart attack also called a myocardial infarction, or MI, blood cannot reach the area due to a blocked artery. The tissue that is downstream of the blockage quickly dies if the vessel is not re-opened. The dead tissue is now a scar, and the bigger the size of the scar, the greater the chance that a patient will have additional complications. CDCs have been shown in pre-clinical and clinical studies to reduce scar size following myocardial infarction. Further, it has been demonstrated that new tissue is generated. Capricor researchers believe that the reduced scar and new tissue may improve the heart so that it will work more efficiently. Should Capricor’s CDCs prove to be effective at reducing the damage done to the heart by a heart attack, it is possible that fewer people may develop heart failure and suffer its devastating consequences.

The first trial using CDCs was CADUCEUS, sponsored by Cedars-Sinai Medical Center, or CSMC, in collaboration with The Johns Hopkins University, or JHU. CADUCEUS was a twenty-five patient randomized open-label study using 25 million autologous CDCs injected down the coronary artery of patients thirty to ninety days after MI. Seventeen patients received cells and eight received standard of care for post heart attack patients. Sixteen of the seventeen patients treated showed a reduction in infarct (scar) size and generation of new heart tissue. To the best of Capricor’s knowledge, CADUCEUS is the first trial in the field of cardiac stem cell therapy that showed a reduction in scar size and new heart muscle as determined by blinded MRI analysis.

The precise mechanism of action of CDCs is not definitively established. The Company believes that CDCs work by harnessing and augmenting the natural healing powers that exist within the heart and that the cells act by recruiting the endogenous pool of stem cells to come to the site of injury and assist in repairing the damage done. These natural healing effects may be enough for daily wear and tear on the heart but may not be strong enough for catastrophic injury like a heart attack. Capricor believes that the CDCs track to the area of injury and release growth factors and cytokines (molecules that stimulate specific cell responses) that signal the heart to repair itself. The CADUCEUS trial provides preliminary validation to the potential regenerative properties of CDCs.

92

Capricor’s core technology is based in cardiospheres, or CSps, which are multi-cell clusters of cardiac derived cells that have been demonstrated to process regenerative properties in pre-clinical studies. The size of CSps is sufficiently large that injecting them directly into the infarct related artery is not feasible due to potential for impairing blood flow. Capricor’s lead product candidate, the CDC, is the single cell monolayer product of the CSps. CDCs are small enough that within acceptable dose limits, they can be injected down a coronary artery without damaging the heart muscle. Capricor has done studies to establish the range of doses that are safe to deliver to the heart. Capricor is not now actively developing CSps for clinical use although it has experimented with direct intra-myocardial injection. CSps appear to be no more effective than CDCs for the presently considered indications. It is possible that at some time in the future the Company may evaluate the use of CSps for other indications.

Both CSps and CDCs are derived from either a deceased human donor (allogeneic source) or from heart tissue taken directly from recipient patients themselves (autologous source). The manufacturing method for both allogeneic and autologous CSps or CDCs is similar though the starting material comes from different sources. Capricor has data to demonstrate that CSps and CDCs can be readily grown from heart tissue of humans.

Capricor has three regenerative medicine product candidates:

•	CAP-1002: Capricor’s lead product candidate consists of allogeneic CDCs. CAP-1002 is currently being tested in the Company’s ALLSTAR Phase I/II clinical trial which will determine if the cells can lead to reduction in scar size in patients who have had a heart attack. It is a dual cohort clinical trial that has two independently recruiting strata to examine: the first are patients who have recently experienced a myocardial infarction, or MI (30-90 days post MI); the second group are patients who have suffered an MI within one year (90 days to one-year post MI) to see if the cells can reduce the size of older, more established scar. The data from CADUCEUS suggests that the cells are effective in the early phases of healing. ALLSTAR is designed to validate the results of CADUCEUS using an allogeneic product and to look for potential efficacy in patients between ninety days and one year following MI - a patient population that CADUCEUS was not designed to study. In addition to measuring scar size, ALLSTAR will also look at a variety of clinical and quality of life endpoints. Patient recruitment is ongoing for the Phase I portion of the trial. Phase I of the trial is a fourteen patient trial at three sites to determine if allogeneic CDCs are safe for patients. The primary endpoints are focused on acute effects of cell delivery and potential immune consequences of allogeneic cell delivery. Upon completion of Phase I and a determination of safety by an independent Data Safety and Monitoring Board, Capricor plans to initiate the Phase II portion of the ALLSTAR study. This is a 260 patient, double-blind, randomized, placebo-controlled trial which is powered to detect a reduction in infarct (scar) size as measured by MRI in both groups of patients-recent and chronic MI at one year follow-up. As infarct size was reduced significantly in the CADUCEUS patients at six months, the Company intends to get a preliminary readout of ALLSTAR at six months post infusion.

•	CAP-1001: Capricor’s second product candidate consists of autologous CDCs. This product was used in the Phase I CADUCEUS clinical trial, which was sponsored and conducted by CSMC in collaboration with JHU. In that study, twenty-five patients were enrolled, of which seventeen patients received autologous CDCs. Sixteen of the seventeen treated patients showed a mean reduction of approximately 45% in scar mass and an increase in viable heart muscle one-year post heart attack. The eight patients in the control group had no significant change in infarct (scar) size. At present there is no plan for another clinical trial for CAP-1001.

•	CSps - Capricor’s third product candidate is the multicellular clusters called cardiospheres. This product is in pre-clinical development and at present there is no plan for a clinical trial of CSps.

Capricor has received several grants and awards from government agencies that have provided funding to conduct its clinical trials. Phase I of the ALLSTAR Trial has been funded in large part by a grant received from the National Institutes of Health, or NIH. Phase II of the ALLSTAR Trial will be funded in large part with the support of the California Institute for Regenerative Medicine, or CIRM, which has committed to a loan award of approximately $19.8 million.

93

Capricor’s Product Candidates

The following table summarizes our product development programs:

Product	Indications	Commercial Rights	Ongoing Studies / Status

CAP-1002	Cardiovascular	Capricor	ALLSTAR Phase I/II is currently underway. Currently enrolling 14 patients in a Phase I study of CAP-1002 in patients 30 days to 1 year following an MI. The primary objective of the study will be to assess the safety of CAP-1002. Upon completion and a determination of safety, Capricor intends to initiate the Phase II portion of the ALLSTAR study in a 260 patient, double blind, placebo controlled multicenter trial.
CAP-1001	Cardiovascular	Capricor	CSMC and JHU sponsored Phase I CADUCEUS trial has been completed. Funded by NHLBI SCCT.
CSps	Cardiovascular	Capricor	In preclinical development.

Proprietary Technology

Capricor has entered into certain license agreements for certain intellectual property rights with Università Degli Studi Di Roma at la Sapienza (the University of Rome), JHU and CSMC. In addition to the technologies developed through its own efforts, Capricor has obtained the rights to the proprietary technology that is the foundation of its CDC platform technology.

Intellectual Property

Capricor’s goal is to obtain, maintain and enforce patent protection for its products, formulations, processes, methods and other proprietary technologies, preserve its trade secrets, and operate without infringing on the proprietary rights of other parties, both in the U.S. and abroad. Capricor’s policy is to actively seek to obtain, where appropriate, the broadest intellectual property protection possible for its current product candidates and any future product candidates, and has obtained proprietary information and proprietary technology through a combination of contractual arrangements and patents, both in the U.S. and abroad. The patent and patent applications currently in Capricor’s portfolio have been exclusively licensed from CSMC, JHU and the University of Rome. In addition, Capricor has filed patent applications related to novel enhancements or validation of the technology. Capricor’s license agreements include various financial obligations to its licensors.

Capricor will continue to depend upon the skills, knowledge and experience of its scientific and technical personnel, as well as that of its advisors, consultants and other contractors, much of which is not patentable. To help protect its proprietary know-how and inventions for which patents may not be appropriate, Capricor currently relies on, and will in the future rely on, trade secret protection and confidentiality agreements to protect its interests. To this end, Capricor requires all of its employees, consultants, advisors and other contractors to enter into confidentiality agreements that prohibit the disclosure and use of confidential information and, where applicable, require disclosure and assignment to Capricor of the ideas, developments, discoveries and inventions important to its business.

Employees

Currently, the Company has fifteen full-time employees, although several of them also perform services for CSMC. None of Capricor’s employees are covered by a collective bargaining agreement. Capricor believes that its relations with its employees are satisfactory. Capricor has also retained several consultants to serve in various operational and administrative positions.

94

Manufacturing

CAP-1002: The manufacturing process begins with the receipt of a donated heart. The process differs very little from the CAP-1001 process except that it can be executed at a significantly larger scale. This is because the starting material is from an entire heart rather than a small biopsy. After expanding, processing, release testing and quality review, the CAP-1002 product becomes available for administration to patients. CAP- 1002 is cryo-preserved, enabling Capricor to produce large lots that can be preserved and then administered over a considerable period of time. The allogeneic nature of CAP- 1002 enables Capricor to create a commercially scalable stem cell product. A potential risk of an allogeneic therapy is that patients might develop an immune response to the cells. Another concern would be if the patients already have antibodies to the cells (via another means), the cells may not work as well due to the immune system killing them off before they can exert their effect. Capricor will carefully monitor patients for immune reactions and conduct assays in an attempt to reduce the immune risks to both safety and effectiveness.

CAP-1001: The manufacturing process begins with a biopsy of cardiac tissue from the patient taken during a simple outpatient procedure. This tissue is taken to the lab where the cells are isolated, expanded, and processed through a series of proprietary unit operations. After release testing and quality review of the manufacturing data, this drug product is then administered into the same patient.

Research and Development

Capricor’s research and development program has been funded in large part through Federal grants totaling approximately $4 million. In addition, the Company has also been granted a loan award in the approximate amount of $19.8 million from CIRM to fund Phase II of its ALLSTAR trial. Research and development efforts to date have led to the creation of three product candidates, two of which are now in various stages of clinical development, autologous CDCs, and allogeneic CDCs. Ongoing research focuses on in-depth product characterization, expanded use of current products, development of next generation products, and identification of new technologies. Capricor aims to create a pipeline of products capable of achieving heart regeneration. Capricor’s research continues to explore the growth factors and cytokines that have been shown to reduce both infarct (scar) size and promote regeneration of heart muscle.

Competition

Capricor is engaged in fields that are characterized by extensive worldwide research and competition by pharmaceutical companies, medical device companies, specialized biotechnology companies, hospitals, physicians, and academic institutions, both in the United States and abroad. The pharmaceutical industry is highly competitive, with a number of established, large pharmaceutical companies, as well as many smaller companies. Many of these organizations competing with Capricor have substantially greater financial resources, larger research and development staffs and facilities, longer drug development history in obtaining regulatory approvals, and greater manufacturing and marketing capabilities than Capricor does. There are many pharmaceutical companies, biotechnology companies, public and private universities, government agencies, and research organizations actively engaged in research and development of products which may target the same indications as Capricor’s product candidates. Capricor expects any future products and product candidates it develops to compete on the basis of, among other things, product efficacy and safety, time to market, price, extent of adverse side effects, and convenience of treatment procedures.

The biotechnology and pharmaceutical industries are subject to rapid and significant technological change. The drugs that Capricor is attempting to develop will have to compete with existing therapies. Capricor’s future success will depend in part on its ability to maintain a competitive position with respect to evolving cell therapies as well as other novel technologies. There can be no assurance that existing or future therapies developed by others will not render Capricor’s potential products obsolete or noncompetitive. In addition, companies pursuing different but related fields represent substantial competition. These organizations also compete with Capricor to attract qualified personnel and parties for acquisitions, joint ventures, or other collaborations.

95

Management’s Discussion and Analysis of Results of Operations and Financial Condition

Overview

Capricor’s mission is to improve the treatment of heart disease by commercializing novel cardiac stem cell therapies for patients. Capricor was founded in 2005 as a Delaware corporation based on the innovative work of its founder, Eduardo Marbán, M.D., Ph.D and his collaborators. First located in Baltimore, Maryland, adjacent to The Johns Hopkins University where Dr. Marbán was chief of cardiology, Capricor moved to Los Angeles, California in 2007 when Dr. Marbán was recruited to become Director of the Heart Institute at Cedars-Sinai Medical Center. Capricor’s labs are located in space that Capricor leases from Cedars-Sinai in the Davis Research Building at Cedars-Sinai Medical Center.

The initial discovery by Dr. Marbán and his colleagues was that a novel progenitor cell type called a CDC, or cardiosphere derived cell, can be isolated from the heart and expanded into doses that can be delivered directly to the patient. These cells come from the heart and are potentially well-suited to treat the heart. Capricor believes that CDCs are anti-fibrotic, anti-apoptotic and angiogenic-functions that may reduce damage and encourage blood vessel development in areas of injury. This combination of properties may be able to treat disease processes that involve scar tissue. Capricor is evaluating the possibilities of applying these cells or similar cells into other therapeutic opportunities. Capricor has exclusively licensed the relevant intellectual property to isolate, expand and deliver the CDCs and Capricor’s other product, cardiospheres, or CSps.

Capricor has three regenerative medicine product candidates:

•	CAP-1002: Capricor’s lead product candidate consists of allogeneic CDCs. CAP-1002 is currently being tested in Capricor’s ALLSTAR Phase I/II clinical trial which will determine if the cells can lead to reduction in scar size in patients who have had a heart attack. It is a dual cohort clinical trial that has two independently recruiting strata to examine: the first are patients who have recently experienced a myocardial infarction, or MI (30-90 days post MI); the second group are patients who have suffered an MI within one year (90 days to one-year post MI) to see if the cells can reduce the size of older, more established scar. The data from CADUCEUS suggests that the cells are effective in the early phases of healing. ALLSTAR is designed to validate the results of CADUCEUS using an allogeneic product and to look for potential efficacy in patients between 90 days and one year following MI - a patient population that CADUCEUS was not designed to study. In addition to measuring scar size, ALLSTAR will also look at a variety of clinical and quality of life endpoints. Patient recruitment is ongoing for the Phase I portion of the trial. Phase I of the trial is a fourteen patient trial at three sites to determine if allogeneic CDCs are safe for patients. The primary endpoints are focused on acute effects of cell delivery and potential immune consequences of allogeneic cell delivery. Upon completion of Phase I and a determination of safety by an independent Data Safety and Monitoring Board, Capricor plans to initiate the Phase II portion of the ALLSTAR study. This is a 260 patient, double-blind, randomized, placebo-controlled trial which is powered to detect a reduction in infarct (scar) size as measured by MRI in both groups of patients-recent and chronic MI at one year follow-up. As infarct size was reduced significantly in the CADUCEUS patients at six months, Capricor intends to get a preliminary readout of ALLSTAR at six months post infusion.

•	CAP-1001: Capricor’s second product candidate consists of autologous CDCs. This product was used in the Phase I CADUCEUS clinical trial, which was sponsored and conducted by CSMC in collaboration with JHU. In that study, twenty-five patients were enrolled, of which seventeen patients received autologous CDCs. Sixteen of the seventeen treated patients showed a mean reduction of approximately 45% in scar mass and an increase in viable heart muscle one-year post heart attack. The eight patients in the control group had no significant change in infarct (scar) size. At present there is no plan for another clinical trial for CAP-1001.

•	CSps: Capricor’s third product candidate is the multicellular clusters called cardiospheres. This product is in pre-clinical development and at present there is no plan for a clinical trial of CSps.

96

Capricor has no product sales to date and will not have the ability to generate any product revenue until after it has received approval from the U.S. Food and Drug Administration, or the FDA, or equivalent foreign regulatory bodies to begin selling its pharmaceutical product candidates. Developing pharmaceutical products is a lengthy and very expensive process. Even if Capricor obtains the capital necessary for it to continue the development of its product candidates, whether through a strategic transaction or otherwise, Capricor does not expect to complete the development of a product candidate for many years, if ever. To date, most of Capricor’s development expenses have related to its lead product candidate, CAP-1002. As Capricor proceeds with the clinical development of CAP-1002 and as it further develops other potential indications for CAP-1002 or further develops CAP-1001 and/or CSPs, its research and development expenses will further increase. To the extent that Capricor is successful in acquiring additional product candidates for its development pipeline, its need to finance further research and development activities will continue increasing. Accordingly, Capricor’s success depends not only on the safety and efficacy of its product candidates, but also on its ability to finance the development of the products. Capricor’s major sources of working capital have been proceeds from private equity sales, grants received from the National Institutes of Health, or NIH, and a loan award from the California Institute for Regenerative Medicine, or CIRM.

Research and development, or R&D, expenses consist primarily of salaries and related personnel costs, clinical patient costs, consulting fees, costs of manufacturing personnel and supplies, and costs of service providers for pre-clinical, clinical, and manufacturing development, legal expenses resulting from intellectual property prosecution, and other expenses relating to the design, development, testing, and enhancement of Capricor’s product candidates. Except for capitalized patent expenses, R&D costs are expensed as incurred.

General and administrative, or G&A, expenses consist primarily of salaries and related expenses for executive, finance and other administrative personnel, stock compensation expense, accounting, legal and other professional fees, consulting expenses, rent for corporate offices, business insurance and other corporate expenses.

Capricor’s results include non-cash compensation expense as a result of the issuance of stock options. Capricor expenses the fair value of stock options over its vesting period. When more precise pricing data is unavailable, Capricor determines the fair value of stock options using the Black-Scholes option-pricing model. The terms and vesting schedules for share-based awards vary by type of grant and the employment status of the grantee. Generally, the awards vest over a defined period of time. Stock-based compensation expense is included in the respective categories of expense in the statements of operations under G&A expenses. Capricor expects to record additional non-cash compensation expense in the future, which may be significant.

Results of Operations

General and Administrative Expenses

G&A expenses for the years ended December 31, 2012 and 2011 were approximately $1.4 million and $0.7 million, respectively. The increase in G&A expenses for 2012 compared to the same period in 2011 is primarily due to an increase of approximately $0.5 million in compensation costs, including stock compensation, as a result of having increased management, board members, and administrative personnel. Additionally, there was an increase of approximately $0.1 million in legal expenses relating to Capricor’s equity offering of Series A-3 convertible preferred stock in 2012.

G&A expenses for the six months ended June 30, 2013 and 2012 were approximately $1.0 million and $0.8 million, respectively. The increase in G&A expenses for the six months ended June 30, 2013 as compared to the same period in 2012 is primarily due to an increase in stock compensation expense in the first six months of 2013. Additionally, there was an increase of approximately $0.1 million in corporate legal expenses related to the planned merger with Nile.

Research and Development Expenses

R&D expenses for the years ended December 31, 2012 and 2011 were approximately $2.6 million and $1.7 million, respectively. The increase of approximately $0.9 million for 2012 compared to the same period in 2011 is primarily due to the fact that, during the fourth quarter of 2012, Capricor commenced Phase I of its ALLSTAR clinical trial. Capricor incurred approximately $0.3 million in start-up costs related to the Phase I clinical trial. Additionally, Capricor had an increase of approximately $0.2 million in manufacturing costs which related to the doses of CAP-1002 necessary for its Phase I trial in 2012. Furthermore, Capricor had an increase of $0.3 million in expenses related to third party service providers and other consultants who support its clinical trial, including statistical programming and data management.

97

R&D expenses for the six months ended June 30, 2013 and 2012 were approximately $2.5 million and $1.1 million, respectively. The increase of approximately $1.4 million over the same period of 2012 is primarily due to clinical activities that were underway in the first and second quarters of 2013. There was an increase of approximately $0.4 million in personnel expenses due to increased employee headcount in the six months ended June 30, 2013. Additionally, there was an increase of $1.0 million for the six month period ended June 30, 2013 due to increased clinical activities, including consultants who support the trial, statistical programming, manufacturing expenses, patient treatment expenses, and data management costs.

CAP-1002 - Although the development of CAP-1002 is in its early stages, Capricor believes that it has the potential to treat heart disease. Capricor expects to spend an additional $2.0 to $3.0 million during the remaining two quarters of 2013 on the development of CAP-1002. The Phase I portion of the trial will assess safety of CAP-1002 in fourteen treated patients. The Phase I trial is currently underway. The Phase I portion of the trial is funded in large part through a grant received from the NIH. Upon approval from the Data Safety Monitoring Board selected by the NIH, Capricor will immediately begin the Phase II portion of the trial. Phase II is a 260 patient, double blind, placebo controlled, multi-centered study in which CAP-1002 is administered to patients via intracoronary infusion within thirty days to one year following a heart attack. The trial will measure several endpoints, including infarct size. Additional endpoints include left ventricular end-systolic and diastolic volume and ejection fraction at six and twelve months. Capricor’s strategy for further development of CAP-1002 will depend to a large degree on the outcome of these planned studies.

CAP-1001 – In 2011, CSMC, in collaboration with JHU, completed a Phase I, twenty-five patient study called CADUCEUS. In this study, twenty-five patients were enrolled who had suffered a heart attack within a mean of sixty-five days. Seventeen of those patients received CAP-1001 and the remaining eight received standard of care. Twelve months after the study was completed, no measurable safety effects occurred in the seventeen patients who were treated with CAP-1001. Sixteen of the seventeen treated patients showed a mean reduction of approximately 45% in scar mass and an increase in viable heart muscle one-year post heart attack. The eight patients in the control group had no significant change in infarct (scar) size. At present, there is no plan for another clinical trial for CAP-1001. Capricor’s strategy for further development of CAP-1001 will depend to a large degree on the outcome of its trial involving its CAP-1002 product, and its ability to obtain significant capital to conduct further studies to further develop this product.

CSps – Capricor’s third product candidate is the multicellular clusters called cardiospheres. This product is in pre-clinical development and has yet to be studied in humans. At present, there is no plan for a clinical trial of CSps.

Capricor’s expenditures on current and future clinical development programs, particularly its CAP-1002 program, are expected to be substantial and to increase in relation to its available capital resources. However, these planned expenditures are subject to many uncertainties, including the results of clinical trials and whether Capricor develops any of its drug candidates with a partner or independently. As a result, Capricor cannot predict with any significant degree of certainty the amount of time which will be required to complete its clinical trials, the costs of completing research and development projects or whether, when and to what extent it will generate revenues from the commercialization and sale of any of its product candidates. The duration and cost of clinical trials may vary significantly over the life of a project as a result of unanticipated events arising during clinical development and a variety of other factors, including:

•	the number of trials and studies in a clinical program;
•	the number of patients who participate in the trials;
•	the number of sites included in the trials;
•	the rates of patient recruitment and enrollment;
•	the duration of patient treatment and follow-up;
•	the costs of manufacturing Capricor’s drug candidates; and
•	the costs, requirements, timing of, and the ability to secure regulatory approvals.

98

Grant Income

Grant income for the years ended December 31, 2012 and 2011 was approximately $1.9 million and $1.2 million, respectively. The increase in 2012 as compared to 2011 is primarily due to the timing of activities under certain research and development projects that are covered under grant awards. These activities are not necessarily consistent from project to project or period to period. Additionally, there was an increase of approximately $0.3 million in supply costs related to grant expenses in 2012 as compared to the same period in 2011. Furthermore, there was an increase of approximately $0.2 million related to sub-award payments in 2012 as compared to the same period in 2011.

Grant income for the six months ended June 30, 2013 and 2012 was approximately $0.4 million and $0.8 million, respectively. The decrease of $0.4 million for the six months ended June 30, 2013 as compared to the same period in 2012 is due to increased activities in the first and second quarters of 2012, which included payments related to supplies and Capricor’s ongoing sub-award. The activities under these grants are not always consistent from period to period, and more expenses were attributable to the grant in the first two quarters of 2012.

Investment Income

Investment income for the years ended December 31, 2012 and 2011 was approximately $28,785 and $1,830, respectively. The increase in investment income for the year ended December 31, 2012 over the same period in 2011 is due to significantly higher average balances of cash and marketable securities in 2012. Additionally, Capricor completed its equity offering round of Series A-3 convertible preferred stock in 2012, raising $5.0 million dollars.

Investment income for the six months ended June 30, 2013 and 2012 was $15,617 and $2,279, respectively. The increase in investment income for the six month period ended June 30, 2013 over the same period in 2012 is due to significantly higher average balances of cash and marketable securities in the first two quarters of 2013. Capricor completed its equity round of Series A-3 convertible preferred stock in the second quarter of 2012, and significantly more cash was held in the cash and marketable securities account in the first two quarters of 2013 as compared to the same period in 2012.

Liquidity and Capital Resources

The following table summarizes Capricor’s liquidity and capital resources as of and for each of the last two fiscal years, and is intended to supplement the more detailed discussion that follows. The amounts stated are expressed in thousands.

Liquidity and Capital Resources	December 31, 2012	December 31, 2011
Cash and Cash Equivalents	$170	$1,550
Working Capital	$4,664	$1,517
Stockholders’ Equity	$4,894	$1,655

	Years ending
Cash Flow Data	2012	2011
Cash (used in) provided by:
Operating activities	$(2,063)	$(1,072)
Investing activities	(4,317)	(57)
Financing activities	5,000	1,000
Net decrease in cash and cash equivalents	$(1,380)	$(129)

Capricor’s total cash as of December 31, 2012 was $0.2 million, compared to $1.6 million as of December 31, 2011. Total marketable securities, consisting primarily of United States treasuries, were $4.2 million as of December 31, 2012 and $0 as of December 31, 2011. As of December 31, 2012, Capricor had approximately $0.5 million in liabilities and $4.7 million in net working capital. Capricor incurred a net loss of $2.1 million and, since July 5, 2005 (inception) through December 31, 2012, Capricor has incurred an aggregate net loss of approximately $7.2 million.

99

Capricor had negative cash flow from operating activities of $2.1 million for the year ended December 31, 2012 and, since inception through December 31, 2012, negative cash flow from operating activities has amounted to $7.0 million. To the extent Capricor obtains sufficient capital and/or long-term debt funding and is able to continue developing its product candidates, it expects to continue incurring substantial and increasing losses, which will continue to generate negative net cash flows from operating activities as Capricor expands its technology portfolio and engages in further research and development activities, particularly in conducting pre-clinical studies and clinical trials.

Capricor had negative cash flow from investing activities of $4.3 million for the year ended December 31, 2012, as compared to negative cash flow from investing activities of approximately $0.06 million for the year ended December 31, 2011. The increase of approximately $4.3 million in cash used in investing activities for the year ended December 31, 2012 as compared to the same period in 2011 is due primarily to Capricor’s purchases of marketable securities in 2012.

Capricor had positive net cash flow from financing activities of $5.0 million for the year ended December 31, 2012, as compared to positive net cash flow from financing activities of $1.0 million for the year ended December 31, 2011. The increase of approximately $4.0 million in cash provided by financing activities for the year ended December 31, 2012 over the same period in 2011 is due primarily to the $5.0 million raised in conjunction with the Series A-3 convertible preferred stock equity round, which was completed in 2012.

The following table summarizes Capricor’s liquidity and capital resources as of June 30, 2013 and December 31, 2012, and its net changes in cash and cash equivalents for the six months ended June 30, 2013 and 2012 (the amounts stated are expressed in thousands):

Liquidity and Capital Resources	June 30, 2013	December 31, 2012
Cash and Cash Equivalents	$618	$170
Working Capital	$2,541	$4,664
Stockholders’ equity	$1,950	$4,894

	Six Months Ended June 30,
Cash Flow Data	2013	2012
Cash (used in) provided by:
Operating activities	$(1,812)	$(1,175)
Investing activities	1,401	(29)
Financing activities	859	5,000
Net increase in cash and cash equivalents	$448	$3,796

Capricor’s cash and cash equivalents as of June 30, 2013 was $0.6 million, as compared to $0.2 million as of December 31, 2012. Total marketable securities, consisting primarily of United States treasuries, were $2.7 million as of June 30, 2013 and $4.2 million as of December 31, 2012. As of June 30, 2013, Capricor had approximately $2.1 million in liabilities, and $2.5 million in net working capital. Capricor incurred a net loss of $3.0 million for the six months ended June 30, 2013 and, since July 5, 2005 (inception) through June 30, 2013, Capricor has incurred an aggregate net loss of approximately $10.2 million.

Capricor had negative cash flow from operating activities of $1.8 million, $1.2 million and $8.8 million for the six months ended June 30, 2013 and 2012 and for the period from July 5, 2005 (inception) through June 30, 2013, respectively. The difference of approximately $0.6 million in cash used in operating activities for the six month period ending June 30, 2013 as compared to the same period of 2012 is primarily due to the fact that Capricor’s net loss for the six months ended June 30, 2013 is $2.0 million larger than the net loss for the same period of 2012. This increase in cash used in operating activities has been partially offset by $0.7 million difference from the timing of collections under grant awards and from having a $0.6 million larger balance in accounts payable and accrued expenses as of June 30, 2013 compared to June 30, 2012. To the extent Capricor obtains sufficient capital and/or long-term debt funding and is able to continue developing its product candidates, it expects to continue incurring substantial and increasing losses, which will continue to generate negative net cash flows from operating activities as Capricor expands its technology portfolio and engages in further research and development activities, particularly in conducting pre-clinical studies and clinical trials.

100

Capricor had positive cash flow from investing activities of $1.4 million for the six months ended June 30, 2013 and, since inception through June 30, 2013, negative cash flow from investing activities has amounted to $3.2 million. The change in cash provided by investing activities for the six month period ending June 30, 2013 as compared to the same period in 2012 is due primarily to proceeds and payments from purchases and sales of marketable securities.

Capricor had positive net cash flow from financing activities of $0.9 million for the six months ended June 30, 2013 and, since inception through June 30, 2013, positive cash flow from financing activities has amounted to $12.6 million. The decrease of approximately $4.1 million in cash provided by financing activities for the six month period ending June 30, 2013 over the same period in 2012 is due primarily to the $5.0 million raised in conjunction with the Series A-3 convertible preferred stock equity round, which was completed in the first two quarters of 2012.

Capricor needs substantial additional capital in order to continue the development of CAP-1002. Following completion of its Phase I/II trial would be a Phase III trial. Capricor estimates that the Phase III trial will cost approximately $100 million to $150 million and take approximately 36-48 months to complete. This figure is highly dependent on the FDA and the clinically relevant endpoints necessary for a successful Phase III trial, and further development of Capricor’s manufacturing processes. Capricor has also pursued, and will continue to pursue, alternative strategic relationships that would provide the means to continue the development of CAP-1002 following Phase II. Such alternatives may include collaborating with another biotechnology or pharmaceutical company to further develop CAP-1002. However, at the present time, Capricor does not have any agreement or commitment from any collaboration partner, and there is no assurance it will be able to reach any such agreement.

From the inception of Capricor through June 30, 2013, Capricor has financed its operations through private sales of equity securities, NIH grants, and a CIRM loan award. As Capricor has not generated any revenue from operations to date, and does not expect to generate revenue for many years, if ever, Capricor will need to raise substantial additional capital in order to fund its ongoing general corporate activities and its continued research and development, including long-term plans for clinical trials and new product development. Capricor may seek to raise additional funds from various potential sources, such as equity and debt financings, or through strategic collaborations and license agreements. Capricor can give no assurances that it will be able to secure such additional sources of funds to support operations or, if such funds are available to it, that such additional financing will be sufficient to meet its needs. Moreover, to the extent that Capricor raises additional funds by issuing equity securities, its stockholders may experience significant dilution, and debt financing, if available, may involve restrictive covenants. To the extent that Capricor raises additional funds through collaboration or licensing arrangements, it may be necessary to relinquish some rights to its technologies or product candidates, or grant licenses on terms that may not be favorable to Capricor.

On February 5, 2013, Capricor entered into a loan agreement with CIRM (the “Loan Agreement”), pursuant to which CIRM agreed to disburse $19,782,136 to Capricor over a period of three and one-half years to support Phase II of Capricor’s ALLSTAR clinical trial. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations— Financing Activities” below. Capricor believes that the proceeds from the Loan Agreement, together with its existing cash resources, only provide sufficient capital to fund its operating expenses until the middle of 2014. If Capricor is unable to obtain the capital necessary for it to continue the development of its product candidates, whether through a financing, strategic or other transaction, Capricor could be required to delay, scale back or eliminate some or all of its research and development programs and may need to wind down its operations altogether. Each of these alternatives would have a material adverse effect on Capricor’s business.

Capricor’s estimates regarding the sufficiency of its financial resources are based on assumptions that may prove to be wrong. Capricor may need to obtain additional funds sooner than planned or in greater amounts than it currently anticipates. The actual amount of funds Capricor will need to operate is subject to many factors, some of which are beyond its control. These factors include, but are not limited to, the following:

•	the progress of Capricor’s research activities;

•	the number and scope of Capricor’s research programs;

101

•	the progress of Capricor’s pre-clinical and clinical development activities;

•	the progress of the development efforts of parties with whom Capricor has entered into research and development agreements;

•	Capricor’s ability to maintain current research and development programs and to establish new research and development and licensing arrangements;

•	the costs involved in prosecuting and enforcing patent claims and other intellectual property rights; and

•	the cost and timing of regulatory approvals.

Financing Activities

CIRM Loan Agreement

On February 5, 2013, Capricor entered into a Loan Agreement with CIRM pursuant to which CIRM agreed to disburse $19,782,136 to Capricor over a period of three and one-half years to support Phase II of the ALLSTAR clinical trial.

Under the Loan Agreement, Capricor is required to repay the CIRM loan with interest at the end of the loan period. The loan also provides for the payment of a Risk Premium whereby Capricor is required to pay CIRM a premium of up to 500% of the loan amount upon the achievement of certain revenue thresholds. The loan has a term of five years and is extendable annually up to ten years at Capricor’s option if certain conditions are met. The interest rate for the initial term is set at the one-year LIBOR rate plus 2% (“base rate”), compounded annually, and becomes due at the end of the fifth year. After the fifth year, if the term of the loan is extended and if certain conditions are met, the interest rate will increase by 1% over the base rate each sequential year thereafter, with a maximum increase of 5% over the base rate in the tenth year. CIRM has the right to cease disbursements if a no-go milestone occurs. Under the terms of the Loan Agreement, CIRM will deduct $36,667 from the initial disbursement to cover its costs in conducting financial due diligence on Capricor. CIRM will also deduct $16,667 from each disbursement made in the second and third year of the loan period to cover its costs of continuing due diligence. So long as Capricor is not in default under the terms of the Loan Agreement, the loan may be forgiven during the term of the project period if Capricor abandons the trial due to the occurrence of a no-go milestone. After the end of the project period, the loan may be forgiven if Capricor elects to abandon the project. Under the Loan Agreement, Capricor is also required to meet certain financial milestones by demonstrating to CIRM prior to each disbursement of loan proceeds that it has funds available sufficient to fund all costs and expenses anticipated to be required to continue Phase II of the ALLSTAR trial for at least the following 12-month period, less the costs budgeted to be covered by planned loan disbursements. Capricor will not issue stock, warrants or other equity to CIRM in connection with this award.

The timing of the distribution of funds pursuant to the Loan Agreement shall be contingent upon the availability of funds in the California Stem Cell Research and Cures Fund in the State Treasury, as determined by CIRM in its sole discretion.

Convertible Preferred Stock

Capricor is authorized to issue 5,426,844 shares of convertible preferred stock, which is allocated as follows: Series A-1: 940,000 shares, all of which have been issued; Series A-2: 736,844 shares, all of which have been issued; and Series A-3: 3,750,000 shares, of which 1,500,000 shares have been issued.

The preferred stock accrues cumulative annual dividends and is compounded annually at the rate of 6% of the applicable Series A Purchase Price per share. The Series A-1 Purchase Price was $3.20 per share, the Series A-2 Purchase Price was $3.80 per share, and the Series A-3 Purchase Price was $4.00 per share. The dividends shall be payable only if, as and when determined by Capricor’s Board of Directors. Each series of preferred stock ranks pari-pasu with each other series of preferred stock, and ranks senior to the common stock of Capricor, as to dividends and disbursements upon the liquidation, dissolution or a winding up of Capricor. In the event of a “Liquidation Event” (as such term is defined in Capricor’s Fourth Amended and Restated Certificate of Incorporation), before any assets are distributed to the holders of Capricor’s common stock, the holders of preferred stock are entitled to be paid out of the assets available for distribution an amount equal to the applicable Series A Purchase Price plus all accrued and unpaid dividends. Upon conversion of the preferred stock, all accrued dividends will be cancelled. No distribution will be made with respect to common stock until all declared or accrued but unpaid dividends on preferred stock have been paid or set aside for payment. Cumulative dividends as of June 30, 2013 amounted to $2,604,417.

102

At June 30, 2013, the preferred stock had an aggregate liquidation preference of approximately $14,412,000, which includes cumulative dividends. Holders of the preferred stock, at their option, may convert their shares into shares of common stock at a ratio of one to one.

The preferred stock is automatically convertible in the event (i) a registration statement of Capricor on Form S-1, or such successor form, is declared effective under the Securities Act, or (ii) a majority of the outstanding preferred stock vote to either (a) convert their shares of preferred stock into shares of common stock, or (b) vote to approve a reverse merger of Capricor with and into an existing public company.

Holders of preferred stock are entitled to cast the number of votes equal to the number of common shares into which the shares of preferred stock held by such holders are convertible as of the record date. The holders of preferred stock vote together with the holders of common stock as a single class, except as otherwise specifically required.

Series A-1 Financing

During 2006, Capricor issued 940,000 shares of Series A-1 convertible preferred stock, with a par value of $0.001 per share, for cash proceeds of $3,009,800.

Series A-2 Financing

During 2008 and 2009, Capricor issued 736,844 shares of Series A-2 convertible preferred stock, with a par value of $0.001 per share, for cash proceeds of $2,800,000.

Series A-3 Financing

During 2011 and 2012, Capricor issued 1,500,000 shares of Series A-3 convertible preferred stock, with a par value of $0.001 per share, for cash proceeds of $6,000,000.

License Agreement Commitments

In June 2006, Capricor entered into a license agreement with Università Degli Studi Di Roma at la Sapienza, or the University of Rome (the “University of Rome License Agreement”), for certain intellectual property rights. Capricor paid the University of Rome an initial license fee, and Capricor is required to pay ongoing minimum annual royalties under the University of Rome License Agreement. Capricor is also obligated to pay a percentage of all royalties received as a result of sublicenses granted.

In June 2006, Capricor entered into a license agreement with JHU (the “JHU License Agreement”) for certain intellectual property rights. Upon execution of the JHU License Agreement, JHU was paid an initial license payment and, thereafter, Capricor is required to pay minimum annual royalties on the anniversary dates of the JHU License Agreement. The minimum annual royalties are creditable against running royalties on net sales of products and net service revenues which Capricor is also required to pay under the JHU License Agreement. In addition, Capricor is required to pay a certain percentage of the consideration received by it from sublicenses granted, and is required to pay JHU certain defined development milestone payments upon the successful completion of certain phases of its clinical studies and upon receiving FDA approval. Milestone payments range from $100,000 at the time Phase I is complete to $1,000,000 if FDA approval has been received.

103

In April 2010, Capricor entered into a license agreement with CSMC, a shareholder of Capricor (the “CSMC License Agreement”), for certain intellectual property rights. Upon execution of the CSMC License Agreement, Capricor was required to make an initial payment to CSMC and to reimburse CSMC for certain fees and costs incurred in connection with the prosecution of the patent rights. Under the terms of the CSMC License Agreement, Capricor is required to pay a royalty on sales of royalty-bearing products as well as a percentage of the consideration received from any sublicenses or other grant of rights. Additionally, under the terms of the CSMC License Agreement, Capricor is required to meet certain spending and development milestones. In 2010, Capricor discontinued its research under some of the patents. In 2013, the CSMC License Agreement was amended resulting in a reduction in the percentage of sublicense fees which will be payable to CSMC.

Grant and Sub-grant Awards

In 2010, Capricor was awarded $2,993,268 in a federal grant from NIH to support the project entitled “Safety and Efficacy of Allogeneic Cardiosphere-derived Stem Cells After MI”. The award was issued under the American Recovery and Reinvestment Act of 2009. The award is subject to certain quarterly and annual reporting requirements as well as a final progress report. The award was used to fund a portion of the Phase I clinical trial for the CAP-1002 product, as well as various development activities associated with CAP-1002, and includes, among other permitted costs, certain allowable expenses such as personnel, supplies and certain patient costs. As of December 31, 2012, $2,523,934 of the $2,993,268 awarded had been disbursed to Capricor. Another $345,539 of the awarded amount was disbursed to Capricor during the six months ended June 30, 2013 so that a total of approximately $2,869,473 of the awarded amount had been disbursed to Capricor as of June 30, 2013. The project period of the grant has been extended until September 30, 2013 through an approved no-cost extension, unless an earlier time is otherwise agreed to between Capricor and the awarding agency.

In 2009, Capricor was awarded $124,791 in a federal grant through the NIH Small Business Innovation Research (“SBIR”) program for the project entitled, “Characterization and Potency of Optimized Cardiosphere-derived Stem Cell Method” (Phase I). The grant award is subject to quarterly and annual reporting requirements as stipulated in the Notice of Award, and is subject to certain terms and conditions. As of June 30, 2013, $123,804 of the awarded $124,791 has been disbursed to Capricor. Capricor filed its final progress report for Phase I under this grant in 2011, and the balance was carried over into Phase II of the award.

In 2011, Capricor was awarded an additional $397,217 (Phase II) in connection with the preceding SBIR award from the NIH. In 2012, Capricor was awarded a third year under the award and was approved for an additional $425,410 (Phase III). As of December 31, 2012, approximately $580,888 of the awarded (Phase II and Phase III) grant had been disbursed to Capricor. An additional $238,531 was disbursed to Capricor in the first two quarters of 2013 so that, as of June 30, 2013, approximately $819,419 of the awarded $822,627 (Phase II and Phase III) grant had been disbursed to Capricor. The grant award is subject to quarterly and annual reporting requirements as stipulated in the Notice of Award and is subject to certain terms and conditions.

Off -Balance Sheet Arrangements

There were no off-balance sheet arrangements as of June 30, 2013.

Critical Accounting Policies and Estimates

Capricor’s financial statements are prepared in accordance with generally accepted accounting principles. The preparation of these financial statements requires Capricor to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosures. Capricor evaluates its estimates and assumptions on an ongoing basis, including research and development and clinical trial accruals, and stock-based compensation estimates. Capricor’s estimates are based on historical experience and various other assumptions that it believes to be reasonable under the circumstances. Capricor’s actual results could differ from these estimates. Capricor believes the following critical accounting policies reflect the more significant judgments and estimates used in the preparation of its financial statements and accompanying notes.

104

Grant Income

The determination as to when income is earned is dependent on the language in each specific grant. Generally, Capricor recognizes grant income in the period in which the expense is incurred for those expenses that are deemed reimbursable under the terms of the grant.

Research and Development Expenses and Accruals

R&D expenses consist primarily of salaries and related personnel costs, clinical patient costs, consulting fees, costs of manufacturing personnel and supplies, costs of service providers for pre-clinical, clinical, and manufacturing development, legal expenses resulting from intellectual property prosecution, and other expenses relating to the design, development, testing, and enhancement of Capricor’s product candidates. Except for capitalized patent expenses, R&D costs are expensed as incurred.

Capricor’s cost accruals for clinical trials and other R&D activities are based on estimates of the services received and efforts expended pursuant to contracts with numerous clinical trial centers and Contract Research Organizations (“CROs”), clinical study sites, laboratories, consultants, or other clinical trial vendors that perform activities in connection with a trial. Related contracts vary significantly in length and may be for a fixed amount, a variable amount based on actual costs incurred, capped at a certain limit, or for a combination of fixed, variable and capped amounts. Activity levels are monitored through close communication with the CROs and other clinical trial vendors, including detailed invoice and task completion review, analysis of expenses against budgeted amounts, analysis of work performed against approved contract budgets and payment schedules, and recognition of any changes in scope of the services to be performed. Certain CRO and significant clinical trial vendors provide an estimate of costs incurred but not invoiced at the end of each quarter for each individual trial. These estimates are reviewed and discussed with the CRO or vendor as necessary, and are included in R&D expenses for the related period. For clinical study sites which are paid periodically on a per-subject basis to the institutions performing the clinical study, Capricor accrues an estimated amount based on subject screening and enrollment in each quarter. All estimates may differ significantly from the actual amount subsequently invoiced, which may occur several months after the related services were performed.

In the normal course of business, Capricor contracts with third parties to perform various R&D activities in the on-going development of its product candidates. The financial terms of these agreements are subject to negotiation, vary from contract to contract and may result in uneven payment flows. Payments under the contracts depend on factors such as the achievement of certain events, the successful enrollment of patients, and the completion of portions of the clinical trial or similar conditions. The objective of the accrual policy is to match the recording of expenses in the financial statements to the actual services received and efforts expended. As such, expense accruals related to clinical trials and other R&D activities are recognized based on Capricor’s estimates of the degree of completion of the event or events specified in the applicable contract.

No adjustments for material changes in estimates have been recognized in any period presented.

Stock-Based Compensation

Capricor’s operating results include non-cash compensation expense due to the issuance of stock options. Capricor has issued stock options to employees, directors, and consultants under its three stock option plans: (i) the 2006 Stock Option Plan, (ii) the 2012 Restated and Amended Equity Incentive Plan (which superseded the 2006 Stock Option Plan) (the “2012 Plan”), and (iii) the 2012 Non-Employee Director Stock Option Plan (the “2012 Non-Employee Director Plan”).

Capricor expenses the fair value of stock-based compensation over the vesting period. When more precise pricing data is unavailable, Capricor determines the fair value of stock options using the Black-Scholes option-pricing model. This valuation model requires Capricor to make assumptions and judgments about the variables used in the calculation. These assumptions and variables include the weighted-average period of time that the options granted are expected to be outstanding, the volatility of Capricor’s common stock, the risk-free interest rate and the estimated rate of forfeitures of unvested stock options.

105

Stock options or other equity instruments to non-employees (including consultants) issued as consideration for services received by Capricor are accounted for based on the fair value of the equity instruments issued (unless the fair value of the consideration received can be more reliably measured). The fair value of stock options is determined using the Black-Scholes option-pricing model and is periodically re-measured as the underlying options vest. The fair value of options issued to non-employees is recorded as an expense over the applicable service periods.

The terms and vesting schedules for share-based awards vary by type of grant and the employment status of the grantee. Generally, the awards vest in accordance with time-based conditions. Stock-based compensation expense is included in general and administrative expenses in the Statements of Operations. Capricor expects to record additional non-cash compensation expense in the future, which may be significant.

Long-Term Debt

Capricor will account for the loan proceeds under the CIRM Loan Agreement. Capricor plans to recognize the CIRM loan disbursements as a loan payable as the principal is disbursed rather than recognizing the full amount of the award. Capricor recognizes the disbursements in this manner since the period in which the loan will be paid back will not be in the foreseeable future. The terms of the CIRM Loan Agreement contain certain forgiveness provisions that may allow for the principal and interest of the loan to not be repaid. The potential for forgiveness of the loan is contingent upon many conditions, some of which are outside of Capricor’s control, and no such estimates are made to determine a value for this.

Quantitative and Qualitative Disclosures About Market Risk.

Interest Rate Sensitivity

Capricor’s exposure to market risk for changes in interest rates relates primarily to its marketable equity securities and cash and cash equivalents. The goal of Capricor’s investment policy is to place its investments with highly rated credit issuers and limit the amount of credit exposure. Capricor seeks to improve the safety and likelihood of preservation of its invested funds by limiting default risk and market risk. Capricor’s policy is to mitigate default risk by investing in high credit quality securities and Capricor currently does not hedge interest rate exposure. Due to Capricor’s policy of only making investments in United States treasury securities with primarily short-term maturities, Capricor believes that the fair value of its investment portfolio would not be significantly impacted by a hypothetical 100 basis point increase in interest rates.

As of June 30, 2013, Capricor’s portfolio consisted mainly of marketable securities, including primarily United States treasuries and bank savings and checking accounts. Capricor did not have any investments with significant exposure to the subprime mortgage market issues. Based on Capricor’s investment portfolio and interest rates at June 30, 2013, Capricor believes that a hypothetical 100 basis point decrease in interest rates would not have a significant impact on the fair value of its cash and cash equivalents of approximately $0.6 million and its marketable securities of approximately $2.7 million.

106

Directors and Executive Officers of Capricor

The following table lists Capricor’s executive officers and directors and their respective ages and positions as of the date of this proxy statement:

Name	Age	Positions Held
Linda Marbán, Ph.D.	50	Chief Executive Officer and Director
Anthony Davies, Ph.D.	49	Chief Technology Officer
Karen G. Krasney, J.D.	61	Executive Vice President, General Counsel
Rachel Smith, Ph.D.	34	Vice President of Research and Development
Anthony Bergmann, M.B.A.	28	Director of Finance and Treasurer
Frank Litvack, M.D.	57	Executive Chairman of the Board
Earl M. (Duke) Collier, Jr.	65	Director
George W. Dunbar, Jr.	66	Director
David B. Musket	55	Director
Louis J. Grasmick	88	Director
Louis Manzo	75	Director

Linda Marbán, Ph.D. Co-founder of Capricor, Dr. Marbán has been with the company since 2005 and became its Chief Executive Officer in 2010. She combines her background in research with her business experience to lead Capricor and create a path to commercialization for its novel stem-cell cardiac therapies. Dr. Marbán was the lead negotiator in procuring the license agreements that are the foundation of Capricor’s intellectual property portfolio. Under her direction as Chief Executive Officer, the company secured $27 million in non-dilutive grants and a loan award which funds the Company’s R&D programs and clinical trials involving its CAP-1002 product. Dr. Marbán’s deep knowledge of the cardiac space in particular allows her to provide unique direction for the company’s development and growth. From 2003-2009, Dr. Marbán was with Excigen, Inc., a biotechnology start-up company, where she was responsible for business development, operations, pre-clinical research, and supervising the development of gene therapy products in a joint development agreement with Genzyme Corp. While at Exigen, she also negotiated a joint development and sublicense agreement with Medtronic, Inc. utilizing Excigen’s technology and supervised the building of a lab in which the work was to be performed. Dr. Marbán began her career in academic science, first at the Cleveland Clinic Foundation working on the biophysical properties of cardiac muscle. That work continued when she moved to a postdoctoral fellowship at Johns Hopkins University, or JHU. While at JHU, she advanced to the rank of Research Assistant Professor in the Department of Pediatrics, continuing her work on the mechanism of contractile dysfunction in heart failure. Her tenure at JHU ran from 2000-2003. Dr. Marbán earned a Ph.D. from Case Western Reserve University in cardiac physiology.

Dr. Marbán brings a wealth of knowledge in research and development especially for the treatment of cardiovascular disease. She has over a decade of experience in early stage life sciences companies, as well as business development expertise which, in the opinion of Capricor’s Board of Directors, gives her the qualifications and skills to serve as a Director of Capricor.

Anthony Davies, Ph.D. Dr. Davies joined Capricor in February, 2013 as the company’s Chief Technology Officer, where he is responsible for the manufacturing, development and expansion of Capricor’s cell-based therapeutic portfolio. From 2006-2012, Dr. Davies was Vice President, Product Development at Geron Corporation, a publicly traded biotechnology company with oncology and regenerative medicine programs. His team was responsible for multiple aspects of Geron’s cell therapy portfolio development, including process and analytical development, device engineering, CMC regulatory interactions and manufacturing. During his tenure, his team supported multiple clinical trials and the first ever successful IND application for a human embryonic stem cell therapeutic. From 2005-2006, Dr. Davies was with Serologicals Corp. (now a division of EMD Millipore), a publicly traded diversified biological supply company, where he was responsible for global new product and process development. From 2004-2005, Dr. Davies was with Velico Medical, Inc. (formerly ZymeQuest, Inc.), a privately held transfusion medicine company, where he built manufacturing operations for all of the company’s pre-commercial activities. Prior to Velico Medical, Dr. Davies worked at Onyx Pharmaceuticals, Inc., a publicly traded biopharmaceutical company, where he held positions of increasing responsibility while working on sorafenib, now co-marketed with Bayer as Nexavar®, a drug used in the treatment of multiple diseases with total worldwide sales in 2012 exceeding $1 billion. Dr. Davies received an MA in Biochemistry from the University of Cambridge and a Ph.D. from the University of Birmingham. He conducted postdoctoral research at the Institute of Virology at Oxford and the University of California, San Francisco.

107

Karen G. Krasney, J.D. Ms. Krasney has been providing legal services to Capricor since 2011 and in 2012 joined the company as its Executive Vice President and General Counsel. Ms. Krasney’s career spans over 35 years serving as General Counsel for numerous corporations and private companies engaged in a wide variety of industries. Her extensive background and vast experience has been focused on domestic and international corporate and business law, as well as litigation. Ms. Krasney has been involved in the medical technology arena since the mid 1990’s, representing several medical technology companies developing products for the treatment of cardiovascular disease. Commencing in 2002, Ms. Krasney served as legal counsel of Biosensors International Group Ltd. (“BIG”), a multinational medical device company that develops, manufactures and sells medical devices for cardiology applications. In 2006, she accepted the position of General Counsel and Executive Vice President of Biosensors and served in that capacity until 2010. During her tenure at Biosensors, among other things, Ms. Krasney headed the legal team that facilitated the company’s successful Initial Public Offering in Singapore and was responsible for negotiating and documenting all agreements for the company worldwide, including licensing agreements with major medical device companies and agreements required for the company’s international clinical trials. Ms. Krasney has been serving as a member of the Board of Directors of Biosensors Interventional Technologies, Inc,, a subsidiary of BIG, since 2010. Ms. Krasney received her Bachelor of Arts degree from the University of California, Los Angeles and her J.D. from the University of Southern California.

Rachel Smith, Ph.D. Dr. Smith joined Capricor in 2008 and is a co-inventor of the CardiosphereTM technology that forms the core of Capricor’s product portfolio. She also published the seminal proof-of-concept paper demonstrating the clinical utility of the Cardiosphere-derived stem cells in models of heart disease. Her research expertise encompasses the areas of stem cell biology, cardiac physiology, electrophysiology, as well as cell and tissue engineering. In 2012, Dr. Smith was appointed Vice President of Research and Development of Capricor and is responsible for developing the company’s clinical trial protocols and managing its regulatory and research partner relationships. Dr. Smith obtained her Ph.D. in Biomedical Engineering from Johns Hopkins University under the advisement of Dr. Eduardo Marbán and with the support of a Whitaker Foundation Graduate Fellowship and a National Science Foundation Graduate Fellowship. She received her undergraduate degree in Biomedical Engineering, Magna Cum Laude, from Tulane University.

Anthony Bergmann, M.B.A. Mr. Bergmann began his career in 2008 at the business management firm, Gettleson, Witzer and O’Connor, in Beverly Hills, California where he focused on accounting and finance for several production studios generating motion picture releases and worldwide revenue exceeding $1 billion. The firm’s clients included foundations, trusts, and independent actors, writers, producers and directors across the entertainment industry. While at the firm, he served as a Client Accountant and Financial Analyst specializing in budgeting, tax forecasting and asset management. Mr. Bergmann joined Capricor in 2011 and has served as the Director of Finance since 2012. He also serves as the company’s corporate treasurer. Mr. Bergmann was instrumental in facilitating the company’s Series A-3 $6.0 million Preferred Stock offering and also helped structure the company’s successful $19.8 million budget proposal to the California Institute for Regenerative Medicine for the company’s Phase II clinical trial. Mr. Bergmann has responsibility for all aspects of the company’s finance, accounting, and HR functions. Mr. Bergmann graduated from Providence College with a BS in Management, and a minor in Finance, and has an MBA from the University of Southern California’s Marshall School of Business. He is actively involved in various venture capital and entrepreneurial associations throughout the Los Angeles area.

Frank Litvack, M.D., FACC. Dr. Litvack joined the Capricor Board as Executive Chairman in 2012. Dr. Litvack is a native of Canada. He completed medical school and residency at McGill University in Montreal and a Cardiovascular Fellowship at Cedars Sinai Medical Center in Los Angeles, where he subsequently became co-director of the Cardiovascular Intervention Center and Professor of Medicine at UCLA. There he led a prominent clinical and research program known for its excellence in innovation, care and leadership in Translational Medicine. Dr. Litvack was Board certified in Internal Medicine, Cardiovascular Diseases and Interventional Cardiology. He has published more than one hundred research articles and chapters and is the recipient of several awards, including an American Heart Association Young Investigator Award, the Leon Goldman Medical Excellence Award for contributions to the field of biomedical optics and the United States Space Technology and Space Foundation Hall of Fame for pioneering work with the excimer laser. Dr. Litvack left full time practice and academics in 2000 to concentrate on entrepreneurial activities.

108

Dr. Litvack has founded and operated several healthcare ventures, both as chairman and/or chief executive officer, including Progressive Angioplasty Systems Inc., a medical device company that was acquired by United States Surgical Corp. in 1998; Savacor, Inc., a medical device company that was acquired by St. Jude Medical in 2005; Conor Medsystems, Inc., a publicly traded medical device company that was acquired by Johnson & Johnson for $1.4 billion in 2007; and Entourage Medical Technologies Inc., a medical device company currently in development. He presently sits on the boards of several early stage healthcare companies and was a former director of publicly traded Nile Therapeutics, Inc. from 2009-2012. Dr. Litvack is currently a General Partner in Pura Vida Investment, LLC, a healthcare hedge fund.

Dr. Litvack has a wealth of business building experience and medical expertise that ensures that Capricor’s activities are anchored in sound scientific research and solid business planning and practices. As an accomplished veteran of the healthcare industry who has orchestrated the founding, development and sale of several medical technology companies, Capricor’s Board of Directors believes that Dr. Litvak provides invaluable knowledge and leadership to the company, and that therefore Dr. Litvak is qualified to serve as a Director of Capricor.

Earl M. (Duke) Collier, Jr. Earl M. (Duke) Collier, Jr. joined the Capricor Board of Directors in 2011. He is currently the chief executive officer of 480 Biomedical, a medical device company developing products used in the treatment of peripheral artery disease, and serves as a Senior Advisor to Polaris Venture Partners, a venture capital firm focused on information technology and life sciences, and as executive chairman of Arsenal Medical, Inc., a medical device company. Mr. Collier was formerly Executive Vice President at Genzyme Corporation, a biotechnology company acquired by Sanofi for $20.1 billion in 2011. During his tenure at Genzyme, Mr. Collier was responsible for building the biosurgery business and overseeing the company’s efforts in multiple sclerosis and other immune disorders. He has also led some of Genzyme’s significant acquisitions and the formation of MG Biotherapeutics, Genzyme’s joint venture with Medtronic Inc., which is focused on cardiac cell therapy. Mr. Collier also served as President of Vitas Healthcare, a hospice provider, as a partner at the Washington, DC-based law firm of Hogan and Hartson and as Deputy Administrator of the Health Care Finance Administration (now CMS) in the U.S. Department of Health & Human Services. Mr. Collier sits on the boards of several corporations including Arsenal Medical, Inc. and Pervasis Therapeutics, a biotechnology company. He is also chairman of the board for the Newton-Wellesley Hospital. From 2006 to 2009, Mr. Collier served as a director of publicly traded Decode Genetics Inc. (DGI Resolution, Inc.), a biopharmaceutical company. Mr. Collier earned a Bachelor of Arts degree at Yale University and received a law degree from the University of Virginia Law School.

The Capricor Board believes that Mr. Collier’s knowledge of and expertise in the healthcare and life sciences industries, as well as his extensive executive, legal and business development experience, give him the qualifications and skills to serve as a Director of Capricor.

George W. Dunbar, Jr. George W. Dunbar, Jr. joined the Capricor Board of Directors in 2012. Mr. Dunbar is a seasoned business executive with over 30 years of experience in the healthcare field leading public and private life sciences companies, including the biotech, pharmaceutical, diagnostic and device sectors. He currently has a management consulting practice, The Dunbar Group LLC. Since 2010, he has been with Arboretum Ventures, a healthcare venture capital firm. He serves as a board member for the following portfolio companies: IntelliCyt, a provider of high throughput screening and analytics for aiding drug discovery, KFx Medical, a medical device company (as chair), and CerviLenz, Inc., a medical device company (as executive chair). He was a past director and executive chair of Accuri Cytometers (now Becton Dickinson & Co.), a cell analysis and flow cytometer company. Throughout his career, Mr. Dunbar has served as the chief executive officer and/or a director of several publicly traded companies, all of which are involved in the healthcare industry. From 2006-2009, he served as chairman and chief executive officer of publicly traded Aastrom Biosciences, a biotechnology company developing therapies for severe, chronic cardiovascular diseases; as a director and chief executive officer of publicly traded Stem Cells Inc. (formerly Cyto Therapeutics), a company engaged in the development of stem cell therapies; as a director and chief executive officer of publicly traded Metra Biosystems, a medical diagnostics company; as a director of publicly traded DepoTech, a biotechnology company; as a director of publicly traded LJL Biosystems, a provider of drug discovery tools and services to the life sciences industry; and as a director of publicly traded Quidel Corporation, a company who develops and markets diagnostic testing solutions. Mr. Dunbar has also worked with several venture capital groups and served as an advisor, director, or chief executive officer to several private life sciences companies, including Quantum Dot, a Versant Ventures/MPM Capital company; Targesome, an Alloy Ventures/CHL Medical Partners company; and Epic Therapeutics, an MPM Capital/Proquest Investments company. Mr. Dunbar attended Auburn University where he graduated with a BS in Electrical Engineering and later received his MBA. He currently serves on the University’s College of Business, MBA Advisory Board.

109

Capricor’s board of directors believes that Mr. Dunbar’s knowledge of and expertise in the healthcare and life sciences industries and his experience in serving as chief executive officer of multiple public companies enables him to bring both extensive business development expertise and management capabilities to the Capricor Board of Directors.

David B. Musket. David B. Musket joined the Capricor Board of Directors in 2012. Mr. Musket has vast experience in strategic finance and has been following developments in the pharmaceutical and medical device industries for over 30 years. Mr. Musket began his investment career as an equities research analyst at Goldman Sachs & Co. following the pharmaceutical industry. In 1991 he founded Musket Research Associates, a venture banking firm focused exclusively on emerging healthcare companies. In 1996 he co-founded ProMed Management, a healthcare-focused investment partnership. He is still actively involved with both of these entities. He has served on the boards of several private and public companies throughout his career, and is currently on the board of privately held TherOx, Inc., a medical device company. From 1999-2007, Mr. Musket served on the board of directors of publicly traded Conor MedSystems, Inc., a medical device company sold to Johnson & Johnson in 2007 for $1.4 billion. Mr. Musket holds a Bachelor of Arts degree in Biology and Psychology from Boston College.

Mr. Musket has significant experience with early stage private and public companies and brings a depth of knowledge in building stockholder value. The Capricor Board believes that Mr. Musket’s knowledge of and expertise in the healthcare and life sciences industries, as well as his extensive finance and business development experience, give him the qualifications and skills to serve as a Director of Capricor.

Louis J. Grasmick. Louis J. Grasmick was one of the initial investors in Capricor and joined the Capricor Board of Directors in 2006. Mr. Grasmick is a prominent Baltimore philanthropist and entrepreneur with over fifty years of executive experience. He is the chief executive officer of the Louis J. Grasmick Lumber Company, a supplier of industrial lumber, which he founded after playing professional baseball for seven years. His many accomplishments and positions include being director of the Harbor Bank of Maryland’s Executive Committee, as well as past president of Signal 13, a non-profit organization. Mr. Grasmick currently sits on the board of directors for The Johns Hopkins Hospital Broccoli Center. Voted “Man of the Year” by both the Baltimore Junior Association of Commerce and the Variety Club, he was also honored by the Children’s Guild of Maryland in 2009 with their award for “Making the Impossible Possible.”

The Board of Capricor believes that Mr. Grasmick’s experience as an entrepreneur and chief executive officer for over fifty years gives him the qualifications and skills to serve as a Director of Capricor.

Louis Manzo. Louis Manzo was one of the initial investors in Capricor and joined the Capricor Board of Directors in 2006. Mr. Manzo has been a prominent Baltimore entrepreneur for over three decades and has extensive experience in the area of finance. Mr. Manzo received his BS degree from the University of Notre Dame and his MBA from Harvard Business School. He served in the armed forces as an officer in the United States Navy. After completing his MBA at Harvard, Mr. Manzo joined, and in a few years became General Partner of, Baker, Watts & Co., a NYSE Member Firm. His experience there included being Director of Equity Research and later, the Head of Corporate Finance. During the 1980’s, Mr. Manzo started his own private investment firm, LVM Venture Partners. Beginning in 1989, Mr. Manzo became part of the founders group which helped a Johns Hopkins cardiologist fund his launching of a research center for preventive cardiology. Mr. Manzo remained as an advisor during the center’s formative years. His continued interest in preventive research included a major investment to research the use of protein modeling for early disease detection. Since 2002, he has been following and supporting research into the use of adult stem cells in the repair of spinal cord and heart damage. The list of private company boards, senior advisory roles, and charities that Mr. Manzo has been involved with over the years are numerous and varied, including: the Johns Hopkins Preventive Cardiology Center, a hospital center; Greater Baltimore Medical Center, a hospital; Goodwill Industries of Maryland, a non-profit organization; E.I.L Instruments, Inc., an instrument company; and Notre Dame University of Maryland, a private university.

110

The Board of Capricor believes that Mr. Manzo’s experience in the finance industry, as well as his extensive executive and business development experience, give him the qualifications and skills to serve as a Director of Capricor.

Security Ownership Of Certain Beneficial Owners

Beneficial Ownership of Common Stock

The following table sets forth certain information regarding the beneficial ownership of Capricor’s Common Stock as of June 30, 2013 by: (i) each director, (ii) each of the executive officers, (iii) the directors and executive officers as a group, and (iv) all persons who, as of June 30, 2013, were known by Capricor to be the beneficial owners of more than 5% of the shares of Common Stock. Unless otherwise noted below, the address of each beneficial owner listed in the table below is c/o Capricor, Inc., 8840 Wilshire Blvd., Beverly Hills, CA 90211.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Class

Directors and Executive Officers
Frank Litvack, Director	812,445	(2)	30.96
Louis Manzo, Director	498,811	(3)	21.59
Louis Grasmick, Director	623,811	(4)	25.61
Earl Collier, Director	81,245	(5)	4.29
George Dunbar, Director	81,245	(6)	4.29
David Musket, Director	81,245	(7)	4.29
Linda Marbán, Chief Executive Officer and Director	600,000	(8)	27.12
Karen Krasney, General Counsel	91,245	(9)	4.79
Anthony Davies, Chief Technology Officer	91,245	(10)	4.79
Rachel Smith, VP of Research and Development	73,000	(11)	3.87
Anthony Bergmann, Director of Finance	8,000	(12)	*
All directors and executive officers as a group (11 persons)	3,042,292		132.05

Other Stockholders
Dr. Eduardo Marbán	1,600,000		88.30
MDBTI/Edward St. John	932,566	(13)	33.98
Cedars-Sinai Medical Center	638,158	(14)	26.04
Broadview Ventures	263,158	(15)	12.68
Pet-Cal Biotech Corporation	222,040	(16)	10.92
Cornerstone Biotech Investors, LLC	190,000	(17)	9.49
Eastport Investments, Inc.	125,000	(18)	6.45

* Represents less than 1% of our outstanding common stock.

(1)	Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, Capricor believes that each of the beneficial owners named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 1,812,078 shares of Common Stock outstanding on June 30, 2013, adjusted as required by rules promulgated by the SEC. Shares of Common Stock subject to options that are exercisable within 60 days of June 30, 2013 are deemed to be outstanding and to be beneficially owned by the person or group holding such options for the purpose of computing the percentage ownership of such person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

111

(2)	Includes 812,445 shares issuable upon the exercise of options that are exercisable or will become exercisable within 60 days after June 30, 2013.

(3)	Includes 191,245 shares issuable upon the exercise of options held individually by Mr. Manzo that are exercisable or will become exercisable within 60 days after June 30, 2013, and 307,566 shares of Series A Convertible Preferred Stock (the “Preferred Stock”) convertible into 307,566 shares of Common Stock. These shares of Preferred Stock are held 100% by Coniston Corporation, which such company is affiliated with the beneficial owner. Mr. Manzo is the sole owner of Coniston Corporation and, as such, may be deemed to have sole voting and dispositive power with respect to the Preferred Stock held by Coniston Corporation.

(4)	Includes 191,245 shares issuable upon the exercise of options held individually by Mr. Grasmick that are exercisable or will become exercisable within 60 days after June 30, 2013, and 432,566 shares of Preferred Stock convertible into 432,566 shares of Common Stock. These shares of Preferred Stock are held 100% by Nancelou, Inc., which such company is affiliated with the beneficial owner. Mr. Grasmick owns 50% of Nancelou, Inc., and the remaining 50% is owned by his spouse. As such, Mr. Grasmick may be deemed to have shared voting and dispositive power with respect to the Preferred Stock held by Nancelou, Inc.

(5)	Includes 81,245 shares issuable upon the exercise of options that are exercisable or will become exercisable within 60 days after June 30, 2013.

(6)	Includes 81,245 shares issuable upon the exercise of options that are exercisable or will become exercisable within 60 days after June 30, 2013.

(7)	Includes 81,245 shares issuable upon the exercise of options that are exercisable or will become exercisable within 60 days after June 30, 2013.

(8)	Includes 400,000 shares issuable upon the exercise of options that are exercisable or will become exercisable within 60 days after June 30, 2013.

(9)	Includes 91,245 shares issuable upon the exercise of options that are exercisable or will become exercisable within 60 days after June 30, 2013.

(10)	Includes 91,245 shares issuable upon the exercise of options that are exercisable or will become exercisable within 60 days after June 30, 2013.

(11)	Includes 73,000 shares issuable upon the exercise of options that are exercisable or will become exercisable within 60 days after June 30, 2013.

(12)	Includes 8,000 shares issuable upon the exercise of options that are exercisable or will become exercisable within 60 days after June 30, 2013.

(13)	Includes 932,566 shares of Preferred Stock convertible into 932,566 shares of Common Stock.

(14)	Includes 638,158 shares of Preferred Stock convertible into 638,158 shares of Common Stock.

(15)	Includes 263,158 shares of Preferred Stock convertible into 263,158 shares of Common Stock.

(16)	Includes 222,040 shares of Preferred Stock convertible into 222,040 shares of Common Stock.

(17)	Includes 190,000 shares of Preferred Stock convertible into 190,000 shares of Common Stock.

(18)	Includes 125,000 shares of Preferred Stock convertible into 125,000 shares of Common Stock.

112

Beneficial Ownership of Preferred Stock

The following table sets forth certain information regarding the beneficial ownership of Capricor’s Preferred Stock as of June 30, 2013 by all persons who, as of June 30, 2013, were known by Capricor to be the beneficial owners of more than 5% of the shares of Preferred Stock. Unless otherwise noted below, the address of each beneficial owner listed in the table below is c/o Capricor, Inc., 8840 Wilshire Blvd., Beverly Hills, CA 90211.

Name of Beneficial Owner(1)	Number of A-1 Shares Beneficially Owned	Percent of A-1 Class	Number of A-2 Shares Beneficially Owned	Percent of A-2 Class	Number of A-3 Shares Beneficially Owned	Percent of A-3 Class
MDBTI/Edward St. John	156,250	16.62%	26,316	3.57%	750,000	50%

Cedars-Sinai Medical Center			263,158	35.71%	375,000	25%

Broadview Ventures			263,158	35.71%

Pet-Cal Biotech Corporation	156,250	16.62%	65,790	8.93%

Cornerstone Biotech Investors, LLC	190,000	20.21%

Eastport Investments, Inc.	125,000	13.30%

Louis Manzo(2)	156,250	16.62%	26,316	3.57%	125,000	8.33%

Louis Grasmick(3)	156,250	16.62%	26,316	3.57%	250,000	16.67%

(1)	Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, Capricor believes that each of the beneficial owners named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 940,000 shares of Class A-1 Preferred Stock, 736,844 shares of Class A-2 Preferred Stock, and 1,500,000 shares of Class A-3 Preferred Stock outstanding on June 30, 2013, adjusted as required by rules promulgated by the SEC.

(2)	These shares of Preferred Stock are held 100% by Coniston Corporation, which such company is affiliated with the beneficial owner. Mr. Manzo is the sole owner of Coniston Corporation and, as such, may be deemed to have sole voting and dispositive power with respect to the Preferred Stock held by Coniston Corporation.

(3)	These shares of Preferred Stock are held 100% by Nancelou, Inc., which such company is affiliated with the beneficial owner. Mr. Grasmick owns 50% of Nancelou, Inc., and the remaining 50% is owned by his spouse. As such, Mr. Grasmick may be deemed to have shared voting and dispositive power with respect to the Preferred Stock held by Nancelou, Inc.

113

Market For Capricor’s Common Stock And Related Stockholder Matters

Market Price Information

There is currently no established public trading market for Capricor’s Common Stock. All of Capricor’s Common Stock, par value $0.001, is privately held and Capricor’s Common Stock is not listed on any securities exchange or quoted on any inter-dealer quotation system at the present time.

Holders

As of June 30, 2013, there were 1,812,078 shares of Capricor’s Common Stock issued and outstanding that were held by 3 stockholders of record.

Dividends and Distribution Policy

Capricor has never declared or paid dividends on its Common Stock and it does not anticipate paying any cash dividends on its capital stock in the foreseeable future. Capricor currently intends to retain all available funds and any future earnings to fund the development and growth of its business.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2012 with respect to all of Capricor’s equity compensation plans in effect on that date.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders	536,245	(1)	$0.76	1,463,755	(2)
Equity compensation plans not approved by stockholders	1,237,290	(3)	$0.75	62,710	(4)
Total	1,773,535		$0.76	1,526,465

(1)	Includes unexercised options issued pursuant to the Capricor 2012 Restated and Amended Equity Incentive Plan (the “2012 Restated and Amended Plan”).

(2)	Includes unissued options available pursuant to the 2012 Restated and Amended Plan.

(3)	Includes unexercised options issued pursuant to the Capricor 2012 Non-Employee Director Plan (the “2012 Non-Employee Director Plan”).

(4)	Includes unissued options available pursuant to the 2012 Non-Employee Director Plan.

For a detailed discussion of the 2012 Restated and Amended Plan and the 2012 Non-Employee Director Plan, refer to Note 4 of the consolidated financial statements, which may be found on page F-52—F-53of this proxy statement.

114

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Except where specifically noted, the following information and all other information contained in this proxy statement does not give effect to the proposed Reverse Stock Split described in Proposal No. 1, above.

On July 7, 2013, Capricor entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Nile Therapeutics, Inc., or Nile, a publicly held company based in San Mateo, California, and Bovet Merger Corp., a Delaware corporation and Nile’s wholly-owned subsidiary, or Merger Sub, pursuant to which Merger Sub, subject to certain conditions contained in the Merger Agreement, will merge with and into Capricor and Capricor will become a wholly-owned subsidiary of Nile (the “Merger”). Upon completion of the Merger, each outstanding share of Capricor common stock, and each security convertible into Capricor common stock, will automatically convert into the right to receive a number of shares of Nile common stock, or, as applicable, securities convertible into Nile common stock, such that, after giving effect to the Merger, the holders of Capricor capital stock immediately prior to the Merger will hold, in the aggregate, 90% of the total number of shares of Nile common stock on a fully-diluted basis. In accordance with the Merger Agreement, the Company’s Board of Directors will consist of nine members, seven of which will be designated by Capricor and the remaining two will be current directors of the Company. The Company’s executive officers will resign and will be replaced by the current officers of Capricor. Without the completion of this planned merger, the Company would likely be forced to liquidate and cease all operations.

The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of the Company and Capricor, giving effect to the merger as if it had been consummated on June 30, 2013. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2013 and for the year ended December 31, 2012 combine the historical consolidated statements of operations of the Company and Capricor, giving effect to the merger as if it had been consummated on January 1, 2012, the beginning of the earliest period presented.

Certain assumptions, reclassifications and adjustments are described in the accompanying notes to these unaudited pro forma condensed combined financial statements.

These unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with (1) the unaudited interim financial statements of the Company contained in its Quarterly Reports on Form 10-Q for the quarterly period ended June 30, 2013, (2) the audited financial statements of the Company contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012, (3) the unaudited interim financial statements of Capricor for the quarterly period ended June 30, 2013, and (4) the audited financial statements of Capricor for the fiscal year ended December 31, 2012. The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of the Company would have been had the merger occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.

As a result of the planned Merger, the Company will incur significant additional costs as Capricor’s staff replaces the Company’s staff and Capricor’s business plans are implemented and products continue to be developed. The unaudited pro forma condensed combined financial information does not reflect any operating efficiencies and/or cost savings that the Company may achieve with respect to the combined companies.

115

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

June 30, 2013

					Condensed
	Historical		Pro Forma		Combined
	Capricor	Nile	Adjustments		Pro Forma
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$617,947	$229,205	$-		$847,152
Marketable securities	2,721,063	-	-		2,721,063
Grants receivable	358,329	-	-		358,329
Interest receivable	14,719	-	-		14,719
Prepaid expenses and other current assets	28,692	60,088	-		88,780

TOTAL CURRENT ASSETS	3,740,750	289,293	-		4,030,043

PROPERTY AND EQUIPMENT, at cost
Furniture and equipment	35,056	6,576	-		41,632
Laboratory equipment	100,711	-	-		100,711
	135,767	6,576	-		142,343
Less accumulated depreciation	(73,134)	(5,582)	-		(78,716)

NET PROPERTY AND EQUIPMENT	62,633	994	-		63,627

OTHER ASSETS
Patents, net of accumulated amortization of $30,310	198,567	-	-		198,567
Loan fees, net of accumulated amortization of $3,056	33,611	-	-		33,611
Deposits	18,088	4,535			22,623
Intangibles	-	-	600,000	a	600,000

TOTAL ASSETS	$4,053,649	$294,822	$600,000		$4,948,471

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$903,465	$743,872	$(339,795	)b	$1,307,542
Notes payable, net of unamortized discount of $191,486	-	258,514	(258,514	)c	-
Accounts payable and accrued expenses, related party	221,385	13,200	-		234,585
Sub-award payable, related party	62,697	-	-		62,697
Accrued royalties	12,488	-	-		12,488

TOTAL CURRENT LIABILITIES	1,200,035	1,015,586	(598,309)		1,617,312

LONG TERM LIABILITIES
Warrant liability	-	512,087	(407,400	)d	104,687
Loan payable	893,934	-			893,934
Accrued interest	9,922	-	-		9,922

TOTAL LONG TERM LIABILITIES	903,856	512,087	(407,400)		1,008,543

TOTAL LIABILITIES	2,103,891	1,527,673	(1,005,709)		2,625,855

SHAREHOLDERS' EQUITY (DEFICIT)
Preferred stock	3,177	-	(3,177	)e	-
Common stock	1,812	43,062	(39,593	)e, f	5,281
Additional paid-in capital	12,226,202	46,512,487	(46,139,921	)g	12,598,768
Accumulated other comprehensive loss	(33,117)	-	-		(33,117)
Deficit accumulated during the development stage	(10,248,316)	(47,788,400)	47,788,400	h	(10,248,316)

TOTAL SHAREHOLDERS' EQUITY (DEFICIT)	1,949,758	(1,232,851)	1,605,709		2,322,616

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)	$4,053,649	$294,822	$600,000		$4,948,471

See accompanying notes to unaudited pro forma condensed combined financial information

116

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2013

					Condensed
	Historical		Pro Forma		Combined
	Capricor	Nile	Adjustments		Pro Forma

INCOME
Grant income	$422,801	$-	$-		$422,801
Collaboration income	-	-	-		-

TOTAL INCOME	422,801	-	-		422,801

OPERATING EXPENSES
Research and development	2,503,004	99,119	-		2,602,123
General and administrative	967,197	647,095	(390,842	)i, j	1,223,450

TOTAL OPERATING EXPENSES	3,470,201	746,214	(390,842)		3,825,573

LOSS FROM OPERATIONS	(3,047,400)	(746,214)	390,842		(3,402,772)

OTHER INCOME (EXPENSES)
Investment income	15,617	144	-		15,761
Interest expense	(9,922)	(87,064)	(183,836	)k	(280,822)
Other income (expense)	-	(247,249)	204,000	l	(43,249)

TOTAL OTHER INCOME (EXPENSES)	5,695	(334,169)	20,164		(308,310)

NET LOSS	(3,041,705)	(1,080,383)	411,006		(3,711,082)

OTHER COMPREHENSIVE LOSS
Net unrealized loss on marketable securities	(11,322)	-	-		(11,322)

COMPREHENSIVE LOSS	$(3,053,027)	$(1,080,383)	$411,006		$(3,722,404)

See accompanying notes to unaudited pro forma condensed combined financial information

117

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2012

					Condensed
	Historical		Pro Forma		Combined
	Capricor	Nile	Adjustments		Pro Forma

INCOME
Grant income	$1,898,764	$-	$-		$1,898,764
Collaboration income	-	195,500	-		195,500

TOTAL INCOME	1,898,764	195,500	-		2,094,264

OPERATING EXPENSES
Research and development	2,634,222	1,023,929	-		3,658,151
General and administrative	1,364,582	1,611,711	(56,428	)m	2,919,865

TOTAL OPERATING EXPENSES	3,998,804	2,635,640	(56,428)		6,578,016

LOSS FROM OPERATIONS	(2,100,040)	(2,440,140)	56,428		(4,483,752)

OTHER INCOME (EXPENSES)
Investment income	28,785	1,227	-		30,012
Interest expense	-	-	-		-
Other income (expense)	-	545,876	(1,136,353	)n	(590,477)

TOTAL OTHER INCOME (EXPENSES)	28,785	547,103	(1,136,353)		(560,465)

NET LOSS	(2,071,255)	(1,893,037)	(1,079,925)		(5,044,217)

OTHER COMPREHENSIVE LOSS
Net unrealized loss on marketable securities	(21,795)	-	-		(21,795)

COMPREHENSIVE LOSS	$(2,093,050)	$(1,893,037)	$(1,079,925)		$(5,066,012)

See accompanying notes to unaudited pro forma condensed combined financial information

118

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Description of Transaction

On July 7, 2013, the Company entered into the Merger Agreement with Capricor and Merger Sub, a wholly-owned subsidiary of the Company. Pursuant to the Merger Agreement, Merger Sub will merge with and into Capricor, with Capricor remaining as the surviving corporation and a wholly-owned subsidiary of the Company. In connection with the Merger, the current stockholders of Capricor will receive in exchange for their shares of Capricor stock a number of shares of the Company’s common stock such that, following the merger, the former Capricor stockholders will hold 90% of the outstanding shares of the Company’s common stock on a fully-diluted basis. In accordance with the Merger Agreement, our Board will consist of nine members, seven of which will be designated by Capricor and the remaining two will be current members of the Company’s Board. Upon the effective time of the Merger, the Company’s executive officers will resign and will be replaced by the current officers of Capricor. Capricor is a company whose mission is to improve the treatment of heart disease by commercializing cardiac stem cell therapies for patients. Without the completion of this planned merger, we would likely be forced to liquidate and cease all operations.

The Merger Agreement contains customary representations and warranties by us and Capricor with respect to each company’s business and the transactions contemplated by the Merger Agreement. Closing of the Merger is conditioned on, among other things, accuracy of such representations and warranties, approval of the Merger Agreement by the requisite number of Capricor’s stockholders, conversion of each share of Capricor preferred stock into Capricor common stock, and stockholder approval of an amendment to our Certificate of Incorporation authorizing a reverse split of up to 1:100. In addition, the closing of the Merger is conditioned on the Company entering into an amendment to its technology license agreement with the Mayo Foundation and evidence of payment or other satisfaction in full (including releases) of the Company’s accrued liabilities and obligations (with the exception of obligations not to exceed the aggregate amount of $100,000, which may remain outstanding through the effective time of the Merger). The Merger Agreement may be terminated for certain reasons, including by either party if the closing does not occur prior to November 15, 2013. The Merger Agreement also contains other customary terms and provisions as are common in similar agreements.

2.	Basis of Presentation

The unaudited pro forma condensed combined balance sheet as of June 30, 2013, and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2013, and for the year ended December 31, 2012, are based on the historical financial statements of the Company and Capricor and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

The Company accounts for business combinations pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (ASC) 805, Business Combinations. In accordance with ASC 805, the Company uses its best estimates and assumptions to accurately assign fair value to the tangible and intangible assets acquired and liabilities assumed at the acquisition date. Goodwill as of the acquisition date is measured as the excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired.

At the completion of the Merger, the former Capricor stockholders will hold 90% of the outstanding shares of the Company’s common stock on a fully-diluted basis. Accordingly, the Merger represents a change in control. For accounting purposes, the Merger has been accounted for as an acquisition of the Company and a recapitalization of Capricor, with Capricor as the accounting acquirer (legal acquiree) and the Company as the accounting acquiree (legal acquiror).

The fair values assigned to the Company’s tangible and intangible assets acquired and liabilities assumed are based on Capricor’s estimates and assumptions. The estimated fair values of these assets acquired and liabilities assumed are considered preliminary and are based on the information that was available as of the date of this report. The Company believes that the information provides a reasonable basis for estimating the fair values of assets acquired and liabilities assumed.

119

The unaudited pro forma condensed combined financial information is not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that would have been reported had the merger transaction been completed as of the dates presented, and should not be taken as a representation of the Company’s future results of operations or financial position. The unaudited pro forma condensed combined financial information does not reflect any operating efficiencies and/or cost savings that the Company may achieve with respect to the merged companies.

The unaudited pro forma condensed combined financial information should be read in conjunction with the Company’s historical consolidated financial statements and accompanying notes included in its Annual Report on Form 10-K for the fiscal year ended December 2012 and Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013 and Capricor’s historical financial statements and accompanying notes for the year ended December 31, 2012 and the six months ended June 30, 2013, which are included in Appendix B attached hereto.

Accounting Periods Presented

The unaudited pro forma condensed combined balance sheet as of June 30, 2013 is presented as if the Merger had occurred on June 30, 2013.

The unaudited pro forma condensed combined statements of operations of the Company and Capricor for the six months ended June 30, 2013 and for the year ended December 31, 2012 are presented as if the merger had taken place on January 1, 2012.

Reclassifications

The following reclassifications have been made to the presentation of the Company’s historical financial statements in order to conform to Capricor’s presentation:

•	The Company’s accrued expenses and other current liabilities balance of $346,295 has been reclassified to accounts payable and accrued expenses as of June 30, 2013.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheets reflect the following adjustments:

(a)	Intangibles. Reflects estimated value of the Company’s licensed technologies, primarily cenderitide.

(b)	Accounts payable and accrued expenses. Reflects the elimination of the Company’s deferred compensation liability related to its Chief Executive Officer and Chief Financial Officer of $225,712 and $114,083, respectively.

(c)	Notes payable. Reflects the conversion of all notes payable of $450,000 at the time of the Merger. Pursuant to the Merger Agreement, this note payable will convert into the Company’s common shares at a conversion price per share equal to the volume weighted average price of the Company’s common stock from July 8, 2013 through September 30, 2013.

(d)

Warrant Liability. Reflects purchase accounting adjustment to eliminate the warrant liability of $407,400 related to warrants issued in connection with the conversion of notes payable. Upon conversion of the notes payable, the Company will issue a specified number of warrants equal to the note proceeds payable balance divided by a conversion price equal to the volume weighted average price of the Company’s common stock from July 8, 2013 to September 30, 2013. This effectively results in a reclassification from liabilities to equity.

(e)	Preferred Stock. Reflects the assumed conversion of each outstanding share of Capricor’s Series A-1, A-2 and A-3 Preferred Stock into one share of Capricor’s common stock.

(f)	Common Stock. Reflects the elimination of all of Capricor’s common stock and the issuance of the Company’s stock upon conversion of notes payable, any stock contemplated to be issued upon closing to the Mayo Foundation, warrant and option exchanges, the note conversion price, issuance of shares to the Company’s Chief Executive Officer and Chief Financial Officer, the effects of an assumed 1:100 reverse stock split and the issuance of shares to Capricor, as a result of the acquisition method of accounting.

120

(g)

Additional Paid-in Capital. Reflects the adjustment of the Company’s additional paid-in capital as a result of the acquisition method of accounting, including additional paid-in capital on shares issued as a result of the Merger.

(h)	Deficit Accumulated During the Development Stage. Reflects the elimination of all of the Company’s accumulated deficit of $47.8 million as a result of the acquisition method of accounting.

Adjustments to Unaudited Pro Forma Condensed Statement of Operations for the Six Months Ended June 30, 2013 reflect the following adjustments:

(i)	General and Administrative Expenses. Reflects the elimination of Merger related costs of $107,475.

(j)	General and Administrative Expenses. Reflects the elimination of deferred salaries expense of $283,367.

(k)	Interest Expense. Reflects the purchase accounting expensing of the Company’s unamortized note discount balance related to the notes payable.

(l)	Other Income (Expense). As a result of the elimination of the warrant liability as described in (d) above, there was a reduction of the Company’s other expense of $204,000.

Adjustments to Unaudited Pro Forma Condensed Statement of Operations for the Year Ended December 31, 2012 reflect the following adjustments:

(m)	General and Administrative Expenses. Reflects the elimination of deferred salaries expense of $56,428.

(n)	Other Income (Expense). Reflects the write-off of goodwill expected to result from the Merger. Goodwill is calculated as the difference between the acquisition date fair value of the estimated consideration paid in the merger and the values assigned to the assets acquired and liabilities assumed. Goodwill is not amortized but is generally subject to an impairment test annually or more frequently if an event or circumstance indicates that an impairment loss may have been incurred. The level of goodwill expected to result from the merger is primarily reflective of the Company’s publicly traded status and is assumed to be fully impaired as of the completion of the Merger.

121

COMPARATIVE PER SHARE DATA

(Unaudited)

The following table sets forth selected historical share, net loss per share and book value per share information of Nile and Capricor and unaudited pro forma share, net loss per share and book value per share information after giving effect to the Merger between Nile and Capricor, assuming that 9 shares of Nile common stock had been issued in exchange for each outstanding Capricor common share. The pro forma equivalent information of Capricor was derived using the historical share, net loss per share and book value per share information assuming that 9 shares of Nile common stock had been issued in exchange for each outstanding Capricor common share. The unaudited pro forma data is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of the combined company would have been had the Merger occurred on the dates assumed, nor is it necessarily indicative of future consolidated results of operations or consolidated financial position. You should read this information in conjunction with the selected historical financial information included elsewhere in this proxy statement. The unaudited pro forma share, net loss per share and book value per share information is derived from, and should be read in conjunction with, the Unaudited Pro Forma Condensed Consolidated Financial Statements and related notes included in this proxy statement. The historical share and net loss per share information as of June 30, 2013 is derived from the historical consolidated financial statements of Nile and the historical financial statements of Capricor as of and for the six months ended June 30, 2013. The historical share and net loss per share information as of December 31, 2012 is derived from the historical consolidated financial statements of Nile and the historical financial statements of Capricor as of and for the year ended December 31, 2012.

	Nile Historical	Capricor Historical(1)	Pro Forma Combined(2)	Capricor Equivalent Per Share Amount(3)
Year ended December 31, 2012
Basic earnings (loss) per share:	$(0.04)	$(1.58)	$(0.96)	$(1.06)
Diluted earnings (loss) per share:	$(0.04)	$(1.58)	$(0.96)	$(1.06)
Cash dividends declared per common share:	-	-	-	-
Shares outstanding:	43,062,231	1,812,078	5,281,241	4,753,117
Book value per common share as of December 31, 2012:	$(0.00)	$(5.03)	$1.14	$1.27

For the six months ended June 30, 2013
Basic earnings (loss) per share:	$(0.03)	$(1.91)	$(0.70)	$(0.78)
Diluted earnings (loss) per share:	$(0.03)	$(1.91)	$(0.70)	$(0.78)
Cash dividends declared per common share:	-	-	-	-
Shares Outstanding:	43,062,231	1,812,078	5,281,241	4,753,117
Book value per common share as of June 30, 2013:	$(0.03)	$(6.88)	$0.44	$0.49

__________________

(1) The book value per common share assumes the aggregate liquidation preference of the preferred stock.

(2) The pro forma calculation assumes a 1:100 reverse split for the calculation of shares outstanding.

(3) The aggregate percentage of shares of Nile common stock to be issued to Capricor stockholders will represent approximately 90% of the outstanding shares of Nile common stock calculated on a fully diluted basis.

122

OTHER MATTERS

As of the date of this proxy statement, our Board knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we have filed with the SEC at the SEC’s public reference room at the following location:

Public Reference Room
100 F Street, N.E.
Washington, DC 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at “http://www.sec.gov.” Copies of our SEC filings are also available through our website (www.nilethera.com) as soon as reasonably practicable after we electronically file the material with, or furnish it to, the SEC.

CERTAIN INFORMATION REGARDING THE COMPANY AND CAPRICOR

We have supplied all information contained in this proxy statement relating to us, and Capricor has supplied all information contained in this proxy statement relating to Capricor.

123

Nile Therapeutics, Inc.

Index to Financial Statements

Nile Therapeutics, Inc. for the years ended December 31, 2012 and 2011:

Report of Independent Registered Public Accounting Firm	F-2
Balance Sheets as of December 31, 2012 and 2011	F-3
Statements of Operations for the years ended December 31, 2012 and 2011 and for the Period from August 1, 2005 (Inception) through December 31, 2012	F-4
Statement of Stockholders’ Equity (Deficit) for the period from August 1, 2005 (Inception) through December 31, 2012	F-5
Statements of Cash Flows for the years ended December 31, 2012 and 2011 and for the period from August 1, 2005 (Inception) through December 31, 2012	F-6
Notes to Financial Statements	F-7

Nile Therapeutics, Inc. for the six months ended June 30, 2013 and 2012 (Unaudited):

Condensed Balance Sheets as of June 30, 2013 and December 31, 2012	F-24

Condensed Statements of Operations for the three months ended June 30, 2013 and 2012 and the six months ended June 30, 2013 and 2012 and for the period from August 1, 2005 (Inception) through June 30, 2013

F-25
Condensed Statement of Stockholders’ Equity (Deficiency) for the period from August 1, 2005 (Inception) to June 30, 2013	F-26
Condensed Statements of Cash Flows for the six months ended June 30, 2013 and 2012 and the period from August 1, 2005 (Inception) through June 30, 2013	F-27
Notes to Condensed Financial Statements	F-28

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and stockholders

Nile Therapeutics, Inc.

San Mateo, California

We have audited the accompanying balance sheets of Nile Therapeutics, Inc. as of December 31, 2012 and 2011, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended and the period from August 1, 2005 (inception) through December 31, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2012 and 2011 and the results of its operations and its cash flows for the years then ended and the period from August 1, 2005 (inception) through December 31, 2012, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, has not generated any revenues, has recurring net losses from operations and has insufficient capital. These events raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Crowe Horwath LLP

New York, New York

June 21, 2013

F-2

NILE THERAPEUTICS, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

	December 31, 2012	December 31, 2011
ASSETS
Current assets
Cash and cash equivalents	$46,716	$1,039,190
Prepaid expenses and other current assets	124,912	271,298

Total current assets	171,628	1,310,488

Property and equipment, net	3,488	9,744
Deposits	51,938	51,938

Total assets	$227,054	$1,372,170

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$182,916	$437,837
Accrued expenses and other current liabilities	131,928	64,718
Due to related party	16,139	38,892

Total current liabilities	330,983	541,447

Warrant liability	63,384	-

Total liabilities	394,367	541,447

Commitments and contingencies

Stockholders' (deficit) equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized, 43,062,231 and 39,712,231 shares issued and outstanding	43,062	39,712
Additional paid-in capital	46,497,642	45,605,991
Deficit accumulated during the development stage	(46,708,017)	(44,814,980)

Total stockholders' (deficit) equity	(167,313)	830,723

Total liabilities and stockholders' equity	$227,054	$1,372,170

See accompanying notes to financial statements

F-3

NILE THERAPEUTICS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

	Year ended December 31,		Period from August 1, 2005 (incpetion) through
	2012	2011	December 31, 2012
Income:
Grant income	$-	$-	$482,235
Collaboration income	195,500	1,354,500	1,550,000

Total income	195,500	1,354,500	2,032,235

Operating expenses:
Research and development	1,023,929	4,136,951	31,019,820
General and administrative	1,611,711	2,116,729	17,937,871

Total operating expenses	2,635,640	6,253,680	48,957,691

Loss from operations	(2,440,140)	(4,899,180)	(46,925,456)

Other income (expense):
Interest income	1,227	6,006	795,192
Interest expense	-	-	(1,273,734)
Other income	545,876	8,388	695,981

Total other income	547,103	14,394	217,439

Net loss	$(1,893,037)	$(4,884,786)	$(46,708,017)

Basic and diluted loss per share	$(0.04)	$(0.13)

Weighted-average common shares outstanding	42,201,848	37,328,519

See accompanying notes to financial statements

F-4

NILE THERAPEUTICS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ (DEFICIT) EQUITY

Period from

August 1, 2005 (inception) through December 31, 2012

	COMMON STOCK			DEFICIT
	SHARES	AMOUNT	ADDITIONAL PAID-IN CAPITAL	ACCUMULATED DURING THE DEVELOPMENT STAGE	TOTAL STOCKHOLDERS' (DEFICIT) EQUITY

Issuance of common shares to founders	13,794,132	$13,794	$(8,794)	$-	$5,000

Founders shares returned to treasury	(1,379,419)	-	-	-	-

Net loss	-	-	-	(10,043)	(10,043)

Balance at December 31, 2005	12,414,713	13,794	(8,794)	(10,043)	(5,043)

Issuance of common shares pursuant to licensing agreement	1,379,419	-	500	-	500

Issuance of stock options for services	-	-	10,000	-	10,000

Net loss	-	-	-	(2,581,972)	(2,581,972)

Balance at December 31, 2006	13,794,132	13,794	1,706	(2,592,015)	(2,576,515)

Issuance of common shares pursuant to licensing agreement	63,478	64	182,172	-	182,236

Issuance of common shares pursuant to licensing agreement	350,107	350	999,650	-	1,000,000

Common shares sold in private placement, net of issuance costs of $102,000	6,957,914	6,958	19,865,789	-	19,872,747

Warrants issued in connection with note conversion	-	-	288,000	-	288,000

Conversion of notes payable upon event of merger	1,684,085	1,684	4,349,481	-	4,351,165

Note discount arising from beneficial conversion feature	-	-	483,463	-	483,463

Reverse merger transaction
Elimination of accumulated deficit	-	-	(234,218)	-	(234,218)
Previously issued SMI stock	1,250,000	1,250	232,968	-	234,218

Employee stock-based compensation	-	-	1,902,298	-	1,902,298

Non-employee stock-based compensation	-	-	(667)	-	(667)

Net loss	-	-	-	(10,302,795)	(10,302,795)

Balance at December 31, 2007	24,099,716	24,100	28,070,642	(12,894,810)	15,199,932

Warrants issued in satisfaction of accrued liabilities	-	-	334,992	-	334,992

Employee stock-based compensation	-	-	2,436,603	-	2,436,603

Non-employee stock-based compensation	-	-	13,687	-	13,687

Issuance of common shares pursuant to licensing agreement	49,689	50	249,950	-	250,000

Net loss	-	-	-	(13,131,596)	(13,131,596)

Balance at December 31, 2008	24,149,405	24,150	31,105,874	(26,026,406)	$5,103,618

Employee stock-based compensation	-	-	1,772,597	-	1,772,597

Non-employee stock-based compensation	-	-	473,584	-	473,584

Units sold in private placement, net of issuance costs of $282,773	2,691,394	2,691	3,284,484	-	3,287,175

Stock option and warrant exercises	245,025	245	217,228	-	217,473

Net loss	-	-	-	(7,872,297)	(7,872,297)

Balance at December 31, 2009	27,085,824	27,086	36,853,767	(33,898,703)	2,982,150

Employee stock-based compensation	-	-	1,142,552	-	1,142,552

Non-employee stock-based compensation	-	-	(19,249)	-	(19,249)

Units sold in private placement, net of issuance costs of $715,801	7,475,000	7,475	4,509,224	-	4,516,699

Stock option and warrant exercises	68,970	69	6,138	-	6,207

Net loss	-	-	-	(6,031,491)	(6,031,491)

Balance at December 31, 2010	34,629,794	34,630	42,492,432	(39,930,194)	2,596,868

Employee stock-based compensation	-	-	785,587	-	785,587

Non-employee stock-based compensation	-	-	20,740	-	20,740

Stock option and warrant exercises	82,437	82	13,666	-	13,748

Units sold in private placement, net of issuance costs of $201,434	5,000,000	5,000	2,293,566	-	2,298,566

Net loss	-	-	-	(4,884,786)	(4,884,786)

Balance at December 31, 2011	39,712,231	39,712	45,605,991	(44,814,980)	830,723

Employee stock-based compensation	-	-	312,690	-	312,690

Units sold in private placement, net of issuance costs of $145,793	3,350,000	3,350	1,190,857	-	1,194,207

Warrants issued in connection with offering	-	-	(611,896)	-	(611,896)

Net loss	-	-	-	(1,893,037)	(1,893,037)

Balance at December 31, 2012	43,062,231	$43,062	$46,497,642	$(46,708,017)	$(167,313)

See accompanying notes to financial statements

F-5

NILE THERAPEUTICS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

	Year ended December 31,		Period from
			August 1, 2005 (inception)
	2012	2011	through December 31, 2012
Cash flows from operating activities
Net loss	$(1,893,037)	$(4,884,786)	$(46,708,017)

Adjustment to reconcile net loss to net cash used in operating activities
Depreciation and amortization	6,256	7,507	326,904
Stock-based compensation	312,690	806,327	10,618,150
Warrant liability	(548,512)	-	(548,512)
Write-off of intangible assets	-	-	106,830
Warrants issued in connection with note conversion	-	-	288,000
Note discount arising from beneficial conversion feature	-	-	483,463
Loss on disposal of assets	-	1,501	36,724
Noncash interest expense	-	-	351,165

Changes in operating assets and liabilities
Prepaid expenses and other current assets	146,386	(52,203)	(124,912)
Other non-current assets	-	-	(51,938)
Accounts payable	(254,921)	105,457	182,916
Accrued expenses and other current liabilities	67,210	(587,557)	131,928
Due to related party	(22,753)	(45,538)	16,139

Net cash used in operating activities	(2,186,681)	(4,649,292)	(34,891,160)

Cash flows from investing activities
Purchase of property and equipment	-	(1,987)	(130,855)
Proceeds from sale of assets	-	-	2,500
Cash paid for intangible assets	-	-	(345,591)
Net cash used in investing activities	-	(1,987)	(473,946)

Cash flows from financing activities
Proceeds from issuance of notes payable	-	-	5,500,000
Repayment of notes payable	-	-	(1,500,000)
Proceeds from exercise of stock options and warrants	-	13,748	237,428
Proceeds from sale of common stock to founders	-	-	5,000
Proceeds from sale of common stock in private placement, net	1,194,207	2,298,566	31,169,394

Net cash provided by financing activities	1,194,207	2,312,314	35,411,822

Net (decrease) increase in cash and cash equivalents	(992,474)	(2,338,965)	46,716
Cash and cash equivalents at beginning of period	1,039,190	3,378,155	-

Cash and cash equivalents at end of period	$46,716	$1,039,190	$46,716

Supplemental schedule of cash flows information:

Cash paid for interest	$-	$-	$150,000

Supplemental schedule of non-cash investing and financing activities:

Warrants issued in satisfaction of accrued liability	$-	$-	$334,992
Warrants issued to placement agent and investors in connection with private placements		$1,083,700	$5,721,000
Warrants issued to investors in connection with registered direct offering	$611,896	$-	$611,896
Conversion of notes payable and interest to common stock	$-	$-	$4,351,165
Common shares of SMI issued in reverse merger transaction	$-	$-	$1,250

See accompanying notes to financial statements

F-6

Nile Therapeutics, Inc

(A Development Stage Company)

Notes to Financial Statements

1.	DESCRIPTION OF BUSINESS

Nile Therapeutics, Inc. (“Nile” or the “Company”) engages in research and development of innovative products for the treatment of cardiovascular diseases. Nile’s lead compound is cenderitide (formerly CD-NP), a chimeric natriuretic peptide currently in clinical studies for the treatment of heart failure. The Company also has exclusive rights to develop CU-NP, a pre-clinical rationally designed natriuretic peptide that consists of amino acid chains identical to those produced by the human body, specifically the ring structure of C-type Natriuretic Peptide (“CNP”) and the N- and C-termini of Urodilatin (“URO”).

The Company was originally incorporated in the State of Nevada on June 17, 1996, and reincorporated in Delaware on February 9, 2007, at which time its name was SMI Products, Inc. (“SMI”). On September 17, 2007, the Company completed a merger transaction whereby Nile Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of SMI, merged with and into Nile Therapeutics, Inc., a privately held Delaware corporation (“Old Nile”), with Old Nile becoming a wholly-owned subsidiary of SMI. Immediately following the merger described above, Old Nile was merged with and into the Company, with the Company remaining as the surviving corporation to that merger. In connection with that short-form merger, the Company changed its name to “Nile Therapeutics, Inc.” These two merger transactions are hereinafter collectively referred to as the “Merger.” All costs incurred in connection with the Merger have been expensed. Upon completion of the Merger, the Company adopted Old Nile’s business plan.

2. BASIS OF PRESENTATION, CAPITAL RESOURCES AND MANAGEMENT’S PLANS

The Company is a development stage enterprise since it has not yet generated any revenue from the sale of products and, through December 31, 2012, its efforts have been principally devoted to developing its licensed technologies, recruiting personnel, establishing office facilities, and raising capital. Accordingly, the accompanying financial statements have been prepared in accordance with the provisions of Accounting Standards Codification (“ASC”) 915, “Development Stage Entities.” The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company has experienced net losses since its inception and has an accumulated deficit of approximately $46.7 million at December 31, 2012. The Company expects to incur substantial and increasing losses and have negative net cash flows from operating activities as it expands its technology portfolio and engages in further research and development activities, particularly the conducting of pre-clinical and clinical trials.

Cash resources as of December 31, 2012 were approximately $0.05 million, compared to $1.0 million as of December 31, 2011. Based on its resources at December 31, 2012, together with the net proceeds of the Company’s March 2013 offering of convertible notes (Note 16), and the current plan of expenditure, the Company believes that it has sufficient capital to fund its operations until the end of the second quarter of 2013. The Company will need to raise additional capital to fund any clinical development and to otherwise continue operations beyond the second quarter of 2013. Additionally, the Company will need substantial additional financing in the future until it can achieve profitability, if ever. The Company’s continued operations will depend on its ability to raise additional funds through various potential sources, such as equity and debt financing, or to license its compounds to another pharmaceutical company. The Company will continue to fund operations from cash on hand and through sources of capital similar to those previously described. The Company cannot assure that it will be able to secure such additional financing, or if available, that it will be sufficient to meet its needs.

The success of the Company depends on its ability to discover and develop new products to the point of FDA approval and subsequent revenue generation and, accordingly, to raise enough capital to finance these developmental efforts. Management plans to raise additional equity capital or license one or more of its products to finance the continued operating and capital requirements of the Company. Amounts raised will be used to further develop the Company’s products, acquire additional product licenses and for other working capital purposes. While the Company will extend its best efforts to raise additional capital to fund all operations for the next 12 to 24 months, management can provide no assurances that the Company will be able to raise such sufficient funds and avoid the need to cease operations.

In addition, to the extent that the Company raises additional funds by issuing shares of its common stock or other securities convertible or exchangeable for shares of common stock, stockholders may experience significant additional dilution. In the event the Company raises additional capital through debt financings, the Company may incur significant interest expense and become subject to covenants in the related transaction documentation that may affect the manner in which the Company conducts its business. To the extent that the Company raises additional funds through collaboration and licensing arrangements, it may be necessary to relinquish some rights to its technologies or product candidates, or grant licenses on terms that may not be favorable to the Company.

F-7

Nile Therapeutics, Inc

(A Development Stage Company)

Notes to Financial Statements

These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The financial statements do not include any adjustments that might result from the inability of the Company to continue as a going concern.

3. THE MERGER

(a) Description of the Merger and Private Placement Offering

 On September 17, 2007, the Company completed the Merger. In accordance with the terms of the Merger, each share of common stock of Old Nile that was outstanding immediately prior to the Merger was exchanged for 2.758838 shares of the Company’s common stock, and one share of Old Nile common stock was issued to SMI. In addition, all securities convertible into or exercisable for shares of Old Nile common stock outstanding immediately prior to the Merger were cancelled, and the holders thereof received similar securities convertible into or exercisable for the purchase of an aggregate of 3,572,350 shares of the Company’s common stock. In consideration for their shares of the Company’s pre-merger common stock, the Company’s shareholders received an aggregate of 22,849,716 shares of SMI common stock. Immediately prior to the effective time of the Merger, 755,100 shares of SMI’s common stock were issued and outstanding. In addition, prior to the effective time of the Merger, 56,364 shares of SMI’s common stock were issued to Fountainhead Capital Partners Limited and 438,536 shares of SMI’s common stock were issued to Ko Zen Asset Management, Inc. pursuant to the conversion of convertible promissory notes and accrued interest. Upon completion of the Merger, the Old Nile shareholders owned approximately 95% of the Company’s issued and outstanding common stock, assuming the exercise of all of the issued and outstanding common stock options and warrants.

Following the Merger, the business conducted by the Company is the business conducted by Old Nile prior to the Merger. In addition, the director and officer of SMI was replaced by the directors and officers of Old Nile.

As a condition to the closing of the Merger, on September 11, 2007, Old Nile completed a financing whereby it received gross proceeds of $19,974,747 through the sale of 6,957,914 shares of common stock in a private placement to certain qualified investors (the “Financing”). Contemporaneously with the Financing, the Company converted $4,351,165 of convertible debt and interest into 1,684,085 shares of common stock, and issued five-year warrants to purchase an aggregate of 168,337 shares of common stock at an exercise price of $2.71per share.

All references to share and per share amounts in these financial statements have been restated to retroactively reflect the number of common shares of Nile common stock issued pursuant to the Merger.

(b) Accounting Treatment of the Merger; Financial Statement Presentation

The Merger was accounted for as a reverse acquisition, which provides that the “merger of a private operating company into a non-operating public shell corporation with nominal net assets typically results in the owners and management of the private company having actual or effective operating control of the combined company after the transaction, with the shareholders of the former public shell continuing only as passive investors. These transactions are considered by the Securities and Exchange Commission to be capital transactions in substance, rather than business combinations. That is, the transaction is equivalent to the issuance of stock by the private company for the net monetary assets of the shell corporation, accompanied by a recapitalization.” Accordingly, the Merger has been accounted for as a recapitalization, and, for accounting purposes, Old Nile is considered the acquirer in a reverse acquisition.

SMI’s historical accumulated deficit for periods prior to September 17, 2007, in the amount of $234,218, was eliminated against additional-paid-in-capital, and the accompanying financial statements present the previously issued shares of SMI common stock as having been issued pursuant to the Merger on September 17, 2007. The shares of common stock of the Company issued to the Old Nile stockholders in the Merger are presented as having been outstanding since August 2005 (the month when Old Nile first sold its equity securities).

Because the Merger was accounted for as a reverse acquisition under U.S. generally accepted accounting principles (“GAAP”), the financial statements for periods prior to September 17, 2007 reflect only the operations of Old Nile.

F-8

Nile Therapeutics, Inc

(A Development Stage Company)

Notes to Financial Statements

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Use of Estimates

The preparation of financial statements in conformity with GAAP requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates and assumptions principally relate to services performed by third parties but not yet invoiced, estimates of the fair value of stock options issued to employees, directors and consultants, estimates of the fair value of warrants, and estimates of the probability and potential magnitude of contingent liabilities. Actual results could differ from those estimates.

(b) Cash and Cash Equivalents

The Company considers all highly liquid investments with a remaining maturity of three months or less at the time of acquisition to be cash equivalents.

(c) Property and Equipment

Property and equipment are stated at cost. Repairs and maintenance costs are expensed in the period incurred. Depreciation is computed using the straight-line method over the related estimated useful lives, except for leasehold improvements, which are depreciated over the shorter of the useful life of the asset or the lease term.

Description	Estimated Useful Life
Office equipment & furniture	5 – 7 years
Leasehold improvements	3 years
Computer equipment	3 years

(d) Intangible Assets and Intellectual Property

Intangible assets consist of costs related to acquiring patents and to prosecuting and maintaining intellectual property rights, and are amortized using the straight-line method over the estimated useful lives. Beginning in 2008, the Company changed its estimate of the expected useful life of its recorded intangibles from twenty years to three years. The Company believes that a three year useful life better reflects the uncertainty of the future benefit of the patent assets. The change in the useful life of the Company’s patent assets did not have a material effect on the Company’s financial position or results of operations. Certain costs of acquiring intellectual property rights to be used in the research and development process, including licensing fees and milestone payments, are charged to research and development expense as incurred.

During the first quarter of 2010, the Company revised its estimate for the useful lives of its patent and patent applications to zero. As a result of this change in estimates, the Company recorded an impairment of $106,830 to research and development expense, which was the net book value of its intangible assets as of December 31, 2009. Management believed this revised estimate better reflects the uncertainty surrounding drug product development. The change in this estimate did not have a material impact on the Company’s financial statements.

(e) Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company deposits cash and cash equivalents with high credit quality financial institutions and is insured to the maximum limitations. Balances in these accounts may exceed federally insured limits at times, which expose the Company to institutional risk.

(f) Research and Development

Research and development costs are charged to expense as incurred. Research and development includes employee costs, fees associated with operational consultants, contract clinical research organizations, contract manufacturing organizations, clinical site fees, contract laboratory research organizations, contract central testing laboratories, licensing activities, and allocated office, insurance, depreciation,  and facilities expenses. The Company accrues for costs incurred as the services are being provided by monitoring the status of the trial and the invoices received from its external service providers. The Company adjusts its accruals in the period when actual costs become known. Costs related to the acquisition of technology rights for which development work is still in process are charged to operations as incurred and considered a component of research and development costs.

(g) Grant and Collaboration Income

The Company has entered into a collaboration agreement under which the Company is reimbursed for development work performed on behalf of the collaborator and upon the achievement of certain milestones. The Company records all of these expenses as research and development expenses and the reimbursements upon the achievement of the milestones as income.

F-9

Nile Therapeutics, Inc

(A Development Stage Company)

Notes to Financial Statements

The Company recognizes milestone payments as income upon achievement of the milestone only if (1) the milestone payment is non-refundable, (2) substantive effort is involved in achieving the milestone, (3) the amount of the milestone is reasonable in relation to the effort expended or the risk associated with achievement of the milestone, and (4) the milestone is at risk for both parties. If any of these conditions are not met, the Company defers the milestone payment and recognizes it as income over the remaining estimated period of performance under the contract as the Company completes its performance obligations.

(h) Stock-Based Compensation

Stock-based compensation cost is measured at the grant date based on the value of the award and is recognized as expense over the required service period, which is generally equal to the vesting period. Share-based compensation is recognized only for those awards that are ultimately expected to vest; therefore, the Company has applied an estimated forfeiture rate to unvested awards for the purpose of calculating compensation cost. These estimates will be revised, if necessary, in future periods if actual forfeitures differ from estimates. Changes in forfeiture estimates impact compensation cost in the period in which the change in estimate occurs.

Common stock, stock options or other equity instruments issued to non-employees (including consultants and all members of the Company’s Scientific Advisory Board) as consideration for goods or services received by the Company are accounted for based on the fair value of the equity instruments issued (unless the fair value of the consideration received can be more reliably measured). The fair value of stock options is determined using the Black-Scholes option-pricing model. The fair value of any options issued to non-employees is recorded as expense over the applicable service periods.

(i) Loss per Common Share

Basic loss per share is computed by dividing the loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similarly to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

For all periods presented, potentially dilutive securities are excluded from the computation of fully diluted loss per share as their effect is anti-dilutive.

Potentially dilutive securities include:

	December 31, 2012	December 31, 2011
Warrants to purchase common stock	-	3,096,533
Options to purchase common stock	-	2,750,000
Total potentially dilutive securities	-	5,846,533

For the years ended December 31, 2012 and 2011, 15,382,331 and 11,300,285 warrants and options have been excluded from the computation of the dilutive earnings per share, respectively, as their exercise prices are greater than the average market price per common share for the three months ended December 31, 2012, and December 31, 2011, respectively.

(j) Comprehensive Loss

The Company has no components of other comprehensive loss other than its net loss, and accordingly, comprehensive loss is equal to net loss for all periods presented.

(k) Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the period in which the differences are expected to affect taxable income. The Company provides a valuation allowance when it appears more likely than not that some or all of the net deferred tax assets will not be realized.

A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

F-10

Nile Therapeutics, Inc

(A Development Stage Company)

Notes to Financial Statements

The Company’s policy is to include interest and penalties related to unrecognized tax benefits within the Company’s provision for (benefit from) income taxes. The Company recognized no amounts for interest and penalties related to unrecognized tax benefits in 2012 and 2011 respectively. In addition, the Company had no amounts accrued for interest and penalties as of December 31, 2012 and 2011, respectively.

(l) Fair Value Measurement

The Company measures fair value in accordance with generally accepted accounting principles. Fair value measurements are applied under other accounting pronouncements that require or permit fair value measurements. Financial instruments included in the Company’s balance sheets consist of cash and cash equivalents, accounts payable, accrued expenses due to related parties, and warrant liability. The carrying amounts of these instruments reasonably approximate their fair values due to their short-term maturities.

(m) Warrant Liability

The Company accounts for the warrants issued in connection with the April 2012 financing (Note 10b) in accordance with the guidance on Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, which provides that the Company classifies the warrant instrument as a liability at its fair value and adjusts the instrument to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized as a component of other income or expense. The fair value of warrants issued by the Company, in connection with offerings of securities, has been estimated by management using a binomial options pricing model. The binomial option pricing model is a generally accepted valuation model used to generate a defined number of stock price paths in order to develop a reasonable estimate of the range of the Company’s future expected stock prices, and their resulting probabilistic valuation.

(n) Recently Issued Accounting Pronouncements

In May 2011, the Financial Accounting Standards Board (“FASB”) issued additional guidance relating to fair value measurement and disclosure requirements. For fair value measurements categorized in Level 3 of the fair value hierarchy, the new guidance requires (1) disclosure of quantitative information about unobservable inputs; (2) a description of the valuation processes used by the entity; and (3) a qualitative discussion about the sensitivity of the fair value measurements to changes in unobservable inputs and interrelationships between those unobservable inputs, if any. Entities must report the level in the fair value hierarchy of assets and liabilities that are not recorded at fair value in the statement of financial position but for which fair value is disclosed. The new requirements clarify that the concepts of highest and best use and valuation premise only apply to measuring fair value of nonfinancial assets. The new requirements also specify that in the absence of a Level 1 input, a reporting entity should incorporate a premium or discount in a fair value measurement if a market participant would take into account such an input in pricing an asset or liability. Additionally, the new guidance introduces an option to measure certain financial assets and financial liabilities with offsetting positions on a net basis if certain criteria are met. For public entities, these new requirements become effective for interim and annual periods beginning on or after December 15, 2011. These requirements are applicable to our fiscal year end beginning January 1, 2012. This guidance did not affect the Company’s financial statements.

5. PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2012 and 2011 consist of the following:

	2012	2011

Computer equipment	$11,834	$11,834
Office furniture and equipment	38,521	38,521
Total property and equipment	50,355	50,355
Accumulated depreciation	(46,867)	(40,611)
Total property and equipment, net	$3,488	$9,744

Depreciation expense related to property and equipment for the years ended December 31, 2012 and 2011 totaled $6,256 and $7,507, respectively, and $75,217 for the period from August 1, 2005 (inception) to December 31, 2012.

F-11

Nile Therapeutics, Inc

(A Development Stage Company)

Notes to Financial Statements

6. INTANGIBLE ASSETS AND INTELLECTUAL PROPERTY

License Agreements

Cenderitide (formerly CD-NP)

On January 20, 2006, the Company entered into an exclusive, worldwide, royalty-bearing license agreement, or the Cenderitide License Agreement, with Mayo Foundation for Medical Education and Research (“Mayo”) for the rights to issued patents, patent applications and know-how relating to the use of cenderitide in all therapeutic indications.  The Company was also entitled to rights to improvements to cenderitide that arose out of the laboratory of Dr. John Burnett, the co-inventor of cenderitide, until January 19, 2009.

Under the terms of the Cenderitide License Agreement, the Company paid Mayo an up-front cash payment, reimbursed it for past patent expenses and issued to Mayo 1,379,419 shares of common stock. Additionally, the Company agreed to make contingent cash payments up to an aggregate of $31.9 million upon successful completion of specified clinical and regulatory milestones relating to cenderitide. This aggregate amount is subject to increase upon the receipt of regulatory approval for each additional indication of cenderitide as well as for additional compounds or analogues contained in the intellectual property. In July 2008, the Company made a milestone payment of $400,000 to Mayo upon the dosing of the first patient in a Phase II trial.  Based on the current stage of research the Company does not expect to make any milestone payments for the year ending December 31, 2013. Pursuant to the Cenderitide License Agreement, the Company is required to pay Mayo an annual maintenance fee and a percentage of net sales of licensed products, as well as $50,000 per year for the consulting services of Dr. Burnett while serving as chairman of the Company’s Scientific Advisory Board.

In addition to the potential milestone payments discussed above, the Cenderitide License Agreement requires the Company to issue shares of common stock to Mayo for an equivalent dollar amount of grants received in excess of $300,000, but not to exceed $575,000. For the period from August 1, 2005 (inception) through December 31, 2012, the Company received $482,235 in grant income for which it has issued to Mayo 63,478 shares (representing $182,235) of common stock. No such shares have been issued since the year ended December 31, 2008.

The Cenderitide License Agreement, unless earlier terminated, will continue in full force and effect until January 20, 2026. However, to the extent any patent covered by the license is issued with an expiration date beyond January 20, 2026, the term of the agreement will continue until such expiration date. Mayo may terminate the agreement earlier (i) for the Company’s material breach of the agreement that remains uncured after 90 days’ written notice, (ii) the Company’s insolvency or bankruptcy, or (iii) if the Company challenges the validity or enforceability of any of the patents in any manner. The Company may terminate the agreement without cause upon 90 days’ written notice.

As of the end of 2012, the Company was not in compliance with several terms of the Cenderitide License Agreement, including, but not limited to, provisions requiring the Company to pay the Mayo Foundation an annual maintenance fee and actively pursue the development of cenderitide. The Company is in discussions with the Mayo Foundation to amend the agreement, but the Company cannot guarantee that it will be able to reach an agreement with Mayo that allows the Company to maintain its rights to cenderitide. As of December 31, 2012, the Company owed Mayo $132,600 in annual maintenance fees and other expense reimbursements related to the Cenderitide License Agreement, all of which is included in accounts payable.

CU-NP

On June 13, 2008, the Company entered into an exclusive, worldwide, royalty-bearing license agreement, or the CU-NP License Agreement, with Mayo for the rights to intellectual property and to develop commercially CU-NP for all therapeutic indications. The Company was also entitled to rights to improvements to CU-NP that arise out of the laboratory of Dr. John Burnett and Dr. Candace Lee, the inventors of CU-NP, until June 12, 2011.

Under the terms of the CU-NP License Agreement, the Company made an up-front cash payment to Mayo and agreed to make future contingent cash payments up to an aggregate of $24.3 million upon achievement of specific clinical and regulatory milestones relating to CU-NP, including a milestone payment due in connection with the initiation of the first Phase II clinical trial of the licensed product. This aggregate amount of $24.3 million is subject to increase upon the receipt of regulatory approval for each additional indication of CU-NP, as well as for additional compounds or analogues contained in the intellectual property. Based on the current stage of research the Company does not expect to make any milestone payments for the year ending December 31, 2013. Pursuant to the agreement, the Company must also pay Mayo an annual maintenance fee and a percentage of net sales of licensed products.

In addition to these cash payments payable with respect to the CU-NP License Agreement, the Company also agreed to issue shares of its common stock to Mayo. In June 2008, the Company issued 49,689 shares of common stock to Mayo having a fair market value as of June 13, 2008 equal to $250,000. This amount has been recorded as research and development expense in the accompanying Statements of Operations.

F-12

Nile Therapeutics, Inc

(A Development Stage Company)

Notes to Financial Statements

The CU-NP License Agreement, unless earlier terminated, will continue in full force and effect until June 13, 2028. However, to the extent any patent covered by the license is issued with an expiration date beyond June 13, 2028, the term of the agreement will continue until such expiration date. Mayo may terminate the agreement earlier (i) for the Company’s material breach of the agreement that remains uncured after 90 days written notice, (ii) the Company’s insolvency or bankruptcy, (iii) if the Company challenges the validity or enforceability of any of the patents in any manner, or (iv) or upon receipt of notice from the Company that it has terminated all development efforts under the agreement. The Company may terminate the agreement without cause upon 90 days’ written notice.

As of the end of 2012, the Company was not in compliance with several terms of the CU-NP License Agreement, including, but not limited to, provisions requiring the Company to pay the Mayo Foundation an annual maintenance fee and actively pursue the development of CU-NP. The Company is in discussions with the Mayo Foundation to amend the agreement, but the Company cannot guarantee that it will be able to reach an agreement with Mayo that allows the Company to maintain its rights to CU-NP. As of December 31, 2012, the Company owed Mayo $35,000 in annual maintenance fees and other expense reimbursements related to the CU-NP License Agreement, all of which is included in accounts payable.

Collaboration Agreement

In February 2011, the Company entered into a Clinical Trial Funding Agreement with Medtronic, Inc. Pursuant to the agreement, Medtronic provided the funding and equipment necessary for the Company to conduct its Phase 1 clinical trial to assess the pharmacokinetics and pharmacodynamics of cenderitide when delivered to heart failure patients through continuous subcutaneous infusion using Medtronic’s diabetes pump technology.

Under the agreement, the Company agreed not to enter into an agreement with a third party to develop or commercialize cenderitide or any drug/device combination developed under the agreement until the earlier of: (i) three months following delivery to Medtronic of a final database with respect to the Phase 1 trial; and (ii) 15 months after the date of the agreement. The final database was delivered to Medtronic on November 19, 2011.

The agreement provides that intellectual property conceived in or otherwise resulting from the performance of the Phase I clinical trial shall be jointly owned by the Company and Medtronic (the “Joint Intellectual Property”), and that the Company shall pay royalties to Medtronic based on the net sales of any Nile product, the manufacture, use or sale of which is covered or claimed in one or more issued patents constituting Joint Intellectual Property.  The agreement further provides that, if the parties fail to enter into a definitive commercial license agreement with respect to cenderitide, then each party shall have a right of first negotiation to license exclusive rights to any Joint Intellectual Property.

Pursuant to its terms, the agreement expired in February 2012, following the completion of the Phase 1 clinical trial and the delivery of data and reports related to such study.

7. ACCRUED LIABILITIES

Accrued liabilities as of December 31, 2012 and 2011 consist of the following:

	2012	2011

Accrued compensation and related benefits	$56,428	$39,718
Accrued research and development expense	75,500	25,000

Total accrued liabilities	$131,928	$64,718

8. CONVERTIBLE AND OTHER NOTES PAYABLE

During March 2006, the Company completed a private placement offering for an aggregate $4,000,000 principal amount of 6% convertible promissory notes due on March 28, 2008 (the “2006 Notes”). The aggregate principal amount and accrued but unpaid interest on the Notes, which totaled $4,351,165, automatically converted upon the closing of the September 2007 equity financing into 1,684,085 shares of common stock at a conversion price of $2.58, which was equal to 90% of the per share price of the shares sold in the Financing. Due to the beneficial conversion feature resulting from the discounted conversion price, a discount of $483,463 was recorded as interest expense with a corresponding credit to additional paid-in capital. In addition, in conjunction with the conversion of the convertible debt, the Company issued fully vested warrants to the note holders to purchase 168,337 shares of common stock to the holders of the 2006 Notes. The warrants were valued at $288,000 using the Black-Scholes option-pricing model and the following assumptions: exercise price $2.71, a 3.98% risk-free interest rate, a 5 year contractual term, a dividend rate of 0%, and 68% expected volatility. The cost of the warrants was included in interest expense in the accompanying Statements of Operations, and as an increase in additional paid-in capital.

F-13

Nile Therapeutics, Inc

(A Development Stage Company)

Notes to Financial Statements

On July 24, 2007, the Company issued an 8% promissory note, or the 2007 Note, to an existing stockholder in the amount of $1,500,000. The note was due and payable on November 24, 2007. An upfront fee of $30,000 was netted against the gross proceeds. The 2007 Note was paid in full on September 11, 2007, along with an additional fee of $120,000. The upfront and additional fees were charged to interest expense in the period ended September 30, 2007.

On March 15, 2013, the Company entered into a convertible note purchase agreement with certain accredited investors pursuant to which the Company agreed to sell an aggregate principal amount of up to $500,000 of secured convertible promissory notes (the “2013 Notes”) for an aggregate original issue price of $425,000, representing a 15% original issue discount. The closing of the private placement also occurred on March 15, 2013, and resulted in the sale of the 2013 Notes in the aggregate principal amount of $450,000 for an aggregate original issue price of $382,500.

The 2013 Notes, which have a maturity date of March 15, 2014, do not bear interest and may be prepaid without penalty upon 30 days’ written notice, on the terms set forth in the Notes. The 2013 Notes are secured by a blanket lien on our assets pursuant to a security agreement dated March 15, 2013.

Upon a Change of Control (as defined in the 2013 Notes) in which either (i) the outstanding shares of the Company’s common stock are exchanged for securities of another corporation, or (ii) the Company issues shares of common stock, with no securities or other consideration paid or payable to holders of our common stock (e.g., a merger transaction in which the Company acquires another corporation in exchange for shares of our common stock), then (A) the entire unpaid principal under the applicable 2013 Note shall automatically convert, as of immediately prior to the effective time of the Change of Control, into shares of the Company’s common stock at a conversion price per share equal to the Closing Price (as defined in the Notes) on the effective date of the Change of Control, and (B) the Company shall also issue to each 2013 Note holder a five-year warrant entitling the holder to purchase, at an exercise price equal to the Closing Price on the effective date of the Change of Control, that number of shares of our common stock obtained by dividing (a) the sum of the outstanding principal under the applicable Note by (b) the Closing Price on the effective date of the Change of Control.

Upon a Change of Control other than as described in the preceding paragraph, the Company shall pay to each 2013 Note holder an amount in cash equal to 175% of the principal amount then outstanding under the applicable Note. Upon payment of such amount to the 2013 Note holders, all of the obligations under the Notes shall be deemed paid and satisfied in full.

9. FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company defines fair value as the amount at which an asset (or liability) could be bought (or incurred) or sold (or settled) in a current transaction between willing parties, that is, other than in a forced or liquidation sale. The fair value estimates presented in the table below are based on information available to the Company as of December 31, 2012.

The accounting standard regarding fair value measurements discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost). The standard utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

•	Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

•	Level 2: Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

•	Level 3: Unobservable inputs that reflect the reporting entity’s own assumptions.

The Company has determined the fair value of certain liabilities using the market approach: the following tables present the Company’s fair value hierarchy for these assets measured at fair value on a recurring basis as of December 31, 2012:

	Fair Value December 31, 2012	Quoted Market Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Warrant Liability	$63,384	$-	$-	$63,384

F-14

Nile Therapeutics, Inc

(A Development Stage Company)

Notes to Financial Statements

The fair value of the warrant liability relating to the warrants issued in conjunction with the April 2012 financing (Note 10b) was estimated by management using a binomial option pricing model. The binomial option pricing model is a generally accepted valuation model used to generate a defined number of stock price paths in order to develop a reasonable estimate of the range of the Company’s future expected stock prices, and their resulting probabilistic valuation. The changes in the fair value of the warrant liability are recorded in other income (expense) on the statement of operations.

The following table provides a summary of changes in fair value of the Company’s liabilities, as well as the portion of losses included in income attributable to unrealized appreciation that relate to those liabilities held at December 31, 2012:

Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
Warrant Liability
Balance at January 1, 2012	$-
Purchases, sales and settlements:
Warrants and other derivatives issued	611,896
Total gains or losses:
Unrealized depreciation	(548,512)
Balance at December 31, 2012	$63,384

Significant assumptions used at December 31, 2012 for the warrants are as follows:

December 31, 2012

Weighted average term	4.25 years
Volatility	101%
Risk-free interest rate	0.72%

10. STOCKHOLDERS’ EQUITY

(a) Common Stock

In August 2005, the Company issued an aggregate of 13,794,132 shares of common stock to its founders for $5,000. The founders subsequently returned 1,379,419 of these shares to the Company for issuance to Mayo in connection with the Cenderitide License Agreement in January 2006. The fair value of these shares of $500 was recorded as stock-based compensation and is included in research and development expense in the accompanying Statements of Operations.

In August 2007, pursuant to the terms of the 2NTX-99 License Agreement, the Company issued 350,107 shares of common stock to Dr. Casagrande. The fair value of the shares was $1,000,000 and was recorded as research and development expense in the accompanying Statements of Operations.

In September 2007, also pursuant to the terms of the CD-NP License Agreement, the Company issued 63,478 shares of common stock to Mayo. The fair value of the shares, $182,236, was recorded as research and development expense in the accompanying Statements of Operations.

As a condition to the closing of the Merger, on September 11, 2007, Old Nile completed a financing whereby it received gross proceeds of $19,974,747 through the sale of 6,957,914 shares of common stock in a private placement to certain qualified investors. Issuance costs related to the financing were $102,000. Contemporaneously with the financing, the Company converted $4,351,165 of convertible debt and interest into 1,684,085 shares of common stock.

In June 2008, pursuant to the CU-NP License Agreement, the Company issued 49,689 shares of common stock to Mayo. The fair value of the shares on June 13, 2008 was $250,000 and was recorded as research and development expense in the accompanying Statements of Operations.

F-15

Nile Therapeutics, Inc

(A Development Stage Company)

Notes to Financial Statements

A total of 1,250,000 shares of common stock that were held by the original stockholders of SMI prior to the Merger are reflected in the Company’s common stock outstanding in the accompanying Balance Sheets.

Pursuant to the terms of a Securities Purchase Agreement dated July 7, 2009, among the Company and certain investors, on July 15, 2009, the Company issued and sold to such investors 2,691,394 units of its securities in a private placement in exchange for an aggregate gross purchase price of $3,368,748. Each unit included one share of common stock and one warrant to purchase a share of common stock. See Note 9(b). Issuance costs related to the financing were $282,773, including the issuance of warrants to purchase 218,300 shares of common stock to designees of Riverbank Capital Securities, Inc. (“Riverbank”), a FINRA member broker dealer that acted as placement agent for the Company in connection with the private placement. See Note 14.

On April 21, 2010, the Company entered into an underwriting agreement (the “Underwriting Agreement”), providing for the offer and sale in a firm commitment underwritten public offering of 6,500,000 units of its securities at a public offering price of $0.70 per unit (less an underwriting discount of $0.063 per unit). The offering closed on April 27, 2010. Pursuant to the Underwriting Agreement, the Company granted the underwriters an option for a period of 45 days to purchase up to an additional 975,000 units to cover over-allotments. On May 6, 2010, the underwriters exercised their option to purchase the maximum amount of 975,000 over-allotment units. The sale of the over-allotment units closed on May 10, 2010. Each unit sold in the Offering consisted of one share of the Company’s common stock and 0.30 warrants to purchase common stock (the “Unit Warrants”). Each whole Unit Warrant has a term of five years and represents the right to purchase one share of the Company’s common stock at an exercise price of $0.94 per share. The units separated immediately and the common stock and Unit Warrants were issued separately. Among other terms and conditions of the Unit Warrants, the agreement provides that, in the event the closing sale price of the Company’s common stock is at least $3.00 per share for any 20 trading days within a period of 30 consecutive trading days, the Company may call the Unit Warrants for redemption, at a redemption price of $0.01 per Unit Warrant, by providing at least 30 days’ notice to each Unit Warrant holder. In total, the Company sold 7,475,000 units under the terms of the Underwriting Agreement, consisting of an aggregate of 7,475,000 shares of common stock and 2,242,500 Unit Warrants. In addition, the Company issued the underwriters a five-year warrant to purchase 390,000 shares of the Company’s common stock at an exercise price of $0.94 per share, which had a fair value of $271,900 and was accounted for as a cost of the offering and charged to stock holder’s equity. The net proceeds to the Company from the sale of all units, after deducting underwriting discounts, commissions and professional fees of $715,801, was $4,516,699.

On June 20, 2011, the Company entered into a securities purchase agreement (the “2011 Purchase Agreement”) with certain investors pursuant to which it sold 5,000,000 units of its securities, each unit consisting of (i) one share of common stock and (ii) a five-year warrant to purchase one-half share of common stock at an exercise price of $0.60 per share, for a purchase price of $0.50 per Unit (the “2011 Offering”). The warrants issued to investors may be exercised immediately and are redeemable by the Company, at a redemption price of $0.001 per warrant share, upon 30 days’ notice, if at any time, the volume weighted average price of the common stock for any 20 consecutive business days is equal to or greater than 250% of the then applicable exercise price of the warrants. The gross proceeds from the 2011 Offering, which closed on June 23, 2011, were $2.5 million, before deducting selling commissions and expenses, which were approximately $0.2 million.

In connection with the 2011 Offering, the Company engaged Riverbank to serve as placement agent, and Ladenburg Thalmann & Co. Inc. served as a sub-placement agent (together with Riverbank, the “Placement Agents”). The Company agreed to pay the Placement Agents a cash fee equal to 7% of the gross proceeds resulting from the private placement, plus issue a five-year warrant to purchase a number of shares equal to 5% of the shares sold to investors in the private placement. Pursuant to such terms, the Company paid the Placement Agents a cash fee of $175,000 and issued to the Placement Agents warrants to purchase 250,000 shares of common stock valued at $99,100. The warrants issued to the Placement Agents are in substantially the same form as the warrants issued to the investors in the 2011 Offering, except that the Placement Agents’ warrants include provisions allowing for cashless (net) exercise.

Peter M. Kash, Ed.D., a director of the Company, and Joshua A. Kazam, the Company’s former President and Chief Executive Officer and a director of the Company, are each officers of Riverbank. Dr. Kash was allocated a portion of the Agent Warrants. In light of the relationship between Dr. Kash, Mr. Kazam and Riverbank, the selection of Riverbank as a placement agent and the terms of the engagement were reviewed and approved by a special committee of the Company’s Board consisting of disinterested directors with no affiliation to Riverbank or its affiliates.

On April 4, 2012, the Company closed an offering with certain purchasers pursuant to which it sold an aggregate of 3,350,000 shares of the Company’s common stock to such purchasers for a purchase price of $0.40 per share. In addition, for each share purchased, each purchaser also received three-fourths of a five-year warrant to purchase an additional share of common stock at an exercise price of $0.50 per share, which resulted in the issuance of warrants to purchase an aggregate of 2,512,500 shares of the Company’s common stock. The warrants contain non-standard anti-dilution features (Note 7b) and as result will be classified as a liability on the Company’s balance sheet.

F-16

Nile Therapeutics, Inc

(A Development Stage Company)

Notes to Financial Statements

The total gross proceeds from the offering were $1.34 million, before deducting selling commissions and other offering expenses of approximately $0.14 million. In connection with the offering, the Company engaged Roth Capital Partners, LLC, or Roth, to serve as placement agent. Pursuant to the terms of the placement agent agreement, the Company paid Roth a cash fee equal to seven percent of the gross proceeds received by the Company, or approximately $0.1 million, plus a non-accountable expense allowance of $35,000. Richard B. Brewer, the Company’s Executive Chairman, Joshua A. Kazam, the Company’s former President and Chief Executive Officer and a director, Daron Evans, the Company’s Chief Financial Officer, and Hsiao Lieu, M.D., the Company’s former Executive VP of Clinical Development, participated in the offering on the same terms as the unaffiliated purchasers, and collectively purchased 275,000 shares of common stock and warrants to purchase 206,250 shares of common stock for an aggregate purchase price of $110,000.

(b) Warrants

In conjunction with the conversion of $4,351,165 of convertible debt prior to the Merger, the Company issued fully vested warrants to purchase 168,337 shares of common stock to the holders of such debt. The warrants were issued with an exercise price of $2.71 and expired in September 2012, at which time none of the warrants had been exercised.

In 2007, as consideration for the performance of consulting and due diligence efforts related to the licensing of 2NTX-99, the Company granted and accrued for fully vested warrants to purchase 206,912 shares of its common stock. The warrants were valued at $334,992 using the Black-Scholes option-pricing model and the following assumptions: an exercise price of $2.71, a 4.02% risk-free interest rate, a 5 year contractual term, a dividend rate of 0%, and 68% expected volatility. Of the total warrants granted, 137,567 warrants with an aggregate value of $222,770 were granted to employees of Two River Group Holdings, LLC (“Two River”), a related party, and its affiliates (Note 14). The remaining warrants were granted to outside consultants. The warrants were recorded as an expense and a liability during the year ended December 31, 2007. In March 2008, these warrants were issued in satisfaction of the accrued liability.

In connection with its July 2009 private placement, as discussed above, the Company issued 2,691,394 shares of common stock and five-year warrants to purchase an additional 2,691,394 shares of common stock. The warrants were issued in three separate tranches, as follows:

•	Warrants to purchase 672,849 shares, representing 25% of the total warrant shares issued to investors, have an exercise price equal to $1.25, which represents 110% of the $1.14 consolidated closing bid price of the Company’s common stock on July 7, 2009 (the “Closing Bid Price”);
•	Warrants to purchase 672,848 shares, representing 25% of the total warrant shares issued to investors, have an exercise price equal to $1.71, which represents 150% of the Closing Bid Price; and
•	Warrants to purchase 1,345,697 shares, representing 50% of the total warrant shares issued to investors, have an exercise price equal to $2.28, which represents 200% of the Closing Bid Price.

The warrants issued to investors in the July 2009 private placement are redeemable by the Company upon 30 days’ notice, if at any time, the volume weighted average price of the common shares for any 20 consecutive business days is equal to or greater than 200% of the applicable exercise price of each warrant.

As consideration for its services as placement agent in connection with the July 2009 private placement, the Company also issued to designees of Riverbank five-year warrants to purchase 218,300 shares of common stock at a price of $1.375 per share. These warrants have an aggregate fair-value of $201,200.

In connection with the April 2010 Offering discussed above, the Company issued a total of 2,242,500 Unit Warrants, each of which has a term of five years and represents the right to purchase one share of the Company’s common stock at an exercise price of $0.94 per share. In addition, the Company issued the underwriters a five-year warrant to purchase 390,000 shares of the Company’s common stock at an exercise price of $0.94 per share.

In connection with the 2011 Offering discussed above, the Company issued a total of 2,500,000 warrants, each of which has a term of five years and represents the right to purchase one share of the Company’s common stock at an exercise price of $0.60 per share. In addition, the Company issued to the Placement Agents a five-year warrant to purchase 250,000 shares of the Company’s common stock at an exercise price of $0.60 per share.

In connection with the April 2012 financing, the Company issued a total of 2,512,500 warrants, each of which has a term of five years and represents the right to purchase one share of the Company’s common stock at an exercise price of $0.50 per share. The warrants contain non-standard anti-dilution features, such that, in the event the Company issues common shares at a price below the current exercise price of the warrants, the exercise price of the warrants will be adjusted based on the lower issuance price. Because of this anti-dilution provision and the inherent uncertainty as to the probability of future common share issuances, the Black-Scholes option pricing model the Company uses for valuing stock options could not be used. Management used a binomial option pricing model to determine the warrant liability to be approximately $0.6 million on the date of issuance and $0.2 million at September 30, 2012. The binomial option pricing model is a generally accepted valuation model used to generate a defined number of stock price paths in order to develop a reasonable estimate of the range of the Company’s future expected stock prices, and their resulting probabilistic valuation. This valuation will be revised on a quarterly basis until the warrants are exercised or they expire with the changes in fair value recorded in other expense on the statement of operations.

F-17

Nile Therapeutics, Inc

(A Development Stage Company)

Notes to Financial Statements

The table below summarizes all outstanding warrants to purchase shares of the Company’s common stock as of December 31, 2012.

Grant Date	Warrants Issued	Exercise Price Range	Weighted Average Exercise Price	Expiration Date	Exercised	Warrants Outstanding
7/15/2009	2,909,695	$1.25-2.28	$1.84	7/14/2014	5,000	2,904,695
4/21/2010	2,632,500	$0.94	$0.94	4/20/2015	-	2,632,500
6/20/2011	2,750,000	$0.60	$0.60	6/19/2016	-	2,750,000
4/4/2012	2,512,500	$0.50	$0.50	4/3/2017	-	2,512,500
	10,804,695		$0.99		5,000	10,799,695

11. STOCK-BASED COMPENSATION

The Company’s Amended and Restated 2005 Stock Option Plan (the “Plan”) was initially adopted by the Board of Directors on August 10, 2005. The Plan authorized a total of 2,000,000 shares of common stock for issuance. On September 17, 2007, pursuant to the Merger, the Plan was amended and each share of common stock then subject to the Plan was substituted with 2.758838 shares of common stock, resulting in an aggregate of 5,517,676 shares available under the Plan. On July 26, 2010, the Company’s stockholders approved an amendment to the Plan increasing the total number of shares authorized for issuance thereunder to 9,500,000, which was an increase of 3,982,324 shares to the Plan. Under the Plan, incentives may be granted to officers, employees, directors, consultants, and advisors. Incentives under the Plan may be granted in any one or a combination of the following forms: (a) incentive stock options and non-statutory stock options, (b) stock appreciation rights, (c) stock awards, (d) restricted stock and (e) performance shares.

The Plan is administered by the Board of Directors, or a committee appointed by the Board, which determines the recipients and types of awards to be granted, as well as the number of shares subject to the awards, the exercise price and the vesting schedule. The term of stock options granted under the Plan cannot exceed ten years. Currently, stock options are granted with an exercise price equal to closing price of the Company’s common stock on the date of grant, and generally vest over a period of one to four years.

A summary of the status of the options issued under the Plan at December 31, 2012, and information with respect to the changes in options outstanding is as follows:

		Options Outstanding

	Shares	Outstanding	Weighted-	Aggregate
	Available for	Stock	Average	Intrinsic
	Grant	Options	Exercise Price	Value
Balance at December 31, 2010	2,279,441	6,911,564	$1.52
Options granted under the Plan	(1,110,000)	1,110,000	$0.68
Options exercised	-	(82,437)	$0.17
Options forfeited	60,133	(60,133)	$0.93
Balance at December 31, 2011	1,229,574	7,878,994	$1.52
Options granted under the Plan	-	-	$-
Options exercised	-	-	$-
Options expired	30,000	(30,000)
Options forfeited	3,277,948	(3,277,948)	$1.67
Balance at December 31, 2012	4,537,522	4,571,046	$1.24	$-

Exercisable at December 31, 2012		4,496,046	$1.25	$-

F-18

Nile Therapeutics, Inc

(A Development Stage Company)

Notes to Financial Statements

The Company estimated the fair value of each option award granted to employees using the Black-Scholes option-pricing model. No stock options were issued in 2012. The following assumptions we used for stock options issued in the year ended December 31, 2011:

December 31, 2011
Stock price	$0.56 to $0.78
Expected volatility	97%
Expected term	3-5 years
Dividend yield	0%
Risk-free interest rates	1-2%

The valuation assumptions were determined as follows:

•	Expected volatility – Management calculated the 200 day volatility from historical NLTX.QB stock prices.

•	Expected term – The expected term of the awards represents the period of time that the awards are expected to be outstanding. Management considered historical data and expectations for the future to estimate employee exercise and post-vest termination behavior.

•	Dividend yield – The estimate for annual dividends is zero, because the Company has not historically paid dividends and does not intend to in the foreseeable future.

•	Risk-free interest rates - The yield on zero-coupon U.S. Treasury securities for a period that is commensurate with the expected term of the awards.

Share-based compensation is recognized only for those awards that are ultimately expected to vest. Only 4,726 performance options vested in 2012. The Company has applied an estimated forfeiture rate of 0% for those remaining performance options. These estimates will be revised, if necessary, in future periods if actual forfeitures differ from estimates. Changes in forfeiture estimates impact compensation cost in the period in which the change in estimate occurs.

Employee stock-based compensation costs for the year ended December 31, 2012 and 2011 and for the cumulative period from August 1, 2005 (inception) through December 31, 2012, are as follows:

	Year ended December 31,		Period from
			August 1, 2005 (inception)
	2012	2011	through December 31, 2012

General and administrative	$245,404	$375,518	$6,807,950
Research and development	67,286	410,070	1,551,203

Total	$312,690	$785,588	$8,359,153

The following table summarizes information about stock options outstanding at December 31, 2012:

	Outstanding			Exercisable

Range of Exercise Prices	Shares	Weighted- Average Remaining Contractual Life	Weighted-Average Exercise Price	Total Shares	Weighted- Average Exercise Price
$0.09 to $0.57	1,586,533	6.01	$0.40	1,511,533	$0.40
$0.68 to $0.93	1,549,820	5.28	$0.82	1,549,820	$0.82
$1.46 to $2.71	1,104,693	5.68	$2.05	1,104,693	$2.05
$4.45	330,000	4.71	$4.50	330,000	$4.50
Total	4,571,046	5.59	$1.23	4,496,046	$1.25

F-19

Nile Therapeutics, Inc

(A Development Stage Company)

Notes to Financial Statements

The fair value of shares vested under the Plan for the year ended December 31, 2012 and 2011 and for the period from August 1, 2005 (inception) through December 31, 2012 were $633,391, $864,844, and $7,626,292 respectively.

Certain employees have been granted performance-based stock options that are subject to forfeiture based on the failure to achieve specified goals. The Company analyzed two years of annual performance measurements, and, based on that analysis, estimated forfeiture rates on performance-based stock options for future periods. For the cumulative period from August 1, 2005 (inception) through December 31, 2012, employees forfeited 396,797 shares related to performance-based options, which had a fair value of $655,532.

At December 31, 2012, total unrecognized estimated employee (including directors) compensation cost related to stock options granted prior to that date was $14,777, which is expected to be recognized over a weighted-average vesting period of 0.5 years.

Common stock, stock options or other equity instruments issued to non-employees (including consultants and all members of the Company’s Scientific Advisory Board) as consideration for goods or services received by the Company are accounted for based on the fair value of the equity instruments issued (unless the fair value of the consideration received can be more reliably measured). The fair value of stock options is determined using the Black-Scholes option-pricing model and is periodically re-measured as the underlying options vest. The fair value of any options issued to non-employees is recorded as expense over the applicable vesting periods.

On August 3, 2012, the Company entered into an Option Termination Agreement with Peter M. Strumph, who served as the Company’s Chief Executive Officer and as a director of the Company from June 2007 to June 2009, pursuant to which the Company paid Mr. Strumph $2,000 in exchange for the forfeiture and termination of options to purchase an aggregate of 1,232,054 shares of the Company’s common stock at an exercise price of $2.71, which stock options had previously been granted to Mr. Strumph pursuant to the Plan.

Stock-based compensation costs incurred for services by non-employees for the year ended December 31, 2012 and 2011, and for the cumulative period from August 1, 2005 (inception) through December 31, 2012 totaled $0, $20,740, and $ 498,095, respectively. These amounts were included in research and development expense in the accompanying Statements of Operations.

12. 401(k) SAVINGS PLAN

On April 1, 2007, the Company adopted a 401(k) savings plan (the “401(k) Plan”) for the benefit of its employees. Under the 401(k) Plan the Company is required to make contributions equal to 3% of eligible compensation for each eligible employee whether or not the employee contributes to the 401(k) Plan. The Company recorded compensation expenses of $0, $0 and $21,947 for the years ended December 31, 2012 and 2011 and for the cumulative period from August 1, 2005 (inception) through December 31, 2012, respectively. As of December 31, 2012, the Company has fully funded the 401(k) Plan.

13. INCOME TAXES

The Company accounts for income taxes using the liability method, which requires the determination of deferred tax assets and liabilities, based on the differences between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which differences are expected to reverse. The net deferred tax asset is adjusted by a valuation allowance, if, based on the weight of available evidence, it is more likely than not that some portion or all of the net deferred tax asset will not be realized. The income tax returns of the Company are subject to examination by federal and state taxing authorities. Such examination could result in adjustments to net income or loss, which changes could affect the income tax liabilities of the Company.

The Company’s policy is to include interest and penalties related to unrecognized tax benefits within the Company’s provision for (benefit from) income taxes. The Company recognized no amounts for interest and penalties related to unrecognized tax benefits in 2012, 2010 and the period from August 1, 2005 (inception) through December 31, 2012 and as of December 31, 2012 and 2011, had no amounts accrued for interest and penalties.

At December 31, 2012, the Company had no federal income tax expense or benefit but did have federal tax net operating loss carry-forwards of approximately $34,053,994, and an R&D credit carry-forward of $1,353,859. The federal net operating loss carry-forwards will begin to expire in 2026, unless previously utilized.

F-20

Nile Therapeutics, Inc

(A Development Stage Company)

Notes to Financial Statements

Deferred income taxes reflect the net effect of temporary difference between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s net deferred tax assets at December 31, 2012 and 2011 are shown below. A valuation allowance of $16,348,179 has been established to offset the net deferred tax assets at December 31, 2012, as realization of such assets is uncertain.

	For Years Ended December 31,
	2012	2011

Deferred tax assets
Research tax credit	$1,353,859	$1,388,835
Net operating loss carry forwards	13,621,597	12,766,139
Others	1,372,723	3,189,587

Total deferred tax asset	16,348,179	17,344,561

Deferred tax liability	-	-

Total net deferred tax asset	16,348,179	17,344,561
Valuation allowance	(16,348,179)	(17,344,561)

Net deferred tax asset	$-	$-

The Company files income tax returns in the U.S. federal and California state jurisdictions, which returns are generally subject to examination by federal authorities for all tax years from 2009 to present and by California authorities from 2008 to present.

A reconciliation of the statutory tax rates and the effective tax rates for the years ended December 31, 2012 and 2011.

	Year ended December 31, 2012		Year ended December 31, 2011
	Amount	Rate	Amount	Rate

Federal Tax	$(643,633)	34.0%	$(1,660,827)	34.0%
State Tax	(110,447)	5.8%	(284,998)	5.8%
R&D Credit	(2,119)	3.3%	(14,700)	5.5%
Incentive Stock Options	(12,123)	8.0%	(20,360)	6.5%
Valuation Allowance	768,322	-51.2%	1,980,885	-51.8%
Net	$-	$-	$-	$-

14. RELATED PARTIES

On June 24, 2009, the Company entered into a services agreement with TRC to provide various clinical development, operational and administrative services to the Company for a period of one year.  Joshua A. Kazam, the Company’s President and Chief Executive Officer and director, and Arie S. Belldegrun, who was appointed to serve as a member of the Company’s Board of Directors on September 24, 2009, are each partners of TRC.  David M. Tanen, who served as the Company’s Secretary and director until his resignation from both positions on September 24, 2009, is also a partner of TRC. The terms of the services agreement were reviewed and approved by a special committee of the Company’s Board of Directors consisting of independent directors.  None of the members of the special committee has any interest in TRC or the services agreement.  As compensation for the services contemplated by the services agreement, the Company paid TRC a monthly cash fee of $65,000 and issued stock options to purchase up to an aggregate of 750,000 shares of the Company’s common stock at a price per share equal to $0.89, the closing sale price of the Company’s common stock on June 24, 2009. Twenty-five percent of the stock options vested immediately and the remaining 75% were scheduled to vest pursuant to the achievement of certain milestones relating to the clinical development of cenderitide. On January 3, 2011, the final block of stock options vested. Of the 750,000 original stock options issued, 535,172 stock options vested with a total fair value of $353,976. On August 12, 2010, the special committee of the Company’s Board of Directors consisting of independent directors approved an extension of the services agreement with TRC and the issuance of fully-vested and immediately-exercisable stock options to purchase 250,000 shares of the Company’s common stock at an exercise price of $0.38 per share, which had an estimated fair value of $82,200 that was expensed on the date of grant.  On March 17, 2011, the Special Committee approved an amendment of the services agreement, pursuant to which the level of services to be provided by TRC was reduced and the monthly cash fee payable to TRC was reduced to $30,082 starting in July 2011 when certain services were eliminated. In August of 2012 the fee was reduced to $6,600 per month when additional services were eliminated. Additional operational and clinical development services may be provided by TRC, and billed to the Company, on an hourly basis.

F-21

Nile Therapeutics, Inc

(A Development Stage Company)

Notes to Financial Statements

On occasion, some of the Company’s expenses are paid by TRC. No interest is charged by TRC on any outstanding balance owed by the Company. For the years ended December 31, 2012 and 2011 and for the period from August 1, 2005 (inception) through December 31, 2012, total cash services and reimbursed expenses totaled $238,346, $529,218 and $2,107,176, respectively. As of December 31, 2012 the Company has a payable to TRC of $16,139, all of which was paid during the first quarter of 2013.

15. COMMITMENTS AND CONTINGENCIES

On August 15, 2009, the Company relocated its primary office space to San Mateo, California. Under the terms of an open-ended lease, cancellable upon 60 days’ notice, the base rent is $2,000 per month. The office space is approximately 1,200 square feet. In connection with this lease, the Company made a $2,000 cash security deposit.

On June 18, 2012, the Company appointed Darlene Horton, M.D. to serve as its Chief Medical Officer. The terms of Dr. Horton’s appointment are set forth in a Consulting Agreement (the “Agreement”). The Agreement provides for a month-to-month term until terminated by either party upon 30 days’ written notice. Pursuant to the Agreement, Dr. Horton will serve as an independent contractor and will receive a monthly fee of $30,000 for her services as the Company’s Chief Medical Officer. The Agreement also provides that the Company will reimburse Dr. Horton for all reasonable, pre-approved expenses incurred in connection with her services to the Company. The Agreement includes customary confidentiality, assignment of inventions, and non-solicitation provisions.

On November 5, 2012, the Company entered into a letter agreement with Dr. Horton, pursuant to which Dr. Horton agreed to reduce her monthly salary to $100 effective November 1, 2012, and defer the balance of her $28,314 monthly base salary (the “Deferred Salary”) until such time as the Company completes an Interim Financing Event (defined below). The term “Interim Financing Event” means the consummation on or before December 31, 2013, of one or more transactions pursuant to which the Company shall have received, whether by a financing, strategic transaction or another means (or any combination thereof), an aggregate of at least $1,000,000 in gross proceeds. As of December 31, 2012, the Company has an accrual of $56,428, representing approximately 2 months of Deferred Salary.

On March 21, 2013, the Company entered into agreements with Dr. Horton and Daron Evans, the Company’s Chief Financial Officer, pursuant to which Dr. Horton and Mr. Evans will be entitled to certain payments upon a “Change of Control Transaction” (Note 16).

16. SUBSEQUENT EVENTS

March 2013 Financing.

On March 15, 2013, the Company entered into a convertible note purchase agreement with certain accredited investors pursuant to which the Company agreed to sell an aggregate principal amount of up to $500,000 of secured convertible promissory notes (the “Notes”) for an aggregate original issue price of $425,000, representing a 15% original issue discount. The closing of the private placement also occurred on March 15, 2013, and resulted in the sale of Notes in the aggregate principal amount of $450,000 for an aggregate original issue price of $382,500.

The Notes, which have a maturity date of March 15, 2014, do not bear interest and may be prepaid without penalty upon 30 days’ written notice, on the terms set forth in the Notes. The Notes are secured by a blanket lien on the Company’s assets pursuant to a security agreement dated March 15, 2013.

Upon a Change of Control (as defined in the Notes) in which either (i) the outstanding shares of the Company’s common stock are exchanged for securities of another corporation, or (ii) the Company issues shares of common stock, with no securities or other consideration paid or payable to holders of our common stock (e.g., a merger transaction in which the Company acquires another corporation in exchange for shares of our common stock), then (A) the entire unpaid principal under the applicable Note shall automatically convert, as of immediately prior to the effective time of the Change of Control, into shares of the Company’s common stock at a conversion price per share equal to the Closing Price (as defined in the Notes) on the effective date of the Change of Control, and (B) the Company shall also issue to each Note holder a five-year warrant entitling the holder to purchase, at an exercise price equal to the Closing Price on the effective date of the Change of Control, that number of shares of our common stock obtained by dividing (a) the sum of the outstanding principal under the applicable Note by (b) the Closing Price on the effective date of the Change of Control.

F-22

Nile Therapeutics, Inc

(A Development Stage Company)

Notes to Financial Statements

Upon a Change of Control other than as described in the preceding paragraph, the Company shall pay to each Note holder an amount in cash equal to 175% of the principal amount then outstanding under the applicable Note. Upon payment of such amount to the Note holders, all of the obligations under the Notes shall be deemed paid and satisfied in full.

Amendment to Compensation of President and CEO.

On March 21, 2013, the Company entered into a letter agreement with Darlene Horton, M.D., its President and Chief Executive Officer, which letter agreement amends certain compensation terms under her existing letter agreement dated August 3, 2012, as previously amended on November 5, 2012.

Dr. Horton’s existing letter agreement provided that if, prior to the date of a “compensation adjustment event,” the Company completed a Change of Control Transaction (as defined in the agreement) and Dr. Horton’s employment was terminated by the Company (or any successor entity) without cause during the period beginning on the effective date of the Change of Control Transaction and ending on the six-month anniversary of such effective date, then she would have been entitled to receive a cash payment equal to 5% of the applicable Change of Control Proceeds (as defined in the agreement). For purposes of the agreement, the term “compensation adjustment event” means the date on which the Company secures sufficient capital, whether by a financing or strategic transaction (or any combination thereof) or another means, in order to enable the Company to initiate and fund to completion a Phase 2 clinical trial of the Company’s cenderitide product candidate.

The March 21, 2013 letter agreement amends the payment terms described in the preceding paragraph and provides that if, prior to December 31, 2013, the Company completes a Change of Control Transaction in which either (i) the outstanding shares of the Company’s common stock are exchanged for securities of another corporation, or (ii) the Company issues shares of its common stock, with no securities or other consideration paid or payable to holders of the Company’s common stock (e.g., a merger transaction in which the Company acquires another corporation in exchange for shares of the Company’s common stock), then Dr. Horton will be entitled to receive, immediately prior to the effective time of the Change of Control Transaction, a number of shares of the Company’s common stock equal to 5% of the shares of the Company’s common stock then outstanding on a fully-diluted basis.

The agreement further provides that if, prior to December 31, 2013, the Company completes a Change of Control Transaction other than as described in the preceding paragraph, then Dr. Horton will be entitled to receive a cash payment, on the date of such Change of Control Transaction, equal to 5% of the applicable Change of Control Proceeds (as defined in the agreement).

Amendment to Compensation of Chief Financial Officer.

On March 21, 2013, the Company entered into a letter agreement with Daron Evans, its Chief Financial Officer, pursuant to which Mr. Evans agreed to reduce his monthly salary to $100 effective February 1, 2013, and defer the balance of his $22,917 monthly base salary until such time as the Company completes an Interim Financing Event. The term “Interim Financing Event” means the consummation on or before December 31, 2013, of one or more transactions pursuant to which the Company shall have received, whether by a financing, strategic transaction or another means (or any combination thereof), an aggregate of at least $1,000,000 in gross cash proceeds.

In addition, the agreement provides that if, prior to December 31, 2013, the Company completes a Change of Control Transaction (as defined in the agreement) in which either (i) the outstanding shares of the Company’s common stock are exchanged for securities of another corporation, or (ii) the Company issues shares of its common stock, with no securities or other consideration paid or payable to holders of the Company’s common stock (e.g., a merger transaction in which the Company acquires another corporation in exchange for shares of the Company’s common stock), then Mr. Evans will be entitled to receive, immediately prior to the effective time of the Change of Control Transaction, a number of shares of the Company’s common stock equal to 4.5% of the shares of the Company’s common stock then outstanding on a fully-diluted basis.

The agreement further provides that if, prior to December 31, 2013, the Company completes a Change of Control Transaction other than as described in the preceding paragraph, then Mr. Evans will be entitled to receive a cash payment, on the date of such Change of Control Transaction, equal to 4.5% of the applicable Change of Control Proceeds (as defined in the agreement).

In consideration of the foregoing, the agreement provides that the Company shall have no further obligations pursuant to the Severance Benefits Agreement between the Company and Mr. Evans, dated July 24, 2010.

Termination of Lease Agreement.

On February 28, 2013, the Company terminated its office lease at 4 West 4th, Suite 400, San Mateo, CA.

F-23

NILE THERAPEUTICS, INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED BALANCE SHEETS

	June 30, 2013	December 31, 2012
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$229,205	$46,716
Prepaid expenses and other current assets	60,088	124,912

Total current assets	289,293	171,628

Property and equipment, net	994	3,488
Other noncurrent assets	4,535	51,938

Total assets	$294,822	$227,054

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$397,577	$182,916
Accrued expenses and other current liabilities	346,295	131,928
Notes payable, net of unamortized discount of $191,486	258,514	-
Due to related party	13,200	16,139

Total current liabilities	1,015,586	330,983

Warrant liability	512,087	63,384

Total liabilities	1,527,673	394,367

Commitments and contingencies (Note 11)

Stockholders' equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized, 43,062,231 shares issued and outstanding	43,062	43,062
Additional paid-in capital	46,512,487	46,497,642
Deficit accumulated during the development stage	(47,788,400)	(46,708,017)

Total stockholders' deficit	(1,232,851)	(167,313)

Total liabilities and stockholders' deficit	$294,822	$227,054

See accompanying notes to the unaudited condensed financial statements.

F-24

NILE THERAPEUTICS, INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended June 30,		Six months ended June 30,		Period from August 1, 2005 (inception) through June 30,
	2013	2012	2013	2012	2013
Income:
Grant income	$-	$-	$-	$-	$482,235
Collaboration income	-	-	-	195,500	1,550,000

Total income	-	-	-	195,500	2,032,235

Operating expenses:
Research and development	36,513	332,450	99,119	797,803	31,118,939
General and administrative	384,621	441,970	647,095	941,990	18,584,966

Total operating expenses	421,134	774,420	746,214	1,739,793	49,703,905

Loss from operations	(421,134)	(774,420)	(746,214)	(1,544,293)	(47,671,670)

Other income (expense):
Interest income	104	596	144	840	795,336
Interest expense	(74,046)	-	(87,064)	-	(1,360,798)
Other income (expense)	(102,545)	420,890	(247,249)	418,640	448,732

Total other income (expense)	(176,487)	421,486	(334,169)	419,480	(116,730)

Net loss	$(597,621)	$(352,934)	$(1,080,383)	$(1,124,813)	$(47,788,400)

Basic and diluted loss per share	$(0.01)	$(0.01)	$(0.03)	$(0.03)

Weighted-average common shares outstanding	43,062,231	42,951,791	43,062,231	41,332,011

See accompanying notes to the unaudited condensed financial statements.

F-25

NILE THERAPEUTICS, INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENT OF STOCKHOLDERS’ (DEFICIT) EQUITY

PERIOD FROM AUGUST 1, 2005 (INCEPTION) TO JUNE 30, 2013

(unaudited)

	COMMON STOCK		ADDITIONAL PAID-IN	DEFICIT ACCUMULATED DURING THE DEVELOPMENT	TOTAL STOCKHOLDERS' EQUITY
	SHARES	AMOUNT	CAPITAL	STAGE	(DEFICIT)

Issuance of common shares to founders	13,794,132	$13,794	$(8,794)	$-	$5,000
Founders shares returned to treasury	(1,379,419)	-	-	-	-
Net loss	-	-	-	(10,043)	(10,043)
Balance at December 31, 2005	12,414,713	13,794	(8,794)	(10,043)	(5,043)
Issuance of common shares pursuant to licensing agreement	1,379,419	-	500	-	500
Issuance of stock options for services	-	-	10,000	-	10,000
Net loss	-	-	-	(2,581,972)	(2,581,972)
Balance at December 31, 2006	13,794,132	13,794	1,706	(2,592,015)	(2,576,515)
Issuance of common shares pursuant to licensing agreement	63,478	64	182,172	-	182,236
Issuance of common shares pursuant to licensing agreement	350,107	350	999,650	-	1,000,000
Common shares sold in private placement, net of issuance costs of $102,000	6,957,914	6,958	19,865,789	-	19,872,747
Warrants issued in connection with note conversion	-	-	288,000	-	288,000
Conversion of notes payable upon event of merger	1,684,085	1,684	4,349,481	-	4,351,165
Note discount arising from beneficial conversion feature	-	-	483,463	-	483,463
Reverse merger transaction
Elimination of accumulated deficit	-	-	(234,218)	-	(234,218)
Previously issued SMI stock	1,250,000	1,250	232,968	-	234,218
Employee stock-based compensation	-	-	1,902,298	-	1,902,298
Non-employee stock-based compensation	-	-	(667)	-	(667)
Net loss	-	-	-	(10,302,795)	(10,302,795)
Balance at December 31, 2007	24,099,716	24,100	28,070,642	(12,894,810)	15,199,932
Warrants issued in satisfaction of accrued liabilities	-	-	334,992	-	334,992
Employee stock-based compensation	-	-	2,436,603	-	2,436,603
Non-employee stock-based compensation	-	-	13,687	-	13,687
Issuance of common shares pursuant to licensing agreement	49,689	50	249,950	-	250,000
Net loss	-	-	-	(13,131,596)	(13,131,596)
Balance at December 31, 2008	24,149,405	24,150	31,105,874	(26,026,406)	$5,103,618
Employee stock-based compensation	-	-	1,772,597	-	1,772,597
Non-employee stock-based compensation	-	-	473,584	-	473,584
Units sold in private placement, net of issuance costs of $282,773	2,691,394	2,691	3,284,484	-	3,287,175
Stock option and warrant exercises	245,025	245	217,228	-	217,473
Net loss	-	-	-	(7,872,297)	(7,872,297)
Balance at December 31, 2009	27,085,824	27,086	36,853,767	(33,898,703)	2,982,150
Employee stock-based compensation	-	-	1,142,552	-	1,142,552
Non-employee stock-based compensation	-	-	(19,249)	-	(19,249)
Units sold in private placement, net of issuance costs of $715,801	7,475,000	7,475	4,509,224	-	4,516,699
Stock option and warrant exercises	68,970	69	6,138	-	6,207
Net loss	-	-	-	(6,031,491)	(6,031,491)
Balance at December 31, 2010	34,629,794	34,630	42,492,432	(39,930,194)	2,596,868
Employee stock-based compensation	-	-	785,587	-	785,587
Non-employee stock-based compensation	-	-	20,740	-	20,740
Stock option and warrant exercises	82,437	82	13,666	-	13,748
Units sold in private placement, net of issuance costs of $201,434	5,000,000	5,000	2,293,566	-	2,298,566
Net loss	-	-	-	(4,884,786)	(4,884,786)
Balance at December 31, 2011	39,712,231	39,712	45,605,991	(44,814,980)	830,723
Employee stock-based compensation	-	-	312,690	-	312,690
Units sold in private placement, net of issuance costs of $145,793	3,350,000	3,350	1,190,857	-	1,194,207
Warrants issued in connection with offering	-	-	(611,896)	-	(611,896)
Net loss	-	-	-	(1,893,037)	(1,893,037)
Balance at December 31, 2012	43,062,231	43,062	46,497,642	(46,708,017)	(167,313)
Employee stock-based compensation	-	-	14,845	-	14,845
Net loss	-	-	-	(1,080,383)	(1,080,383)
Balance at June 30, 2013	43,062,231	$43,062	$46,512,487	$(47,788,400)	$(1,232,851)

See accompanying notes to the unaudited condensed financial statements.

F-26

NILE THERAPEUTICS, INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENTS OF CASH FLOWS

(unaudited)

	Six months ended June 30,		Period from August 1, 2005 (inception)
	2013	2012	through June 30, 2013
Cash flows from operating activities
Net loss	$(1,080,383)	$(1,124,813)	$(47,788,400)

Adjustment to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,187	3,357	328,091
Stock-based compensation	14,845	254,033	10,632,995
Warrant liability	245,303	(421,033)	(303,209)
Write-off of intangible assets	-	-	106,830
Warrants issued in connection with note conversion	-	-	288,000
Note discount arising from beneficial conversion feature	-	-	483,463
Loss on disposal of assets	1,307	-	38,031
Noncash interest expense	87,064	-	438,229

Changes in operating assets and liabilities
Prepaid expenses and other current assets	57,174	106,633	(67,738)
Other non-current assets	47,403	-	(4,535)
Accounts payable	214,661	(316,118)	397,577
Accrued expenses and other current liabilities	214,367	44,170	346,295
Due to related party	(2,939)	(2,444)	13,200

Net cash used in operating activities	(200,011)	(1,456,215)	(35,091,171)

Cash flows from investing activities
Purchase of property and equipment	-	-	(130,855)
Proceeds from sale of assets	-	-	2,500
Cash paid for intangible assets	-	-	(345,591)
Net cash used in investing activities	-	-	(473,946)

Cash flows from financing activities
Proceeds from issuance of notes payable	382,500	-	5,882,500
Repayment of notes payable	-	-	(1,500,000)
Proceeds from exercise of stock options and warrants	-	-	237,428
Proceeds from sale of common stock to founders	-	-	5,000
Proceeds from sale of common stock in private placement, net	-	1,194,207	31,169,394

Net cash provided by financing activities	382,500	1,194,207	35,794,322

Net (decrease) increase in cash and cash equivalents	182,489	(262,008)	229,205
Cash and cash equivalents at beginning of period	46,716	1,039,190	-

Cash and cash equivalents at end of period	$229,205	$777,182	$229,205

Supplemental schedule of cash flows information:

Cash paid for interest	$-	$-	$150,000

Supplemental schedule of non-cash investing and financing activities:

Warrants issued in satisfaction of accrued liability	$-	$-	$334,992
Warrants issued to placement agent and investors in connection with private placements	$-	$-	$5,721,000
Warrants issued to investors in connection with registered direct offering	$-	$611,896	$611,896
Conversion of notes payable and interest to common stock	$-	$-	$4,351,165
Common shares of SMI issued in reverse merger transaction	$-	$-	$1,250

See accompanying notes to the unaudited condensed financial statements.

F-27

Nile Therapeutics, Inc

(A Development Stage Company)

Notes to Financial Statements

1. DESCRIPTION OF BUSINESS

Nile Therapeutics, Inc. (“Nile” or the “Company”) engages in research and development of innovative products for the treatment of cardiovascular diseases. Nile’s lead compound is cenderitide, a chimeric natriuretic peptide currently in development for the treatment of heart failure patients in the post-acute period. The Company is also developing CU-NP, a pre-clinical rationally designed natriuretic peptide that consists of amino acid chains identical to those produced by the human body, specifically the ring structure of C-type Natriuretic Peptide (“CNP”) and the N- and C-termini of Urodilatin (“URO”).

The Company was incorporated in the State of Nevada on June 17, 1996 and reincorporated in Delaware on February 9, 2007, at which time its name was SMI Products, Inc. (“SMI”). On September 17, 2007, the Company completed a merger transaction whereby Nile Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of SMI, merged with and into Nile Therapeutics, Inc., a privately held Delaware corporation (“Old Nile”), with Old Nile becoming a wholly-owned subsidiary of SMI. Immediately following the merger described above, Old Nile was merged with and into the Company, with the Company remaining as the surviving corporation to that merger. In connection with that short-form merger, the Company changed its name to “Nile Therapeutics, Inc.” All costs incurred in connection with the SMI merger transactions have been expensed. Upon completion of these merger transactions, the Company adopted Old Nile’s business plan.

On July 7, 2013, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Capricor, Inc. (“Capricor”), a privately held company incorporated in Delaware, and Bovet Merger Corp., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), pursuant to which Merger Sub, subject to certain conditions contained in the Merger Agreement, will merge with and into Capricor and Capricor will become a wholly-owned subsidiary of the Company (the “Merger”). Upon completion of the Merger, each outstanding share of Capricor common stock, and each security convertible into Capricor common stock, will automatically convert into the right to receive a number of shares of the Company’s common stock, or, as applicable, securities convertible into the Company’s common stock, such that, after giving effect to the Merger, the holders of Capricor capital stock immediately prior to the Merger will hold, in the aggregate, 90% of the total number of shares of the Company’s common stock on a fully-diluted basis. Capricor is a company whose mission is to improve the treatment of heart disease by commercializing cardiac stem cell therapies for patients.

The Merger Agreement contains customary representations and warranties by the Company and Capricor with respect to their businesses and the transactions contemplated by the Merger Agreement. Closing of the Merger is conditioned on, among other things, accuracy of such representations and warranties, approval of the Merger Agreement by the requisite number of Capricor’s stockholders, conversion of each share of Capricor preferred stock into Capricor common stock, and stockholder approval of an amendment to the Company’s Certificate of Incorporation authorizing a reverse split of the Company’s common stock at a ratio not to exceed 1-for-100. In addition, the closing of the Merger is conditioned on the Company amending its technology license agreement with the Mayo Foundation and evidence of payment or other satisfaction in full (including releases) of accrued liabilities and obligations of the Company (with the exception of obligations not to exceed the aggregate amount of $72,000, which may remain outstanding through the effective time of the Merger). The Merger Agreement may be terminated for certain reasons, including by either party if the closing thereof does not occur prior to September 30, 2013. The Merger Agreement also contains other customary terms and provisions as are common in similar agreements.

The Company’s executive officers will resign and will be replaced by the current officers of Capricor. Following completion of the planned merger, Capricor will continue its focus on developing its product pipeline and the Company expects that the combined company will also eventually continue the development of cenderitide and CU-NP. See Note 3, below.

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company is a development stage enterprise since it has not yet generated any revenue from the sale of products and, through June 30, 2013, its efforts have been principally devoted to developing its licensed technologies, and raising capital. Accordingly, the accompanying condensed financial statements have been prepared in accordance with the provisions of Accounting Standards Codification (“ASC”) 915, “Development Stage Entities.”

The accompanying unaudited Condensed Financial Statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q adopted under the Securities Exchange Act of 1934, as amended. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America (“GAAP”) for complete financial statements. In the opinion of Nile’s management, the accompanying Condensed Financial Statements contain all adjustments (consisting of normal recurring accruals and adjustments) necessary to present fairly the financial position, results of operations and cash flows of the Company at the dates and for the periods indicated. The interim results for the period ended June 30, 2013 are not necessarily indicative of results for the full 2013 fiscal year or any other future interim periods. Because the 2007 merger with SMI was accounted for as a reverse acquisition under generally accepted accounting principles, the financial statements for periods prior to September 17, 2007 reflect only the operations of Old Nile.

These unaudited Condensed Financial Statements have been prepared by management and should be read in conjunction with the Company’s financial statements and notes thereto for the year ended December 31, 2012 included elsewhere in this proxy statement.

The preparation of financial statements in conformity with GAAP requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting periods. Estimates and assumptions principally relate to services performed by third parties but not yet invoiced, estimates of the fair value and forfeiture rates of stock options issued to employees and consultants, and estimates of the probability and potential magnitude of contingent liabilities. Actual results could differ from those estimates.

F-28

Nile Therapeutics, Inc

(A Development Stage Company)

Notes to Financial Statements

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Collaboration Income

In February 2011, the Company entered into a collaboration agreement whereby the Company was reimbursed for work performed on behalf of the collaborator upon the achievement of certain milestones. The Company recorded all of these expenses as research and development expenses and the reimbursements upon the achievement of the milestones as income (Note 5).

The Company recognizes milestone payments as income upon achievement of the milestone only if (1) the milestone payment is non-refundable, (2) substantive effort is involved in achieving the milestone, (3) the amount of the milestone is reasonable in relation to the effort expended or the risk associated with achievement of the milestone and (4) the milestone is at risk for both parties. If any of these conditions are not met, the Company defers the milestone payment and recognizes it as income over the remaining estimated period of performance under the contract as the Company completes its performance obligations.

Research and Development

Research and development costs are charged to expense as incurred. Research and development includes employee costs, fees associated with operational consultants, contract clinical research organizations, contract manufacturing organizations, clinical site fees, contract laboratory research organizations, contract central testing laboratories, licensing activities, and allocated office, insurance, depreciation, and facilities expenses. The Company accrues for costs incurred as the services are being provided by monitoring the status of the trial and the invoices received from its external service providers. The Company adjusts its accruals in the period when actual costs become known. Costs related to the acquisition of technology rights for which development work is still in process are charged to operations as incurred and considered a component of research and development costs.

Fair Value of Financial Instruments

The Company measures fair value in accordance with generally accepted accounting principles. Fair value measurements are applied under other accounting pronouncements that require or permit fair value measurements. Financial instruments included in the Company’s balance sheets consist of cash and cash equivalents, accounts payable, accrued expenses, due to related parties, and warrant liability. The carrying amounts of these instruments reasonably approximate their fair values due to their short-term maturities.

Warrant Liability

The Company accounts for the warrants issued in connection with the March 2013 convertible note issuance (Note 6) and the April 2012 financing (Note 8) in accordance with the guidance on Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, which provides that the Company classifies the warrant instrument as a liability at its fair value and adjust the instrument to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized as a component of other income or expense. The fair value of warrants issued by the Company, in connection with the April 2012 financing, have been estimated by management using a binomial options pricing model. The binomial option pricing model is a generally accepted valuation model used to generate a defined number of stock price paths in order to develop a reasonable estimate of the range of the Company’s future expected stock prices, and their resulting probabilistic valuation. In connection with the March 2013 convertible note issuance, the Company estimated the fair value of the embedded derivative warrant liability by using the Black-Scholes option-pricing model.

3. LIQUIDITY, CAPITAL RESOURCES AND MANAGEMENT’S PLANS

As discussed above under Note 1, on July 7, 2013, the Company entered into a merger agreement with Capricor. Following completion of the planned merger, the Company anticipates that the combined company, under the leadership of Capricor’s management, will eventually continue the development of cenderitide and CU-NP (Note 5), in addition to Capricor’s current research and development programs.

We do not have the capital resources available to continue the development of our product development programs or to otherwise remain in business. For more than 12 months, we have sought either additional financing to fund such activities or a collaboration or other strategic agreement with another company that would provide the capital needed to fund further development of our product candidates. Prior to our entry into the Capricor merger agreement, we had been unsuccessful in securing such additional capital. The planned merger with Capricor is subject to several conditions, including the approval of our stockholders of a reverse split of our common stock at a ratio not to exceed 1-for-100. If such conditions are not satisfied, we may be unable to complete the planned merger. In that case, we would be forced to liquidate the Company.

F-29

Nile Therapeutics, Inc

(A Development Stage Company)

Notes to Financial Statements

3. LIQUIDITY, CAPITAL RESOURCES AND MANAGEMENT’S PLANS (Continued)

The Company has experienced net losses since its inception and has an accumulated deficit of approximately $47.8 million at June 30, 2013. Cash resources as of June 30, 2013 were approximately $0.2 million, compared to $0.05 million as of December 31, 2012. Based on its currently available cash resources, the Company believes that it only has sufficient capital to fund its minimal operating expenses until the middle of the third quarter of 2013. The Company will need to raise additional capital to fund any clinical development and to otherwise continue operations beyond the third quarter of 2013. Additionally, the Company will need substantial additional financing in the future until it can achieve profitability, if ever. The Company’s continued operations will depend on its ability to raise additional funds through various potential sources, such as equity and debt financing, or to license its product candidates to another pharmaceutical company. The Company will continue to fund operations from cash on hand and through sources of capital similar to those previously described. The Company cannot assure that it will be able to secure such additional financing, or if available, that it will be sufficient to meet its needs.

These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company’s Condensed Financial Statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The financial statements do not include any adjustments that might result from the inability of the Company to continue as a going concern.

4. BASIC AND DILUTED LOSS PER SHARE

Basic loss per share is computed by dividing the loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similarly to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

For all periods presented, potentially dilutive securities are excluded from the computation of fully diluted loss per share as their effect is anti-dilutive. There are no potentially dilutive securities as of June 30, 2013 and 2012.

For the three and six months ended June 30, 2013 and 2012, warrants and options to purchase 15,080,741 and 19,599,318 shares, respectively, have been excluded from the above computation of potentially dilutive securities, respectively, as their exercise prices are greater than the average market price per common share for the periods ended June 30, 2013 and June 30, 2012, respectively.

5. INTANGIBLE ASSETS AND INTELLECTUAL PROPERTY

License Agreements

Cenderitide

On January 20, 2006, the Company entered into an exclusive, worldwide, royalty-bearing license agreement, or the Cenderitide License Agreement, with Mayo Foundation for Medical Education and Research (“Mayo”) for the rights to issued patents, patent applications and know-how relating to the use of cenderitide in all therapeutic indications.  The Company was also entitled to rights to improvements to cenderitide that arose out of the laboratory of Dr. John Burnett, the co-inventor of cenderitide, until January 19, 2009.

Under the terms of the Cenderitide License Agreement, the Company paid Mayo an up-front cash payment, reimbursed it for past patent expenses and issued to Mayo 1,379,419 shares of common stock. Additionally, the Company agreed to make contingent cash payments up to an aggregate of $31.9 million upon successful completion of specified clinical and regulatory milestones relating to cenderitide. This aggregate amount is subject to increase upon the receipt of regulatory approval for each additional indication of cenderitide as well as for additional compounds or analogues contained in the intellectual property. In July 2008, the Company made a milestone payment of $400,000 to Mayo upon the dosing of the first patient in a Phase 2 trial.  Based on the current stage of research the Company does not expect to make any milestone payments for the year ending December 31, 2013. Pursuant to the Cenderitide License Agreement, the Company will pay Mayo an annual maintenance fee and a percentage of net sales of licensed products, as well as $50,000 per year for the consulting services of Dr. Burnett while serving as chairman of the Company’s Scientific Advisory Board.

F-30

Nile Therapeutics, Inc

(A Development Stage Company)

Notes to Financial Statements

5. INTANGIBLE ASSETS AND INTELLECTUAL PROPERTY (Continued)

In addition to the potential milestone payments discussed above, the Cenderitide License Agreement requires the Company to issue shares of common stock to Mayo for an equivalent dollar amount of grants received in excess of $300,000, but not to exceed $575,000. For the period from August 1, 2005 (inception) through June 30, 2013, the Company received $482,235 in grant income for which it has issued to Mayo 63,478 shares of common stock. No such grant income has been received or shares issued since the year ended December 31, 2008.

The Cenderitide License Agreement, unless earlier terminated, will continue in full force and effect until January 20, 2026. However, to the extent any patent covered by the license is issued with an expiration date beyond January 20, 2026, the term of the agreement will continue until such expiration date. Mayo may terminate the agreement earlier (i) for the Company’s material breach of the agreement that remains uncured after 90 days’ written notice, (ii) the Company’s insolvency or bankruptcy, or (iii) if the Company challenges the validity or enforceability of any of the patents in any manner. The Company may terminate the agreement without cause upon 90 days’ written notice.

As of June 30, 2013, the Company was not in compliance with several terms of the Cenderitide License Agreement, including, but not limited to, provisions requiring the Company to pay the Mayo Foundation an annual maintenance fee and actively pursue the development of cenderitide. The Company is in discussions with the Mayo Foundation to amend the agreement, but the Company cannot guarantee that it will be able to reach an agreement with Mayo that allows the Company to maintain its rights to cenderitide. The Company currently owes Mayo approximately $154,100 in fees and expense reimbursements related to the Cenderitide License Agreement, all of which is included in accounts payable. The Company is currently negotiating with Mayo to amend its license agreements relating to cenderitide and CU-NP in order to satisfy and/or modify the Company’s outstanding obligations to Mayo. The Company anticipates that it will conclude such negotiations prior to completing its planned merger with Capricor.

CU-NP

On June 13, 2008, the Company entered into an exclusive, worldwide, royalty-bearing license agreement, or the CU-NP License Agreement, with Mayo for the rights to intellectual property and to develop commercially CU-NP for all therapeutic indications. The Company was also entitled to rights to improvements to CU-NP that arose out of the laboratory of Dr. John Burnett and Dr. Candace Lee, the inventors of CU-NP, until June 12, 2011.

Under the terms of the CU-NP License Agreement, the Company made an up-front cash payment to Mayo and agreed to make future contingent cash payments up to an aggregate of $24.3 million upon achievement of specific clinical and regulatory milestones relating to CU-NP, including a milestone payment due in connection with the initiation of the first Phase 2 clinical trial of the licensed product. This aggregate amount of $24.3 million is subject to increase upon the receipt of regulatory approval for each additional indication of CU-NP, as well as for additional compounds or analogues contained in the intellectual property. Based on the current stage of research the Company does not expect to make any milestone payments for the year ending December 31, 2013. Pursuant to the agreement, the Company must also pay Mayo an annual maintenance fee and a percentage of net sales of licensed products.

In addition to these cash payments payable with respect to the CU-NP License Agreement, the Company also agreed to issue shares of its common stock and warrants to Mayo. In June 2008, the Company issued 49,689 shares of common stock to Mayo having a fair market value as of June 13, 2008 equal to $250,000. This amount has been recorded in research and development expenses in the accompanying Condensed Statements of Operations.

The CU-NP License Agreement, unless earlier terminated, will continue in full force and effect until June 13, 2028. However, to the extent any patent covered by the license is issued with an expiration date beyond June 13, 2028, the term of the agreement will continue until such expiration date. Mayo may terminate the agreement earlier (i) for the Company’s material breach of the agreement that remains uncured after 90 days written notice, (ii) the Company’s insolvency or bankruptcy, (iii) if the Company challenges the validity or enforceability of any of the patents in any manner, or (iv) upon receipt of notice from the Company that it has terminated all development efforts under the agreement. The Company may terminate the agreement without cause upon 90 days’ written notice.

As of June 30, 2013, the Company was not in compliance with several terms of the CU-NP License Agreement, including, but not limited to, provisions requiring the Company to pay the Mayo Foundation an annual maintenance fee and actively pursue the development of CU-NP. The Company is in discussions with the Mayo Foundation to amend the agreement, but the Company cannot guarantee that it will be able to reach an agreement with Mayo that allows the Company to maintain its rights to CU-NP. As of June 30, 2013, the Company owed Mayo approximately $39,300 in fees and expense reimbursements related to the CU-NP License Agreement, all of which is included in accounts payable.

F-31

Nile Therapeutics, Inc

(A Development Stage Company)

Notes to Financial Statements

5. INTANGIBLE ASSETS AND INTELLECTUAL PROPERTY (Continued)

Collaboration Agreement

In February 2011, the Company entered into a Clinical Trial Funding Agreement with Medtronic, Inc. Pursuant to the agreement, Medtronic provided the funding and equipment necessary for the Company to conduct a Phase 1 clinical trial to assess the pharmacokinetics and pharmacodynamics of cenderitide when delivered to heart failure patients through continuous subcutaneous infusion using Medtronic’s diabetes pump technology.

Under the agreement, the Company agreed not to enter into an agreement with a third party to develop or commercialize cenderitide or any drug/device combination developed under the agreement until the earlier of: (i) three months following delivery to Medtronic of a final database with respect to the Phase 1 trial; and (ii) 15 months after the date of the agreement. The final database was delivered to Medtronic on November 19, 2011.

The agreement also provided that intellectual property conceived in or otherwise resulting from the performance of the Phase 1 clinical trial shall be jointly owned by Nile and Medtronic (the “Joint Intellectual Property”), and that Nile shall pay royalties to Medtronic based on the net sales of any Nile product, the manufacture, use or sale of which is covered or claimed in one or more issued patents constituting Joint Intellectual Property.  The agreement further provided that, if the parties fail to enter into a definitive commercial license agreement with respect to cenderitide, then each party shall have a right of first negotiation to license exclusive rights to any Joint Intellectual Property. As of June 30, 2013, three filed patent applications are considered Joint Intellectual Property.

Pursuant to its terms, the agreement expired in February 2012, following the completion of the Phase 1 clinical trial and the delivery of data and reports related to the study. The Company received the final reimbursement of $195,500 in February 2012 and a total of $1,550,000 over the life of the agreement. All amounts are recorded as collaboration income in the Company’s Condensed Statement of Operations.

6. CONVERTIBLE NOTES PAYABLE

On March 15, 2013, the Company entered into a convertible note purchase agreement with certain accredited investors pursuant to which the Company agreed to sell an aggregate principal amount of up to $500,000 of secured convertible promissory notes (the “2013 Notes”) for an aggregate original issue price of $425,000, representing a 15% original issue discount. The closing of the private placement also occurred on March 15, 2013, and resulted in the sale of the 2013 Notes in the aggregate principal amount of $450,000 for an aggregate original issue price of $382,500. The original issue discount is $67,500 and is being amortized to interest expense over the term of the 2013 Notes. As of June 30, 2013, the unamortized balance of this original issue discount is $47,713.

The 2013 Notes, which have a maturity date of March 15, 2014, do not bear interest and may be prepaid without penalty upon 30 days’ written notice, on the terms set forth in the Notes. The 2013 Notes are secured by a blanket lien on our assets pursuant to a security agreement dated March 15, 2013.

The 2013 Notes contain an optional conversion feature that enables the Holder to convert all outstanding shares into shares of the Company's common stock at a conversion price per share equal to the average daily Closing Price over the ten consecutive trading days preceding the date of such prepayment notice. The optional conversion feature goes into effect only if the Company chooses to prepay the Notes in whole or in part without penalty upon 30 days' prior written notice to the Holder (and conversion must occur within this 30 day period).

Pursuant to the terms of the 2013 Notes, upon a Change of Control (as defined in the 2013 Notes) in which either (i) the outstanding shares of the Company’s common stock are exchanged for securities of another corporation, or (ii) the Company issues shares of common stock, with no securities or other consideration paid or payable to holders of our common stock (e.g., a merger transaction in which the Company acquires another corporation in exchange for shares of our common stock), then (A) the entire unpaid principal under the applicable 2013 Note shall automatically convert, as of immediately prior to the effective time of the Change of Control, into shares of the Company’s common stock at a conversion price per share equal to the Closing Price (as defined in the Notes) on the effective date of the Change of Control, and (B) the Company shall also issue to each 2013 Note holder a five-year warrant entitling the holder to purchase, at an exercise price equal to the Closing Price on the effective date of the Change of Control, that number of shares of our common stock obtained by dividing (a) the sum of the outstanding principal under the applicable Note by (b) the Closing Price on the effective date of the Change of Control. Upon a Change of Control other than as described in the preceding sentence, the Company shall pay to each 2013 Note holder an amount in cash equal to 175% of the principal amount then outstanding under the applicable Note. Upon payment of such amount to the 2013 Note holders, all of the obligations under the Notes shall be deemed paid and satisfied in full.

F-32

Nile Therapeutics, Inc

(A Development Stage Company)

Notes to Financial Statements

6. CONVERTIBLE NOTES PAYABLE (Continued)

The warrants issuable upon a Change of Control are considered an embedded derivative and were bifurcated from the notes and accounted for separately at fair value. The fair value of the warrants was $203,400 on March 15, 2013, date of issuance and were recorded as additional debt discount (Note 7). The Company will revalue the warrants on a quarterly basis until the warrants are issued or the 2013 Notes are repaid in full. As of June 30, 2013, the fair value of the warrants increased to $407,400, roughly double the fair value of the warrants at issuance. Following the entry into the merger agreement with Capricor (Note 11), the probability of issuance increased to 90%. Management used the following assumptions for the Black-Scholes valuation of the 2013 Notes on March 15, 2013 and June 30, 2013:

	March 15, 2013	June 30, 2013
Stock Price :	$0.09	$0.05
Strike Price :	$0.09	$0.05
Risk-free Rate:	0.84%	1.41%
Volatility	148%	148%
Term	5 years	5 years
Probability of issuance:	50%	90%

The discount is being amortized to interest expense over the one year term of the 2013 Notes. As of June 30, 2013, the unamortized balance of this note discount is $143,773.

7. FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company defines fair value as the amount at which an asset (or liability) could be bought (or incurred) or sold (or settled) in a current transaction between willing parties, that is, other than in a forced or liquidation sale. The fair value estimates presented in the table below are based on information available to the Company as of June 30, 2013.

The accounting standard regarding fair value measurements discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost). The standard utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

•	Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

•	Level 2: Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

•	Level 3: Unobservable inputs that reflect the reporting entity’s own assumptions.

The Company has determined the fair value of certain liabilities using the market approach. The following table presents the Company’s fair value hierarchy for these assets measured at fair value on a recurring basis as of June 30, 2013:

		Quoted Market
		Prices in Active	Significant Other	Significant
	Fair Value	Markets	Observable Inputs	Unobservable Inputs
	June 30, 2013	(Level 1)	(Level 2)	(Level 3)
Liabilities
Warrant liability - April 2012 issuance	$104,687	$-	$-	$104,687
Warrant liability - 2013 Notes	407,400	-	-	407,400
Total	$512,087	$-	$-	$512,087

F-33

Nile Therapeutics, Inc

(A Development Stage Company)

Notes to Financial Statements

7. FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

The fair value of the warrant liability relating to the 2013 Notes (Note 6) was estimated by management using the Black-Scholes option-pricing model. The changes in the fair value of the warrant liability are recorded in other income (expense) on the Condensed Statements of Operations.

The fair value of the warrant liability relating to the warrants issued in conjunction with the April 2012 financing (Note 8b) was estimated by management using a binomial option pricing model. The binomial option pricing model is a generally accepted valuation model used to generate a defined number of stock price paths in order to develop a reasonable estimate of the range of the Company’s future expected stock prices, and their resulting probabilistic valuation. The changes in the fair value of the warrant liability are recorded in other income (expense) on the Condensed Statements of Operations.

The following table provides a summary of changes in fair value of the Company’s liabilities, as well as the portion of losses included in income attributable to unrealized appreciation that relate to those liabilities held at June 30, 2013:

Fair Value Measurements Using
Significant Unobservable Inputs (Level 3)
Warrant Liability

Balance at January 1, 2013	$63,384

Purchases, sales and settlements:
Derivatives issued	203,400

Total gains or losses
Unrealized appreciation	245,303

Balance at June 30, 2013	$512,087

8. STOCKHOLDERS’ EQUITY

On July 7, 2013, the Company entered into an Agreement and Plan of Merger and Reorganization with Capricor, Inc., a Delaware corporation (“Capricor”), and Bovet Merger Corp., a wholly-owned subsidiary of the Company. Pursuant to this agreement, Bovet Merger Corp. will merge with and into Capricor, with Capricor remaining as the surviving corporation and a wholly-owned subsidiary of the Company. In connection with this merger transaction, the current stockholders of Capricor will receive in exchange for their shares of Capricor stock a number of shares of the Company’s common stock such that, following the merger, the former Capricor stockholders will hold 90% of the outstanding shares of the Company’s common stock on a fully-diluted basis.

(a) Common Stock

On April 4, 2012, the Company closed an offering with certain purchasers pursuant to which it sold an aggregate of 3,350,000 shares of the Company’s common stock to such purchasers for a purchase price of $0.40 per share. In addition, for each share purchased, each purchaser also received three-fourths of a five-year warrant to purchase an additional share of common stock at an exercise price of $0.50 per share, which resulted in the issuance of warrants to purchase an aggregate of 2,512,500 shares of the Company’s common stock. The warrants contain non-standard anti-dilution features (Note 8b) and as result will be classified as a liability on the Company’s Condensed Balance Sheet.

The total gross proceeds from the offering were $1.34 million, before deducting selling commissions and other offering expenses of approximately $0.14 million. In connection with the offering, the Company engaged Roth Capital Partners, LLC, or Roth, to serve as placement agent. Pursuant to the terms of the placement agent agreement, the Company paid Roth a cash fee equal to seven percent of the gross proceeds received by the Company, or approximately $0.11 million, plus a non-accountable expense allowance of $35,000. Richard B. Brewer, the Company’s former Executive Chairman, Joshua A. Kazam, the Company’s former President and Chief Executive Officer and a director, Daron Evans, the Company’s Chief Financial Officer, and Hsiao Lieu, M.D., the Company’s former Executive VP of Clinical Development, participated in the offering on the same terms as the unaffiliated purchasers, and collectively purchased 275,000 shares of common stock and warrants to purchase 206,250 shares of common stock for an aggregate purchase price of $110,000.

F-34

Nile Therapeutics, Inc

(A Development Stage Company)

Notes to Financial Statements

8. STOCKHOLDERS’ EQUITY (Continued)

(b) Warrants

In connection with the April 2012 financing, as discussed above, the Company issued a total of 2,512,500 warrants, each of which has a term of five years and represents the right to purchase one share of the Company’s common stock at an exercise price of $0.50 per share. The warrants contain non-standard anti-dilution features, such that, in the event the Company issues common shares at a price below the current exercise price of the warrants, the exercise price of the warrants will be adjusted based on the lower issuance price. Because of this anti-dilution provision and the inherent uncertainty as to the probability of future common share issuances, the Black-Scholes option pricing model the Company uses for valuing stock options could not be used. Management used a binomial option pricing model to determine the warrant liability to be approximately $0.6 million on the date of issuance and $0.1 million at June 30, 2013. The binomial option pricing model (Note 7) is used for the valuation of the warrant liability, which will be revised on a quarterly basis until the warrants are exercised or they expire with the changes in fair value recorded in other income (expense) on the Condensed Statements of Operations.

Significant assumptions used at June 30, 2013 for the warrants included a weighted average term of 3.75 years, volatility of 148%, and a risk-free interest rate of 1.41%.

In connection with the 2011 Offering, the Company issued a total of 2,500,000 Warrants, each of which has a term of five years and represents the right to purchase one share of the Company’s common stock at an exercise price of $0.60 per share. In addition, the Company issued the Placement Agents a five-year warrant to purchase 250,000 shares of the Company’s common stock at an exercise price of $0.60 per share.

Below is a table that summarizes all outstanding warrants to purchase shares of the Company’s common stock as of June 30, 2013.

Grant Date	Warrants Issued	Exercise Price Range	Weighted Average Exercise Price	Expiration Date	Exercised	Warrants Outstanding
7/15/2009	2,909,695	$1.25-2.28	$1.64	7/14/2014	5,000	2,904,695
4/21/2010	2,632,500	$0.94	$0.94	4/20/2015	-	2,632,500
6/20/2011	2,750,000	$0.60	$0.60	6/19/2016	-	2,750,000
4/4/2012	2,512,500	$0.50	$0.50	4/3/2017	-	2,512,500
	10,804,695		$0.99		5,000	10,799,695

On August 1, 2013, the Company entered into warrant exchange agreements with each holder of the warrants to purchase an aggregate of 2,750,000 shares of common stock that were issued in connection with the 2011 Offering. Pursuant to such agreements, each such holder received 0.1667 shares of the Company’s common stock for each warrant share purchasable under the warrants held by such holder. The Company issued a total number of 458,332 shares of its common stock pursuant to the warrant exchange agreements. As a result, all of the warrants issued in connection with the 2011 Offering have been cancelled.

9. STOCK OPTION PLAN

The Company’s Amended and Restated 2005 Stock Option Plan (the “Plan”) was initially adopted by the Board of Directors on August 10, 2005. The Plan authorized a total of 2,000,000 shares of common stock for issuance. On September 17, 2007, pursuant to the merger with SMI, the Plan was amended and each share of common stock then subject to the Plan was substituted with 2.758838 shares of common stock, resulting in an aggregate of 5,517,676 shares available under the Plan. On July 26, 2010, the Company’s stockholders approved an amendment to the Plan increasing the total number of shares authorized for issuance thereunder to 9,500,000. Under the Plan, incentives may be granted to officers, employees, directors, consultants, and advisors. Incentives under the Plan may be granted in any one or a combination of the following forms: (a) incentive stock options and non-statutory stock options, (b) stock appreciation rights, (c) stock awards, (d) restricted stock and (e) performance shares. The Plan is administered by the Board of Directors, or a committee appointed by the Board, which determines the recipients and types of awards to be granted, as well as the number of shares subject to the awards, the exercise price and the vesting schedule. The term of stock options granted under the Plan cannot exceed ten years. Currently, stock options are granted with an exercise price equal to the closing price of the Company’s common stock on the date of grant, and generally vest over a period of one to four years.

For the three and six months ended June 30, 2013 and June 30, 2012, the Company did not issue any employee stock options.

F-35

Nile Therapeutics, Inc

(A Development Stage Company)

Notes to Financial Statements

9. STOCK OPTION PLAN (Continued)

A summary of the status of the options issued under the Plan at June 30, 2013, and information with respect to the changes in options outstanding is as follows:

	Shares	Outstanding	Weighted-	Aggregate
	Available for	Stock	Average	Intrinsic
	Grant	Options	Exercise Price	Value
Balance at January 1, 2013	4,537,522	4,571,046	$1.24
Options granted under the Plan	-	-	$-
Options exercised	-	-	$-
Options forfeited	290,000	(290,000)	$2.33

Balance at June 30, 2013	4,827,522	4,281,046	$1.25	$-

Exercisable at June 30, 2013		4,281,046	$1.25	$-

The following table summarizes information about stock options outstanding at June 30, 2013:

	Outstanding			Exercisable
		Weighted-
		Average			Weighted-
Range of		Remaining	Weighted-Average		Average
Exercise Prices	Shares	Contractual Life	Exercise Price	Total Shares	Exercise Price
$0.09 to $0.57	1,506,533	5.43	$0.40	1,506,533	$0.40
$0.68 to $0.93	1,469,820	4.62	$0.82	1,469,820	$0.82
$1.46 to $2.71	974,693	5.04	$2.12	974,693	$2.12
$4.50	330,000	4.21	$4.50	330,000	$4.50
Total	4,281,046	4.97	$1.25	4,281,046	$1.25

 Share-based compensation is recognized only for those awards that are ultimately expected to vest; therefore, the Company has applied an estimated forfeiture rate to unvested awards for the purpose of calculating compensation cost. These estimates will be revised, if necessary, in future periods if actual forfeitures differ from estimates. Changes in forfeiture estimates impact compensation cost in the period in which the change in estimate occurs.

Employee stock-based compensation costs for the three and six months ended June 30, 2013 and 2012 and for the cumulative period from August 1, 2005 (inception) through June 30, 2013 are as follows:

	Three months ended June 30,		Six months ended June 30,		Period from August 1, 2005 (inception)
	2013	2012	2013	2012	through June 30, 2013

General and administrative	$7,431	$75,030	14,845	$186,747	$6,822,795
Research and development	-	7,188	-	67,286	1,551,203

Total	$7,431	$82,218	14,845	$254,033	$8,373,998

The fair value of shares vested under the Plan for the three and six months ended June 30, 2013 and 2012 and for the period from August 1, 2005 (inception) through June 30, 2013 were $7,431, $14,862, $307,850, $408,859 and $7,620,918 respectively.

F-36

Nile Therapeutics, Inc

(A Development Stage Company)

Notes to Financial Statements

9. STOCK OPTION PLAN (Continued)

At June 30, 2013, there were no unrecognized estimated employee (including directors) compensation costs related to stock options. All employee options outstanding were fully vested as of June 30, 2013.

Common stock, stock options or other equity instruments issued to non-employees (including consultants and all members of the Company’s Scientific Advisory Board) as consideration for goods or services received by the Company are accounted for based on the fair value of the equity instruments issued (unless the fair value of the consideration received can be more reliably measured). The fair value of any options issued to non-employees is recorded as expense over the applicable service periods.

The Company did not incur stock-based compensation costs for services by non-employees for the three and six months ended June 30, 2013 and 2012, and has expensed a total of $498,095 for the cumulative period from August 1, 2005 (inception) through June 30, 2013. These amounts were included in research and development and general and administrative expenses in the accompanying Condensed Statements of Operations. As of June 30, 2013 all non-employee based options outstanding were fully vested.

On August 9, 2013, holders of options to purchase, at exercise prices ranging from $0.301 to $4.50 per share, an aggregate of 1,774,341 shares of the Company’s common stock pursuant to the Plan agreed to terminate all of their rights in such stock options effective immediately prior to the effective time of the Company’s planned merger with Capricor. Such holders, all of whom are directors or officers of the Company, did not receive any consideration for such agreements.

 10. RELATED PARTIES

On June 24, 2009, the Company entered into a services agreement with Two River Consulting, LLC (“TRC”) to provide various clinical development, operational and administrative services to the Company, including the part-time services of Joshua A. Kazam as the Company’s President and Chief Executive Officer, for a period of one year.  Mr. Kazam and Arie S. Belldegrun are each directors of the Company and partners of TRC.  David M. Tanen, who served as the Company’s Secretary and director until his resignation from both positions on September 24, 2009, is also a partner of TRC. The terms of the services agreement were reviewed and approved by a special committee of the Company’s Board of Directors consisting of independent directors (the “Special Committee”).  None of the members of the Special Committee had any interest in TRC or the services agreement.  As compensation for the services contemplated by the services agreement, the Company agreed to pay to TRC a monthly cash fee of $65,000 and issued stock options to purchase up to an aggregate of 750,000 shares of the Company’s common stock at a price per share equal to $0.89, the closing sale price of the Company’s common stock on June 24, 2009. Twenty-five percent of the stock options vested immediately and the remaining 75% were scheduled to vest pursuant to the achievement of certain milestones relating to the clinical development of cenderitide. On January 5, 2011, the final block of stock options vested. Of the 750,000 original stock options issued, 535,172 stock options vested with a total fair value of $353,976. In August 2010, the Company and TRC amended the services agreement to extend its term on a month-to-month basis and to provide for the issuance of fully-vested and immediately-exercisable stock options to purchase 250,000 shares of the Company’s common stock at an exercise price of $0.38 per share, which had an estimated fair value of $82,200 that was expensed on the date of grant.  In March 2011, the Company and TRC further amended the services agreement to reduce the level of services to be provided by TRC and to reduce the monthly cash fee payable to TRC to $31,702, which monthly fee was then reduced to $30,082 in July 2011 and to $28,600 in April 2012 when certain services were eliminated. On August 1, 2012, the Company and TRC agreed that, upon the appointment of a full-time President and Chief Executive Officer during August 2012, the monthly fee payable under the services agreement would be reduced to $6,600 to reflect the termination of Mr. Kazam’s services as President and Chief Executive Officer. Additional operational and clinical development services may be provided by TRC, and billed to the Company, on an hourly basis. The Special Committee reviewed and approved the August 2010, March 2011, and August 2012 amendments to the services agreement.

On occasion, some of the Company’s expenses are paid by TRC. No interest is charged by TRC on any outstanding balance owed by the Company. For the three and six months ended June 30, 2013 and 2012 and for the period from August 1, 2005 (inception) through June 30, 2013, total cash services and reimbursed expenses totaled $19,800, $39,600, $93,468, $191,940, and $2,146,776, respectively. As of June 30, 2013 the Company had a payable to TRC of $13,200 which was paid in full during July 2013.

11. COMMITMENTS AND CONTINGENCIES

Compensation of President and CEO.

On November 5, 2012, the Company entered into a letter agreement with Darlene Horton, M.D., its President and Chief Executive Officer, pursuant to which Dr. Horton agreed to reduce her monthly salary to $100 effective November 1, 2012, and defer the balance of her $28,314 monthly base salary (the “Deferred Salary”) until such time as the Company completes an Interim Financing Event (defined below). The term “Interim Financing Event” means the consummation on or before December 31, 2013, of one or more transactions pursuant to which the Company shall have received, whether by a financing, strategic transaction or another means (or any combination thereof), an aggregate of at least $1,000,000 in gross proceeds. As of June 30, 2013, the Company has an accrual of $225,712, representing approximately 8 months of Deferred Salary.

F-37

Nile Therapeutics, Inc

(A Development Stage Company)

Notes to Financial Statements

11. COMMITMENTS AND CONTINGENCIES (Continued)

On March 21, 2013, the Company entered into a letter agreement with Dr. Horton, which letter agreement amends certain compensation terms under her existing letter agreement dated August 3, 2012, as previously amended on November 5, 2012.

Dr. Horton’s existing letter agreement provided that if, prior to the date of a “compensation adjustment event,” the Company completed a Change of Control Transaction (as defined in the agreement) and Dr. Horton’s employment was terminated by the Company (or any successor entity) without cause during the period beginning on the effective date of the Change of Control Transaction and ending on the six-month anniversary of such effective date, then she would have been entitled to receive a cash payment equal to 5% of the applicable Change of Control Proceeds (as defined in the agreement). For purposes of the agreement, the term “compensation adjustment event” means the date on which the Company secures sufficient capital, whether by a financing or strategic transaction (or any combination thereof) or another means, in order to enable the Company to initiate and fund to completion a Phase 2 clinical trial of the Company’s cenderitide product candidate.

The March 21, 2013 letter agreement amends the payment terms described in the preceding paragraph and provides that if, prior to December 31, 2013, the Company completes a Change of Control Transaction in which either (i) the outstanding shares of the Company’s common stock are exchanged for securities of another corporation, or (ii) the Company issues shares of its common stock, with no securities or other consideration paid or payable to holders of the Company’s common stock (e.g., a merger transaction in which the Company acquires another corporation in exchange for shares of the Company’s common stock), then Dr. Horton will be entitled to receive, immediately prior to the effective time of the Change of Control Transaction, a number of shares of the Company’s common stock equal to 5% of the shares of the Company’s common stock then outstanding on a fully-diluted basis.

The agreement further provides that if, prior to December 31, 2013, the Company completes a Change of Control Transaction other than as described in the preceding paragraph, then Dr. Horton will be entitled to receive a cash payment, on the date of such Change of Control Transaction, equal to 5% of the applicable Change of Control Proceeds (as defined in the agreement).

Compensation of Chief Financial Officer.

On March 21, 2013, the Company entered into a letter agreement with Daron Evans, its Chief Financial Officer, pursuant to which Mr. Evans agreed to reduce his monthly salary to $100 effective February 1, 2013, and defer the balance of his $22,917 monthly base salary until such time as the Company completes an Interim Financing Event. The term “Interim Financing Event” means the consummation on or before December 31, 2013, of one or more transactions pursuant to which the Company shall have received, whether by a financing, strategic transaction or another means (or any combination thereof), an aggregate of at least $1,000,000 in gross cash proceeds. As of June 30, 2013, the Company has an accrual of $114,384, representing approximately 5 months of deferred salary for Mr. Evans.

In addition, the agreement provides that if, prior to December 31, 2013, the Company completes a Change of Control Transaction (as defined in the agreement) in which either (i) the outstanding shares of the Company’s common stock are exchanged for securities of another corporation, or (ii) the Company issues shares of its common stock, with no securities or other consideration paid or payable to holders of the Company’s common stock (e.g., a merger transaction in which the Company acquires another corporation in exchange for shares of the Company’s common stock), then Mr. Evans will be entitled to receive, immediately prior to the effective time of the Change of Control Transaction, a number of shares of the Company’s common stock equal to 4.5% of the shares of the Company’s common stock then outstanding on a fully-diluted basis.

The agreement further provides that if, prior to December 31, 2013, the Company completes a Change of Control Transaction other than as described in the preceding paragraph, then Mr. Evans will be entitled to receive a cash payment, on the date of such Change of Control Transaction, equal to 4.5% of the applicable Change of Control Proceeds (as defined in the agreement).

In consideration of the foregoing, the agreement provides that the Company shall have no further obligations pursuant to the Severance Benefits Agreement between the Company and Mr. Evans, dated July 24, 2010.

Termination of Lease Agreement.

On February 28, 2013, the Company terminated its office lease at 4 West 4th, Suite 400, San Mateo, CA. There were no penalties or early termination fees incurred as a result of the lease termination.

F-38

Capricor, Inc.

Index to Financial Statements

Capricor, Inc. for the years ended December 31, 2012 and 2011:

Report of Independent Registered Public Accounting Firm	F-40
Balance Sheets as of December 31, 2012 and 2011	F-41
Statements of Operations and Comprehensive Loss for the years ended December 31, 2012 and 2011 and the Period from July 5, 2005 (Inception) through December 31, 2012	F-42
Statement of Changes in Shareholders’ Equity for the period from July 5, 2005 (Inception) through December 31, 2012	F-43
Statements of Cash Flows for the years ended December 31, 2012 and 2011 and for the period from July 5, 2005 (Inception) through December 31, 2012	F-46
Notes to Financial Statements	F-47

Capricor, Inc. for the six months ended June 30, 2013 and 2012 (Unaudited):

Balance Sheets as of June 30, 2013 and December 31, 2012	F-57
Statements of Operations and Comprehensive Loss for the three months ended June 30, 2013 and 2012 and the six months ended June 30, 2013 and 2012 and for the period from July 5, 2005 (Inception) through June 30, 2013	F-58
Statement of Changes in Stockholders’ Equity (Deficiency) for the period from July 5, 2005 (Inception) to June 30, 2013	F-59
Statements of Cash Flows for the six months ended June 30, 2013 and 2012, and the period from July 5, 2005 (Inception) through June 30, 2013	F-62
Notes to Condensed Financial Statements	F-63

F-39

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Shareholders

of Capricor, Inc.

We have audited the accompanying financial statements of Capricor, Inc. (a Delaware corporation), which comprise the balance sheets as of December 31, 2012 and 2011, and the related statements of operations and comprehensive loss, shareholders’ equity (deficit), and cash flows for the years then ended and for the period from July 5, 2005 (inception) through December 31, 2012, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the Auditing Standards Board (United States) and in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Capricor, Inc. is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capricor, Inc. as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the years then ended and for the period from July 5, 2005 (inception) through December 31, 2012, in accordance with accounting principles generally accepted in the United States of America.

Rose, Snyder & Jacobs LLP

Encino, California

July 17, 2013

F-40

CAPRICOR, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

DECEMBER 31, 2012 AND 2011

	2012	2011
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$170,106	$1,550,248
Marketable securities	4,192,726	-
Grants receivable	767,163	407,616
Interest receivable	25,215	-
Prepaid expenses and other current assets	38,042	11,358

TOTAL CURRENT ASSETS	5,193,252	1,969,222

PROPERTY AND EQUIPMENT, at cost
Furniture and equipment	29,623	27,202
Laboratory equipment	68,878	57,871
	98,501	85,073
Less accumulated depreciation	(64,558)	(48,551)

NET PROPERTY AND EQUIPMENT	33,943	36,522

OTHER ASSETS
Patents, net of accumulated amortization of $28,145 and $23,815, respectively	178,307	93,087
Deposits	18,088	9,108

TOTAL ASSETS	$5,423,590	$2,107,939

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$264,707	$187,532
Accounts payable and accrued expenses, related party	164,484	159,930
Sub-award payable, related party	75,072	80,421
Accrued royalties	24,904	24,904

TOTAL CURRENT LIABILITIES	529,167	452,787

COMMITMENTS AND CONTINGENCIES, note 6

SHAREHOLDERS' EQUITY
Series A-1 Preferred stock, $0.001 par, 940,000 shares authorized, issued and outstanding	940	940
Series A-2 Preferred stock, $0.001 par, 736,844 shares authorized, issued and outstanding	737	737
Series A-3 Preferred stock, $0.001 par, 3,750,000 shares authorized, 1,500,000 and 250,000 shares issued and outstanding, respectively	1,500	250
Common stock, $0.001 par, 10,074,450 shares authorized, 1,812,078 shares issued and outstanding	1,812	1,812
Additional paid-in capital	12,120,051	6,788,954
Subscription receivable	(2,211)	(2,185)
Accumulated other comprehensive loss	(21,795)	-
Deficit accumulated during the development stage	(7,206,611)	(5,135,356)

TOTAL SHAREHOLDERS' EQUITY	4,894,423	1,655,152

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$5,423,590	$2,107,939

F-41

CAPRICOR, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011 AND THE PERIOD

FROM JULY 5, 2005 (INCEPTION) THROUGH DECEMBER 31, 2012

	Years Ended December 31,		July 5, 2005 (inception) through December 31,
	2012	2011	2012

GRANT INCOME	$1,898,764	$1,205,702	$3,677,737

OPERATING EXPENSES
Research and development	2,634,222	1,666,309	6,302,417
General and administrative	1,364,582	690,543	4,744,712

TOTAL OPERATING EXPENSES	3,998,804	2,356,852	11,047,129

LOSS FROM OPERATIONS	(2,100,040)	(1,151,150)	(7,369,392)

OTHER INCOME (EXPENSES)
Investment income	28,785	1,830	162,781

TOTAL OTHER INCOME (EXPENSES)	28,785	1,830	162,781

NET LOSS	(2,071,255)	(1,149,320)	(7,206,611)

OTHER COMPREHENSIVE LOSS
Net unrealized loss on marketable securities	(21,795)	-	(21,795)

COMPREHENSIVE LOSS	$(2,093,050)	$(1,149,320)	$(7,228,406)

Net loss attributable to common stockholders per share, basic and diluted	$(1.58)	$(0.88)

Weighted average number of shares, basic and diluted	1,812,078	1,812,078

F-42

CAPRICOR, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CHANGES IN SHAREHOLDERS EQUITY

FOR THE PERIOD FROM JULY 5, 2005 (INCEPTION) THROUGH DECEMBER 31, 2012

												Deficit
												Accumulated
											Other	During the
	Series A-1 Preferred Stock		Series A-2 Preferred Stock		Series A-3 Preferred Stock		Common Stock		Additional	Subcription	Comprehensive	Development
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Paid-In Capital	Receivable	Loss	Stage	Total

Balance, July 5, 2005	-	$-	-	$-	-	$-	-	$-	$-	$-	$-	$-	$-

Common stock issued to founders	-	-	-	-	-	-	1,800,000	1,800	-	(1,800)	-	-	-

Interest on subscription receivable	-	-	-	-	-	-	-	-	-	(36)	-	-	(36)

Net income	-	-	-	-	-	-	-	-	-	-	-	36	36

Balance, December 31, 2005	-	-	-	-	-	-	1,800,000	1,800	-	(1,836)	-	36	-

Series A-1 preferred stock issued for cash at $3.20 per share	940,000	940	-	-	-	-	-	-	3,007,060	-	-	-	3,008,000

Interest on subscription receivable	-	-	-	-	-	-	-	-	-	(86)	-	-	(86)

Net loss	-	-	-	-	-	-	-	-	-	-	-	(1,171,419)	(1,171,419)

Balance, December 31, 2006	940,000	940	-	-	-	-	1,800,000	1,800	3,007,060	(1,922)	-	(1,171,383)	1,836,495

Interest on subscription receivable	-	-	-	-	-	-	-	-	-	(71)	-	-	(71)

Stock-based compensation	-	-	-	-	-	-	-	-	5,820	-	-	-	5,820

Net loss	-	-	-	-	-	-	-	-	-	-	-	(979,076)	(979,076)

Balance, December 31, 2007	940,000	940	-	-	-	-	1,800,000	1,800	3,012,880	(1,993)	-	(2,150,459)	863,168

Common stock issued for services at $0.32 per share	-	-	-	-	-	-	12,078	12	3,846	-	-	-	3,858

Interest on subscription receivable	-	-	-	-	-	-	-	-	-	(37)	-	-	(37)

Stock-based compensation	-	-	-	-	-	-	-	-	16,422	-	-	-	16,422

Net loss	-	-	-	-	-	-	-	-	-	-	-	(630,859)	(630,859)

Balance, December 31, 2008	940,000	940	-	-	-	-	1,812,078	1,812	3,033,148	(2,030)	-	(2,781,318)	252,552

F-43

CAPRICOR, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CHANGES IN SHAREHOLDERS EQUITY

FOR THE PERIOD FROM JULY 5, 2005 (INCEPTION) THROUGH DECEMBER 31, 2012

												Deficit
												Accumulated
											Other	During the
	Series A-1 Preferred Stock		Series A-2 Preferred Stock		Series A-3 Preferred Stock		Common Stock		Additional	Subcription	Comprehensive	Development
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Paid-In Capital	Receivable	Loss	Stage	Total

Balance, December 31, 2008	940,000	940	-	-	-	-	1,812,078	1,812	3,033,148	(2,030)	-	(2,781,318)	252,552

Series A-2 preferred stock and warrants issued for cash at $3.80 per unit	-	-	210,528	210	-	-	-	-	799,797	-	-	-	800,007

Interest on subscription receivable	-	-	-	-	-	-	-	-	-	(69)	-	-	(69)

Stock-based compensation	-	-	-	-	-	-	-	-	8,251	-	-	-	8,251

Net loss	-	-	-	-	-	-	-	-	-	-	-	(148,970)	(148,970)

Balance, December 31, 2009	940,000	940	210,528	210	-	-	1,812,078	1,812	3,841,196	(2,099)	-	(2,930,288)	911,771

Series A-2 preferred stock issued for cash at $3.80 per share	-	-	526,316	527	-	-	-	-	1,999,473	-	-	-	2,000,000

Equity offering transaction costs	-	-	-	-	-	-	-	-	(91,155)	-	-	-	(91,155)

Interest on subscription receivable	-	-	-	-	-	-	-	-	-	(57)	-	-	(57)

Stock-based compensation	-	-	-	-	-	-	-	-	24,163	-	-	-	24,163

Net loss	-	-	-	-	-	-	-	-	-	-	-	(1,055,748)	(1,055,748)

Balance, December 31, 2010	940,000	940	736,844	737	-	-	1,812,078	1,812	5,773,677	(2,156)	-	(3,986,036)	1,788,974

Series A-3 preferred stock issued for cash at $4.00 per share	-	-	-	-	250,000	250	-	-	999,750	-	-	-	1,000,000

Interest on subscription receivable	-	-	-	-	-	-	-	-	-	(29)	-	-	(29)

Stock-based compensation	-	-	-	-	-	-	-	-	15,527	-	-	-	15,527

Net loss	-	-	-	-	-	-	-	-	-	-	-	(1,149,320)	(1,149,320)

Balance, December 31, 2011	940,000	940	736,844	737	250,000	250	1,812,078	1,812	6,788,954	(2,185)	-	(5,135,356)	1,655,152

F-44

CAPRICOR, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CHANGES IN SHAREHOLDERS EQUITY

FOR THE PERIOD FROM JULY 5, 2005 (INCEPTION) THROUGH DECEMBER 31, 2012

												Deficit
												Accumulated
											Other	During the
	Series A-1 Preferred Stock		Series A-2 Preferred Stock		Series A-3 Preferred Stock		Common Stock		Additional	Subcription	Comprehensive	Development
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Paid-In Capital	Receivable	Loss	Stage	Total

Balance, December 31, 2011	940,000	940	736,844	737	250,000	250	1,812,078	1,812	6,788,954	(2,185)	-	(5,135,356)	1,655,152

Series A-3 preferred stock issued for cash at $4.00 per share	-	-	-	-	1,250,000	1,250	-	-	4,998,750	-	-	-	5,000,000

Interest on subscription receivable	-	-	-	-	-	-	-	-	-	(26)	-	-	(26)

Stock-based compensation	-	-	-	-	-	-	-	-	332,347	-	-	-	332,347

Unrealized loss on marketable securities	-	-	-	-	-	-	-	-	-	-	(21,795)	-	(21,795)

Net loss	-	-	-	-	-	-	-	-	-	-	-	(2,071,255)	(2,071,255)

Balance, December 31, 2012	940,000	$940	736,844	$737	1,500,000	$1,500	1,812,078	$1,812	$12,120,051	$(2,211)	$(21,795)	$(7,206,611)	$4,894,423

F-45

CAPRICOR, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011 AND THE PERIOD

FROM JULY 5, 2005 (INCEPTION) THROUGH DECEMBER 31, 2012

	Years Ended December 31,		July 5, 2005 (inception) through December 31,
	2012	2011	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,071,255)	$(1,149,320)	$(7,206,611)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on sale of property and equipment	-	-	(3,707)
Depreciation and amortization	20,337	21,098	137,809
Common stock issued for services	-	-	3,858
Stock-based compensation	332,347	15,527	402,530
Change in assets - (increase) decrease:
Grants receivable	(359,547)	(56,091)	(767,163)
Interest receivable	(25,215)	-	(25,215)
Prepaid expenses and other current assets	(26,684)	(1,518)	(38,042)
Deposits	(8,980)	-	(18,088)
Change in liabilities - increase (decrease):
Accounts payable and accrued expenses	77,149	57,343	264,296
Accounts payable and accrued expenses, related party	4,554	-	164,484
Sub-award payable, related party	(5,349)	29,341	75,072
Accrued royalties	-	11,353	24,904

NET CASH USED IN OPERATING ACTIVITIES	(2,062,643)	(1,072,267)	(6,985,873)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of marketable securities	(4,214,521)	-	(4,214,521)
Proceeds from sale of property and equipment	-	-	88,908
Payments for purchase of property and equipment	(13,428)	(14,584)	(228,808)
Payments for patents	(89,550)	(42,028)	(206,452)

NET CASH USED IN INVESTING ACTIVITIES	(4,317,499)	(56,612)	(4,560,873)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the sale of series A-1 preferred stock	-	-	3,008,000
Proceeds from the sale of series A-2 preferred stock	-	-	2,800,007
Proceeds from the sale of series A-3 preferred stock	5,000,000	1,000,000	6,000,000
Costs related to the issuance of preferred stock and warrants	-	-	(91,155)

NET CASH PROVIDED BY FINANCING ACTIVITIES	5,000,000	1,000,000	11,716,852

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(1,380,142)	(128,879)	170,106

Cash and cash equivalents balance at beginning of period	1,550,248	1,679,127	-

Cash and cash equivalents balance at end of period	$170,106	$1,550,248	$170,106

SUPPLEMENTAL DISCLOSURES:
Interest paid in cash	$-	$-	$-
Income taxes paid in cash	$-	$-	$-

F-46

CAPRICOR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity

Capricor, Inc. (the “Company”) was incorporated on July 5, 2005 in the State of Delaware. The Company develops products for the treatment of cardiovascular disease. Capricor’s lead product candidate, a stem cell treatment for heart disease following a myocardial infarction, is currently in the development stage.

Development Stage Activities

Since inception, the Company has not generated revenues other than revenues from various government research grants. All of the operating results and cash flows reported in the accompanying financial statements from July 5, 2005 (inception) through December 31, 2012 are considered to be those related to the development stage activities and represent the ‘cumulative from inception’ amounts required to be reported pursuant to the accounting standards for Development Stage Companies.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures. Management uses its historical records and knowledge of its business in making these estimates. Accordingly, actual results may differ from these estimates.

Government Research Grants

Government research grants that provide for payments to the Company for work performed are recognized as income when the related expenses are incurred.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents.

Marketable Securities

At December 31, 2012 and 2011, marketable securities consist primarily of United States treasuries. These investments are considered available-for-sale. Realized gains and losses on the sale of debt and equity securities are determined on the specific identification method. Unrealized gains and losses are presented as other comprehensive income (loss).

Property and Equipment

Property and equipment are recorded at cost. Depreciation of property and equipment is computed using the straight-line method over the respective estimated useful lives of the assets ranging from five to seven years. Depreciation expense was $16,007, $16,768 and $109,664 for the years ended December 31, 2012 and 2011 and for the period from July 5, 2005 (inception) through December 31, 2012, respectively.

See independent auditors’ report.

F-47

CAPRICOR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Intangible Assets

Amounts attributable to intellectual property consist primarily of the costs associated with the acquisition of certain technologies, patents, patents pending, and related intangible assets with respect to research and development activities. These long-term assets are stated at cost and are being amortized on a straight-line basis over the respective estimated useful lives of the assets ranging from five to fifteen years beginning on the date the patents become effective. Amortization expense was $4,330, $4,330 and $292,866 for the years ended December 31, 2012 and 2011 and for the period from July 5, 2005 (inception) through December 31, 2012, respectively. Future amortization expense for the next five years is estimated to be $4,330 per year. At December 31, 2012, the Company had $128,762 attributable to pending patents for which amortization has not begun.

Long-Lived Assets

The Company accounts for the impairment and disposition of long-lived assets in accordance with guidance issued by the Financial Accounting Standards Board (“FASB”). Long-lived assets to be held and used are reviewed for events or changes in circumstances that indicate that their carrying value may not be recoverable, or annually. No impairments were recorded for the years ended December 31, 2012 and 2011 and for the period from July 5, 2005 (inception) through December 31, 2012.

Income Taxes

Income taxes are recognized for the amount of taxes payable or refundable for the current year and deferred tax liabilities and assets are recognized for the future tax consequences of transactions that have been recognized in the Company's financial statements or tax returns. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

The Company uses guidance issued by the FASB that clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements and prescribes a recognition threshold of more likely than not and a measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In making this assessment, a company must determine whether it is more likely than not that a tax position will be sustained upon examination, based solely on the technical merits of the position and must assume that the tax position will be examined by taxing authorities. The Company’s policy is to include interest and penalties related to unrecognized tax benefits in income tax expense. Interest and penalties totaled $0 for the years ended December 31, 2012 and 2011 and for the period from July 5, 2005 (inception) through December 31, 2012. The Company files income tax returns with the Internal Revenue Service (“IRS”), the California Franchise Tax Board, and the Comptroller of Maryland. The last filing for Maryland was for the calendar year 2011, as the Company no longer has an operational presence in the state. For jurisdictions in which tax filings are prepared, the Company is no longer subject to income tax examinations by the California Franchise Tax Board authorities for tax years through 2007, and by the IRS and the Comptroller of Maryland for tax years through 2008. The Company’s net operating loss carryforwards are subject to IRS examination until they are fully utilized and such tax years are closed.

Research and Development

Costs relating to the designing and development of new products are expensed as research and development as incurred in accordance with FASB Accounting Standards Codification (“ASC”) 730-10, Research and Development. Research and development costs amounted to $2,634,222, $1,666,309, and $6,302,417 for the years ended December 31, 2012 and 2011 and for the period from July 5, 2005 (inception) through December 31, 2012, respectively.

See independent auditors’ report.

F-48

CAPRICOR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Comprehensive Income

Comprehensive income generally represents all changes in stockholders’ equity during the period except those resulting from investments by, or distributions to, stockholders. For the years ended December 31, 2012 and 2011 and for the period from July 5, 2005 (inception) through December 31, 2012, the Company incurred a comprehensive loss of $21,795, $0, and $21,795, respectively, related to a net unrealized loss on marketable securities.

Stock-Based Compensation

The Company accounts for stock-based employee compensation arrangements in accordance with guidance issued by the FASB, which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors based on estimated fair values.

The Company estimates the fair value of stock-based compensation awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in the Company's statements of operations.

The Company estimates the fair value of stock-based compensation awards using the Black-Scholes model. This model requires the Company to estimate the expected volatility and value of its common stock and the expected term of the stock options; all of which are highly complex and subjective variables. The variables take into consideration, among other things, actual and projected employee stock option exercise behavior. The Company uses an average of historical volatility of similar companies as a basis for its expected volatility. Expected term is computed using the simplified method provided within Securities and Exchange Commission Staff Accounting Bulletin No. 110. The Company has selected a risk-free rate based on the implied yield available on U.S. Treasury securities with a maturity equivalent to the expected term of the options.

Earnings (Loss) per Share

Basic earnings (loss) per share is computed using the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share are computed using the weighted-average number of common shares and dilutive potential common shares outstanding during the period. Dilutive potential common shares, which primarily consist of stock options issued to employees, warrants issued to third parties, and convertible preferred stock, have been excluded from the diluted loss per share calculation because their effect is anti-dilutive.

The following is a schedule of losses attributable to common stockholders for the years ended December 31, 2012 and 2011:

	For the Years Ended December 31,
	2012	2011
Net loss	$(2,071,255)	$(1,149,320)
Less: Preferred stock dividends	(794,823)	(442,125)
Net loss attributable to common stockholders	$(2,866,078)	$(1,591,445)

See independent auditors’ report.

F-49

CAPRICOR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value Measurements

Assets and liabilities recorded at fair value in the balance sheet are categorized based upon the level of judgment associated with the inputs used to measure their fair value. The categories are as follows:

Level Input:	Input Definition:

Level I	Inputs are unadjusted, quoted prices for identical assets or liabilities in active markets at the measurement date.
Level II	Inputs, other than quoted prices included in Level I, that are observable for the asset or liability through corroboration with market data at the measurement date.
Level III	Unobservable inputs that reflect management's best estimate of what market participants would use in pricing the asset or liability at the measurement date.

The following table summarizes fair value measurements by level at December 31, 2012 for assets and liabilities measured at fair value on a recurring basis:

	December 31, 2012
	Level I	Level II	Level III	Total

Marketable securities	$4,192,726	$-	$-	$4,192,726

The Company had no assets subject to the fair value measurements at December 31, 2011. Carrying amounts reported in the balance sheet of cash and cash equivalents, grants receivable, and accounts payable and accrued expenses, approximate fair value due to their relatively short maturity. The carrying amounts of the Company’s marketable securities approximate fair value based on market quotations from national exchanges at the balance sheet date. Interest and dividend income are recognized separately on the income statement based on classifications provided by the brokerage firm holding the investments.

Liquidity

The Company has generated losses and negative cash flows from operations since inception. Capricor, Inc. has historically financed its operations from equity financing. Since 2005, the Company has used equity financed cash and government grant income to finance research and development activities.

Based upon the Company’s cash and marketable securities on hand, the Company’s management anticipates it will be able to satisfy the cash requirements of its operations through at least the next twelve months. The Company anticipates that additional equity financings, asset sales, and/or licensing arrangements, co-development arrangements, and the further pursuit of additional grant opportunities will be necessary to continue to fund operations in the future. Should management fail to adequately address the issue, the Company may have to reduce its business activities or curtail its operations.

The accompanying financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and classification of liabilities and commitments in the normal course of business. The accompanying financial statements do not reflect any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might result if the Company is unable to continue as a going concern.

See independent auditors’ report.

F-50

CAPRICOR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

2.	CONVERTIBLE PREFERRED STOCK

The Company is authorized to issue 5,426,844 shares of convertible preferred stock (“Preferred Stock”), which is allocated as follows; Series A-1: 940,000 shares, Series A-2: 736,844 shares, and Series A-3: 3,750,000 shares, of which 1,500,000 shares have been issued.

The Preferred Stock accrues cumulative annual dividends and is compounded annually at the rate of 6% of the applicable Series A Purchase Price per share. The dividends shall be payable only if, as and when determined by the Company’s Board of Directors. Each series of preferred stock ranks pari-pasu with each other series of preferred stock, and senior to the common stock of the Company, as to dividends, and upon liquidation, dissolution or a winding up of the Company. In the event of a “Liquidation Event” as such term is defined in the Company’s Fourth Amended and Restated Certificate of Incorporation, before any assets shall be distributed to the holders of common stock, the holders of Preferred Stock shall be entitled to be paid out of the assets available for distribution an amount equal to the applicable Series A Purchase Price plus all accrued and unpaid dividends. ) Upon conversion of the Preferred Stock, all accrued dividends shall be cancelled. No distribution will be made with respect to common stock until all declared or accrued but unpaid dividends on preferred stock have been paid or set aside for payment. Cumulative dividends as of December 31, 2012 amounted to $2,197,687.

At December 31, 2012, the Preferred Stock has an aggregate liquidation preference of approximately $14,006,000, which includes cumulative dividends. Holders of the Preferred Stock, at their option, may convert their shares into shares of common stock at a ratio of one to one.

The Preferred Stock shall be automatically convertible in the event (i) a registration statement on Form S-1 is declared effective, or such successor form, under the Securities Act, or (ii) a majority of the outstanding Preferred Stock vote to either (a) convert their shares of Preferred stock into shares of common stock, or (b) vote to approve a reverse merger of the Company with and into an existing public company.

Holders of Preferred Stock are entitled to cast the number of votes equal to the number of common shares into which the shares of Preferred Stock held by such holders are convertible as of the record date. The holders of Preferred Stock vote together with the holders of common stock as a single class, except as otherwise specifically required.

Series A-1 Financing

During the years ended December 31, 2012 and 2011 and for the period from July 5, 2005 (inception) through December 31, 2012, the Company issued 0, 0 and 940,000 shares of Series A-1 convertible preferred stock, respectively, with a par value of $0.001 per share, for cash proceeds of $0, $0, and $3,009,800, respectively.

Series A-2 Financing

During the years ended December 31, 2012 and 2011 and for the period from July 5, 2005 (inception) through December 31, 2012, the Company issued 0, 0, and 736,844 shares of Series A-2 convertible preferred stock, respectively, with a par value of $0.001 per share, for cash proceeds of $0, $0, and $2,800,000, respectively.

Series A-3 Financing

During the years ended December 31, 2012 and 2011 and for the period from July 5, 2005 (inception) through December 31, 2012, the Company issued 1,250,000, 250,000, and 1,500,000 shares of Series A-3 convertible preferred stock, respectively, with a par value of $0.001 per share, for cash proceeds of $5,000,000, $1,000,000, and $6,000,000, respectively.

See independent auditors’ report.

F-51

CAPRICOR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

3.	INCOME TAXES

The Company provides deferred income taxes for differences between the tax reporting bases and the financial reporting bases of assets and liabilities. The Company follows the accounting procedures established by FASB ASC 740, Income Taxes. The difference between income tax expense attributable to continuing operations and the amount of income tax expense that would result from applying domestic federal statutory rates to pre-tax income (loss) is mainly related to an increase in the valuation allowance, partially offset by state income taxes. The Company is in the process of determining the amount of net operating loss carryforwards available to offset future taxable income. At December 31, 2012, the Company has approximately $6,470,000, of state and federal NOL carryforwards that expire through 2032. The above described carryforwards are included in the Company's calculation of its deferred tax asset; however, realization of the deferred tax asset is dependent on the Company generating sufficient taxable income prior to expiration of the loss carryforwards. Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amount expected to be realized. Deferred income tax assets are mainly related to net operating loss carryforwards. Management has chosen to take a 100% valuation allowance against the deferred income tax asset until such time as management believes that its projections of future profits make the realization of the deferred income tax assets more likely than not. Significant judgment is required in the evaluation of deferred tax benefits and differences in future results from management’s estimates could result in material differences.

4.	STOCK OPTIONS AND WARRANTS

Warrants

During the year ended December 31, 2009 the Company issued warrants to purchase shares of common stock in conjunction with the issuance of the Series A-2 preferred stock. As of December 31, 2012, the Company has 835,528 warrants outstanding with an exercise price of $7.00 per share. These warrants expire December 31, 2014, unless terminated earlier pursuant to the terms of the warrant agreements.

Stock Options

The Company’s Board of Directors has approved three stock option plans: (i) the 2006 Stock Option Plan, (ii) the 2012 Restated and Amended Equity Incentive Plan (which has superseded the 2006 Stock Option Plan) (the “2012 Plan”), and (iii) the 2012 Non-Employee Director Stock Option Plan (the “2012 Non-Employee Director Plan”).

The 2012 Plan reserves 2,000,000 shares for the grant of stock options, stock appreciation rights, restricted stock awards and performance unit/share awards by the Board of Directors to employees, consultants and other service providers. Options issued under the 2012 Plan are limited to an annual aggregate of $100,000 per participant. Included in that number is the 1,000,000 shares that were originally reserved under the 2006 Stock Option Plan.

The 2012 Non-Employee Director Plan reserves 1,300,000 shares for the grant of stock options to members of the Board of Directors who are not employees of the Company.

Under both plans the exercise price of stock options may not be less than the fair market value of the Company's common stock at the date of the grant as determined by the Company’s Board of Directors. The vesting terms of options issued under the Plans range from immediate vesting up to ratable vesting on the anniversary date of the grant over five years. The Board of Directors determines the price, terms, vesting, and any other conditions of each grant. All options expire ten years after the date of grant.

See independent auditors’ report.

F-52

CAPRICOR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

4.	STOCK OPTIONS AND WARRANTS (Continued)

As of December 31, 2012, there were options granted and outstanding to purchase 1,773,535 shares of Common Stock under the Plans to employees and non-employees. During the year ended December 31, 2012 and 2011, 1,418,035 and 0 options were granted to employees and non-employees under the Plans, respectively.

Upon the closing of each qualified financing until such time that the Company has reached the threshold of $10,000,000 (including the $6,000,000 already received), one of the Directors is entitled to receive an additional option to purchase that number of shares of the company common stock necessary to maintain his equity position at 10% of the outstanding shares of the Company’s stock on a fully diluted basis

The following is a schedule summarizing stock option activity for the years ended December 31, 2012 and 2011:

	Number of	Weighted-Average
	Options	Exercise Price
Outstanding at January 1, 2011	355,500	$0.78
Granted	-	-
Exercised	-	-
Outstanding at December 31, 2011	355,500	0.78
Granted	1,418,035	0.75
Exercised	-	-
Outstanding at December 31, 2012	1,773,535	$0.76
Exercisable at December 31, 2012	795,365	$0.77

The Company did not grant any stock options in 2011. For the options granted in 2012, the estimated weighted average fair value of the stock options ranged from $0.56 to $0.62 per share, and was calculated using Black-Scholes pricing model based on the following assumptions:

Risk-free interest rate	0.63% - 1.34%
Volatility	100%
Term	5 - 7 years
Dividend yield	0%

As of December 31, 2012, the total unrecognized fair value compensation cost related to non-vested stock options was $555,680 which is expected to be recognized over 2.77 years.

See independent auditors’ report.

F-53

CAPRICOR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

4.	STOCK OPTIONS AND WARRANTS (Continued)

Information about stock options outstanding at December 31, 2012 is summarized below:

Stock Options Outstanding
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price
$0.32 - $0.38	48,500	5.80 Years	$0.34
$0.75 - $0.76	1,698,035	9.11 Years	$0.75
$1.80	27,000	5.95 Years	$1.80

Stock Options Exercisable
Exercise Price	Number Exercisable	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price
$0.32 - $0.38	39,875	5.47 Years	$0.33
$0.75 - $0.76	728,490	8.92 Years	$0.75
$1.80	27,000	5.95 Years	$1.80

Stock-based compensation expense recognized for employees, directors and consultants for the years ended December 31, 2012 and 2011 and for the period from July 5, 2005 (inception) through December 31, 2012 was $332,347, $15,527 and $402,530, respectively, and is included in general and administrative expenses.

5.	CONCENTRATIONS

Cash Concentration

The Company has historically maintained checking accounts at two financial institutions. These accounts are insured by the Federal Deposit Insurance Corporation up to $250,000. Historically, the Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

6.	COMMITMENTS AND CONTINGENCIES

Leases

The Company leases spaces for its offices pursuant to a non-cancelable operating lease that expired April 2013, with total future rents of $31,430 to be paid in 2013. During June 2013, the Company renewed this lease for two more years. The amended lease is non-cancelable and expires June 13, 2015. The Company also leases research facilities from Cedar-Sinai Medical Center, a shareholder of the Company, currently on a month-to-month basis.

Total rent expense to unrelated parties for the years ended December 31, 2012 and 2011 and for the period from July 5, 2005 (inception) through December 31, 2012 was $61,782, $0, and $61,782, respectively. Total rent expense to the related party for the years ended December 31, 2012 and 2011 and for the period from July 5, 2005 (inception) through December 31, 2012 was $54,648, $54,648, and $268,686, respectively.

See independent auditors’ report.

F-54

CAPRICOR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

6.	COMMITMENTS AND CONTINGENCIES (Continued)

Royalty and Licensing Agreements

In June 2006, the Company entered into a License Agreement with Università Degli Studi Di Roma “La Sapienza” (the “University”) for certain intellectual property rights. The Company paid the University a License Fee and there are ongoing Minimum Annual Royalties required to be paid under the License Agreement. The Company is also obligated to pay a percentage of all royalties received as a result of sublicenses granted.

In June 2006, the Company entered into a License Agreement with The Johns Hopkins University (“JHU”) for certain intellectual property rights. Upon execution of the License Agreement, JHU was paid an initial license payment and thereafter, the Company is required to pay minimum annual royalties on the anniversary dates of the License Agreement. The minimum annual royalties are creditable against running royalties on net sales of products and net service revenues which the Company is also required to pay under the License Agreement. In addition, the Company is required to pay a certain percentage of consideration received by the Company from sublicenses granted and the Company is also required to pay JHU certain defined development milestone payments upon the successful completion of certain phases of the Company’s clinical studies and upon receiving FDA approval. Milestone payments range from $100,000 at the time the phase I is complete to $1,000,000 if FDA approval has been received.

In April 2010, the Company entered into a License Agreement with Cedar-Sinai Medical Center (“CSMC”), a shareholder, for certain intellectual property rights. Upon execution of the License Agreement, Capricor was required to make an initial payment to CSMC and to reimburse CSMC for certain fees and costs incurred in connection with the prosecution of the patent rights. Under the terms of the License Agreement, the Company is required to pay a royalty on sales of royalty bearing products as well as a percentage of consideration received from any sublicenses or other grant of rights. Under the terms of the Licensing Agreement, the Company is also required to meet certain spending and development milestones. The Company discontinued its research under these patents in 2010.

Legal Contingencies

Periodically the Company may become involved in certain legal actions and claims arising in the ordinary course of business. There were no legal actions or claims reported at December 31, 2012.

7.	RELATED PARTY TRANSACTIONS

Lease and Sub-Lease Agreements

The Company leases its research facility from Cedar-Sinai Medical Center (“CSMC”), a shareholder. See note 6.

Beginning May 1, 2012 the Company subleases part of their office space to the chairman of the board for $2,500 per month. The sublease is month-to-month. The Company received $20,000, $0, and $20,000 in sublease income from the related party during the years ended December 31, 2012 and 2011, and for the period from July 5, 2005 (inception) through December 31, 2012, respectively. Sublease income is recorded as a reduction to general and administrative expenses.

Sub-Award Agreement

Effective January 30, 2012, the Company entered into a sub-award agreement with CSMC. The sub-award totaling $244,069, $10,811, and $254,880 were paid to CSMC during the years ended December 31, 2012 and 2011, and for the period from July 5, 2005 (inception) through December 31, 2012, respectively. At December 31, 2012 and 2011 the Company has sub-awards payable of $75,072 and $80,421, respectively.

See independent auditors’ report.

F-55

CAPRICOR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

7.	RELATED PARTY TRANSACTIONS (Continued)

Equipment Purchases

The Company has paid for improvements and purchased equipment from CSMC. During the years December 31, 2012 and 2011, payments totaled $11,007 and $0, respectively.

Labor and Supply Costs

During the years ended December 31, 2012 and 2011, the Company has paid CSMC for costs relating to labor and supplies totaling $32,029 and $9,216, respectively.

Payables to Related Party

At December 31, 2012 and 2011, the Company had accounts payable and accrued expenses, which excludes the sub-award payable, to CSMC totaling $164,484 and $159,930, respectively.

8.	SUBSEQUENT EVENTS

On February 5, 2013 the Company entered into a Loan Agreement with the California Institute for Regenerative Medicine (“CIRM”) pursuant to which CIRM has agreed to disburse $19,782,136 to the Company over a period of 3.5 years to support Phase II of the Company’s ALLSTAR clinical trial (“Allogeneic Cardiac-Derived Stem Cells for Patients Following a Myocardial Infarction”).

Under the Loan Agreement, the Company is required to repay the CIRM loan with interest at the end of the loan period. The loan also provides for the payment of a Risk Premium whereby the Company is required to pay CIRM a premium up to 500% of the loan amount upon the achievement of achieving certain revenue thresholds. The loan has a term of 5 years and is extendable annually up to 10 years at Capricor’s option if certain conditions are met. The interest rate for the initial term is set at the 1-year LIBOR rate plus 2% (“base rate”), compounded annually, and becomes due at the end of the fifth year. After the fifth year, if the period of the loan is extended and if certain conditions are met, the interest rate will increase by 1% over the base rate each sequential year thereafter, with a maximum increase of 5% over the base rate in the tenth year. CIRM has the right to cease disbursements if a No Go Milestone occurs. Under the terms of the Loan Agreement, CIRM will deduct $36,667 from the initial disbursement to cover its costs in conducting financial due diligence on the Company. CIRM will also deduct $16,667 from each disbursement made in the second and third year of the loan period to cover its costs of continuing due diligence. So long as the Company is not in default, the loan may be forgiven during the term of the project period if the Company abandons the trial due to the occurrence of a No Go Milestone. After the end of the project period, the loan may be forgiven if the Company abandons the project for any reason. The Company will not issue stock, warrants or other equity to CIRM in connection with this award.

The timing of the distribution of funds pursuant to the Loan Agreement shall be contingent upon the availability of funds in the California Stem Cell Research and Cures Fund in the State Treasury, as determined by CIRM in its sole discretion.

On June 13, 2013 the Company entered renewed their office lease for two years. Monthly lease payments are $16,620 for the first year and will increase to $17,285 per month during the second year of the lease.

The Company has evaluated events occurring after the date of the accompanying balance sheet through July 17, 2013, the date the financial statements were available to be issued. The Company did not identify any material subsequent events that require adjustment to or disclosure in the accompanying financial statements, except for the matters noted above.

See independent auditors’ report.

F-56

CAPRICOR, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

JUNE 30, 2013 AND DECEMBER 31, 2012

(unaudited)

	June 30, 2013
	(Unaudited)	December 31, 2012
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$617,947	$170,106
Marketable securities	2,721,063	4,192,726
Grants receivable	358,329	767,163
Interest receivable	14,719	25,215
Prepaid expenses and other current assets	28,692	38,042

TOTAL CURRENT ASSETS	3,740,750	5,193,252

PROPERTY AND EQUIPMENT, at cost
Furniture and equipment	35,056	29,623
Laboratory equipment	100,711	68,878
	135,767	98,501
Less accumulated depreciation	(73,134)	(64,558)

NET PROPERTY AND EQUIPMENT	62,633	33,943

OTHER ASSETS
Patents, net of accumulated amortization of $30,310 and $28,145 respectively	198,567	178,307
Loan fees, net of accumulated amortization of $3,056 and $0, respectively	33,611	-
Deposits	18,088	18,088

TOTAL ASSETS	$4,053,649	$5,423,590

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$903,465	$264,707
Accounts payable and accrued expenses, related party	221,385	164,484
Sub-award payable, related party	62,697	75,072
Accrued royalties	12,488	24,904

TOTAL CURRENT LIABILITIES	1,200,035	529,167

LONG-TERM LIABILITIES
Loan payable	893,934	-
Accrued interest	9,922	-

TOTAL LONG TERM LIABILITIES	903,856	-

TOTAL LIABILITIES	2,103,891	529,167

COMMITMENTS AND CONTINGENCIES, note 6

SHAREHOLDERS' EQUITY
Series A-1 Preferred stock, $0.001 par, 940,000 shares authorized, issued and outstanding	940	940
Series A-2 Preferred stock, $0.001 par, 736,844 shares authorized, issued and outstanding	737	737
Series A-3 Preferred stock, $0.001 par, 3,750,000 shares authorized, 1,500,000 shares issued and outstanding	1,500	1,500
Common stock, $0.001 par, 10,074,450 shares authorized, 1,812,078 shares issued and outstanding	1,812	1,812
Additional paid-in capital	12,226,202	12,120,051
Subscription receivable	-	(2,211)
Accumulated other comprehensive loss	(33,117)	(21,795)
Deficit accumulated during the development stage	(10,248,316)	(7,206,611)

TOTAL SHAREHOLDERS' EQUITY	1,949,758	4,894,423

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$4,053,649	$5,423,590

F-57

CAPRICOR, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012 AND THE PERIOD

FROM JULY 5, 2005 (INCEPTION) THROUGH JUNE 30, 2013

(unaudited)

	Six months ended June 30,		July 5, 2005 (inception) through June
	2013	2012	30, 2013

GRANT INCOME	$422,801	$820,153	$4,100,538

OPERATING EXPENSES
Research and development	2,503,004	1,110,434	8,805,421
General and administrative	967,197	771,661	5,711,909

TOTAL OPERATING EXPENSES	3,470,201	1,882,095	14,517,330

LOSS FROM OPERATIONS	(3,047,400)	(1,061,942)	(10,416,792)

OTHER INCOME (EXPENSES)
Investment income	15,617	2,279	178,398
Interest expense	(9,922)	-	(9,922)

TOTAL OTHER INCOME (EXPENSES)	5,695	2,279	168,476

NET LOSS	(3,041,705)	(1,059,663)	(10,248,316)

OTHER COMPREHENSIVE LOSS
Net unrealized loss on marketable securities	(11,322)	-	(33,117)

COMPREHENSIVE LOSS	$(3,053,027)	$(1,059,663)	$(10,281,433)

Net loss attributable to common stockholders per share, basic and diluted	$(1.91)	$(0.80)

Weighted average number of shares, basic and diluted	1,812,078	1,812,078

See accompanying notes to financial statements.

F-58

CAPRICOR, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM JULY 5, 2005 (INCEPTION) THROUGH JUNE 30, 2013

(unaudited)

												Deficit
												Accumulated
											Other	During the
	Series A-1 Preferred Stock		Series A-2 Preferred Stock		Series A-3 Preferred Stock		Common Stock		Additional	Subscription	Comprehensive	Development
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Paid-In Capital	Receivable	Loss	Stage	Total

Balance, December 31, 2008	940,000	940	-	-	-	-	1,812,078	1,812	3,033,148	(2,030)	-	(2,781,318)	252,552

Series A-2 preferred stock and warrants issued for cash at $3.80 per unit	-	-	210,528	210	-	-	-	-	799,797	-	-	-	800,007

Interest on subscription receivable	-	-	-	-	-	-	-	-	-	(69)	-	-	(69)

Stock-based compensation	-	-	-	-	-	-	-	-	8,251	-	-	-	8,251

Net loss	-	-	-	-	-	-	-	-	-	-	-	(148,970)	(148,970)

Balance, December 31, 2009	940,000	940	210,528	210	-	-	1,812,078	1,812	3,841,196	(2,099)	-	(2,930,288)	911,771

Series A-2 preferred stock issued for cash at $3.80 per share	-	-	526,316	527	-	-	-	-	1,999,473	-	-	-	2,000,000

Equity offering transaction costs	-	-	-	-	-	-	-	-	(91,155)	-	-	-	(91,155)

Interest on subscription receivable	-	-	-	-	-	-	-	-	-	(57)	-	-	(57)

Stock-based compensation	-	-	-	-	-	-	-	-	24,163	-	-	-	24,163

Net loss	-	-	-	-	-	-	-	-	-	-	-	(1,055,748)	(1,055,748)

Balance, December 31, 2010	940,000	940	736,844	737	-	-	1,812,078	1,812	5,773,677	(2,156)	-	(3,986,036)	1,788,974

Series A-3 preferred stock issued for cash at $4.00 per share	-	-	-	-	250,000	250	-	-	999,750	-	-	-	1,000,000

Interest on subscription receivable	-	-	-	-	-	-	-	-	-	(29)	-	-	(29)

Stock-based compensation	-	-	-	-	-	-	-	-	15,527	-	-	-	15,527

Net loss	-	-	-	-	-	-	-	-	-	-	-	(1,149,320)	(1,149,320)

Balance, December 31, 2011	940,000	940	736,844	737	250,000	250	1,812,078	1,812	6,788,954	(2,185)	-	(5,135,356)	1,655,152

See accompanying notes to financial statements.

F-59

CAPRICOR, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM JULY 5, 2005 (INCEPTION) THROUGH JUNE 30, 2013

(unaudited)

												Deficit
												Accumulated
											Other	During the
	Series A-1 Preferred Stock		Series A-2 Preferred Stock		Series A-3 Preferred Stock		Common Stock		Additional	Subcription	Comprehensive	Development
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Paid-In Capital	Receivable	Loss	Stage	Total

Balance, December 31, 2008	940,000	940	-	-	-	-	1,812,078	1,812	3,033,148	(2,030)	-	(2,781,318)	252,552

Series A-2 preferred stock and warrants issued for cash at $3.80 per unit	-	-	210,528	210	-	-	-	-	799,797	-	-	-	800,007

Interest on subscription receivable	-	-	-	-	-	-	-	-	-	(69)	-	-	(69)

Stock-based compensation	-	-	-	-	-	-	-	-	8,251	-	-	-	8,251

Net loss	-	-	-	-	-	-	-	-	-	-	-	(148,970)	(148,970)

Balance, December 31, 2009	940,000	940	210,528	210	-	-	1,812,078	1,812	3,841,196	(2,099)	-	(2,930,288)	911,771

Series A-2 preferred stock issued for cash at $3.80 per share	-	-	526,316	527	-	-	-	-	1,999,473	-	-	-	2,000,000

Equity offering transaction costs	-	-	-	-	-	-	-	-	(91,155)	-	-	-	(91,155)

Interest on subscription receivable	-	-	-	-	-	-	-	-	-	(57)	-	-	(57)

Stock-based compensation	-	-	-	-	-	-	-	-	24,163	-	-	-	24,163

Net loss	-	-	-	-	-	-	-	-	-	-	-	(1,055,748)	(1,055,748)

Balance, December 31, 2010	940,000	940	736,844	737	-	-	1,812,078	1,812	5,773,677	(2,156)	-	(3,986,036)	1,788,974

Series A-3 preferred stock issued for cash at $4.00 per share	-	-	-	-	250,000	250	-	-	999,750	-	-	-	1,000,000

Interest on subscription receivable	-	-	-	-	-	-	-	-	-	(29)	-	-	(29)

Stock-based compensation	-	-	-	-	-	-	-	-	15,527	-	-	-	15,527

Net loss	-	-	-	-	-	-	-	-	-	-	-	(1,149,320)	(1,149,320)

Balance, December 31, 2011	940,000	940	736,844	737	250,000	250	1,812,078	1,812	6,788,954	(2,185)	-	(5,135,356)	1,655,152

See accompanying notes to financial statements.

F-60

CAPRICOR, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM JULY 5, 2005 (INCEPTION) THROUGH JUNE 30, 2013

(unaudited)

												Deficit
												Accumulated
											Other	During the
	Series A-1 Preferred Stock		Series A-2 Preferred Stock		Series A-3 Preferred Stock		Common Stock		Additional	Subscription	Comprehensive	Development
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Paid-In Capital	Receivable	Loss	Stage	Total

Balance, December 31, 2011	940,000	940	736,844	737	250,000	250	1,812,078	1,812	6,788,954	(2,185)	-	(5,135,356)	1,655,152

Series A-3 preferred stock issued for cash at $4.00 per share	-	-	-	-	1,250,000	1,250	-	-	4,998,750	-	-	-	5,000,000

Interest on subscription receivable	-	-	-	-	-	-	-	-	-	(26)	-	-	(26)

Stock-based compensation	-	-	-	-	-	-	-	-	332,347	-	-	-	332,347

Unrealized loss on marketable securities	-	-	-	-	-	-	-	-	-	-	(21,795)	-	(21,795)

Net loss	-	-	-	-	-	-	-	-	-	-	-	(2,071,255)	(2,071,255)

Balance, December 31, 2012	940,000	940	736,844	737	1,500,000	1,500	1,812,078	1,812	12,120,051	(2,211)	(21,795)	(7,206,611)	4,894,423

Interest on subscription receivable	-	-	-	-	-	-	-	-	-	(1)	-	-	(1)

Proceeds received from subscription receivable	-	-	-	-	-	-	-	-	-	2,212	-	-	2,212

Stock-based compensation	-	-	-	-	-	-	-	-	106,151	-	-	-	106,151

Unrealized loss on marketable securities	-	-	-	-	-	-	-	-	-	-	(11,322)	-	(11,322)

Net loss	-	-	-	-	-	-	-	-	-	-	-	(3,041,705)	(3,041,705)

Balance, June 30, 2013	940,000	$940	736,844	$737	1,500,000	$1,500	1,812,078	$1,812	$12,226,202	$-	$(33,117)	$(10,248,316)	$1,949,758

See accompanying notes to financial statements.

F-61

CAPRICOR, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012 AND THE PERIOD

FROM JULY 5, 2005 (INCEPTION) THROUGH JUNE 30, 2013

(unaudited)

	Six months ended June 30,		July 5, 2005 (inception) through June
	2013	2012	30, 2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,041,705)	$(1,059,663)	$(10,248,316)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on sale of property and equipment	-	-	(3,707)
Depreciation and amortization	13,797	11,076	151,606
Common stock issued for services	-	-	3,858
Stock-based compensation	106,151	208,009	508,681
Change in assets - (increase) decrease:
Grants receivable	408,834	(302,092)	(358,329)
Interest receivable	10,496	-	(14,719)
Prepaid expenses and other current assets	9,350	1,006	(28,692)
Deposits	-	(8,980)	(18,088)
Change in liabilities - increase (decrease):
Accounts payable and accrued expenses	639,157	65,711	903,453
Accounts payable and accrued expenses, related party	56,901	-	221,385
Sub-award payable, related party	(12,375)	(80,421)	62,697
Accrued royalties	(12,416)	(9,928)	12,488
Accrued interest	9,922	-	9,922

NET CASH USED IN OPERATING ACTIVITIES	(1,811,888)	(1,175,282)	(8,797,761)

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for purchases of marketable securities	(226,998)	-	(4,441,519)
Proceeds from sales and maturities of marketable securities	1,687,339	-	1,687,339
Proceeds from sale of property and equipment	-	-	88,908
Payments for purchase of property and equipment	(37,266)	(966)	(266,074)
Payments for patents	(22,425)	(27,902)	(228,877)

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	1,400,650	(28,868)	(3,160,223)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	1,812	-	1,812
Proceeds from the sale of series A-1 preferred stock	-	-	3,008,000
Proceeds from the sale of series A-2 preferred stock	-	-	2,800,007
Proceeds from the sale of series A-3 preferred stock	-	5,000,000	6,000,000
Costs related to the issuance of preferred stock and warrants	-	-	(91,155)
Proceeds from loan payable, net	857,267	-	857,267

NET CASH PROVIDED BY FINANCING ACTIVITIES	859,079	5,000,000	12,575,931

NET INCREASE IN CASH AND CASH EQUIVALENTS	447,841	3,795,850	617,947

Cash and cash equivalents balance at beginning of period	170,106	1,550,248	-

Cash and cash equivalents balance at end of period	$617,947	$5,346,098	$617,947

SUPPLEMENTAL DISCLOSURES:
Interest paid in cash	$-	$-	$-
Income taxes paid in cash	$-	$-	$-

F-62

CAPRICOR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012 AND THE PERIOD

FROM JULY 5, 2005 (INCEPTION) THROUGH JUNE 30, 2013

(unaudited)

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interim Financial Statements

The unaudited financial statements of Capricor, Inc. (“Capricor”, or the “Company”), a development stage company, have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements. However, the information included in these interim condensed consolidated financial statements reflects all adjustments (consisting solely of normal recurring adjustments) which are, in the opinion of management, necessary for the fair presentation of the financial position and the results of operations. Results shown for interim periods are not necessarily indicative of the results to be obtained for a full year. The balance sheet information as of December 31, 2012 was derived from the audited financial statements included elsewhere in this filing. These interim financial statements should be read in conjunction with that report.

Business Activity

Capricor, Inc. (the “Company”) was incorporated on July 5, 2005 in the State of Delaware. The Company develops products for the treatment of cardiovascular disease. Capricor’s lead product candidate, a stem cell treatment for heart disease following a myocardial infarction, is currently in the development stage.

Development Stage Activities

Since inception, the Company has not generated revenues other than revenues from various government research grants. All of the operating results and cash flows reported in the accompanying financial statements from July 5, 2005 (inception) through June 30, 2013 are considered to be those related to the development stage activities and represent the ‘cumulative from inception’ amounts required to be reported pursuant to the accounting standards for Development Stage Companies.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures. Management uses its historical records and knowledge of its business in making these estimates. Accordingly, actual results may differ from these estimates.

Government Research Grants

Government research grants that provide for payments to the Company for work performed are recognized as income when the related expenses are incurred.

Marketable Securities

At June 30, 2013 and December 31, 2012, marketable securities consist primarily of United States treasuries. These investments are considered available-for-sale. Realized gains and losses on the sale of debt and equity securities are determined on the specific identification method. Unrealized gains and losses are presented as other comprehensive income (loss).

F-63

CAPRICOR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012 AND THE PERIOD

FROM JULY 5, 2005 (INCEPTION) THROUGH JUNE 30, 2013

(unaudited)

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Intangible Assets

Amounts attributable to intellectual property consist primarily of the costs associated with the acquisition of certain technologies, patents, patents pending, and related intangible assets with respect to research and development activities. These long-term assets are stated at cost and are being amortized on a straight-line basis over the respective estimated useful lives of the assets ranging from five to fifteen years beginning on the date the patents become effective. Amortization expense was $2,165, $2,165, and $ 295,031 for the six months ended June 30, 2013 and 2012 and for the period from July 5, 2005 (inception) through June 30, 2013, respectively. Future amortization expense for the next five years is estimated to be $4,330 per year. At June 30, 2013, the Company had $163,927 attributable to pending patents for which amortization has not begun.

Loan Payable

The Company accounts for the funds advanced under its California Institute for Regenerative Medicine (“CIRM”) Loan Agreement (Note 2) as loan payable as the eventual repayment of the loan proceeds or its forgiveness is contingent upon certain future milestones. As the likelihood of whether or not the Company will ever achieve these milestones cannot be reasonably estimated at this time, the Company records these amounts as loan payable.

Research and Development

Costs relating to the designing and development of new products are expensed as research and development as incurred in accordance with FASB Accounting Standards Codification (“ASC”) 730-10, Research and Development. Research and development costs amounted to $2,503,004, $1,110,434 and $8,805,421 for the six months ended June 30, 2013 and 2012 and for the period from July 5, 2005 (inception) through June 30, 2013, respectively.

Comprehensive Income

Comprehensive income generally represents all changes in stockholders’ equity during the period except those resulting from investments by, or distributions to, stockholders. For the six months ended June 30, 2013 and 2012 and for the period from July 5, 2005 (inception) through June 30, 2013, the Company incurred a comprehensive loss of $11,322, $0, and $33,117, respectively, related to a net unrealized loss on marketable securities.

Stock-Based Compensation

The Company accounts for stock-based employee compensation arrangements in accordance with guidance issued by the FASB, which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors based on estimated fair values.

The Company estimates the fair value of stock-based compensation awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in the Company's statements of operations.

The Company estimates the fair value of stock-based compensation awards using the Black-Scholes model. This model requires the Company to estimate the expected volatility and value of its common stock and the expected term of the stock options; all of which are highly complex and subjective variables. The variables take into consideration, among other things, actual and projected employee stock option exercise behavior. The Company uses an average of historical volatility of similar companies as a basis for its expected volatility. Expected term is computed using the simplified method provided within Securities and Exchange Commission Staff Accounting Bulletin No. 110. The Company has selected a risk-free rate based on the implied yield available on U.S. Treasury securities with a maturity equivalent to the expected term of the options.

F-64

CAPRICOR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012 AND THE PERIOD

FROM JULY 5, 2005 (INCEPTION) THROUGH JUNE 30, 2013

(unaudited)

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Earnings (Loss) per Share

Basic earnings (loss) per share is computed using the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share are computed using the weighted-average number of common shares and dilutive potential common shares outstanding during the period. Dilutive potential common shares, which primarily consist of stock options issued to employees, warrants issued to third parties, and convertible preferred stock, have been excluded from the diluted loss per share calculation because their effect is anti-dilutive.

The following is a schedule of losses attributable to common stockholders for the six months ended June 30, 2013 and 2012:

	For the Six Months Ended June 30,
	2013	2012
Net loss	$(3,041,705)	$(1,059,663)
Less: Preferred stock dividends	(416,716)	(395,240)
Net loss attributable to common stockholders	$(3,458,421)	$(1,454,903)

Fair Value Measurements

Assets and liabilities recorded at fair value in the balance sheet are categorized based upon the level of judgment associated with the inputs used to measure their fair value. The categories are as follows:

Level Input:	Input Definition:

Level I	Inputs are unadjusted, quoted prices for identical assets or liabilities in active markets at the measurement date.
Level II	Inputs, other than quoted prices included in Level I, that are observable for the asset or liability through corroboration with market data at the measurement date.
Level III	Unobservable inputs that reflect management's best estimate of what market participants would use in pricing the asset or liability at the measurement date.

The following table summarizes fair value measurements by level at June 30, 2013 for assets and liabilities measured at fair value on a recurring basis:

	June 30, 2013
	Level I	Level II	Level III	Total

Marketable securities	$2,721,063	$-	$-	$2,721,063

F-65

CAPRICOR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012 AND THE PERIOD

FROM JULY 5, 2005 (INCEPTION) THROUGH JUNE 30, 2013

(unaudited)

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Carrying amounts reported in the balance sheet of cash and cash equivalents, grants receivable, and accounts payable and accrued expenses, approximate fair value due to their relatively short maturity. The carrying amounts of the Company’s marketable securities approximate fair value based on market quotations from national exchanges at the balance sheet date. Interest and dividend income are recognized separately on the income statement based on classifications provided by the brokerage firm holding the investments. The fair value of borrowings is not considered to be significantly different than its carrying amount because the stated rates for such debt reflect current market rates and conditions.

Liquidity

The Company has historically financed its operations from equity financings. Since 2005, the Company has used equity financed cash, government grant income, and a CIRM loan award to finance its research and development activities as well as operational expenses. The Company expects to continue to require external cash investments in 2013 and beyond to continue its operations and development activities.

The accompanying financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and classification of liabilities and commitments in the normal course of business. The Company has generated losses and negative cash flows from operations.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management is evaluating its options to respond to the cash needs of the Company. The Company anticipates that additional equity financings, asset sales, and/or licensing arrangements, co-development arrangements, and the further pursuit of additional grant opportunities will be necessary to continue to fund operations in the future. Should management fail to adequately address the issue, the Company may have to reduce its business activities or curtail its operations. The accompanying financial statements do not reflect any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might result if the Company is unable to continue as a going concern.

2.	LOAN PAYABLE

On February 5, 2013 the Company entered into a Loan Agreement with the California Institute for Regenerative Medicine (“CIRM”) pursuant to which CIRM has agreed to disburse $19,782,136 to the Company over a period of three and one-half years to support Phase II of the Company’s ALLSTAR clinical trial (“Allogeneic Cardiac-Derived Stem Cells for Patients Following a Myocardial Infarction”).

Under the Loan Agreement, the Company is required to repay the CIRM loan with interest at the end of the loan period. The loan also provides for the payment of a Risk Premium whereby the Company is required to pay CIRM a premium up to 500% of the loan amount upon the achievement of certain revenue thresholds. The loan has a term of five years and is extendable annually up to ten years at Capricor’s option if certain conditions are met. The interest rate for the initial term is set at the 1-year LIBOR rate plus 2% (“base rate”), compounded annually, and becomes due at the end of the fifth year. After the fifth year, if the period of the loan is extended and if certain conditions are met, the interest rate will increase by 1% over the base rate each sequential year thereafter, with a maximum increase of 5% over the base rate in the tenth year. CIRM has the right to cease disbursements if a No Go Milestone occurs. Under the terms of the Loan Agreement, CIRM will deduct $36,667 from the initial disbursement to cover its costs in conducting financial due diligence on the Company. CIRM will also deduct $16,667 from each disbursement made in the second and third year of the loan period to cover its costs of continuing due diligence. So long as the Company is not in default, the loan may be forgiven during the term of the project period if the Company abandons the trial due to the occurrence of a No Go Milestone. After the end of the project period, the loan may be forgiven if the Company elects to abandon the project.

F-66

CAPRICOR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012 AND THE PERIOD

FROM JULY 5, 2005 (INCEPTION) THROUGH JUNE 30, 2013

(unaudited)

2.	LOAN PAYABLE (Continued)

The Company will not issue stock, warrants or other equity to CIRM in connection with this award. The due diligence costs to be deducted from each disbursement are capitalized and amortized to general and administrative expenses over the remaining term of the loan. As of June 30, 2013, $36,667 of loan costs were capitalized with $3,056 and $3,056 expensed for the six months ended June 30, 2013 and the period from July 5, 2005 (inception) through June 30, 2013, respectively, with the balance of $33,611 to be amortized over the next 4.6 years.

The timing of the distribution of funds pursuant to the Loan Agreement is contingent upon the availability of funds in the California Stem Cell Research and Cures Fund in the State Treasury, as determined by CIRM in its sole discretion.

On February 6, 2013, the Company received loan proceeds of $857,267, net of loan costs. This loan amount will carry interest at the initial rate 2.77%. For the six months ended June 30, 2013 and for the period from July 5, 2005 (inception) through June 30, 2013, interest expense under the CIRM loan was $9,922 and $9,922, respectively.

3.	CONVERTIBLE PREFERRED STOCK

The Company is authorized to issue 5,426,844 shares of convertible preferred stock (“Preferred Stock”), which is allocated as follows; Series A-1: 940,000 shares, Series A-2: 736,844 shares, and Series A-3: 3,750,000 shares, of which 1,500,000 shares have been issued.

The Preferred Stock accrues cumulative annual dividends and is compounded annually at the rate of 6% of the applicable Series A Purchase Price per share. The dividends shall be payable only if, as and when determined by the Company’s Board of Directors. Each series of preferred stock ranks pari-pasu with each other series of preferred stock, and senior to the common stock of the Company, as to dividends, and upon liquidation, dissolution or a winding up of the Company. In the event of a “Liquidation Event” as such term is defined in the Company’s Fourth Amended and Restated Certificate of Incorporation, before any assets shall be distributed to the holders of common stock, the holders of Preferred Stock shall be entitled to be paid out of the assets available for distribution an amount equal to the applicable Series A Purchase Price plus all accrued and unpaid dividends. Upon conversion of the Preferred Stock, all accrued dividends shall be cancelled. No distribution will be made with respect to common stock until all declared or accrued but unpaid dividends on preferred stock have been paid or set aside for payment. Cumulative dividends as of June 30, 2013 amounted to $2,604,417.

At June 30, 2013, the Preferred Stock has an aggregate liquidation preference of approximately $14,412,000, which includes cumulative dividends. Holders of the Preferred Stock, at their option, may convert their shares into shares of common stock at a ratio of one to one.

The Preferred Stock shall be automatically convertible in the event (i) a registration statement on Form S-1 is declared effective, or such successor form, under the Securities Act, or (ii) a majority of the outstanding Preferred Stock vote to either (a) convert their shares of Preferred stock into shares of common stock, or (b) vote to approve a reverse merger of the Company with and into an existing public company.

Holders of Preferred Stock are entitled to cast the number of votes equal to the number of common shares into which the shares of Preferred Stock held by such holders are convertible as of the record date. The holders of Preferred Stock vote together with the holders of common stock as a single class, except as otherwise specifically required.

F-67

CAPRICOR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012 AND THE PERIOD

FROM JULY 5, 2005 (INCEPTION) THROUGH JUNE 30, 2013

(unaudited)

3.	CONVERTIBLE PREFERRED STOCK (Continued)

Series A-1 Financing

During 2006, the Company issued 940,000 shares of Series A-1 convertible preferred stock, respectively, with a par value of $0.001 per share, for cash proceeds of $3,009,800.

Series A-2 Financing

During 2008 and 2009, the Company issued 736,844 shares of Series A-2 convertible preferred stock, with a par value of $0.001 per share, for cash proceeds of $2,800,000.

Series A-3 Financing

During 2011 and 2012, the Company issued 1,500,000 shares of Series A-3 convertible preferred stock, with a par value of $0.001 per share, for cash proceeds of $6,000,000.

4.	STOCK OPTIONS AND WARRANTS

Warrants

During the year ended December 31, 2009 the Company issued warrants to purchase shares of common stock in conjunction with the issuance of the Series A-2 preferred stock. As of June 30, 2013, the Company has 835,528 warrants outstanding with an exercise price of $7.00 per share. These warrants expire December 31, 2014, unless terminated earlier pursuant to the terms of the warrant agreements.

Stock Options

The Company’s Board of Directors has approved three stock option plans: (i) the 2006 Stock Option Plan, (ii) the 2012 Restated and Amended Equity Incentive Plan (which has superseded the 2006 Stock Option Plan) (the “2012 Plan”), and (iii) the 2012 Non-Employee Director Stock Option Plan (the “2012 Non-Employee Director Plan”).

The 2012 Plan reserves 2,000,000 shares for the grant of stock options, stock appreciation rights, restricted stock awards and performance unit/share awards by the Board of Directors to employees, consultants and other service providers. Included in the 2012 Plan is the 1,000,000 shares that were originally reserved under the 2006 Stock Option Plan. Under the 2012 Plan, each option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Notwithstanding such designation, however, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such options will be treated as Nonstatutory Stock Options.

The 2012 Non-Employee Director Plan reserved 1,300,000 shares for the grant of stock options to members of the Board of Directors, who are not employees of the Company.

Under both plans the exercise price of stock options may not be less than the fair market value of the Company's common stock at the date of the grant as determined by the Company’s Board of Directors. The vesting terms of options issued under the Plans range from immediate vesting up to ratable vesting on the anniversary date of the grant over five years. The Board of Directors determines the price, terms, vesting, and any other conditions of each grant. All options expire ten years after the date of grant.

F-68

CAPRICOR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012 AND THE PERIOD

FROM JULY 5, 2005 (INCEPTION) THROUGH JUNE 30, 2013

(unaudited)

4.	STOCK OPTIONS AND WARRANTS (Continued)

As of June 30, 2013, there were options granted and outstanding to purchase 2,179,847 shares of Common Stock under the Plans to employees and non-employees. During the six months ended June 30, 2013 and 2012, 406,312, and 1,237,290 options were granted to employees and non-employees under the Plans, respectively.

Upon the closing of each qualified financing until such time that the Company has reached the threshold of $10,000,000 (including the $6,000,000 already received from the sale of Series A-3 Preferred Stock, one of the Directors is entitled to receive an additional option to purchase that number of shares of the Company common stock necessary to maintain his equity position at 10% of the outstanding shares of the Company’s stock on a fully diluted basis

The following is a schedule summarizing stock option activity for the six months ended June 30, 2013:

	Number of	Weighted-Average
	Options	Exercise Price
Outstanding at January 1, 2013	1,773,535	$0.76
Granted	406,312	0.64
Exercised	-	-
Outstanding at June 30, 2013	2,179,847	$0.74
Exercisable at June 30, 2013	976,943	$0.76

For the options granted during the six months ended June 30, 2013 and 2012, the estimated weighted average fair value of the stock options ranged from $0.48 to $0.61 and $0.56 to $0.62 per share, respectively, and was calculated using Black-Scholes pricing model based on the following assumptions:

	June 30, 2013	June 30, 2012
Risk-free interest rate	0.77% - 1.34%	0.82% - 1.34%
Volatility	100%	100%
Term	6 - 7 years	5 - 7 years
Dividend yield	0%	0%

As of June 30, 2013, the total unrecognized fair value compensation cost related to non-vested stock options was $683,081 which is expected to be recognized over 3.9 years.

F-69

CAPRICOR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012 AND THE PERIOD

FROM JULY 5, 2005 (INCEPTION) THROUGH JUNE 30, 2013

(unaudited)

4.	STOCK OPTIONS AND WARRANTS (Continued)

Information about stock options outstanding at June 30, 2013 is summarized below:

Stock Options Outstanding
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price
$0.32 - $0.38	48,500	5.31 Years	$0.34
$0.61	304,932	9.81 Years	$0.61
$0.75 - $0.76	1,799,415	8.13 Years	$0.75
$1.80	27,000	5.45 Years	$1.80

Stock Options Exercisable
Exercise Price	Number Exercisable	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price
$0.32 - $0.38	42,500	5.05 Years	$0.34
$0.75 - $0.76	907,443	8.55 Years	$0.75
$1.80	27,000	5.45 Years	$1.80

Stock-based compensation expense recognized for employees, directors and consultants for the six months ended June 30, 2013 and 2012 and for the period from July 5, 2005 (inception) through June 30, 2013 was $106,151, $208,009 and $508,681, respectively, and is included in general and administrative expenses.

5.	CONCENTRATIONS

Cash Concentration

The Company has historically maintained checking accounts at one financial institution. These accounts are insured by the Federal Deposit Insurance Corporation up to $250,000. Historically, the Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

6.	COMMITMENTS AND CONTINGENCIES

Leases

The Company leased space for its corporate offices pursuant to a non-cancelable operating lease that expired on June 30, 2013 (the “Lease”). The Lease was amended to cover different premises within the same building and extended the term for an additional two year period beginning July 1, 2013. The monthly payment will be for $16,620 per month for the first twelve months of the extended term, and increased to $17,285 per month for the second twelve months of the term. The Company also leases research facilities from Cedar-Sinai Medical Center, a shareholder of the Company, currently on a month-to-month basis.

Total rent expense to unrelated parties for the six months ended June 30, 2013 and 2012 and for the period from July 5, 2005 (inception) through June 30, 2013 was $54,816, $23,348 and $116,598, respectively. Total rent expense to the related party for the six months ended June 30, 2013 and 2012 and for the period from July 5, 2005 (inception) through June 30, 2013 was $27,324, $27,324, and $296,010, respectively.

F-70

CAPRICOR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012 AND THE PERIOD

FROM JULY 5, 2005 (INCEPTION) THROUGH JUNE 30, 2013

(unaudited)

7.	LICENSE AGREEMENTS

The University License Agreement

In June 2006, the Company entered into a License Agreement with Università Degli Studi Di Roma “La Sapienza” (“University of Rome”) for certain intellectual property rights. The Company paid the University of Rome a License Fee and there are ongoing Minimum Annual Royalties required to be paid under the License Agreement. The Company is also obligated to pay a percentage of all royalties received as a result of sublicenses granted.

The Johns Hopkins University License Agreement

In June 2006, the Company entered into a License Agreement with The Johns Hopkins University (“JHU”) for certain intellectual property rights. Upon execution of the License Agreement, JHU was paid an initial license payment and thereafter, the Company is required to pay minimum annual royalties on the anniversary dates of the License Agreement. The minimum annual royalties are creditable against running royalties on net sales of products and net service revenues which the Company is also required to pay under the License Agreement. In addition, the Company is required to pay a certain percentage of consideration received by the Company from sublicenses granted and the Company is also required to pay JHU certain defined development milestone payments upon the successful completion of certain phases of the Company’s clinical studies and upon receiving FDA approval. Milestone payments range from $100,000 at the time Phase I is complete to $1,000,000 if FDA approval has been received.

Cedar-Sinai Medical Center

In April 2010, the Company entered into a License Agreement with Cedar-Sinai Medical Center (“CSMC”), a shareholder, for certain intellectual property rights. Upon execution of the License Agreement, Capricor was required to make an initial payment to CSMC and to reimburse CSMC for certain fees and costs incurred in connection with the prosecution of the patent rights. Under the terms of the License Agreement, the Company is required to pay a royalty on sales of royalty bearing products as well as a percentage of consideration received from any sublicenses or other grant of rights. Under the terms of the Licensing Agreement, the Company is also required to meet certain spending and development milestones. In 2010, Capricor discontinued its research under some of the patents. In 2013, the CSMC License Agreement was amended resulting in a reduction in the percentage of sublicense fees which will be payable to CSMC.

8.	RELATED PARTY TRANSACTIONS

Lease and Sub-Lease Agreements

The Company leases space for its research facilities from CSMC, a shareholder. See note 6.

Beginning May 1, 2012, the Company subleased part of its office space to Reprise Medical Technologies, LLC, an entity owned by the Company’s Executive Chairman for $2,500 per month. The sublease is on a month-to-month basis. The Company recognized $15,000, $0, and $35,000 in sublease income from the related party during the six months ended June 30, 2013 and 2012, and for the period from July 5, 2005 (inception) through June 30, 2013, respectively. Sublease income is recorded as a reduction to general and administrative expenses.

Sub-Award Agreement

Effective January 30, 2012, the Company entered into a sub-award agreement with CSMC. Sub-award payments totaling $210,522, $183,654 and $464,157 were paid to CSMC during the six months ended June 30, 2013 and 2012, and for the period from July 5, 2005 (inception) through June 30, 2013, respectively. At June 30, 2013 the Company has sub-awards payable of $62,697.

F-71

CAPRICOR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012 AND THE PERIOD

FROM JULY 5, 2005 (INCEPTION) THROUGH JUNE 30, 2013

(unaudited)

Labor and Supply Costs

During the six months ended June 30, 2013 and 2012, and for the period from July 5, 2005 (inception) through June 30, 2013, the Company has paid CSMC for costs relating to labor and supplies totaling $8,401, $0 and $49,646 respectively.

Payables to Related Party

At June 30, 2013 and December 31, 2012, the Company had accounts payable and accrued expenses, which excludes the sub-award payable, to CSMC totaling $221,385 and $164,484, respectively.

9.	SUBSEQUENT EVENTS

On August 21, 2013, the Company was approved for a Phase IIB grant through the NIH Small Business Innovation Research program for Continuing development of the Company’s CAD-1002 product. Under the terms of the grant, approximately $2,879,437 will be disbursed over 3 years, subject to annual and quartely report requirements.

Entry into an Agreement and Plan of Merger

On July 7, 2013, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Nile Therapeutics, Inc., a Delaware corporation (“Nile”) and Nile’s wholly-owned subsidiary, Bovet Merger Corporation, a Delaware corporation (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company. The Company will continue to exist as the surviving corporation and after the merger, Merger Sub will cease to exist. After the merger is consummated, the Company will become a wholly-owned subsidiary of Nile and the name “Nile Therapeutics, Inc.” will be changed to “Capricor Therapeutics, Inc.” The merger is subject to customary conditions of closing. There can be no assurance that the conditions to closing will be fulfilled or that the merger will ultimately be consummated.

Immediately prior to the consummation of the merger, each outstanding share of the Company’s Series A-1, A-2 and A-3 Preferred Stock will be converted into one share of the Company’s common stock.

At the consummation of the merger, each share of the Company’s common stock outstanding immediately prior to the Closing shall be converted into the right to receive that number of shares of the common stock of Nile, $0.001 par value per share equal to the Applicable Multiplier (as defined in the Merger Agreement). The issued and outstanding shares of Capricor common stock immediately prior to the Closing, calculated on a fully diluted basis, shall represent ninety percent (90%) of the outstanding shares of Nile common stock immediately following the Closing, calculated on a fully diluted basis. For accounting purposes, the Merger is expected to be accounted for as a reverse merger with Capricor as the accounting acquiror and Nile as the legal acquiree (legal acquiror).

In the event the Company enters into one or more agreements with respect to issuances of the Company’s common or preferred stock or securities convertible into Capricor common or preferred stock in connection with a bona fide, arm’s length financing transaction, in each case following the date of the Merger Agreement and prior to the Closing, the number of such Capricor shares issued (or deemed issued) pursuant to such transaction shall be excluded from the calculation of fully diluted basis of the Company. Instead, any such shares shall dilute the holders of Capricor common stock and Nile common stock on a pro rata basis as if issued (or deemed issued) following the Closing.

At the closing, each then outstanding Capricor Stock Option, whether vested or unvested, shall be assumed by Nile in accordance with the terms (as in effect as of the date hereof) of the Capricor Stock Option Plan or Equity Incentive Plan, as applicable, and the Stock Option Agreement under which such Option was issued. All rights with respect to Capricor common stock under outstanding Capricor Options shall thereupon be converted into rights with respect to Nile common stock. (See Additional information in the Proxy Statement).

F-72

APPENDIX A

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

by and among

NILE THERAPEUTICS, INC.,

BOVET MERGER CORP.,

and

CAPRICOR, INC.

DATED JULY 7, 2013

[AS AMENDED SEPTEMBER 27, 2013]

AGREEMENT AND PLAN
OF MERGER AND REORGANIZATION

This Agreement and Plan of Merger and Reorganization is made and entered into as of July 7, 2013, by and among Nile Therapeutics, Inc., a Delaware corporation (“Parent”), Bovet Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and Capricor, Inc., a Delaware corporation (the “Company”). For purposes of this Agreement, the terms contained in Exhibit A hereto shall have the respective meanings set forth therein.

Recitals

Whereas, Parent, Merger Sub and the Company intend to effect a merger of Merger Sub with and into the Company (the “Merger”) in accordance with this Agreement and the General Corporation Law of the State of Delaware (the “DGCL”);

Whereas, upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly-owned subsidiary of Parent;

Whereas, it is intended that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”); and

Whereas, the respective boards of directors of Parent, Merger Sub and the Company have approved, adopted and declared advisable this Agreement and the Merger.

Now, Therefore, in consideration of the foregoing and the respective covenants, agreements and representations and warranties set forth herein, the parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE I
Description of Transaction

Section 1.1           Merger of Merger Sub into the Company. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the “Surviving Corporation”).

Section 1.2           Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL.

A-1

Section 1.3           Closing; Effective Time. Unless otherwise mutually agreed in writing between Parent and the Company, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Paul Hastings LLP, 1117 S. California Avenue, Palo Alto, California 94304, at 9:00 A.M. (Pacific Time) on the second (2nd) Business Day following the day on which the last to be satisfied or waived of the conditions set forth in Articles V and VI shall be satisfied or waived in accordance with this Agreement (other than those conditions that by their terms are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction or waiver of such conditions at the Closing). The date on which the Closing actually takes place is referred to in this Agreement as the “Closing Date.” Contemporaneously with or as promptly as practicable after the Closing, a certificate of merger conforming to the requirements of the DGCL and substantially in the form of Exhibit B (the “Certificate of Merger”) shall be duly executed by the Company and shall be filed with the Secretary of State of the State of Delaware. The Merger shall become effective upon the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or such other date and time as Parent and the Company may mutually agree and include in the Certificate of Merger (the “Effective Time”).

Section 1.4           Certificate of Incorporation and Bylaws; Directors and Officers.

(a)          At the Effective Time, the certificate of incorporation of the Company shall be amended as a result of the Merger so as to read in its entirety as set forth in Exhibit C, and, as so amended, shall be the certificate of incorporation of the Surviving Corporation from and after the Effective Time, until thereafter changed or amended as provided therein or by applicable Law.

(b)          At the Effective Time, the bylaws of the Company shall be amended so as to read in their entirety as set forth in Exhibit D, and, as so amended, shall be the bylaws of the Surviving Corporation from and after the Effective Time, until thereafter changed or amended as provided therein or by applicable Law.

(c)          From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Law, (i) the directors of the Company immediately prior to the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation.

Section 1.5           Conversion of Company Preferred Stock Prior to the Effective Time. Immediately prior to the Effective Time (and pursuant to the Company Constituent Documents and applicable Law), (a) each share of Series A-1 Preferred Stock issued and outstanding as of such time shall be converted into one share of Company Common Stock, (b) each share of Series A-2 Preferred Stock issued and outstanding as of such time shall be converted into one share of Company Common Stock, and (c) each share of Series A-3 Preferred Stock issued and outstanding as of such time shall be converted into one share of Company Common Stock, in each case in accordance with the terms thereof. Following the Effective Time, certificates representing shares of Company Preferred Stock prior to the conversions contemplated in the foregoing sentence shall, for purposes of Section 1.9 below, be deemed to represent the number of shares of Company Common Stock into which such shares of Company Preferred Stock shall have been converted. The Company shall take all action that may be necessary (under the Company Constituent Documents and otherwise) to effectuate the conversions described in this Section 1.5.

A-2

Section 1.6           Conversion of Shares.

(a)          At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:

(i)          each share of Company Common Stock then held by the Company (or held in the Company’s treasury) shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(ii)         each share of Company Common Stock then held by Parent, Merger Sub or any other wholly-owned Subsidiary of Parent shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(iii)        except as provided in clauses “(i)” and “(ii)” above and subject to Sections 1.9(b) and 1.10, each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive that number of shares of the common stock of Parent, $0.001 par value per share (“Parent Common Stock”), equal to the Applicable Multiplier; the issued and outstanding shares of Company Common Stock immediately prior to the Effective Time, calculated on a Fully Diluted Basis, shall represent ninety percent (90%) of the outstanding shares of Parent Common Stock immediately following the Effective Time, calculated on a Fully Diluted Basis; and

(iv)        each share of the common stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

     (b)          If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock shall accordingly be marked with appropriate legends. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

     (c)          In the event the Company enters into one or more agreements with respect to issuances of Company Common Stock or Company Preferred Stock or securities convertible into Company Common Stock or Company Preferred Stock in connection with a bona fide, arm’s length financing transaction, in each case following the date of this Agreement and prior to the Effective Time, the number of such Company shares issued (or deemed issued) pursuant to such transaction shall be excluded from the calculation of Fully Diluted Basis of the Company. Instead, any such shares shall dilute the holders of Company Common Stock and Parent Common Stock on a pro rata basis as if issued (or deemed issued) following the Effective Time.

A-3

Section 1.7           Company Stock Options. At the Effective Time, each then outstanding Company Option, whether vested or unvested, shall, as part of the Merger, be assumed by Parent in accordance with the terms (as in effect as of the date hereof) of such Company Stock Option Plan under which such Company Option was issued and the stock option agreement by which such Company Option is evidenced. All rights with respect to Company Common Stock under outstanding Company Options shall thereupon be converted into rights with respect to Parent Common Stock. Accordingly, from and after the Effective Time, (i) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such assumed Company Option shall be equal to the number of shares of Company Common Stock that were subject to such Company Option immediately prior to the Effective Time multiplied by the Applicable Multiplier, rounded down to the nearest whole number of shares of Parent Common Stock, (iii) the per share exercise price for the Parent Common Stock issuable upon exercise of each such assumed Company Option shall be determined by dividing the exercise price per share of Company Common Stock subject to such Company Option, as in effect immediately prior to the Effective Time, by the Applicable Multiplier, and rounding the resulting exercise price up to the nearest whole cent, (iv) all restrictions on the exercise of each such assumed Company Option shall continue in full force and effect, and (v) the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged; provided however, that each such assumed Company Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Parent after the Effective Time. The Company and Parent shall take all action that may be necessary (under the Company Stock Option Plans and otherwise) to effectuate the provisions of this Section 1.7.

Section 1.8           Closing of the Company’s Transfer Books. At the Effective Time, holders of certificates representing shares of capital stock of the Company that were outstanding immediately prior to the Effective Time (“Company Stock Certificates”) shall cease to have any rights as stockholders of the Company, and the stock transfer books of the Company shall be closed with respect to all shares of such capital stock of the Company outstanding immediately prior to the Effective Time. No further transfer of any such shares of capital stock of the Company shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid Company Stock Certificate is presented to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.9.

Section 1.9           Exchange of Certificates.

(a)          At or prior to the Effective Time, Parent shall deposit with Parent’s transfer agent or another bank or trust company designated by Parent and reasonably acceptable to the Company (the “Exchange Agent”), for the benefit of the holders of Company Stock Certificates, certificates representing the shares of Parent Common Stock issuable pursuant to Section 1.6(a)(iii) in exchange for outstanding shares of Company Common Stock (the shares of Parent Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time, being hereinafter referred to as the “Exchange Fund”). At or prior to the Effective Time, Parent shall also deposit with the Exchange Agent, for the benefit of holders of Company Stock Certificates, cash in an amount sufficient to make payments for fractional shares required pursuant to Section 1.9(b).

A-4

(b)          As soon as practicable after the Effective Time, Parent shall cause the Exchange Agent to send to each registered holder of a Company Stock Certificate a letter of transmittal (which shall be in customary form and contain such provisions as Parent may reasonably specify) and instructions for use in effecting the surrender of Company Stock Certificates in exchange for the Merger Consideration. Upon surrender of a Company Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent, the Exchange Agent shall deliver to the holder of such Company Stock Certificate a certificate representing that number of shares of Parent Common Stock that such holder has the right to receive pursuant to Section 1.6(a)(iii); provided, however, that the certificates representing Parent Common Stock to be delivered to the holder of a Company Stock Certificate shall represent only whole shares of Parent Common Stock. In lieu of any fractional shares to which such holder would otherwise be entitled, after combining any fractional interests of such holder into as many whole shares as is possible, the holder of such Company Stock Certificate shall be paid in cash an amount equal to the dollar amount (rounded to the nearest whole cent) determined by multiplying the Parent Average Trading Price by the fraction of a share of Parent Common Stock that would otherwise be deliverable to such holder.

(c)          All Company Stock Certificates surrendered pursuant to this Section 1.9 shall be canceled. Until surrendered as contemplated by this Section 1.9, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive the Merger Consideration in accordance with this Agreement. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock or the payment of cash in lieu of fractional shares, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an affidavit and indemnity in form satisfactory to Parent against any claim that may be made against Parent or the Surviving Corporation with respect to such Company Stock Certificate.

(d)          No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional share shall be paid to any such holder, until such holder surrenders such Company Stock Certificate in accordance with this Section 1.9 (at which time such holder shall be entitled to receive all such dividends and distributions and such cash payment).

(e)          Each of Parent, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement such amounts as it reasonably determines that it is required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law and to collect Forms W-8 or W-9, as applicable, or similar information from the holders of Company Common Stock and any other recipients of payments hereunder. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

A-5

(f)          Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Stock for one (1) year after the Effective Time shall be delivered to Parent, upon demand, and any holder of Company Common Stock who has not previously complied with this Section 1.9 shall thereafter look only to Parent, as a general unsecured creditor, for payment of its claim for shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to shares of Parent Common Stock.

(g)          Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of capital stock of the Company for any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law. If any Company Stock Certificate shall not have been surrendered prior to one year after the Effective Time (or immediately prior to such earlier date on which any shares of Parent Common Stock and any cash payable to the holder of such Company Stock Certificate or any dividends or distributions payable to the holder of such Company Stock Certificate pursuant to this Section 1.9 would otherwise escheat to or become the property of any Governmental Body), any such shares of Parent Common Stock, or cash, dividends or distributions in respect of such Company Stock Certificate, shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

Section 1.10         Dissenters’ Rights. Notwithstanding anything in this Agreement to the contrary, shares of capital stock of the Company held by a holder who, pursuant to Section 262 of the DGCL, has the right to dissent to the Merger and demand payment for such shares and properly dissents and demands payment for the fair value of such shares of capital stock of the Company (“Dissenting Shares”) in accordance with the DGCL, shall not be converted into the right to receive Parent Common Stock as set forth in Section 1.6, unless such holder withdraws, fails to perfect or otherwise loses such holder’s right to such payment, if any. If, after the Effective Time, such holder withdraws, fails to perfect or loses any such right to payment, such holder’s Dissenting Shares shall be treated as having been converted as of the Effective Time into the right to receive the portion of the total Merger Consideration. At the Effective Time, any holder of Dissenting Shares shall cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL and as provided in the immediately preceding sentence. The Company shall give prompt notice to Parent of any demands received by the Company for appraisal of shares of capital stock of the Company and the opportunity to participate in all negotiations and proceedings with respect to any such demand. Except to the extent otherwise required by the DGCL, the Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless Parent shall have consented in writing to such payment or settlement offer.

Section 1.11         Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the Treasury Regulations.

A-6

Section 1.12         Further Action. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement and any agreement entered into in connection herewith or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

ARTICLE II
Representations and Warranties of the Company

Except as set forth on the Company Disclosure Schedule, the Company hereby represents and warrants to Parent as follows, as of the date hereof and as of the Closing Date, as set forth below.

Section 2.1               Organization; Standing and Power; Subsidiaries.

(a)          The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction listed in Section 2.1(a) of the Company Disclosure Schedule, which jurisdictions constitute as of the date hereof the only jurisdictions in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary or advisable, except where the failure to be so qualified would not have a Company Material Adverse Effect.

(b)          The Company has no Subsidiaries and does not own, and has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity or other financial interest in, any Entity. The Company has not agreed and is not obligated to make any future investment in or capital contribution to any Entity. Neither the Company nor any of its stockholders has ever approved, or commenced any proceeding or made any election contemplating, the dissolution or liquidation of the business or affairs of the Company.

Section 2.2           Authority; Binding Nature of Agreement. The Company has the requisite corporate right, power and authority to enter into and to perform its obligations under this Agreement and any Company Related Agreement to which it is a party, and the execution, delivery and performance by the Company of this Agreement and any Company Related Agreement to which it is a party have been duly authorized by all necessary corporate action on the part of the Company (subject, in the case of the Merger, to the approval and adoption of this Agreement by the Required Company Stockholder Vote). This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies (clause (a) and (b) being referred to herein as the “Bankruptcy and Equity Exception”). Upon the execution and delivery by or on behalf of the Company of each Company Related Agreement to which it is a party, such Company Related Agreement will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception.

A-7

Section 2.3           Absence of Restrictions and Conflicts; Required Consents. Neither the execution, delivery or performance by the Company of this Agreement or any of the Company Related Agreements, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement or any of the Company Related Agreements, will directly or indirectly (with or without the giving of notice or the lapse of time or both):

(a)          contravene, conflict with or result in a violation of any provision of any Company Constituent Document;

(b)          contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or any of the Company Related Agreements or to exercise any remedy or obtain any relief under, any Law or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned, used or controlled by the Company, is subject, other than such contravention, conflict or violation which would not, individually or in the aggregate, have a Company Material Adverse Effect;

(c)          contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of the Company or to any of the assets owned, used or controlled by the Company, other than such contravention, conflict or violation which would not, individually or in the aggregate, have a Company Material Adverse Effect; or

(d)          contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Company Contract, or (ii) modify, terminate, or accelerate any right, liability or obligation of the Company under any such Company Contract, or charge any fee, penalty or similar payment to the Company under any such Company Contract, other than such contravention, conflict or violation which would not, individually or in the aggregate, have a Company Material Adverse Effect.

Except as set forth in Section 2.3 of the Company Disclosure Schedule, no filing with, notice to or consent from any Person is required in connection with (i) the execution, delivery or performance of this Agreement or any of the Company Related Agreements, or (ii) the consummation of the Merger or any of the other transactions contemplated by this Agreement or any of the Company Related Agreements, except for such filings, notices or consents, the failure to obtain, give or make which would not reasonably be expected to have a Company Material Adverse Effect.

A-8

Section 2.4           Capitalization.

(a)          The authorized capital stock of the Company consists of (i) 10,074,450 shares of Company Common Stock, of which 1,812,078 shares have been issued and are outstanding as of the date hereof and (ii) 5,426,844 shares of Company Preferred Stock, 940,000 of which have been designated “Series A-1 Preferred Stock” and 940,000 of which are issued and are outstanding, 736,844 of which have been designated “Series A-2 Preferred Stock” and 736,844 of which are issued and are outstanding, 3,750,000 of which have been designated “Series A-3 Preferred Stock” and 1,500,000 of which are issued and are outstanding. Each share of Company Preferred Stock is convertible into one share of Company Common Stock. The Company has reserved 5,426,844 shares of Company Common Stock for issuance upon conversion of the Company Preferred Stock. All of the outstanding shares of Company Common Stock and Company Preferred Stock have been duly authorized and validly issued, and are fully paid and non-assessable.

(b)          The Company has reserved 3,300,000 shares of Company Common Stock for issuance under the Company Stock Option Plans, of which options to purchase 2,179,847 shares are outstanding as of the date hereof. Section 2.4(b) of the Company Disclosure Schedule accurately sets forth, with respect to each Company Option outstanding as of the date hereof (whether vested or unvested) (i) the name of the holder of such Company Option, (ii) the total number of shares of Company Common Stock that are subject to such Company Option and the number of shares of Company Common Stock with respect to which such Company Option is immediately exercisable, (iii) the date on which such Company Option was granted and the term of such Company Option, and (iv) the exercise price per share of Company Common Stock purchasable under such Company Option.

(c)          The Company has reserved 835,528 shares of Company Common Stock for issuance upon the exercise of certain warrants (the “Company Warrants”) issued by the Company, which Company Warrants by their terms terminate upon a merger or consolidation of the Company.

(d)          Except for that which is set forth in Section 2.4(d) of the Company Disclosure Schedule and the conversion privileges of the Company Preferred Stock and the Company Options granted pursuant to the Company Stock Option Plans and the Company Warrants, there is no (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of capital stock or other securities of the Company, (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of capital stock or other securities of the Company, (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities of the Company or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company (clauses (i) through (iv) above, collectively “Company Rights”). The Company has not issued any debt securities which grant the holder thereof any right to vote on, or veto, any actions by the Company.

(e)          Other than as set forth in this Section 2.4 and those options that are issued between the date hereof and the Closing Date, there are no other outstanding grants of shares of Company Common Stock or options to purchase Company Common Stock. There are no outstanding shares of Company Common Stock that constitute restricted stock or other outstanding equity incentives relating to Company Common Stock or other capital stock of the Company, whether or not made pursuant to the Company Stock Option Plans.

A-9

(f)          Except as set forth in Section 2.4(f) of the Company Disclosure Schedule, the Company is not a party to or bound by any, and to the Knowledge of the Company, there are no, agreements or understandings with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any shares of capital stock or other equity interests of the Company.

Section 2.5           Title to and Sufficiency of Assets. The Company has good, valid, transferable and marketable title to, or valid leasehold interests in, all of its properties and assets, in each case free and clear of all Encumbrances, except for Permitted Encumbrances.

Section 2.6           Properties.

(a)          The Company does not own, and has never owned, any real property. The Company is not obligated and does not have an option to acquire an ownership interest in any real property.

(b)          Section 2.6(b) of the Company Disclosure Schedule includes a true, correct and complete list of parcels of real property of which the Company is the lessee or sublessee (together with all fixtures and improvements thereon) and the leases under which such real property is leased, subleased or licensed, including all amendments or modifications to such leases. Section 2.6(b) of the Company Disclosure Schedule includes a true, correct and complete list of all subleases of real property under which the Company is the sublessor, including all amendments or modifications to such subleases. To the Knowledge of the Company, the Company is not in violation of any zoning, building, safety or environmental ordinance, acquisition or requirement or Law applicable to the real property leased by it.

Section 2.7           Intellectual Property. Section 2.7 of the Company Disclosure Schedule contains a true, correct and complete list of all Company Registered Intellectual Property.

Section 2.8           Contracts.

(a)          Section 2.8(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of the following Contracts currently in force to which the Company is a party:

(i)          each Contract relating to the acquisition, transfer, use, development, sharing or license of any technology or any Intellectual Property, except for licenses to use shrink wrap or off the shelf software;

A-10

(ii)         all Contracts that (A) limit, or purport to limit, the ability of the Company, or any officers, directors, employees, stockholders or other equity holders, agents or representatives of the Company (in their capacities as such) to compete in any line of business or with any Person or in any geographic area or during any period of time, (B) would by their terms purport to be binding upon or impose any obligation upon Parent or any of its Affiliates (other than the Surviving Corporation), (C) contain any so called “most favored nation” provisions or any similar provision requiring the Company to offer a third party terms or concessions (including levels of service or content offerings) at least as favorable as offered to one or more other parties, or (D) provide for “exclusivity,” preferred treatment or any similar requirement or under which the Company is restricted, or which after the Closing would restrict Parent or any of its Affiliates, with respect to distribution, licensing, marketing, co-marketing or development;

(iii)        each Contract creating or involving any sales agency relationship or distribution arrangement;

(iv)        bonds, debentures, notes, credit or loan agreements or loan commitments, mortgages or other similar Contracts relating to the borrowing of money or the deferred purchase price of property or binding upon any properties or assets (real, personal or mixed, tangible or intangible) of the Company;

(v)         each Contract relating to the creation of any Encumbrance with respect to any asset of the Company;

(vi)        each Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, or any surety arrangement;

(vii)       each Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities, except for those Contracts identified elsewhere under this Section 2.8;

(viii)      each Contract constituting or relating to a Government Contract or Government Bid;

(ix)         each Contract providing for “earn outs,” “performance guarantees” or other similar contingent payments, by or to the Company, excluding indemnification agreements or indemnification provisions contained in Contracts to which the Company is a party;

(x)          Contracts for capital expenditures or the acquisition or construction of fixed assets requiring the payment by the Company of an amount in excess of $25,000;

(xi)         Contracts granting any Person an option or a right of first refusal, first-offer or similar preferential right to purchase or acquire any assets of the Company; and

(xii)        Contracts for the granting or receiving of a license, sublicense or franchise or under which any Person is obligated to pay or has the right to receive a royalty, license fee, franchise fee or similar payment.

(b)          To the Knowledge of the Company, each Company Contract is valid and in full force and effect, is enforceable by the Company in accordance with its terms, and after the Effective Time will continue to be legal, valid, binding and enforceable on identical terms. The consummation of the transactions contemplated by this Agreement shall not (either alone or upon the occurrence of additional acts or events) result in any payment or payments becoming due from the Company, the Surviving Corporation, Parent or any of its Affiliates to any Person or give any Person the right to terminate or alter the provisions of any Company Contract other than such payment which would not, individually or in the aggregate, have a Company Material Adverse Effect.

A-11

(c)          To the Knowledge of the Company, except as set forth on Section 2.8(c) of the Company Disclosure Schedule, the Company has not violated or breached, or committed any default under, any Company Contract, and, to the Knowledge of the Company, no other Person has violated or breached, or committed any default under, any Company Contract, other than such violations, breach or default which would not, individually or in the aggregate, have a Company Material Adverse Effect.

(d)          To the Knowledge of the Company, except as set forth on Section 2.8(d) of the Company Disclosure Schedule, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (i) result in a violation or breach of any of the provisions of any Company Contract, (ii) give any Person the right to declare a default or exercise any remedy under any Company Contract, (iii) give any Person the right to accelerate the maturity or performance of any Company Contract or (iv) give any Person the right to cancel, terminate or modify any Company Contract, other than such violation, breach, default or other occurrence which would not, individually or in the aggregate, have a Company Material Adverse Effect.

(e)          Except as set forth on Section 2.8(e) of the Company Disclosure Schedule, the Company has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Company Contract.

Section 2.9           Compliance with Laws; Governmental Authorizations.

(a)          Except as set forth on Section 2.9(a) of the Company Disclosure Schedule, the Company is, and has at all times been, in compliance with all applicable Laws, other than such non-compliance which would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Law.

(b)          Section 2.9(b) of the Company Disclosure Schedule identifies each Governmental Authorization held by the Company. To the Knowledge of the Company, the Governmental Authorizations held by the Company are valid and in full force and effect. To the Knowledge of the Company, the Company is in compliance with the terms and requirements of the Governmental Authorizations held by the Company, other than such non-compliance which would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company has not received any notice or other communication from any Governmental Body regarding (i) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

A-12

Section 2.10         Tax Matters.

(a)          All Tax Returns due to have been filed by the Company through the date hereof in accordance with all applicable Laws (pursuant to an extension of time or otherwise) have been duly filed and are true, correct and complete in all respects. All Taxes, deposits and other payments for which the Company has liability (whether or not shown on any Tax Return) have been paid in full or are accrued as liabilities for Taxes on the books and records of the Company, as applicable.

(b)          No claims have been asserted and no proposals or deficiencies for any Taxes of the Company are being asserted, proposed or, to the Knowledge of the Company, threatened, and no audit or investigation of any Tax Return of the Company is currently underway, pending or threatened.

(c)          The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

Section 2.11         Environmental Matters.

(a)          To the Knowledge of the Company, the Company is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by the Company of all Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof, other than such non-compliance which would not, individually or in the aggregate, have a Company Material Adverse Effect.

(b)          The Company has not received any notice or other communication (in writing or otherwise) that alleges that the Company is not in compliance with any Environmental Law, and, to the Knowledge of the Company, there are no circumstances that may prevent or interfere with the Company’s compliance with any Environmental Law in the future.

(c)          To the Knowledge of the Company, no current or prior owner of any property leased or controlled by the Company has received any notice or other communication (in writing or otherwise) that alleges that such current or prior owner or the Company is not in compliance with any Environmental Law.

(d)          The Company has not entered into or agreed to enter into, or has any present intent to enter into, any consent decree or order, and the Company is not subject to any judgment, decree or judicial or administrative order relating to compliance with, or the cleanup of Materials of Environmental Concern under, any applicable Environmental Law.

A-13

Section 2.12         Company Financial Statements.

(a)          Section 2.12 of the Company Disclosure Schedule includes a complete copy of the Company’s audited balance sheet, income statement and statement of cash flows as of and for the years ended December 31, 2011 and December 31, 2012 (collectively, the “Company Financial Statements”). Except as specifically described in Section 2.12 of the Company Disclosure Schedule, the Company Financial Statements (i) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered, and (ii) fairly present, in all material respects, the financial position of the Company as of the respective dates thereof and the Company’s results of operations for the periods covered thereby. Except as required by GAAP, the Company has not, between the last day of its most recently ended fiscal year and the date of this Agreement, made or adopted any material change in its accounting methods, practices or policies in effect on such last day of its most recently ended fiscal year.

(b)          There are no known liabilities or obligations of the Company of any kind whatsoever (absolute, accrued, contingent, determined, determinable or otherwise), and to the Knowledge of the Company, there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a liability or obligation, except such liabilities or obligations (i) that are fully reflected or provided for in the Company Financial Statements or the notes thereto, or (ii) that have arisen in the ordinary course of business, consistent with past practice, since December 31, 2012 and of a type reflected or provided for in the Company Financial Statements, which in the aggregate are not in excess of $25,000.

Section 2.13         Legal Proceedings; Orders.

(a)          There is no pending Legal Proceeding, and to the Knowledge of the Company, no Person has threatened to commence any Legal Proceeding: (i) that involves the Company or any of the assets owned, used or controlled by the Company or any Person whose liability the Company has or may have retained or assumed, either contractually or by operation of law, or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement or any of the Company Related Agreements. Except as set forth in the Company Disclosure Statement, to the Knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding, other than such condition or circumstance which would not, individually or in the aggregate, have a Company Material Adverse Effect.

(b)          There is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject. To the Knowledge of the Company, no officer or other employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of the Company.

Section 2.14         Finder’s Fee. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger or this Agreement or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company, or officer, member, director or employee of the Company, or any Affiliate of the Company.

Section 2.15         Certain Payments. Neither the Company nor, to the Knowledge of the Company, any manager, officer, employee, agent or other Person associated with or acting for or on behalf of the Company, has at any time, directly or indirectly:

A-14

(a)          used any corporate funds (i) to make any unlawful political contribution or gift or for any other unlawful purpose relating to any political activity, (ii) to make any unlawful payment to any governmental official or employee, or (iii) to establish or maintain any unlawful or unrecorded fund or account of any nature;

(b)          made any false or fictitious entry, or failed to make any entry that should have been made, in any of the books of account or other records of the Company;

(c)          made any payoff, influence payment, bribe, rebate, kickback or unlawful payment to any Person;

(d)          performed any favor or given any gift which was not deductible for federal income tax purposes;

(e)          made any payment (whether or not lawful) to any Person, or provided (whether lawfully or unlawfully) any favor or anything of value (whether in the form of property or services, or in any other form) to any Person, for the purpose of obtaining or paying for (i) favorable treatment in securing business, or (ii) any other special concession; or

(f)          agreed, committed, offered or attempted to take any of the actions described in clauses “(a)” through “(e)” above.

Section 2.16         Company Action.

(a)          The board of directors of the Company (at a meeting duly called and held in accordance with the Company Constituent Documents) has unanimously (i) determined that this Agreement and the Merger are advisable, fair to, and in the best interests of the Company and its stockholders, (ii) duly and validly approved, adopted and declared advisable the Merger and this Agreement, and (iii) recommended the approval and adoption of this Agreement by the stockholders of the Company and directed that this Agreement be submitted to such stockholders for their approval and adoption, and none of the aforementioned actions of the board of directors of the Company have been amended, modified or rescinded.

(b)          The affirmative vote of (i) the holders of a majority of the outstanding shares of Company Common Stock and the Company Preferred Stock, voting together as a single class, in favor of adopting this Agreement, and (ii) the holders of a majority of the outstanding shares of Company Preferred Stock, voting as a single class, in favor of adopting this Agreement (the “Required Company Stockholder Vote”) are the only votes of the holders of any class or series of the Company’s capital stock necessary to approve or adopt this Agreement or consummate the Merger.

Section 2.17         Full Disclosure. To the Knowledge of the Company, neither this Agreement nor the Company Disclosure Schedule (a) contains any representation, warranty or information that is false or misleading with respect to any material fact, or (b) omits to state any material fact necessary in order to make the representations, warranties and information contained herein and therein, in the light of the circumstances under which such representations, warranties and information were or will be made or provided, not false or misleading.

A-15

ARTICLE III
Representations and Warranties of Parent and Merger Sub

Except as set forth on the Parent Disclosure Schedule, Parent and Merger Sub represent and warrant to the Company, as of the date hereof and as of the Closing Date, as set forth below.

Section 3.1           Organization; Standing and Power; Subsidiaries.

(a)          Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction listed in Section 3.1(a) of the Parent Disclosure Schedule, which jurisdictions constitute as of the date hereof the only jurisdictions in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary or advisable, except where the failure to be so qualified would not have a Parent Material Adverse Effect.

(b)          Parent has no Subsidiaries except for the Entities identified in Section 3.1(b) of the Parent Disclosure Schedule. Except for the Entities identified in Section 3.1(b) of the Parent Disclosure Schedule, Parent does not own, and has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity or other financial interest in, any Entity. Parent has not agreed and is not obligated to make any future investment in or capital contribution to any Entity. Parent has not guaranteed and is not responsible or liable for any obligation of any of the Entities in which it owns or has owned any equity or other financial interest. Neither Parent nor any of its stockholders has ever approved, or commenced any proceeding or made any election contemplating, the dissolution or liquidation of the business or affairs of Parent.

Section 3.2           Authority; Binding Nature of Agreement. Parent and Merger Sub have the absolute and unrestricted right, power and authority to enter into and perform their obligations under this Agreement and under each Parent Related Agreement to which either of them is a party, and the execution, delivery and performance by Parent and Merger Sub of this Agreement and each Parent Related Agreement to which either of them is a party (including the contemplated issuance of Parent Common Stock in the Merger in accordance with this Agreement) have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub (subject, (i) in the case of the Merger, to the approval and adoption of this Agreement by Parent as the holder of the majority of the then outstanding shares of common stock of Merger Sub, and (ii) in the case of the Parent Reverse Stock Split, to the Parent Stockholder Approval). The board of directors of Merger Sub has unanimously approved this Agreement, declared it to be advisable, fair to, and in the best interests of Merger Sub and Parent and resolved to recommend to Parent that it vote in favor of the adoption of this Agreement. Subject to receipt of the Parent Stockholder Approval with respect to the Parent Reverse Stock Split, no vote of Parent’s stockholders is needed to approve this Agreement or approve the Merger. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception. Upon the execution and delivery by or on behalf of Parent or Merger Sub of each Parent Related Agreement to which it is a party, such Parent Related Agreement will constitute the legal, valid and binding obligation of Parent or Merger Sub, as applicable, enforceable against Parent or Merger Sub, as applicable, in accordance with its terms, subject to the Bankruptcy and Equity Exception.

A-16

Section 3.3           Absence of Restrictions; Required Consents. Neither (1) the execution, delivery or performance by Parent or Merger Sub of this Agreement or any of the Parent Related Agreements, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement or any of the Parent Related Agreements, will directly or indirectly (with or without notice or lapse of time or both):

(a)          contravene, conflict with or result in a violation of any of the provisions of the Parent Constituent Documents or the Merger Sub Constituent Documents;

(b)          contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or any of the Parent Related Agreements or to exercise any remedy or obtain any relief under, any Law or any order, writ, injunction, judgment or decree to which Parent or Merger Sub, or any of the assets owned, used or controlled by Parent and Merger Sub, is subject, other than such contravention, conflict or violation which would not, individually or in the aggregate, have a Parent Material Adverse Effect;

(c)          contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Parent or Merger Sub or that otherwise relates to the business of Parent or Merger Sub or to any of the assets owned, used or controlled by Parent or Merger Sub; or

(d)          contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Parent Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Parent Contract, or (ii) modify, terminate, or accelerate any right, liability or obligation of Parent or Merger Sub under any such Parent Contract, or charge any fee, penalty or similar payment to Parent or Merger Sub under any such Parent Contract, other than such contravention, conflict or violation which would not, individually or in the aggregate, have a Parent Material Adverse Effect.

No filing with, notice to or consent from any Person is required in connection with (i) the execution, delivery or performance of this Agreement or any of the Parent Related Agreements, or (ii) the consummation of the Merger or any of the other transactions contemplated by this Agreement or any of the Parent Related Agreements, except for (1) Parent’s filing with the SEC of (a) the Parent Proxy Statement and (b) Current Reports on Form 8-K as required by the Exchange Act, and (2) such filings, notices or consents, the failure to obtain, give or make which would not reasonably be expected to have a Parent Material Adverse Effect.

A-17

Section 3.4           Capitalization.

(a)          The authorized capital stock of Parent consists of (i) 100,000,000 shares of Parent Common Stock, of which 43,062,231 shares have been issued and are outstanding as of the date hereof and (ii) 10,000,000 shares of Parent Preferred Stock, none of which are issued and are outstanding. All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable.

(b)          Parent has reserved 9,500,000 shares of Parent Common Stock for issuance under the Parent Stock Option Plans, of which options to purchase 4,281,046 shares are outstanding as of the date hereof.

(c)          Section 3.4(c) of the Parent Disclosure Schedule accurately sets forth, with respect to each Parent Option outstanding as of the date hereof (whether vested or unvested) (i) the name of the holder of such Parent Option, (ii) the total number of shares of Parent Common Stock that are subject to such Parent Option and the number of shares of Parent Common Stock with respect to which such Parent Option is immediately exercisable, (iii) the date on which such Parent Option was granted and the term of such Parent Option, (iv) the vesting schedule for such Parent Option, (v) the exercise price per share of Parent Common Stock purchasable under such Parent Option, (vi) whether (and to what extent) the vesting of such Parent Option will be accelerated in any way by the transactions contemplated by this Agreement or by the termination of employment or engagement or change in position of any holder thereof following consummation of the Merger and (vii) whether such Parent Option has been designated an “incentive stock option” as defined in Section 422 of the Code.

(d)          Except for the Parent Options granted pursuant to the Parent Stock Option Plans and the warrants to purchase Parent Common Stock set forth on Section 3.4(d) of the Parent Disclosure Schedule, there is no (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of capital stock or other securities of Parent, (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of capital stock or other securities of Parent, (iii) Contract under which Parent is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities of Parent or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Parent (clauses (i) through (iv) above, collectively “Parent Rights”). Parent has not issued any debt securities which grant the holder thereof any right to vote on, or veto, any actions by Parent.

(e)          Section 3.4(e) of the Parent Disclosure Schedule lists all issued and outstanding shares of Parent Common Stock that constitute restricted stock or that are otherwise subject to a repurchase or redemption right or right of first refusal in favor of Parent, indicating the name of the applicable stockholder, the class of any such shares, the lapsing schedule for any such shares, including the extent to which any such repurchase or redemption right or right of first refusal has lapsed as of the date hereof, whether (and to what extent) the lapsing will be accelerated in any way by the transactions contemplated by this Agreement or by termination of employment or change in position following consummation of the Merger, and whether such holder has the sole power to vote and dispose of such shares.

A-18

(f)          Parent is not a party to or bound by any, and to the Knowledge of Parent, there are no, agreements or understandings with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any shares of capital stock or other equity interests of Parent. Except as set forth on Section 3.4(f) of the Parent Disclosure Schedule, there are no agreements to which Parent is a party or by which it is bound with respect to the registration under the Securities Act of any securities of the Company.

Section 3.5           Title to and Sufficiency of Assets. Except as set forth on Section 3.5 of the Parent Disclosure Schedule, Parent has good, valid, transferable and marketable title to, or valid leasehold interests in, all of its properties and assets, in each case free and clear of all Encumbrances, except for Permitted Encumbrances.

Section 3.6           Properties.

(a)          Parent does not own, and has never owned, any real property. Parent is not obligated and does not have an option to acquire an ownership interest in any real property.

(b)          Section 3.6(b) of the Parent Disclosure Schedule includes a true, correct and complete list of parcels of real property of which Parent is the lessee or sublessee (together with all fixtures and improvements thereon) and the leases under which such real property is leased, subleased or licensed, including all amendments or modifications to such leases. Parent is not a party to any lease, sublease, license, assignment or similar arrangement under which it is a lessor, sublessor, licensor or assignor of, or otherwise makes available for use by any third party of, any portion of the real property leased by it, and to the Knowledge of Parent, Parent is not in violation of any zoning, building, safety or environmental ordinance, acquisition or requirement or Law applicable to the real property leased by it.

Section 3.7           Intellectual Property.

(a)          Section 3.7(a) of the Parent Disclosure Schedule contains a true, correct and complete list of all Parent Registered Intellectual Property and all material unregistered Parent Intellectual Property.

(b)          Parent owns, or licenses or otherwise has the right to use, free and clear of any Encumbrances (other than Permitted Encumbrances), all Intellectual Property used in connection with the operation and conduct of its business.

(c)          All Parent Intellectual Property which Parent purports to own was developed by (i) an employee working within the scope of his or her employment at the time of such development, or (ii) agents, consultants, contractors or other Persons who have executed appropriate instruments of assignment in favor of Parent as assignee that have conveyed to Parent ownership of all Intellectual Property rights in the Parent Intellectual Property. To the extent that any Parent Intellectual Property has been developed or created by a third party, Parent has a written agreement with such third party with respect thereto and Parent thereby either (A) has obtained ownership of and is the exclusive owner of, or (B) has obtained a license (sufficient for the conduct of its business as currently conducted) to, all of such third party’s Intellectual Property in such work, material or invention by operation of law or by valid assignment.

A-19

(d)          To the Knowledge of Parent, neither Parent nor any of its products has infringed upon or otherwise violated, or is infringing upon or otherwise violating, the Intellectual Property of any third party. To the Knowledge of Parent, no Person has infringed upon or violated, or is infringing upon or violating, any Parent Intellectual Property.

(e)          Parent has taken reasonable steps to protect its rights in Parent’s Confidential Information and any trade secret or confidential information of third parties used by Parent, and, except under confidentiality obligations, there has not been any disclosure by Parent of any of the Parent’s Confidential Information or any such trade secret or confidential information of third parties.

Section 3.8           Contracts.

(a)          Section 3.8(a) of the Parent Disclosure Schedule sets forth a true, correct and complete list of the following Contracts currently in force to which Parent is a party or under which Parent has continuing liabilities and/or obligations:

(i)          each Contract relating to the employment of, or the performance of services by, any Person, including any employee, consultant or independent contractor;

(ii)         each Contract relating to the acquisition, transfer, use, development, sharing or license of any technology or any Intellectual Property, except for licenses to use shrink wrap or off the shelf software;

(iii)        all Contracts that (A) limit, or purport to limit, the ability of Parent, or any officers, directors, employees, stockholders or other equity holders, agents or representatives of Parent (in their capacities as such) to compete in any line of business or with any Person or in any geographic area or during any period of time, (B) contain any so called “most favored nation” provisions or any similar provision requiring Parent to offer a third party terms or concessions (including levels of service or content offerings) at least as favorable as offered to one or more other parties, or (C) provide for “exclusivity,” preferred treatment or any similar requirement or under which Parent is restricted;

(iv)        each Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

(v)         each Contract relating to the acquisition, issuance or transfer of any securities;

(vi)        bonds, debentures, notes, credit or loan agreements or loan commitments, mortgages or other similar Contracts relating to the borrowing of money or the deferred purchase price of property or binding upon any properties or assets (real, personal or mixed, tangible or intangible) of Parent;

(vii)       each Contract relating to the creation of any Encumbrance with respect to any asset of Parent;

A-20

(viii)      each Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity or any surety arrangement;

(ix)         each Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

(x)          each Contract constituting or relating to a Government Contract or Government Bid;

(xi)         each Contract providing for “earn outs,” “performance guarantees” or other similar contingent payments, by or to Parent;

(xii)        Contracts for capital expenditures or the acquisition or construction of fixed assets requiring the payment by Parent of an amount in excess of $5,000;

(xiii)       Contracts granting any Person an option or a right of first refusal, first-offer or similar preferential right to purchase or acquire any assets of Parent;

(xiv)       Contracts for the granting or receiving of a license, sublicense or franchise or under which any Person is obligated to pay or has the right to receive a royalty, license fee, franchise fee or similar payment;

(xv)        outstanding powers of attorney empowering any Person to act on behalf of Parent;

(xvi)       each Contract that was entered into outside the ordinary course of business or was inconsistent with Parent’s past practice; and

(xvii)      any other Contract that (A) contemplates or involves (x) the payment or delivery of cash or other consideration in an amount or having a value in excess of $1,000 in the aggregate, or (y) the purchase or sale of any product, or performance of services by or to Parent having a value in excess of $1,000 in the aggregate, (B) has a term of more than sixty (60) days and that may not be terminated by Parent (without penalty) within sixty (60) days after the delivery of a termination notice by Parent, or (C) is material to Parent, individually or in the aggregate.

(b)          Parent has made available to the Company true, correct and complete copies of all written Parent Contracts. Section 3.8(b) of Parent Disclosure Schedule provides a true, correct and complete description of the terms of each Parent Contract that is not in written form. To the Knowledge of Parent, each Parent Contract is valid and in full force and effect, is enforceable by Parent in accordance with its terms, and after the Effective Time will continue to be legal, valid, binding and enforceable on identical terms. The consummation of the transactions contemplated by this Agreement shall not (either alone or upon the occurrence of additional acts or events) result in any payment or payments becoming due from the Company, the Surviving Corporation, Parent or any of its Affiliates to any Person or give any Person the right to terminate or alter the provisions of any Parent Contract.

A-21

(c)          Parent has not violated or breached, or committed any default under, any Parent Contract, and, to the Knowledge of Parent, no other Person has violated or breached, or committed any default under, any Parent Contract.

(d)          No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (i) result in a violation or breach of any of the provisions of any Parent Contract, (ii) give any Person the right to declare a default or exercise any remedy under any Parent Contract, (iii) give any Person the right to accelerate the maturity or performance of any Parent Contract or (iv) give any Person the right to cancel, terminate or modify any Parent Contract.

(e)          Parent has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Parent Contract.

(f)          Parent has not waived any of its rights under any Parent Contract.

Section 3.9           Compliance with Laws; Governmental Authorizations.

(a)          Parent is, and has at all times been, in compliance with all applicable Laws. Parent has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Law.

(b)          Section 3.9(b) of the Parent Disclosure Schedule identifies each Governmental Authorization held by Parent, and Parent has made available to the Company true, correct and complete copies of all such Governmental Authorizations. The Governmental Authorizations held by Parent are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable Parent to conduct its business in the manner in which its business is currently being conducted and as presently planned to be conducted. Parent is in compliance with the terms and requirements of the Governmental Authorizations held by Parent. Parent has not received any notice or other communication from any Governmental Body regarding (i) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

Section 3.10         Tax Matters.

(a)          All Tax Returns due to have been filed by Parent through the date hereof in accordance with all applicable Laws (pursuant to an extension of time or otherwise) have been duly filed and are true, correct and complete in all respects. All Taxes, deposits and other payments for which Parent has liability (whether or not shown on any Tax Return) have been paid in full or are accrued as liabilities for Taxes on the books and records of Parent, as applicable.

(b)          No claims have been asserted and no proposals or deficiencies for any Taxes of Parent are being asserted, proposed or, to the Knowledge of Parent, threatened, and no audit or investigation of any Tax Return of Parent is currently underway, pending or threatened.

A-22

(c)          Parent has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

Section 3.11         Environmental Matters.

(a)          Parent is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by Parent of all Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof.

(b)          Parent has not received any notice or other communication (in writing or otherwise) that alleges that Parent is not in compliance with any Environmental Law, and, to the Knowledge of Parent, there are no circumstances that may prevent or interfere with Parent’s compliance with any Environmental Law in the future.

(c)          To the Knowledge of Parent, no current or prior owner of any property leased or controlled by Parent has received any notice or other communication (in writing or otherwise) that alleges that such current or prior owner or Parent is not in compliance with any Environmental Law.

(d)          Parent has not entered into or agreed to enter into, or has any present intent to enter into, any consent decree or order, and Parent is not subject to any judgment, decree or judicial or administrative order relating to compliance with, or the cleanup of Materials of Environmental Concern under, any applicable Environmental Law.

Section 3.12         Parent SEC Filings.

(a)          Since January 1, 2010, Parent has filed with the SEC all required reports and filings (the “Parent SEC Documents”). As of the time of filing with the SEC (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing), (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be), and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC staff with respect to the Parent SEC Documents. To Parent’s Knowledge, none of the Parent SEC Documents is the subject of ongoing SEC review or investigation.

(b)          Parent has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that all material information required to be disclosed by Parent in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC (and such disclosure controls and procedures are effective) and all such material information is, in all material respects, made known to Parent’s principal executive officer and principal financial officer.

A-23

(c)          Parent has established and maintains a system of internal controls over financial reporting (as defined in Rule 13a-15 under the Exchange Act) that is reasonably designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements in accordance with GAAP for external purposes and includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of Parent, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of Parent are being made only in accordance with authorizations of management and directors of Parent, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Parent’s assets that could have a material effect on its financial statements, and such system of internal controls over financial report is reasonably effective. Parent has disclosed, based on its most recent evaluation prior to the date of this Agreement, to Parent’s outside auditors and the audit committee of Parent’s board of directors: (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15 under the Exchange Act) which are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information; and (B) any material fraud, within the Knowledge of Parent, that involves management or other employees who have a significant role in Parent’s internal controls over financing reporting. As of the date hereof, there is no reason to believe that Parent’s independent auditors, chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), without qualification, when required. To the Knowledge of Parent, neither Parent nor Parent’s independent auditors have identified or been made aware of: (x) any significant deficiency or material weakness in the design or operation of Parent’s internal controls; (y) any illegal act or fraud, whether or not material, that involves Parent’s management or other employees; or (z) any reasonably credible claim or allegation regarding any of the foregoing.

(d)          Each of the principal executive officer of Parent and the principal financial officer of Parent (or each former principal executive officer of Parent and each former principal financial officer of Parent, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, in each case, with respect to the Parent SEC Documents, and the statements contained in such certifications were complete, correct and accurate on the date such certifications were made. For purposes of this section, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

A-24

Section 3.13         Parent Financial Statements.

(a)          The consolidated financial statements contained in the Parent SEC Documents (the “Parent Financial Statements”): (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such consolidated financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iii) fairly present, in all material respects, the consolidated financial position of Parent as of the respective dates thereof and the consolidated results of operations of Parent for the periods covered thereby. Except as required by GAAP, Parent has not, between the last day of its most recently ended fiscal year and the date of this Agreement, made or adopted any material change in its accounting methods, practices or policies in effect on such last day of its most recently ended fiscal year. Parent has not had any material dispute with any of its auditors regarding accounting matters or policies during any of its past three (3) full fiscal years or during the current fiscal year that is currently outstanding or that resulted (or would reasonably be expected to result) in an adjustment to, or any restatement of, the Parent Financial Statements. No current or former independent auditor for Parent has resigned or been dismissed from such capacity as a result of or in connection with any disagreement with Parent on a matter of accounting practices.

(b)          There are no known liabilities or obligations of Parent of any kind whatsoever (absolute, accrued, contingent, determined, determinable or otherwise), and there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a liability or obligation, except such liabilities or obligations (i) that are fully reflected or provided for in the Parent Financial Statements or the notes thereto, or (ii) that have arisen in the ordinary course of business, consistent with past practice, since December 31, 2012 and of a type reflected or provided for in the Parent Financial Statements, which in the aggregate are not in excess of $5,000.

Section 3.14         Valid Issuance.

(a)          Subject to Section 1.6(b), the shares of Parent Common Stock to be issued pursuant to Section 1.6(a) will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

(b)          Parent owns, directly or indirectly, all of the issued and outstanding shares of Merger Sub, and all such shares have been duly authorized and issued as fully paid and nonassessable shares.

Section 3.15         Legal Proceedings; Orders.

(a)          There is no pending Legal Proceeding, and to the Knowledge of Parent, no Person has threatened to commence any Legal Proceeding: (i) that involves Parent or any of the assets owned, used or controlled by Parent or any Person whose liability Parent has or may have retained or assumed, either contractually or by operation of law, or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement or any of the Parent Related Agreements. No event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

(b)          There is no order, writ, injunction, judgment or decree to which Parent, or any of the assets owned or used by Parent, is subject. To the Knowledge of Parent, no officer or other employee of Parent is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of Parent.

A-25

Section 3.16         Finder’s Fee. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger or this Agreement or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent, Merger Sub, or an officer, member, director or employee of Parent or Merger Sub, or any Affiliate of Parent or Merger Sub.

Section 3.17         Certain Payments. None of Parent, Merger Sub, or, to the Knowledge of Parent, any manager, officer, employee, agent or other Person associated with or acting for or on behalf of Parent or Merger Sub, has at any time, directly or indirectly:

(a)          used any corporate funds (i) to make any unlawful political contribution or gift or for any other unlawful purpose relating to any political activity, (ii) to make any unlawful payment to any governmental official or employee, or (iii) to establish or maintain any unlawful or unrecorded fund or account of any nature;

(b)          made any false or fictitious entry, or failed to make any entry that should have been made, in any of the books of account or other records of Parent or Merger Sub;

(c)          made any payoff, influence payment, bribe, rebate, kickback or unlawful payment to any Person;

(d)          performed any favor or given any gift which was not deductible for federal income tax purposes;

(e)          made any payment (whether or not lawful) to any Person, or provided (whether lawfully or unlawfully) any favor or anything of value (whether in the form of property or services, or in any other form) to any Person, for the purpose of obtaining or paying for (i) favorable treatment in securing business, or (ii) any other special concession; or

(f)          agreed, committed, offered or attempted to take any of the actions described in clauses “(a)” through “(e)” above.

Section 3.18         Full Disclosure. Neither this Agreement nor the Parent Disclosure Schedule (a) contains any representation, warranty or information that is false or misleading with respect to any material fact, or (b) omits to state any material fact necessary in order to make the representations, warranties and information contained herein and therein, in the light of the circumstances under which such representations, warranties and information were or will be made or provided, not false or misleading. The information supplied or to be supplied by Parent for inclusion in the Information Statement will not, as of the date of the Stockholder Written Consent or the date of the Information Statement, (i) contain any statement that is inaccurate or misleading with respect to any material facts, or (ii) omit to state any material fact necessary in order to make such information not false or misleading in light of the circumstances under which such information is provided.

A-26

ARTICLE IV
Certain Covenants and Agreements

Section 4.1           Access and Investigation.

(a)          During the period from the date hereof to the Effective Time (the “Pre-Closing Period”), the Company shall (i) provide Parent and Parent’s Representatives with reasonable access to the Company’s Representatives, personnel, properties and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company, and (ii) provide Parent and Parent’s Representatives with copies of such books, records, Tax Returns, work papers and other documents and information and such additional financial, operating and other data and information regarding the Company as Parent may reasonably request.

(b)          During the Pre-Closing Period, Parent and Merger Sub shall (a) provide the Company and the Company’s Representatives with reasonable access to Parent’s and Merger Sub’s Representatives, personnel, properties and assets and to all existing books, records Tax Returns, work papers and other documents and information relating to Parent and Merger Sub, and (b) provide the Company and the Company’s Representatives with copies of such books, records, Tax Returns, work papers and other documents and information and such additional financial, operating and other data and information regarding Parent and Merger Sub as the Company may reasonably request.

Section 4.2           Operation of the Company’s Business. During the Pre-Closing Period, the Company shall ensure that the Company conducts its business and operations (a) in the ordinary course and in accordance with past practice, and (b) in compliance with all applicable Laws and the requirements of all Contracts and Governmental Authorizations held by the Company, other than such failure or non-compliance which would not, individually or in the aggregate, have a Company Material Adverse Effect..

Section 4.3           Operation of Parent’s and Merger Sub’s Businesses.

(a)          During the Pre-Closing Period, Parent shall (i) ensure that each of Parent and Merger Sub conducts its respective business and operations (A) in the ordinary course and in accordance with past practice, and (B) in compliance with all applicable Laws and the requirements of all Contracts and Governmental Authorizations held by Parent, and (ii) use best efforts to ensure that each of Parent and Merger Sub preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with Parent.

(b)          During the Pre-Closing Period, Parent shall ensure that each of Parent and Merger Sub does not (without the prior written consent of the Company):

A-27

(i)          Except for the issuances of Parent Common Stock described on Section 4.3(b)(i) of the Parent Disclosure Schedule (the “Permitted Issuances”), (A) declare, accrue, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock or other equity or voting interests, (B) authorize for issuance or issue and deliver any additional shares of its capital stock or Parent Rights (except that Parent shall be permitted to issue Parent Common Stock upon the valid exercise of Parent Options outstanding as of the date hereof and set forth in the Parent Disclosure Schedule), (C) split, combine or reclassify any of its capital stock or other equity or voting interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity or voting interests (except that Parent shall be permitted to file the Parent Certificate of Amendment), (D) purchase, redeem or otherwise acquire any shares of capital stock or any other securities of Parent or Merger Sub or any Parent Rights (including any Parent Options or shares of restricted stock except pursuant to forfeiture conditions of such restricted stock) or (E) take any action that would result in any change of any term (including any conversion price thereof) of any debt security of Parent;

(ii)         except for the Parent Reverse Stock Split and the change of the name of Parent contemplated by Section 5.6, amend or permit the adoption of any amendment to the Parent Constituent Documents, or effect, become a party to or authorize any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

(iii)        except as required by applicable Laws, adopt or enter into any collective bargaining agreement or other labor union Contract applicable to the employees of Parent;

(iv)        adopt a plan of complete or partial liquidation or dissolution or resolutions providing for or authorizing such a liquidation or a dissolution;

(v)         form any Subsidiary or acquire any equity interest or other interest in any other Entity;

(vi)        make any capital expenditure outside the ordinary course of business or make any single capital expenditure in excess of $1,000; provided, however, that the maximum amount of all capital expenditures made on behalf of Parent, taken as a whole, during the Pre-Closing Period shall not exceed $5,000 in the aggregate;

(vii)       except in the ordinary course of business and consistent with past practice, enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Parent Contract, or amend or terminate, or waive or exercise any material right or remedy under, any Parent Contract;

(viii)      acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease, license or encumber, any right or other asset to any other Person (except in each case for assets acquired, leased, licensed, encumbered or disposed of by Parent or Merger Sub in the ordinary course of business and not having a value, or not requiring payments to be made or received, in excess of $1,000 individually, or $5,000 in the aggregate), or waive or relinquish any claim or right;

A-28

(ix)         repurchase, prepay or incur any indebtedness or guarantee any indebtedness of another Person, guarantee any debt securities of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing;

(x)          grant, create, incur or suffer to exist any Encumbrance on the assets of Parent or Merger Sub that did not exist on the date hereof or write down the value of any asset or investment on the books or records of Parent or Merger Sub, except for depreciation and amortization in the ordinary course of business and consistent with past practice;

(xi)         make any loans, advances or capital contributions to, or investments in, any other Person;

(xii)        increase in any manner the compensation or benefits of, or pay any bonus to, any employee, officer, director or independent contractor of Parent or Merger Sub, except as required by applicable Laws;

(xiii)       hire any new employee or engage any independent contractor whose relationship may not be terminated by Parent or Merger Sub on thirty (30) days’ notice or less;

(xiv)      except as required by GAAP or applicable Laws, change its fiscal year, revalue any of its material assets or make any changes in financial or tax accounting methods, principles or practices;

(xv)       settle or compromise any Legal Proceedings related to or in connection with Parent’s or Merger Sub’s business;

(xvi)      (A) dispose of or permit to lapse any ownership and/or right to the use of, or fail to protect, defend and maintain the ownership, validity and registration of, the Parent Intellectual Property, or (B) dispose of or disclose to any Person, any of Parent’s or Merger Sub’s Confidential Information;

(xvii)     take or omit to take any action that could, or is reasonably likely to, (A) result in any of its representations and warranties set forth in this Agreement or any certificate delivered in connection with the Closing being or becoming untrue in any material respect at any time at or prior to the Effective Time, (B) result in any of the conditions to the consummation of the Merger set forth in Articles V and VI hereof not being satisfied, or (C) breach any provisions of this Agreement;

(xviii)    cancel any insurance policy covering Parent or Merger Sub or any of their respective current and future Subsidiaries; or

(xix)       authorize, agree, commit or enter into any Contract to take any of the actions described in clauses “(i)” through “(xviii)” of this Section 4.3(b).

Section 4.4           Notification.

(a)          During the Pre-Closing Period, the Company shall promptly notify Parent in writing of:

A-29

(i)          the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date hereof and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement;

(ii)         any event, condition, fact or circumstance that occurs, arises or exists after the date hereof and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date hereof;

(iii)        any breach of any covenant or obligation of the Company under this Agreement;

(iv)        any event, condition, fact or circumstance that has made or could reasonably be expected to make the timely satisfaction of any condition set forth in Article V or Article VI impossible or unlikely or that has had or could reasonably be expected to have a Company Material Adverse Effect; and

(v)         (A) any notice or other communication from any Person alleging that the consent or approval of such Person is or may be required in connection with the transactions contemplated by this Agreement; and (B) any Legal Proceeding or material claim threatened, commenced or asserted against or with respect to the Company or the transactions contemplated by this Agreement.

No notification given to Parent pursuant to this Section 4.4(a) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company, or any of the rights of Parent, contained in this Agreement.

(b)          During the Pre-Closing Period, Parent shall promptly notify the Company in writing of:

(i)          the discovery by Parent or Merger Sub of any event, condition, fact or circumstance that occurred or existed on or prior to the date hereof and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by Parent or Merger Sub in this Agreement;

(ii)         any event, condition, fact or circumstance that occurs, arises or exists after the date hereof and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by Parent or Merger Sub in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date hereof;

(iii)        any breach of any covenant or obligation of Parent or Merger Sub under this Agreement;

A-30

(iv)        any event, condition, fact or circumstance that has made or could reasonably be expected to make the timely satisfaction of any condition set forth in Article V or Article VI impossible or unlikely or that has had or could reasonably be expected to have a Parent Material Adverse Effect; and

(v)         (A) any notice or other communication from any Person alleging that the consent or approval of such Person is or may be required in connection with the transactions contemplated by this Agreement; and (B) any Legal Proceeding or material claim threatened, commenced or asserted against or with respect to Parent or Merger Sub or the transactions contemplated by this Agreement.

No notification given to the Company pursuant to this Section 4.4(b) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of Parent or Merger Sub, or any of the rights of the Company, contained in this Agreement.

Section 4.5           No Negotiation.

(a)          Until the earlier of the Closing or the termination of this Agreement pursuant to Article VII, none of the Company, Parent or Merger Sub (each such Person, a “Subject Company”) shall, directly or indirectly, and shall not authorize or permit any Representative of the Subject Company directly or indirectly to, (i) solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any proposal relating to an Acquisition Transaction (an “Acquisition Proposal”) or take any action that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information regarding the Subject Company to any Person in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to a potential Acquisition Transaction or an Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal, or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction; provided, however, that this Section 4.5(a) shall not prohibit Parent from furnishing nonpublic information regarding itself to, or entering into discussions with, any Person in response to an Acquisition Proposal that is, or is reasonably likely to result in, a Superior Proposal that is submitted to Parent by such Person (and not withdrawn prior to the furnishing of such information or such discussions) if (1) neither Parent nor any Representative of Parent shall have violated any of the restrictions set forth in this Section 4.5, (2) Parent’s board of directors concludes in good faith, after having taken into account the advice of its outside legal counsel, that such action is required in order for Parent’s board of directors to comply with its fiduciary obligations to Parent’s stockholders under applicable Law, (3) at least two Business Days prior to furnishing any such nonpublic information to, or entering into discussions with, such Person, Parent gives the Company written notice of the identity of such Person and of Parent’s intention to furnish nonpublic information to, or enter into discussions with, such Person, and Parent receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person by or on behalf of Parent and containing terms no less favorable to Parent than the terms of the Non-Disclosure Agreement, and (4) at least two Business Days prior to furnishing any such nonpublic information to such Person, Parent furnishes such nonpublic information to the Company (to the extent such nonpublic information has not been previously furnished by Parent to the Company). Without limiting the generality of the foregoing, each of the Company, Parent and Merger Sub acknowledges and agrees that any violation of or the taking of any action inconsistent with any of the restrictions set forth in the preceding sentence by any Representative of the Subject Company whether or not such Representative is purporting to act on behalf of the Subject Company shall be deemed to constitute a breach of this Section 4.5 by the Subject Company.

A-31

(b)          Each of the Company, Parent and Merger Sub shall promptly (and in no event later than forty-eight (48) hours after receipt of any Acquisition Proposal, any inquiry or indication of interest that could lead to an Acquisition Proposal or any request for nonpublic information) advise the other parties to this Agreement orally and in writing of any Acquisition Proposal, any inquiry or indication of interest that could lead to an Acquisition Proposal or any request for nonpublic information relating to the Subject Company (including the identity of the Person making or submitting such Acquisition Proposal, inquiry, indication of interest or request, and the terms thereof) that is made or submitted by any Person during the Pre-Closing Period. Each of the Company, Parent and Merger Sub shall keep the other parties to this Agreement fully informed with respect to the status of any such Acquisition Proposal, inquiry, indication of interest or request and any modification or proposed modification thereto.

(c)          Each of the Company, Parent and Merger Sub shall immediately cease and cause to be terminated any existing discussions with any Person (other than the other parties to this Agreement) that relate to any Acquisition Proposal.

(d)          Notwithstanding anything to the contrary contained in this Agreement, at any time prior to the Effective Time, Parent’s board of directors may terminate this Agreement pursuant to Section 7.1(f) and enter into an acquisition agreement to effect a Superior Proposal if: (i) after the date of this Agreement, an unsolicited, bona fide, written offer to effect a transaction of the type referred to in the definition of the term Superior Proposal is made to Parent and is not withdrawn; (ii) such unsolicited, bona fide, written offer was not obtained or made as a direct or indirect result of a breach of (or any action inconsistent with) this Agreement, the Non-Disclosure Agreement, or any “standstill” or similar agreement under which Parent has any rights or obligations; (iii) at least two Business Days prior to any meeting of Parent’s board of directors at which Parent’s board of directors will consider whether such offer is a Superior Proposal, Parent provides the Company with a written notice specifying the date and time of such meeting, the reasons for holding such meeting, the terms and conditions of the offer that is the basis of the potential action by Parent’s board of directors (including a copy of any draft definitive agreement reflecting the offer), and the identity of the Person making the offer; (iv) Parent’s board of directors determines in good faith, after obtaining and taking into account the advice of an independent financial advisor of nationally recognized reputation and after consultation with outside legal counsel, that such offer constitutes a Superior Proposal; (v) Parent’s board of directors does not effect, or cause Parent to effect, a termination of this Agreement within five Business Days after the Company receives written notice from Parent confirming that Parent’s board of directors has determined that such offer is a Superior Proposal; (vi) during such five Business Day period, if requested by the Company, Parent engages in good faith negotiations with the Company to amend this Agreement in such a manner that the offer that was determined to constitute a Superior Proposal no longer constitutes a Superior Proposal; (vii) at the end of such five Business Day period, such offer has not been withdrawn and continues to constitute a Superior Proposal (taking into account any changes to the terms of this Agreement proposed by the Company as a result of the negotiations required by clause “(vi)” or otherwise); and (viii) Parent’s board of directors determines in good faith, after consultation with outside legal counsel, that, in light of such Superior Proposal, terminating this Agreement and entering into a definitive agreement with respect to such Superior Proposal is required in order for Parent’s board of directors to comply with its fiduciary obligations to Parent’s stockholders under applicable Law (it being understood that in the event of any revisions to the terms of a Superior Proposal, the provisions of this Section 4.5(d) shall apply to such revised offer as if it were a new offer hereunder).

A-32

Section 4.6           Private Placement. Each of the Company and Parent shall take all necessary action on its part such that the issuance of shares of Parent Common Stock to the Company stockholders as Merger Consideration constitutes a valid “private placement” under the Securities Act. Without limiting the generality of the foregoing, the Company shall (1) provide each Company stockholder with a stockholder qualification questionnaire substantially in the form of Exhibit H (each, a “Company Stockholder Questionnaire”) whereby each Company stockholder shall be requested to represent that (i) such stockholder is acquiring the Merger Consideration for his, her or its sole account, for investment and not with a view to the resale or distribution thereof and (ii) that stockholder either (A) is an “accredited investor” as defined in Regulation D of the Securities Act, (B) has such knowledge and experience in financial and business matters that the stockholder is capable of evaluating the merits and risks of receiving the Merger Consideration, or (C) has appointed an appropriate person reasonably acceptable to both Parent and the Company to act as the stockholder’s purchaser representative in connection with evaluating the merits and risks of receiving the Merger Consideration.

Section 4.7           Blue Sky Filings. Prior to the Effective Time, Parent shall make all required filings with state regulatory authorities, and shall ensure that the Parent Common Stock to be issued in the Merger will be qualified under the securities or “blue sky” law of every jurisdiction of the United States in which any registered stockholder of the Company has an address of record on the record date for determining the stockholders entitled to notice of and to vote on the Merger (other than qualifying to do business in a State in which it is not now qualified).

Section 4.8           Parent SEC Documents; Parent Proxy Statement; Parent Stockholder Meeting.

(a)          Parent shall prepare and file all Parent SEC Documents with the SEC on a timely basis and in full compliance with all SEC rules and regulations. In the event that the SEC issues any comments regarding a Parent SEC Document, then Parent shall use its best efforts to address and respond to such comments in a complete manner as soon as reasonably practicable, and to keep the Company reasonably informed as to such comments and any other correspondence with the SEC. Without limiting the foregoing, Parent shall prepare and file with the SEC its quarterly report on Form 10-Q for the period ended September 30, 2012, its annual report on Form 10-K for the period ended December 31, 2012 promptly following the date of this Agreement, and shall prepare and file with the SEC its quarterly report on Form 10-Q for the period ended March 31, 2013 on a timely basis.

A-33

(b)          As promptly as practicable after the date of this Agreement, Parent shall in consultation with the Company, prepare, and the Parent shall file with the SEC, preliminary proxy materials in compliance with Section 14 of the Exchange Act for the purpose of obtaining the Parent Stockholder Approval (the “Parent Proxy Statement”). The Company shall furnish all information concerning it and the holders of its capital stock as Parent may reasonably request in connection with the preparation of the Proxy Statement. As promptly as practicable after comments, if any, are received from the SEC thereon and after the furnishing by Parent and the Company of all information required to be contained therein, Parent shall, in consultation with the Company, prepare and Parent shall file any required amendments, if any, with the SEC. Parent shall use commercially reasonable efforts to cause the Parent Proxy Statement and all other proxy materials for the Parent Stockholder Meeting to comply as to form and substance in all material respects with the applicable requirements of the Exchange Act. Parent shall notify the Company promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Parent Proxy Statement or for additional information and shall consult with the Company regarding, and supply the Company with copies of, all correspondence between Parent or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Parent Proxy Statement. Prior to filing or mailing any proposed amendment of or supplement to the Parent Proxy Statement, Parent shall provide the Company a reasonable opportunity to review and comment on such document. Parent shall use its best efforts to have the Parent Proxy Statement cleared by the SEC and shall thereafter mail to Parent’s stockholders as promptly as possible the Parent Proxy Statement and all other proxy materials for the Parent Stockholder Meeting. Thereafter, Parent shall take, in accordance with applicable law and the Parent Constituent Documents, all action necessary to convene the Parent Stockholder Meeting as promptly as practicable.

Section 4.9           Company Stockholder Approval; Notice to Company Stockholders.

(a)          Immediately following the execution of this Agreement, the Company shall solicit and obtain duly executed written consents in lieu of a meeting of stockholders approving and adopting this Agreement and the Merger, which written consents shall be substantially in the form attached hereto as Exhibit E (each, a “Stockholder Written Consent”). The Company shall provide to Parent a copy of each Stockholder Written Consent immediately following the execution and delivery thereof. The Company shall ensure that the Stockholder Written Consents are obtained in compliance with, and are valid and effective under, Section 228 of the DGCL and the Company Constituent Documents.

(b)          As promptly as practicable, the Company shall deliver to each stockholder of the Company that did not execute and deliver a Stockholder Written Consent the notices required by Sections 228(e) and 262 of the DGCL, together with an information statement describing in reasonable detail the Merger and this Agreement (such notices and information statement being referred to collectively as the “Information Statement”). The Company shall afford Parent the opportunity to review and comment upon the Information Statement prior to its being delivered to such stockholders and the Information Statement shall be reasonably satisfactory in form and substance to Parent. The Company agrees that the Information Statement shall comply in all respects with the DGCL and other applicable Laws and shall not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

A-34

Section 4.10         Public Announcements. During the Pre-Closing Period, (a) the Company shall not (and the Company shall not permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement, or regarding any of the transactions contemplated by this Agreement, without Parent’s prior written consent and (b) Parent shall not (and Parent shall not permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement, or regarding any of the transactions contemplated by this Agreement, without the Company’s prior written consent; provided, however, that nothing herein shall be deemed to prohibit Parent from making any public disclosure that Parent deems necessary or appropriate under applicable Law.

Section 4.11         Reasonable Efforts; Further Assurances; Cooperation. Subject to the other provisions hereof, each party shall use its reasonable, good faith efforts to perform its obligations hereunder and to take, or cause to be taken, and do, or cause to be done, all things necessary, proper or advisable under applicable Law to cause the transactions contemplated by this Agreement to be effected as soon as practicable, but in any event on or prior to the Expiration Date, in accordance with the terms hereof and shall cooperate fully with each other party and its Representatives in connection with any step required to be taken as a part of its obligations hereunder, including the following:

(a)          Each party shall promptly make its filings and submissions and shall take all actions necessary, proper or advisable under applicable Laws to obtain any required approval of any Governmental Body with jurisdiction over the transactions contemplated by this Agreement (except that Parent shall have no obligation to take or consent to the taking of any action required by any such Governmental Body that could adversely affect the business or assets of the Company or the transactions contemplated by this Agreement or any agreement entered into in connection with this Agreement). The Company shall furnish to Parent all information required for any application or other filing to be made by the Company pursuant to any applicable Law in connection with the transactions contemplated by this Agreement;

(b)          Each party shall promptly notify the other parties of (and provide written copies of) any communications from or with any Governmental Body in connection with the transactions contemplated by this Agreement;

(c)          In the event any claim, action, suit, investigation or other proceeding by any Governmental Body or other Person is commenced that questions the validity or legality of the transactions contemplated by this Agreement or seeks damages in connection therewith, the parties shall (i) cooperate and use all reasonable efforts to defend against such claim, action, suit, investigation or other proceeding, (ii) in the event an injunction or other order is issued in any such action, suit or other proceeding, use all reasonable efforts to have such injunction or other order lifted, and (iii) cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated by this Agreement; and

A-35

(d)          The Company shall give all notices to third parties and use its best efforts (in consultation with Parent) to obtain all third-party consents (i) necessary, proper or advisable to consummate the transactions contemplated by this Agreement, (ii) required to be given or obtained, or (iii) required to prevent a Company Material Adverse Effect, whether prior to, on or following the Closing Date.

Section 4.12         Appointment of Directors. Immediately at the Effective Time, Parent shall cause the persons listed on Exhibit F hereto to be elected to the Board of Directors of Parent.

Section 4.13         S-8 Registration Statement. Except as may be necessary to avoid violation of any applicable Law, Parent shall, as soon as reasonably practicable after the Effective Time, file a registration statement on Form S-8 (or any successor form) with the SEC covering the issuance of all shares of Parent Common Stock issuable upon exercise of any Company Option assumed by Parent in connection with the Merger, and shall use commercially reasonable efforts to maintain the effectiveness of such registration statement thereafter for so long as any such Company Option is outstanding.

Section 4.14          Section 16 Matters. Prior to the Effective Time, Parent and the Company shall take all such steps as may be required (to the extent permitted under applicable Law) to cause the acquisition of Parent Common Stock (including derivative securities with respect to Parent Common Stock) by each individual who, in connection with the consummation of the Merger, will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 4.15         Indemnification.

(a)          Parent and Merger Sub agree that all rights to exculpation, indemnification and advancement of expenses for acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, now existing in favor of the Company and all current or former directors, officers or employees, as the case may be, of the Company as provided in the Company Constituent Documents or in any agreement shall survive the Merger and shall continue in full force and effect. Parent and the Surviving Corporation shall maintain in effect any and all exculpation, indemnification and advancement of expenses provisions of the Company Constituent Documents in effect immediately prior to the Effective Time or in any indemnification agreements of the Company with any of its current or former directors, officers or employees in effect as of the date hereof, and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who at the Effective Time were current or former directors, officers or employees of the Company, and all rights to indemnification in respect of any Legal Proceeding pending or asserted or any claim made within such period shall continue until the disposition of such Legal Proceeding or resolution of such claim.

(b)          From and after the Effective Time, Parent and the Surviving Corporation shall continue to indemnify and hold harmless each Company Indemnified Party against any and all Losses incurred in connection with any Legal Proceeding arising out of or pertaining to any action or omission occurring or alleged to have occurred whether before or after the Effective Time (including acts or omissions in connection with such Persons serving as an officer, director or other fiduciary in any entity if such service was at the request or for the benefit of the Company) or any Action instituted by any Company Indemnified Party to enforce this Section 4.15, including, in each case, the advancing of expenses to the fullest extent permitted under Applicable Law; provided, however, that the Company Indemnified Party to whom such expenses are advanced shall be required to provide an undertaking to Parent to repay such advances if it is ultimately determined that such Company Indemnified Party is not entitled to indemnification.

A-36

(c)          The rights of each Company Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such Company Indemnified Party may have under the Company Constituent Documents or any other similar organizational documents of the Surviving Corporation, any other indemnification agreement or arrangement, the DGCL or otherwise. This Section 4.15 shall survive the consummation of the Merger, and is intended to be for the benefit of, and shall be enforceable by, the Company Indemnified Parties, their heirs and personal representatives, shall be binding on Parent, the Surviving Corporation and their successors and assigns and may not be amended, altered or repealed after the Effective Time without the prior written consent of the affected Company Indemnified Parties. In the event that Parent, the Surviving Corporation or any of their successors or assigns: (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger; or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation (as the case may be) are obligated to honor the indemnification obligations set forth in this Section 4.15. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or its officers, directors and employees, it being understood and agreed that the indemnification provided for in this Section 4.15 is not prior to, or in substitution for, any such claims under any such policies.

ARTICLE V
Conditions Precedent to Obligations of Parent and Merger Sub

The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction or written waiver by Parent, at or prior to the Closing, of each of the following conditions:

Section 5.1           Accuracy of Representations. Each of the representations and warranties of the Company contained in this Agreement that are qualified as to materiality shall be true and correct in all respects, and each of the representations and warranties of the Company contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date with the same force and effect as though made as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case the accuracy of such representation and warranty shall be determined as of such date), except that any inaccuracies in such representations and warranties shall be disregarded for purposes of this Section 5.1 if such inaccuracies do not have a Company Material Adverse Effect.

A-37

Section 5.2           Performance of Covenants. Each of the covenants and obligations set forth herein that the Company is required to comply with or perform at or prior to the Closing shall have been complied with or performed in all material respects.

Section 5.3           Company Compliance Certificate. The Company shall have delivered, or caused to be delivered, to Parent a certificate executed by the chief executive officer or chief financial officer of the Company as to compliance with the conditions set forth in Section 5.1 and Section 5.2, provided that such certificate shall, as applicable, describe any changes in the representation set forth in Section 2.4 hereof (the “Company Compliance Certificate”).

Section 5.4           No Company Material Adverse Effect. There shall not have occurred a Company Material Adverse Effect, and no event shall have occurred or circumstance exist that, in combination with any other events or circumstances, could reasonably be expected to have a Company Material Adverse Effect.

Section 5.5           Company Stockholder Approval. This Agreement shall have been duly adopted, and the Merger shall have been duly approved, by the Required Company Stockholder Vote, and the Company shall have delivered to Parent copies of all executed Stockholder Written Consents evidencing such adoption and approval.

Section 5.6           Parent Reverse Stock Split. Parent shall have obtained the requisite approval of its stockholders (the “Parent Stockholder Approval”) to file a certificate of amendment to its Certificate of Incorporation in substantially the form attached hereto as Exhibit G (the “Parent Certificate of Amendment”) to effectuate a reverse stock split of up to 1:100 (or such greater number of shares in the denominator as Parent and the Company may mutually agree) (the “Parent Reverse Stock Split”) and to change the name of Parent to “Capricor Therapeutics, Inc.”, and the Parent Certificate of Amendment shall have been filed with the Secretary of State of the State of Delaware and be in full force and effect.

Section 5.7           Consents. All consents, approvals, orders or authorizations of, or registrations, declarations or filings with any Person required in connection with the execution, delivery or performance hereof shall have been obtained or made and shall be in full force and effect, in each case in form and substance reasonably satisfactory to Parent.

Section 5.8           Conversion of Preferred Stock. Each share of Company Preferred Stock shall have been converted into shares of Company Common Stock pursuant to the Company Constituent Documents.

Section 5.9           Ancillary Agreements and Deliveries. The Company shall have delivered, or caused to be delivered, to Parent the following agreements and documents, each of which shall be in full force and effect:

(a)          a certificate of non-foreign status that complies with Treasury Regulation Section 1.4445-2(c)(3); and

A-38

(b)          all other documents required to be entered into by the Company pursuant hereto or reasonably requested by Parent to consummate the Merger or the other transactions contemplated by this Agreement.

Section 5.10         Company Stock Option Plans. The Company shall have delivered, or caused to be delivered, to Parent evidence satisfactory to Parent that the board of directors of the Company has taken all actions required pursuant to each of the Company Stock Option Plans in order to give effect to the transactions contemplated by this Agreement, including the assumption of Company Options pursuant to Section 1.7.

Section 5.11         No Restraints. No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Merger shall have been issued by any Governmental Body, and there shall not be any Law enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

Section 5.12         Company Stockholder Questionnaire. Each of the Company stockholders shall have executed and delivered to Parent a completed Company Stockholder Questionnaire.

Section 5.13         No Litigation. There shall not be pending or threatened any Legal Proceeding by or before any Governmental Body against Parent, Merger Sub or the Company (a) seeking to restrain or prohibit Parent’s direct or indirect ownership or operation of all or a significant portion of the business and assets of the Company, or to compel Parent or any of its Subsidiaries or Affiliates to dispose of or hold separate any significant portion of the business or assets of the Company, (b) seeking to restrain or prohibit or make materially more costly the consummation of the transactions contemplated by this Agreement, or seeking to obtain from Parent, Merger Sub or the Company any material damages, (c) seeking to impose limitations on the ability of Parent to hold or exercise full rights of ownership of the stock of the Surviving Corporation, or (d) which otherwise could reasonably be expected to have a Company Material Adverse Effect.

ARTICLE VI
Conditions Precedent to Obligations of the Company

The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction (or written waiver by the Company), at or prior to the Closing, of the following conditions:

Section 6.1           Accuracy of Representations. Each of the representations and warranties of Parent and Merger Sub contained in this Agreement that are qualified as to materiality shall be true and accurate in all respects, and each of the representations and warranties of the Company contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date with the same force and effect as though made as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case the accuracy of such representation and warranty shall be determined as of such date), except that any inaccuracies in such representations and warranties shall be disregarded for purposes of this Section 6.1 if such inaccuracies do not have a Parent Material Adverse Effect.

A-39

Section 6.2           Performance of Covenants. Each of the covenants and obligations set forth herein that Parent or Merger Sub, as applicable, is required to comply with or perform at or prior to the Closing shall have been complied with or performed in all material respects.

Section 6.3           Parent Compliance Certificate. Parent shall have delivered, or caused to be delivered, to the Company a certificate executed by the chief executive officer or chief financial officer of Parent as to compliance with the conditions set forth in Sections 6.1 and 6.2, provided that such certificate shall, as applicable, describe any changes in the representation set forth in Section 3.4 hereof (the “Parent Compliance Certificate”).

Section 6.4           No Parent Material Adverse Effect. There shall not have occurred a Parent Material Adverse Effect, and no event shall have occurred or circumstance exist that, in combination with any other events or circumstances, could reasonably be expected to have a Parent Material Adverse Effect.

Section 6.5           No Restraints. No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Merger shall have been issued by any Governmental Body, and there shall not be any Law enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

Section 6.6           No Litigation. There shall not be pending or threatened any Legal Proceeding by or before any Governmental Body against Parent, Merger Sub or the Company (a) seeking to restrain or prohibit Parent’s direct or indirect ownership or operation of all or a significant portion of the business and assets of the Company, or to compel Parent or any of its Subsidiaries or Affiliates to dispose of or hold separate any significant portion of the business or assets of the Company, (b) seeking to restrain or prohibit or make materially more costly the consummation of the transactions contemplated by this Agreement, or seeking to obtain from Parent, Merger Sub or the Company any material damages, (c) seeking to impose limitations on the ability of Parent to hold or exercise full rights of ownership of the stock of the Surviving Corporation, or (d) which otherwise could reasonably be expected to have a Parent Material Adverse Effect.

Section 6.7           Parent Reverse Stock Split. Parent shall have obtained the Parent Stockholder Approval and the Parent Certificate of Amendment shall have been filed with the Secretary of State of the State of Delaware and be in full force and effect.

Section 6.8           Ancillary Agreements and Deliveries. Parent and Merger Sub shall have delivered, or caused to be delivered, to the Company the following agreements and documents, each of which shall be in full force and effect:

(a)          A written strategic plan, in form and substance satisfactory to the Company, regarding the movement of Cenderitide forward for a Phase 1B and Phase 2 program that includes, among other things, clinical and scientific development plans and budgets, all with appropriate timelines;

A-40

(b)          An Amended and Restated Technology License Agreements with Mayo Foundation;

(c)          written resignations of the officers and directors of Parent, effective as of the Effective Time;

(d)          evidence of payment or other satisfaction in full (including releases) of any and all accrued liabilities and obligations of Parent and Merger Sub and any of their respective Subsidiaries through the Effective Time, including accounts payable (unless otherwise approved in writing by the Company) and all obligations to employees, professional advisors and other consultants (with the exception of obligations in the aggregate amount not to exceed One Hundred Thousand Dollars ($100,000), which obligations shall remain outstanding through the Effective Time), all on terms and conditions satisfactory to the Company;

(e)          general releases from each of Darlene Horton, M.D. and Daron Evans from any further rights to receive any compensation or benefits or other form of payment under any written or oral agreement or arrangement, other than the Horton Shares and the Evans Shares (each as defined in the Parent Disclosure Schedule);

(f)          Parent shall have caused all Contracts set forth on Exhibit I to be terminated effective as of the Closing Date without any further obligation of the Company, Merger Sub or Parent;

(g)          evidence of the issuance of the Permitted Issuances, on terms and conditions satisfactory to the Company;

(h)          evidence of the release of the blanket lien on Parent’s assets pursuant to the Security Agreement, as described in Section 3.5 of the Parent Disclosure Schedule;

(i)          evidence of Parent’s approval, as the sole stockholder of Merger Sub, of the adoption of this Agreement and of the transactions contemplated hereby, including the Merger;

(j)          all other documents required to be entered into by Parent or Merger Sub pursuant hereto or reasonably requested by the Company to consummate the Merger or the other transactions contemplated by this Agreement;

(k)          evidence to the satisfaction of the Company that with respect to the warrants issued by Parent in conjunction with the Parent’s offer and sale of units of Parent Common Stock and warrants to purchase Parent Common Stock completed on April 4, 2012 (the “2012 Warrants”), one of the following shall have occurred: (i) each holder, or its permitted assignee, shall have exchanged its 2012 Warrants for Parent Common Stock on a 1:1 basis (which issuance of Parent Common Stock shall be deemed a Permitted Issuance for purposes of Section 4.3(b)(i) of this Agreement); or (ii) each holder of 2012 Warrants, or its permitted assignee, shall have waived its right to cause Parent to purchase its 2012 Warrants under Section 4(c) of the 2012 Warrants; and

A-41

(l)          delivery to the Company of all physical assets of Parent, including, without limitation, all computers, copiers, hard drives, flash drives and other equipment, supplies, records, documents, files, data, product, inventories, clinical trial records, research and development documentation, manufacturing records, corporate records and any other information or documentation, in whatever medium, in the possession of Parent or under Parent’s control, and all copies thereof, and further, the Company shall have received a certificate executed by the chief executive office and chief financial officer of Parent as to compliance with the conditions set forth in this Section 6.8(l).

Section 6.9           Consents. All consents approvals, orders or authorizations of, or registrations, declarations or filings with, any Governmental Body shall have been obtained or made on terms and conditions reasonably satisfactory to the Company.

ARTICLE VII
Termination

Section 7.1           Termination Events. This Agreement may be terminated prior to the Closing, notwithstanding approval of this Agreement by the Company’s stockholders in accordance with the terms of this Agreement:

(a)          by mutual written consent of Parent and the Company;

(b)          by written notice from Parent to the Company, if there has been a breach of any representation, warranty, covenant or agreement by the Company, or any such representation or warranty shall become untrue after the date hereof, such that the conditions in Sections 5.1 and 5.2 would not be satisfied and such breach is not curable or, if curable, is not cured within the earlier of (i) fifteen (15) days after written notice thereof is given by Parent to the Company and (ii) the Expiration Date;

(c)          by written notice from the Company to Parent, if there has been a breach of any representation, warranty, covenant or agreement by Parent or Merger Sub, or any such representation or warranty shall become untrue after the date hereof, such that the conditions in Sections 6.1 and 6.2 would not be satisfied and such breach is not curable or, if curable, is not cured within the earlier of (i) fifteen (15) days after written notice thereof is given by the Company to Parent and (ii) the Expiration Date;

(d)          written notice by the Company to Parent or Parent to the Company, as the case may be, in the event the Closing has not occurred on or prior to November 15, 2013 (the “Expiration Date”) for any reason other than delay or nonperformance of or breach, in each case under this Agreement or any other agreement contemplated by this Agreement, by the party seeking such termination;

(e)          by written notice by the Company to Parent if Parent or any Representative of Parent shall have violated, breached, or taken any action inconsistent with any of the provisions set forth in Section 4.5; or

A-42

(f)          by written notice by Parent to the Company if Parent’s board of directors determines to enter into a definitive acquisition agreement providing for a Superior Proposal, and Parent shall concurrently with such termination enter into a definitive acquisition agreement for a Superior Proposal and pay the Termination Fee; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(f) unless Parent shall have complied with Section 4.5(d).

Section 7.2           Effect of Termination; Termination Fee. In the event of termination of this Agreement pursuant to this Article VII, this Agreement shall forthwith become void and there shall be no liability on the part of any party to this Agreement or its partners, officers, directors or stockholders, except for obligations under Section 4.9 (Public Announcements), Section 8.2 (Fees and Expenses), Section 8.3 (Attorneys’ Fees), Section 8.4 (Waiver; Amendment), Section 8.5 (Entire Agreement), Section 8.7 (Execution of Agreement; Counterparts; Electronic Signatures), Section 8.8 (Governing Law; Jurisdiction and Venue), Section 8.9 (Waiver of Jury Trial), Section 8.10 (Assignment and Successors), Section 8.12 (Notices), Section 8.13 (Construction; Usage), Section 8.14 (Enforcement of Agreement), Section 8.15 (Severability), this Section 7.2, and the definitions used in each of the foregoing sections, including those set forth on Exhibit A attached hereto, all of which shall survive the Termination Date. Notwithstanding the foregoing, nothing contained herein shall relieve any party from liability for any breach hereof. Upon termination of this Agreement, each of the parties shall, in all events, be bound by and be subject to that certain Mutual Non-Disclosure Agreement executed on November 5, 2012 by and between Parent and the Company (the “Non-Disclosure Agreement”). Parent agrees to pay the Company an amount equal to Three Hundred Fifty Thousand Dollars ($350,000) (the “Termination Fee”) if this Agreement is terminated: (a) by the Company pursuant to Section 7.1(e); (b) by Parent pursuant to Section 7.1(f); (c) by the Company pursuant to Section 7.1(c) or Section 7.1(d) and, in either case, (x) on or before the date of any such termination an Acquisition Proposal shall have been announced, disclosed, or otherwise communicated to Parent’s board of directors, and (y) a definitive agreement is entered into by Parent with respect to an Acquisition Transaction or an Acquisition Transaction is consummated within 18 months of such termination of this Agreement.

ARTICLE VIII
Miscellaneous Provisions

Section 8.1           Further Assurances. Each party to this Agreement shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

Section 8.2           Fees and Expenses. Each party to this Agreement shall bear and pay all of the fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by or on behalf of such party in connection with the transactions contemplated by this Agreement.

Section 8.3           Attorneys’ Fees. If any Legal Proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

A-43

Section 8.4           Waiver; Amendment. Any agreement on the part of a party to this Agreement to any extension or waiver of any provision hereof shall be valid only if set forth in an instrument in writing signed on behalf of such party. A waiver by a party to this Agreement of the performance of any covenant, agreement, obligation, condition, representation or warranty shall not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty. A waiver by any party to this Agreement of the performance of any act shall not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time. This Agreement may not be amended, modified, altered or supplemented except by written agreement of Parent, Merger Sub and the Company.

Section 8.5           Entire Agreement. This Agreement and the other agreements referred to herein constitute the entire agreement among the parties to this Agreement and supersede all other prior agreements and understandings, both written and oral, among or between any of the parties to this Agreement with respect to the subject matter hereof and thereof; provided, however, that the Non-Disclosure Agreement shall not be superseded by this Agreement and shall remain in effect in accordance with its terms until the later of: (a) the Closing Date, or (b) the date on which the Non-Disclosure Agreement is terminated in accordance with its terms.

Section 8.6           No Survival. None of the representations and warranties contained in this Agreement, or any covenant in this Agreement other than Section 4.15, shall survive the Effective Time.

Section 8.7           Execution of Agreement; Counterparts; Electronic Signatures.

(a)          This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the parties to this Agreement and delivered to the other parties, it being understood that all parties need not sign the same counterparts.

(b)          The exchange of copies of this Agreement and of signature pages by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means, shall constitute effective execution and delivery of this Agreement as to the parties to this Agreement and may be used in lieu of the original Agreement for all purposes. Signatures of the parties to this Agreement transmitted by facsimile or other electronic means shall be deemed to be their original signatures for all purposes.

Section 8.8           Governing Law; Jurisdiction and Venue.

(a)          This Agreement and the relationship of the parties to this Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

(b)          Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced exclusively in any state or federal court located in the County of Los Angeles, State of California. Each party to this Agreement:

A-44

(i)          expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of County of Los Angeles, State of California (and each appellate court located in the State of California), in connection with any legal proceeding;

(ii)         agrees that service of any process, summons, notice or document by U.S. mail addressed to it at the address set forth in Section 8.12 shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding;

(iii)        agrees that each state and federal court located in the County of Los Angeles, State of California, shall be deemed to be a convenient forum; and

(iv)        agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the County of Los Angeles, State of California, any claim by either the Company, Parent or Merger Sub that it is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

Section 8.9           Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 8.10         Assignment and Successors. No party to this Agreement may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties to this Agreement, except that Parent may assign any of its rights and delegate any of its obligations under this Agreement to any Affiliate of Parent. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties.

Section 8.11         Parties in Interest. Except for the provisions of Sections 1.6 and 4.14, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties to this Agreement and their respective successors and assigns (if any).

Section 8.12         Notices. All notices, requests, claims, demands, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); or (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment confirmed with a copy delivered as provided in clause (a), in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other parties):

A-45

If to the Company (before the Closing):

Capricor, Inc.

8840 Wilshire Boulevard, 2nd Floor

Beverly Hills, CA 90211

Attention: Karen G. Krasney, Esq., General Counsel

Fax no.: (310) 358-3209

E-mail address: kkrasney@capricor.com

with a mandatory copy to (which copy shall not constitute notice):

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, CA 94304

Attention: Rob R. Carlson, Esq.

Fax no.: (650) 320-1930

E-mail address: robcarlson@paulhastings.com

If to Parent or Merger Sub:

Nile Therapeutics, Inc.

63 Bovet Road, Suite 421

San Mateo, CA 94402

Attention: Daron Evans, Chief Financial Officer

Fax no.: (415) 875-7075

E-mail address: devans@nilethera.com

with a mandatory copy to (which copy shall not constitute notice):

Fredrikson & Byron, P.A.

200 South Sixth Street, Suite 4000

Minneapolis, MN 55402

Attention: Christopher J. Melsha, Esq.

Fax no.: (612) 492-7077

E-mail address: cmelsha@fredlaw.com

Section 8.13         Construction; Usage.

(a)          Interpretation. In this Agreement, unless a clear contrary intention appears:

(i)          the singular number includes the plural number and vice versa;

(ii)         reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

A-46

(iii)        reference to any gender includes each other gender;

(iv)        reference to any agreement, document or instrument means such agreement, document or instrument, as well as all addenda, exhibits, schedules or amendments thereto, in each case as amended, modified or restated and in effect from time to time in accordance with the terms thereof;

(v)         reference to any Law means such Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Law means that provision of such Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

(vi)        “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof; and

(vii)       “including” means including without limiting the generality of any description preceding such term.

(b)          Legal Representation of the Parties. This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.

(c)          Headings. The headings contained in this Agreement are for the convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(d)          Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

Section 8.14         Enforcement of Agreement. The parties to this Agreement acknowledge and agree that the other parties to this Agreement would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by the other parties to this Agreement could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which a party to this Agreement may be entitled, at law or in equity, such party shall be entitled to enforce any provision of this Agreement by a decree of specific performance and temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking. The rights and remedies of the parties to this Agreement shall be cumulative (and not alternative).

A-47

Section 8.15         Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 8.16         Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

Section 8.17         Schedules and Exhibits. The Schedules and Exhibits (including the Company Disclosure Schedule and the Parent Disclosure Schedule) are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full herein.

The parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

PARENT:

NILE THERAPEUTICS, INC.

By:	/s/ Darlene Horton, M.D.
Name:	Darlene Horton, M.D.
Title:	President & Chief Executive Officer

MERGER SUB:

BOVET MERGER CORP.

By:	/s/ Daron Evans
Name:	Daron Evans
Title:	President

COMPANY:

CAPRICOR, INC.
By:	/s/ Linda Marban
Name:	Linda Marban
Title:	CEO

A-48

Exhibit A

Definitions

For purposes of the Agreement (including this Exhibit A):

“Acquisition Proposal” has the meaning set forth in Section 4.5(a).

“Acquisition Transaction” means any transaction or series of transactions involving:

(i)          any merger, consolidation, share exchange, business combination, issuance of securities, direct or indirect acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction involving the Subject Company;

(ii)         any direct or indirect sale, lease, exchange, transfer, license, acquisition or disposition of a material portion of the business or assets of the Subject Company; or

(iii)        any liquidation or dissolution of the Subject Company.

“Affiliate” means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by or under common control with such Person.

“Agreement” means this Agreement and Plan of Merger and Reorganization, as amended from time to time.

“Applicable Multiplier” means that number of shares of Parent Common Stock (rounded to the fifth decimal place) equal to the quotient obtained by dividing (i) the Merger Shares by (ii) the number of issued and outstanding shares of Company Common Stock immediately prior to the Effective Time, calculated on a Fully Diluted Basis; provided, however, that if, between the date hereof and the Effective Time, the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, stock split, reverse stock split, stock dividend, recapitalization or other similar transaction, then the Applicable Multiple shall be correspondingly adjusted.

“Bankruptcy and Equity Exception” has the meaning set forth in Section 2.2.

“Business Day” means any day except Saturday, Sunday or any day on which banks are generally not open for business in Los Angeles, California.

“Certificate of Merger” has the meaning set forth in Section 1.3.

“Closing” has the meaning set forth in Section 1.3.

“Closing Date” has the meaning set forth in Section 1.3.

“Code” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the Preamble.

A-49

“Company Common Stock” means the common stock, $0.001 par value per share, of the Company.

“Company Contract” means any Contract, including any amendment or supplement thereto, (i) to which the Company is a party or (ii) under which the Company has or may acquire any right or interest.

“Company Constituent Documents” means the certificate of incorporation and the bylaws, including all amendments thereto, of the Company.

“Company Disclosure Schedule” means the disclosure schedule (dated as of the date of the Agreement) delivered to Parent on behalf of the Company on the date of this Agreement.

“Company Financial Statements” has the meaning set forth in Section 2.12(a).

“Company Indemnified Parties” means the following Persons: (i) each present and former director, officer or employee of the Company; (ii) the respective Representatives of the Persons referred to in clause (i) above; and (iii) the respective successors and assigns of the Persons referred to in clauses (i) and (ii) above.

“Company Intellectual Property” means all Intellectual Property owned by, licensed to or used by the Company.

“Company Material Adverse Effect” means any state of facts, change, event, effect, occurrence or circumstance that, individually or in the aggregate (considered together with all other state of facts, change, event, effect, occurrence or circumstance) has, has had or could reasonably be expected to have or give rise to a material adverse effect on (i) the business, financial condition, operations or financial performance of the Company, (ii) the ability of the Company to consummate the transactions contemplated by this Agreement or to perform any of its obligations under this Agreement prior to the Termination Date, or (iii) Parent’s ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation and the Company.

“Company Options” means all options to purchase shares of Company Common Stock issued and outstanding under the Company Stock Option Plans.

“Company Preferred Stock” means the preferred stock, $0.001 par value per share, of the Company.

“Company Registered Intellectual Property” means all of the Registered Intellectual Property owned by, filed in the name of, or licensed to the Company.

“Company Related Agreement” means any certificate, agreement, document or other instrument, other than this Agreement, to be executed and delivered by the Company in connection with the transactions contemplated by this Agreement.

“Company Rights” has the meaning set forth in Section 2.4(d).

A-50

“Company Securities” means the Company Common Stock and the Company Preferred Stock.

“Company Stock Certificate” has the meaning set forth in Section 1.8.

“Company Stockholder Questionnaire” has the meaning set forth in Section 4.6.

“Company Stock Option Plans” means the Capricor, Inc. Amended and Restated 2006 Stock Option Plan, the Capricor, Inc. 2012 Nonemployee Director Stock Option Plan, and the Capricor, Inc. 2012 Restated Equity Incentive Plan.

“Company Warrants” has the meaning set forth in Section 2.4(c).

“Confidential Information” means, with respect to an Entity, any data or information concerning such Entity (including trade secrets), without regard to form, regarding (for example and including) (i) business process models, (ii) proprietary software, (iii) research, development, products, pre-clinical and clinical trial information, specifications, protocols, technology and know-how, finances and business forecasts, procurement requirements, strategic plans, services, marketing, selling, business plans, budgets, unpublished financial statements, licenses, prices, costs, Contracts, suppliers, customers, and customer lists, (iv) the identity, skills and compensation of employees, contractors, and consultants, (v) specialized training, or (vi) discoveries, developments, trade secrets, processes, formulas, data, lists, and all other works of authorship, mask works, ideas, concepts, know-how, designs, and techniques, whether or not any of the foregoing is or are patentable, copyrightable, or registrable under any intellectual property Laws or industrial property Laws in the United States or elsewhere. Notwithstanding the foregoing, no data or information constitutes “Confidential Information” if such data or information is publicly known and in the public domain through means that do not involve a breach by such Entity of any covenant or obligation set forth in this Agreement.

“Contract” means any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, whether express or implied.

“DGCL” has the meaning set forth in the Recitals.

“Dissenting Shares” has the meaning set forth in Section 1.10.

“Effective Time” has the meaning set forth in Section 1.3.

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature affecting property, real or personal, tangible or intangible, including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset, any lease in the nature thereof and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute of any jurisdiction).

A-51

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

“Environmental Law” means any federal, state, local or foreign Law relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and, the rules and regulations promulgated thereunder.

“Exchange Agent” has the meaning set forth in Section 1.9(a).

“Exchange Fund” has the meaning set forth in Section 1.9(a).

“Expiration Date” has the meaning set forth in Section 7.1(d).

“Fully Diluted Basis” shall mean, with respect to the Company or Parent, the number of shares of Company Common Stock or Parent Common Stock, as applicable, that would be outstanding upon (i) the conversion of all outstanding shares of such issuer’s outstanding preferred stock, and (ii) the conversion or exercise, as the case may be, of all outstanding securities (other than shares issuable upon conversion of outstanding preferred stock described in clause (i)) convertible into, exercisable for, or exchangeable for, directly or indirectly, shares of Company Common Stock or Parent Common Stock, as applicable, and in the case of the Parent Common Stock, shall give effect to the Permitted Issuances.

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Governmental Authorization” means any (i) approval, permit, license, certificate, franchise, permission, clearance, registration, qualification or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law, or (ii) right under any Contract with any Governmental Body.

“Government Bid” means any quotation, bid or proposal submitted to any Governmental Body or any proposed prime contractor or higher-tier subcontractor of any Governmental Body.

“Governmental Body” means any (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature, (ii) federal, state, local, municipal, foreign, supranational or other government, or (iii) governmental, self-regulatory or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

A-52

“Government Contract” means any prime contract, subcontract, letter contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Body or any prime contractor or higher-tier subcontractor, or under which any Governmental Body or any such prime contractor or subcontractor otherwise has or may acquire any right or interest.

“Information Statement” has the meaning set forth in Section 4.8(b).

“Intellectual Property” means any or all of the following and all rights, arising out of or associated therewith: (i) all patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (i) all inventions (whether patentable or not), invention disclosures, improvements, proprietary information, know-how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto; (iv) all industrial designs and any registrations and applications therefor; (v) all internet uniform resource locators, domain names, trade names, logos, slogans, designs, common law trademarks and service marks, trademark and service mark registrations and applications therefor; (vi) all software, databases and data collections and all rights therein; (vii) all moral and economic rights of authors and inventors, however denominated; and (viii) any similar or equivalent rights to any of the foregoing.

“Knowledge” An individual shall be deemed to have “knowledge” of a particular fact or other matter if:

(i)          such individual is actually aware of such fact or other matter after due inquiry and investigation of the matter; or

(ii)         such individual would have had knowledge of such fact following a reasonable investigation, if under the circumstances a reasonable person would have determined such investigation was required or appropriate in the normal course of fulfillment of such individual’s duties.

The Company shall be deemed to have “Knowledge” of a particular fact or other matter if any officer, director, or management employee of the Company, as applicable, has Knowledge of such fact or other matter. Parent shall be deemed to have “Knowledge” of a particular fact or other matter if any officer, director, management employee or other Representative of Parent, as applicable, has Knowledge of such fact or other matter.

“Law” means any federal, state, local, municipal, foreign or international, multinational other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

“Legal Proceeding” means any ongoing or threatened action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

A-53

“Losses” means any and all claims, liabilities, obligations, damages, losses, penalties, fines, judgments, costs and expenses (including amounts paid in settlement, costs of investigation and reasonable attorney’s fees and expenses), whenever arising or incurred, and whether arising out of a third party claim.

“Materials of Environmental Concern” means any chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substances that are now or hereafter regulated by any Environmental Law or that are otherwise a danger to health, reproduction or the environment.

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” means, with respect to each stockholder of the Company, (i) the shares of Parent Common Stock issuable to such holder in accordance with Section 1.6(a)(iii), and (ii) the right of such holder to receive cash in lieu of fractional shares of Parent Common Stock in accordance with Section 1.9(b).

“Merger Shares” means that number of shares of Parent Common Stock equal to [(X/0.10) - X], where X equals the number of issued and outstanding shares of Parent Common Stock immediately prior to the Effective Time, calculated on a Fully Diluted Basis.

“Merger Sub” has the meaning set forth in the Preamble.

“Merger Sub Constituent Documents” means the certificate of incorporation and the bylaws, including all amendments thereto, of Merger Sub.

“Non-Disclosure Agreement” has the meaning set forth in Section 7.2.

“Order” means any decree, permanent injunction, order or similar action.

“Parent” has the meaning set forth in the Preamble.

“Parent Average Trading Price” means the average closing sales price of Parent common stock, as reported on the applicable tier of the OTC Markets, for the thirty (30) trading-day period ending on the Business Day immediately preceding the Closing Date.

“Parent Certificate of Amendment” has the meaning set forth in Section 5.6.

“Parent Common Stock” has the meaning set forth in Section 1.6(a)(iii).

“Parent Compliance Certificate” has the meaning set forth in Section 6.3.

“Parent Constituent Documents” means the certificate of incorporation and the bylaws, including all amendments thereto, of Parent.

“Parent Contract” means any Contract, including any amendment or supplement thereto, (i) to which Parent or Merger Sub is a party, or (ii) under which Parent or Merger Sub has or may acquire any right or interest.

A-54

“Parent Disclosure Schedule” means the disclosure schedule (dated as of the date of the Agreement) delivered to the Company on behalf of Parent and Merger Sub on the date of the Agreement.

“Parent Financial Statements” has the meaning set forth in Section 3.13(a).

“Parent Intellectual Property” means all Intellectual Property owned by, licensed to or used by Parent or Merger Sub.

“Parent Material Adverse Effect” means any state of facts, change, event, effect, occurrence or circumstance that, individually or in the aggregate (considered together with all other state of facts, change, event, effect, occurrence or circumstance) has, has had or could reasonably be expected to have or give rise to a material adverse effect on (i) the business, financial condition, capitalization, assets, liabilities, operations or financial performance of Parent or Merger Sub, (ii) the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement or to perform any of its obligations under this Agreement prior to the Termination Date, or (iii) Parent’s ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation and the Company.

“Parent Options” means all options to purchase shares of Parent Common Stock issued and outstanding under the Parent Stock Option Plans.

“Parent Proxy Statement” has the meaning set forth in Section 4.7(b).

“Parent Registered Intellectual Property” means all of the Registered Intellectual Property owned by, filed in the name of, or licensed to Parent.

“Parent Related Agreement” means any certificate, agreement, document or other instrument, other than this Agreement, to be executed and delivered by Parent or Merger Sub in connection with the transactions contemplated by this Agreement.

“Parent Reverse Stock Split” has the meaning set forth in Section 5.6.

“Parent Rights” has the meaning set forth in Section 3.4(d).

“Parent SEC Documents” has the meaning set forth in Section 3.12(a).

“Parent Stockholder Approval” has the meaning set forth in Section 5.6.

“Parent Stockholder Meeting” has the meaning set forth in Section 4.7(b).

“Parent Stock Option Plans” means the Nile Therapeutics, Inc. Amended and Restated 2005 Stock Option Plan, as amended.

“Permitted Encumbrance” means any (i) Encumbrance for Taxes not yet due and payable (excluding Encumbrances arising under the United States Employee Retirement Income Security Act of 1974 or the Code), (ii) Encumbrances of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the ordinary course of business consistent with past practice and not yet delinquent, and (iii) in the case of real property, zoning, building, or other restrictions, variances, covenants, rights of way, encumbrances, easements and other minor irregularities in title, none of which, individually or in the aggregate, (A) interfere in any material respect with the present use of or occupancy of the affected parcel, (B) have more than an immaterial effect on the value thereof or its use, or (C) would impair the ability of such parcel to be sold for its present use.

A-55

“Permitted Issuances” has the meaning set forth in Section 4.3(b)(i).

“Person” means any individual, corporation, partnership, joint venture, limited liability company, trust, Governmental Body or other organization.

“Pre-Closing Period” has the meaning set forth in Section 4.1(a).

“Registered Intellectual Property” means all (i) patents and patent applications (including provisional applications), (ii) registered trademarks and service marks, applications to register trademarks and service marks, intent-to-use applications, or other registrations or applications related to trademarks and service marks, (iii) registered copyrights and applications for copyright registration, (iv) domain name registrations, and (v) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded with or by any Governmental Body.

“Representatives” means, with respect to a Person, the officers, directors, employees, agents, attorneys, accountants, advisors and representatives of such Person.

“Required Company Stockholder Vote” has the meaning set forth in Section 2.14(b).

“Sarbanes-Oxley Act” has the meaning set forth in Section 3.12(c).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Stockholder Written Consent” has the meaning set forth in Section 4.6(a).

“Subject Company” has the meaning set forth in Section 4.5(a).

“Subsidiary” means any Entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly (i) has the power to direct the management or policies of such Entity, or (ii) owns, beneficially or of record, (A) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body or (B) at least 50% of the outstanding equity or financial interests of such Entity.

A-56

“Superior Proposal” means an unsolicited, bona fide written offer made by a third party to acquire, directly or indirectly, by merger or otherwise, all of the outstanding shares of Parent Common Stock or all or substantially all of the assets of Parent, which Parent’s board of directors determines in its reasonable judgment, taking into account, among other things, all legal, financial, regulatory, and other aspects of the proposal and the Person making the proposal and an opinion of an independent financial advisor of nationally recognized reputation (a) is more favorable from a financial point of view to Parent’s stockholders than the terms of the Merger, and (b) is reasonably capable of being consummated; provided, however, that any such offer shall not be deemed to be a “Superior Proposal” if any financing required to consummate the transaction contemplated by such offer is not committed and is not reasonably capable of being obtained by such third party.

“Surviving Corporation” has the meaning set forth in Section 1.1.

“Tax” means any (i) tax (including income, franchise, business, corporate, capital, excise, gross receipts, ad valorem, property, sales, use, turnover, value added, stamp and transfer taxes), deduction, withholding, levy, charge, assessment, tariff, duty, impost, deficiency or other fee of any kind imposed by any Governmental Body, (i) all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Body in connection with any item described in clause (ii) or for failure to file any Tax Return, (iii) any successor or transferee liability in respect of any items described in clauses (i) and/or (ii) under Treasury Regulation 1502-6 (or any similar provision of state, local or foreign law), and (iv) any amounts payable under any tax sharing agreement or other contractual arrangement.

“Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Law relating to any Tax.

“Termination Date” means the date prior to the Closing on which this Agreement is terminated in accordance with Article VII.

“Termination Fee” has the meaning set forth in Section 7.2.

“Treasury Regulations” means the temporary and final income Tax regulations promulgated under the Code.

List of Parent Disclosure Schedule Sections*

Section 3.1	Organization; Standing and Power; Subsidiaries
Section 3.4	Capitalization
Section 3.5	Title to and Sufficiency of Assets
Section 3.6(b)	Properties
Section 3.7	Intellectual Property
Section 3.8	Contracts
Section 3.9	Compliance with Laws; Governmental Authorizations
Section 3.13	Parent Financial Statements
Section 4.3(b)(i)	Permitted Issuances

*	Sections omitted pursuant to Item 601(b)(2) of Regulation S-K.

A-57

APPENDIX B

FORM OF

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

NILE THERAPEUTICS, INC.

Nile Therapeutics, Inc., a corporation organized and existing under and by the virtue of the Delaware General Corporation Law, through its duly authorized officer and by authority of its Board of Directors does hereby certify:

FIRST:   That the name of the corporation is Nile Therapeutics, Inc., formerly known as SMI Products, Inc. (the “Corporation”).  The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was January 26, 2007.

SECOND:   That the Board of Directors of the Corporation duly adopted resolutions setting forth proposed amendments (the “Certificate of Amendment”) to the Certificate of Incorporation, declaring said amendments to be advisable and directing that said amendments be submitted to the stockholders of the Corporation for consideration thereof.  The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation shall be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

“The name of the corporation is Capricor Therapeutics, Inc.

  (the “Corporation”)”

RESOLVED FURTHER, that the Certificate of Incorporation of the Corporation shall be amended by changing the Fourth Article thereof so that, as amended, the first paragraph of said Article shall be and read as follows:

“(a)      Authorized Capital. The total number of shares of all classes of stock that the Corporation shall have authority to issue is 110,000,000, of which 100,000,0000 shares, par value of $0.001, shall be designated as Common Stock (“Common Stock”), and 10,000,000 shares, par value of $0.001, shall be designated as Preferred Stock (“Preferred Stock”). Effective at [ ].m. on [ ], 2013 (the “Effective Time”), each shares of Common Stock of the Corporation issued and outstanding immediately prior to the Effective Time (“Old Common Stock”) shall automatically be combined, without any action on the part of the holder thereof, into one-[__________] (1/[__]) share of fully paid and nonassessable Common Stock of the Corporation (“New Common Stock”), subject to the treatment of fractional share interests described as follows. No fractional shares of Common Stock shall be issued. No stockholder of the Corporation shall transfer any fractional shares of Common Stock. The Corporation shall not recognize on its stock record books any purported transfer of any fractional share of Common Stock. A holder of Old Common Stock at the Effective Time who would otherwise be entitled to a fraction of a share of New Common Stock shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the holder would otherwise be entitled multiplied by the last closing sale price of the Old Common Stock prior to the Effective Time, as reported on the OTC Markets, LLC (or if such price is not available, then such other price as determined by the Board of Directors) and as appropriately adjusted for such combination.”

THIRD: That thereafter, pursuant to resolution of its Board of Directors, a meeting of stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the Delaware General Corporation Law at which meeting the necessary number of shares as required by statute were voted in favor of the Certificate of Amendment.

B-1

FOURTH: That the foregoing Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by _________, its _______________, as of _____________, 2013.

NILE THERAPEUTICS, INC.

By:
Name:
Title:

B-2

PROXY	NILE THERAPEUTICS, INC.	PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a stockholder of Nile Therapeutics, Inc., hereby appoints Darlene Horton, M.D. and Daron Evans, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Special Meeting of Stockholders of Nile Therapeutics, Inc. to be held at at .m. (PDT), on , 2013, and at any and all adjournments thereof, with all the powers which the undersigned would possess if personally present, in the manner directed herein.

This proxy will be voted as directed, or if no direction is indicated, will be voted “FOR” each of the proposals listed below. The Board of Directors recommends a vote “FOR” each of the Proposals described below.

1. To authorize the amendment of our certificate of incorporation to effect a combination (reverse split) of our common stock at a ratio of up to 1:100 (the “Reverse Stock Split”), and to reduce the total number of shares of common stock that we are authorized to issue from 100 million to 50 million and reduce the total number of shares of preferred stock that we are authorized to issue from 10 million to 5 million (the “Share Reduction”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

2. To authorize the amendment of our certificate of incorporation to change our name from “Nile Therapeutics, Inc.” to “Capricor Therapeutics, Inc.” (the “Name Change” and, together with the Reverse Stock Split and Share Reduction, the “Charter Amendment Proposals”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. To approve adjournments of the Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes to approve the Charter Amendment Proposals.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4. To approve, on a nonbinding, advisory basis, the “golden parachute” compensation that may be paid or become payable to our named executive officers in connection with the consummation of the Merger.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Dated:	,2013

Signature

Signature of jointly held

Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The proxy statement and proxy card are available at http://www.nilethera.com/inv_sec.html